Filed Pursuant to Rule
424(b)(2)

Securities Act File No. 333-292301

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 25, 2026)
BLACKROCK FLOATING RATE
INCOME TRUST
Up to 17,000,000 Common Shares of Beneficial Interest

BlackRock Floating Rate Income Trust (the “Trust,” “we,” “us” or “our”) is offering for sale up to 17,000,000 of our common shares of beneficial interest (“common shares”). Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “BGT.” As of the close of business on February 20, 2026, the last reported net asset value per share of our common shares was $11.52 and the last reported sale price per share of our common shares on the NYSE was $11.20.
The Trust is a diversified,
closed-end
management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Trust’s investment objective is to provide a high level of current income. The Trust, as a secondary objective, also seeks the preservation of capital to the extent consistent with its primary objective of high current income. The Trust’s investment adviser is BlackRock Advisors, LLC (the “Advisor”), and the Advisor’s affiliate, BlackRock International Limited (the
“Sub-Advisor”),
acts as the Trust’s
sub-adviser.
The Trust has entered into a distribution agreement dated February 27, 2026 (the “Distribution Agreement”) with BlackRock Investments, LLC (the “Distributor”), an affiliate of the Advisor, to provide for distribution of the Trust’s common shares. The Distributor has entered into a sub-placement
agent agreement dated February 27, 2026 (the
“Sub-Placement
Agent Agreement”) with UBS Securities LLC (the
“Sub-Placement
Agent”) with respect to the Trust relating to the common shares offered by this Prospectus Supplement and the accompanying prospectus dated February 25, 2026 (the “Prospectus”). In accordance with the terms of the
Sub-Placement
Agent Agreement, the Trust may offer and sell its common shares from time to time through the
Sub-Placement
Agent as
sub-placement
agent for the offer and sale of its common shares. Under the Investment Company Act, the Trust may not sell any common shares at a price below the current net asset value of such common shares, exclusive of any distributing commission or discount.
Sales of our common shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.
The Trust will compensate the Distributor with respect to sales of common shares at a commission rate of 1.00% of the gross proceeds of the sale of the Trust’s common shares. Out of this commission, the Distributor will compensate the
Sub-Placement
Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Trust’s common shares sold by the
Sub-Placement
Agent. In connection with the sale of the common shares on the Trust’s behalf, the Distributor may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Distributor may be deemed to be underwriting commissions or discounts.
Investing in the Trust’s common shares involves certain risks, including risks of leverage, that are described in the “Risks” section beginning on page 31 of the accompanying Prospectus and the “Leverage” section beginning on page 27 of the accompanying Prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
February 27, 2026

This Prospectus Supplement, together with the accompanying Prospectus, sets forth concisely the information about the Trust that a prospective investor should know before investing. You should read this Prospectus Supplement and the accompanying Prospectus, which contain important information, before deciding whether to invest in the common shares. You should retain this Prospectus Supplement and the accompanying Prospectus for future reference. A Statement of Additional Information (the “SAI”), dated February 25, 2026, containing additional information about the Trust, has been filed with the SEC and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with information in the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may call (800) 882-0052,
visit the Trust’s website (http://www.blackrock.com) or write to the Trust to obtain, free of charge, copies of the SAI and the Trust’s semi-annual and annual reports, as well as to obtain other information about the Trust or to make shareholder inquiries. The SAI, as well as the Trust’s semi-annual and annual reports, are also available for free on the SEC’s website (http://www.sec.gov). You may also
e-mail
requests for these documents to publicinfo@sec.gov. Information contained in, or that can be accessed through, the Trust’s website is not part of this Prospectus Supplement or the accompanying Prospectus.
You should not construe the contents of this Prospectus Supplement and the accompanying Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Trust.
The Trust’s common shares do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Neither the Trust nor the underwriters have authorized anyone to provide you with different information. The Trust is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Prospectus, respectively. Our business, financial condition, results of operations and prospects may have changed since those dates. In this Prospectus Supplement and in the accompanying Prospectus, unless otherwise indicated, “Trust,” “us,” “our” and “we” refer to BlackRock Floating Rate Income Trust.

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus Supplement, the accompanying Prospectus and the SAI contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Such forward-looking statements may be contained in this Prospectus Supplement as well as in the accompanying Prospectus. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC.
Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” section of the accompanying Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by Section 27A of the Securities Act.
Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the “Risks” section of the accompanying Prospectus. We urge you to carefully review that section for a more detailed discussion of the risks of an investment in our common shares.

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PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by reference to the more detailed information included elsewhere in this Prospectus Supplement and in the accompanying Prospectus and in the SAI.

The Trust
BlackRock Floating Rate Income Trust is a diversified,
closed-end
management investment company. The Trust’s investment objective is to provide a high level of current income. The Trust, as a secondary objective, also seeks the preservation of capital to the extent consistent with its primary objective of high current income. The Trust is not intended as, and you should not construe it to be, a complete investment program. There can be no assurance that the Trust’s investment objectives will be achieved or that the Trust’s investment program will be successful. The Trust’s common shares are listed for trading on the NYSE under the symbol “BGT.”

Investment Advisor and Sub-Advisor
BlackRock Advisors, LLC is the Trust’s investment adviser. The Advisor receives an annual fee, payable monthly, in an amount equal to 0.75% of the average weekly value of the Trust’s Managed Assets. “Managed Assets” means the total assets of the Trust (including any assets attributable to money borrowed for investment purposes) minus the sum of the Trust’s accrued liabilities (other than money borrowed for investment purposes). BlackRock International Limited serves as the Trust’s sub-adviser
(the
“Sub-Advisor”
and, together with the Advisor, the “Advisors”). The Advisor, and not the Trust, pays an annual sub-advisory
fee to the
Sub-Advisor
equal to a percentage of the management fee received by the Advisor from the Trust with respect to the average daily value of the Managed Assets of the Trust allocated to the
Sub-Advisor.

The Offering
The Trust has entered into the Distribution Agreement with the Distributor to provide for distribution of the Trust’s common shares. The Distributor has entered into the
Sub-Placement
Agent Agreement with the
Sub-Placement
Agent with respect to the Trust relating to the common shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the
Sub-Placement
Agent Agreement, the Trust may offer and sell its common shares from time to time through the
Sub-Placement
Agent as
sub-placement
agent for the offer and sale of its common shares. The Trust will compensate the Distributor with respect to sales of common shares at a commission rate of 1.00% of the gross proceeds of the sale of the Trust’s common shares. Out of this commission, the Distributor will compensate the
Sub-Placement
Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Trust’s common shares sold by the
Sub-Placement
Agent.

The provisions of the Investment Company Act generally require that the public offering price of common shares (less any underwriting commissions and discounts) must equal or exceed the net asset value per share of a company’s common shares (calculated within 48 hours of pricing).

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Sales of our common shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.

Use of Proceeds
We currently anticipate that we will be able to invest all of the net proceeds of any sales of common shares pursuant to this Prospectus Supplement in accordance with our investment objectives and policies as described in the accompanying Prospectus under “The Trust’s Investments” within approximately three months of the receipt of such proceeds; however, the identification of appropriate investment opportunities pursuant to the Trust’s investment style or changes in market conditions could result in the Trust’s anticipated investment period extending to as long as six months. Pending such investment, it is anticipated that the proceeds will be primarily invested in bank loans and high yield bonds. Depending on market conditions and operations, a portion of the cash held by the Trust, including any proceeds raised from the offering, may be used to pay distributions in accordance with the Trust’s distribution policy and may be a return of capital.

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SUMMARY OF TRUST EXPENSES
The following table and example are intended to assist you in understanding the various costs and expenses directly or indirectly associated with investing in our common shares.

Shareholder Transaction Expenses
Sales load paid by you ( as a percentage of offering price ) (1)	1.00%
Offering expenses borne by the Trust ( as a percentage of offering price ) (2)	0.05%
Dividend reinvestment plan fees	$ 0.02 per share for open-market purchases of common shares (3)
Dividend reinvestment plan sale transaction fee	$ 2.50 (3)
Estimated A nn ual Expenses ( as a percentage of net assets attributable to common shares )
Management Fees (4)(5)	0.90%
Other Expenses (6)	1.19%
Miscellaneous Other Expenses	0.10%
Interest Expense (7)	1.09%
Acquired Fund Fees and Expenses (8)	0.04%
Total Annual Expenses (8)	2.13%
Fee Waivers and/or Expense Reimbursements (5)	(0.03)%

Total Annual Expenses After Fee Waivers and/or Expense Reimbursements (5)	2.10%

(1)
Represents the estimated commission with respect to the Trust’s common shares being sold in this offering. There is no guarantee that there will be any sales of the Trust’s common shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales of the Trust’s common shares under this Prospectus Supplement and the accompanying Prospectus, if any, may be less than as set forth under “Capitalization” below. In addition, the price per common share of any such sale may be greater than or less than the price set forth under “Capitalization” below, depending on market price of the Trust’s common shares at the time of any such sale.

(2)
Based on a sale price per common share of $11.20, which represents the last reported sale price per share of the Trust’s common shares on the NYSE on February 20, 2026. Assumes all of the common shares being offered by this Prospectus Supplement and the accompanying Prospectus are sold. Represents the initial offering costs incurred by the Trust in connection with this offering, which are estimated to be $161,146. Offering costs generally include, but are not limited to, the preparation, review and filing with the SEC of the Trust’s registration statement (the “Registration Statement”), the preparation, review and filing of any associated marketing or similar materials, costs associated with the printing, mailing or other distribution of the Prospectus Supplement and the accompanying Prospectus and/or marketing materials, associated filing fees, NYSE listing fees, and legal and auditing fees associated with the offering.

(3)
Computershare Trust Company, N.A.’s (the “Reinvestment Plan Agent”) fees for the handling of the reinvestment of dividends will be paid by the Trust. However, you will pay a $0.02 per share fee incurred in connection with open-market purchases, which will be deducted from the value of the dividend. You will also be charged a $2.50 sales fee and pay a $0.15 per share fee if you direct the Reinvestment Plan Agent to sell your common shares held in a dividend reinvestment account. Per share fees include any applicable brokerage commissions the Reinvestment Plan Agent is required to pay.

(4)
The Trust currently pays the Advisor a monthly fee at an annual contractual investment management fee rate of 0.75% of the average weekly value of the Trust’s Managed Assets. “Managed Assets” means the total assets of the Trust (including any assets attributable to money borrowed for investment purposes) minus the sum of the Trust’s accrued liabilities (other than money borrowed for investment purposes).

(5)
The Trust and the Advisor have entered into a fee waiver agreement (the “Fee Waiver Agreement”), pursuant to which the Advisor has contractually agreed to waive the management fee with respect to any portion of the Trust’s assets attributable to investments in any equity and fixed-income mutual funds and exchange-traded funds managed by the Advisor or its affiliates and other exchange-traded products sponsored by the Advisor or its affiliates, in each case that have a contractual management fee, through June 30, 2027. In addition, pursuant to the Fee Waiver Agreement, the Advisor has contractually agreed to waive its management fees by the amount of investment advisory fees the Trust pays to the Advisor indirectly through its investment in money market funds managed by the Advisor or its affiliates, through June 30, 2027. The Fee Waiver Agreement may be terminated at any time, without the payment of any penalty, only by the Trust (upon the vote of a majority of the Trustees who are not “interested persons” (as defined in the Investment Company Act) of the Trust or a majority of the outstanding voting securities of the Trust), upon 90 days’ written notice by the Trust to the Advisor.

(6)	Other expenses are based on estimated amounts for the current fiscal year.

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(7)
Reflects leverage, in the form of a credit facility, in an amount equal to approximately 16.74% of the Trust’s Managed Assets as of December 31, 2025. The interest expense borne by the Trust will vary over time in accordance with the level of the Trust’s use of leverage and variations in market interest rates. Interest expense is required to be treated as an expense of the Trust for accounting purposes.

(8)	The Total Annual Expenses does not correlate to the ratio of expenses to average net assets given in the Trust’s most recent annual report, which does not include Acquired Fund Fees and Expenses.
Example
The following example illustrates the expenses (including the sales load of $10.00 and offering costs of $0.48) that you would pay on a $1,000 investment in common shares, assuming (i) the Fee Waiver Agreement described above is only in effect for the first year, since it expires on June 30, 2027 and (ii) a 5% annual return:

	1 Year	3 Years	5 Years	10 Years
Total expenses incurred	$32	$76	$123	$254
The example should not be considered a representation of future expenses. The example assumes that the estimated “Other Expenses” set forth in the Estimated Annual Expenses table are accurate, that the rate listed under Total Annual Expenses remains the same each year and that all dividends and distributions are reinvested at net asset value. Actual expenses may be greater or less than those assumed. Moreover, the Trust’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.
USE OF PROCEEDS
Sales of our common shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. There is no guarantee that there will be any sales of our common shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of our common shares under this Prospectus Supplement and the accompanying Prospectus may be less than as set forth below in this paragraph. In addition, the price per common share of any such sale may be greater or less than the price set forth in this paragraph, depending on the market price of our common shares at the time of any such sale. As a result, the actual net proceeds we receive may be more or less than the amount of net proceeds estimated in this Prospectus Supplement. Assuming the sale of all of the common shares offered under this Prospectus Supplement and the accompanying Prospectus, at the last reported sale price of $11.20 per share for our common shares on the NYSE as of February 20, 2026, we estimate that the net proceeds of this offering will be approximately $188,334,854 after deducting the estimated sales load and the estimated initial offering expenses payable by the Trust, if any.
The net proceeds from the issuance of common shares hereunder will be invested in accordance with the Trust’s investment objectives and policies as set forth in this Prospectus Supplement and the accompanying Prospectus. We currently anticipate that we will be able to invest all of the net proceeds in accordance with our investment objectives and policies within approximately three months of the receipt of such proceeds; however, the identification of appropriate investment opportunities pursuant to the Trust’s investment style or changes in market conditions could result in the Trust’s anticipated investment period extending to as long as six months. Pending such investment, it is anticipated that the proceeds will be primarily invested in bank loans and high yield bonds. Depending on market conditions and operations, a portion of the cash held by the Trust, including any proceeds raised from the offering, may be used to pay distributions in accordance with the Trust’s distribution policy and may be a return of capital. A return of capital is a return to investors of a portion of their original investment in the Trust. In general terms, a return of capital would involve a situation in which a Trust distribution (or a portion thereof) represents a return of a portion of a shareholder’s investment in the Trust,

S-5

rather than making a distribution that is funded from the Trust’s earned income or other profits. Although return of capital distributions may not be currently taxable, such distributions would decrease the basis of a shareholder’s shares, and therefore, may increase a shareholder’s tax liability for capital gains upon a sale of shares, even if sold at a loss to the shareholder’s original investments.
CAPITALIZATION
The Trust may offer and sell up to 17,000,000 common shares, $0.001 par value per share, from time to time through the
Sub-Placement
Agent as
sub-placement
agent under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of the Trust’s common shares pursuant to this Prospectus Supplement and the accompanying Prospectus. The table below assumes that the Trust will sell 17,000,000 common shares at a price of $11.20 per share (which represents the last reported sale price per share of the Trust’s common shares on the NYSE on February 20, 2026). Actual sales, if any, of the Trust’s common shares under this Prospectus Supplement and the accompanying Prospectus may be greater or less than $11.20 per share, depending on the market price of the Trust’s common shares at the time of any such sale. The Trust and the Distributor will determine whether any sales of the Trust’s common shares will be authorized on a particular day; the Trust and the Distributor, however, will not authorize sales of the Trust’s common shares if the per share price of the shares is less than the current net asset value per share plus the per share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Trust and the Distributor may also not authorize sales of the Trust’s common shares on a particular day even if the per share price of the shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of shares to be sold on any particular day. The Trust and the Distributor will have full discretion regarding whether sales of Trust common shares will be authorized on a particular day and, if so, in what amounts.
The following table sets forth the Trust’s capitalization (1) on a historical basis as of December 31, 2025 (audited); and (2) on a pro forma basis as adjusted to reflect the assumed sale of 17,000,000 common shares at $11.20 per share (the last reported sale price per share of the Trust’s common shares on the NYSE on February 20, 2026), in an offering under this Prospectus Supplement and the accompanying Prospectus, after deducting the assumed commission of $1,904,000 (representing an estimated commission to the Distributor of 1.00% of the gross proceeds of the sale of Trust common shares, out of which the Distributor will compensate the
Sub-Placement
Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Trust’s common shares sold by the
Sub-Placement
Agent) and the estimated initial offering expenses payable by the Trust, if any.

	As of December 31, 2025 (audited)	As adjusted for Offering (unaudited)
Common Shares	29,824,720	46,824,720
Paid in Capital	$398,118,747	$586,453,601
Undistributed Net Investment Income	$(34,944)	$(34,944)
Accumulated Loss	$(49,861,874)	$(49,861,874)
Net Appreciation	$4,832,481	$4,832,481
Net Assets	$353,054,410	$541,389,264
Net Asset Value	$11.84	$11.56

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PRICE RANGE OF COMMON SHARES
The following table sets forth, for the quarters indicated, the highest and lowest daily closing prices on the NYSE per common share, and the NAV per common share and the premium to or discount from NAV, on the date of each of the high and low market prices. The table also sets forth the number of common shares traded on the NYSE during the respective quarters.

	NYSE Market Price Per Common Share		NAV Per Common Share on Date of Market Price		Premium/ (Discount) on Date of Market Price		Trading
During Quarter Ended	High	Low	High	Low	High	Low	Volume
December 31, 2025	$12.21	$11.03	$11.97	$11.84	2.01%	(6.84)%	11,701,108
September 30, 2025	$12.75	$12.43	$12.20	$12.16	4.51%	2.22%	10,269,940
June 30, 2025	$12.62	$10.95	$12.06	$11.88	4.64%	(7.83)%	8,079,245
March 31, 2025	$12.93	$12.34	$12.58	$12.22	2.78%	0.98%	9,161,297
December 31, 2024	$13.40	$12.69	$12.57	$12.54	6.60%	1.20%	7,387,718
September 30, 2024	$13.20	$12.37	$12.72	$12.59	3.77%	(1.75)%	6,972,629
June 30, 2024	$13.74	$12.69	$12.80	$12.78	7.34%	(0.70)%	5,730,756
March 31, 2024	$13.40	$12.04	$12.95	$12.82	3.47%	(6.08)%	6,655,848
As of February 20, 2026, the NAV per common share of the Trust was $11.52 and the market price per common share was $11.20, representing a discount to NAV of (2.78)%. Common shares of the Trust have historically traded at both a premium and discount to NAV.
As of February 20, 2026, the Trust has 29,824,720 common shares outstanding.
PLAN OF DISTRIBUTION
Under the
Sub-Placement
Agent Agreement, upon instructions from the Distributor, the
Sub-Placement
Agent will use its reasonable best efforts to sell, as
sub-placement
agent, common shares under the terms and subject to the conditions set forth in the
Sub-Placement
Agent Agreement. The Distributor will instruct the
Sub-Placement
Agent as to the amount of Trust common shares authorized for sale by the
Sub-Placement
Agent on any particular day that is a trading day for the exchange on which the Trust’s common shares are listed and primarily trade. The Distributor will also instruct the
Sub-Placement
Agent not to sell Trust common shares if the sales cannot be effected at or above a price designated by the Distributor, which price will at least be equal to the Minimum Price and which price, may, in the discretion of the Distributor and the Trust, be above the Minimum Price. The Distributor and the Trust may, in their discretion, determine not to authorize sales of the Trust’s common shares on a particular day even if the per share price of the shares is equal to or greater than the Minimum Price. The Trust and the Distributor will have full discretion regarding whether sales of Trust common shares will be authorized on a particular day and, if so, in what amounts. The Trust, the Distributor or the
Sub-Placement
Agent may suspend a previously authorized offering of Trust common shares upon proper notice and subject to other conditions.
The
Sub-Placement
Agent will provide written confirmation to the Distributor following the close of trading on a day on which Trust common shares are sold under the
Sub-Placement
Agent Agreement. Each confirmation will include the number of shares sold, the net proceeds to the Trust and the compensation the
Sub-Placement
Agent is owed in connection with the sales.
The Trust will compensate the Distributor with respect to sales of common shares at a commission rate of 1.00% of the gross proceeds of the sale of the Trust’s common shares. Out of this commission, the Distributor will compensate the
Sub-Placement
Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the

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Trust’s common shares sold by the
Sub-Placement
Agent. There is no guarantee that there will be any sales of the Trust’s common shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Trust’s common shares under this Prospectus Supplement and the accompanying Prospectus may be greater or less than the most recent market price set forth in this Prospectus Supplement, depending on the market price of the Trust’s common shares at the time of any such sale; provided, however, that sales will not be made at less than the Minimum Price.
Settlements of sales of common shares will occur on the first business day following the date on which any such sales are made, in return for payment of the net proceeds to the Trust.
In connection with the sale of common shares on behalf of the Trust, the Distributor may be deemed to be an underwriter within the meaning of the Securities Act, and the compensation of the Distributor may be deemed to be underwriting commissions or discounts.
The offering of the Trust’s common shares pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all common shares subject thereto or (ii) termination of the Distribution Agreement. The Trust and the Distributor each have the right to terminate the Distribution Agreement in its discretion upon advance notice to the other party.
The
Sub-Placement
Agent, its affiliates and their respective employees hold or may hold in the future, directly or indirectly, investment interests in BlackRock, Inc., the parent company of the Distributor, and funds advised by the Advisor and its affiliates. The interests held by employees of the
Sub-Placement
Agent or its affiliates are not attributable to, and no investment discretion is held by, the
Sub-Placement
Agent or its affiliates.
The Trust has agreed to indemnify the Distributor and hold the Distributor harmless against certain liabilities, including certain liabilities under the Securities Act, except for any liability to the Trust or its investors to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by its reckless disregard of its obligations and duties under its agreement with the Trust.
LEGAL MATTERS
Certain legal matters in connection with the common shares will be passed upon for the Trust by Willkie Farr & Gallagher LLP, New York, New York, counsel to the Trust. Willkie Farr & Gallagher LLP may rely as to certain matters of Delaware law on the opinion of Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware.
ADDITIONAL INFORMATION
This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Trust with the SEC under the Securities Act and the Investment Company Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Trust and the common shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (http://www.sec.gov).

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BASE PROSPECTUS
17,000,000 Shares
BlackRock Floating Rate Income Trust
Common Shares of Beneficial Interest
Rights to Purchase Common Shares

BlackRock Floating Rate Income Trust (the “Trust,” “we,” “us” or “our”) is a diversified, closed-end
management investment company. The Trust’s investment objective is to provide a high level of current income. The Trust, as a secondary objective, also seeks the preservation of capital to the extent consistent with its primary objective of high current income.
We may offer, from time to time, in one or more offerings, up to 17,000,000 of our common shares of beneficial interest, par value $0.001 per share (“common shares”). We may also offer subscription rights to purchase our common shares. Common shares may be offered at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a “Prospectus Supplement”). You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our common shares.
Our common shares may be offered directly to one or more purchasers, including existing shareholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. The Prospectus Supplement relating to the offering will identify any agents or underwriters involved in the sale of our common shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. The Prospectus Supplement relating to any offering of rights will set forth the number of common shares issuable upon the exercise of each right (or number of rights) and the other terms of such rights offering. We may not sell any of our common shares through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering of our common shares.
Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “BGT.” The last reported sale price of our common shares, as reported by the NYSE on February 13, 2026 was $11.33 per common share. The net asset value of our common shares at the close of business on February 13, 2026 was $11.52 per common share. Rights issued by the Trust may also be listed on a securities exchange.
Investing in the Trust’s common shares involves certain risks, including risks of leverage, that are described in the “Risks” section beginning on page 31 of this Prospectus.
Shares of
closed-end
management investment companies frequently trade at a discount to their net asset value. The Trust’s common shares have traded at a discount to net asset value, including during recent periods. If the Trust’s common shares trade at a discount to their net asset value, the risk of loss may increase for purchasers in a public offering.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
This Prospectus is part of a registration statement that we have filed with the SEC using the “shelf” registration process. Under the shelf registration process, we may offer, from time to time, separately or together in one or more offerings, the securities described in this Prospectus. The securities may be offered at prices and on terms described in one or more supplements to this Prospectus. This Prospectus provides you with a general description of the securities that we may offer. Each time we use this Prospectus to offer securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. This Prospectus, together with any Prospectus Supplement, sets forth concisely the information about the Trust that a prospective investor should know before investing. You should read this Prospectus and applicable Prospectus Supplement, which contain important information, before deciding whether to invest in the common shares. You should retain the Prospectus and Prospectus Supplement for future reference. A Statement of Additional Information (“SAI”), dated February 25, 2026, containing additional information about the Trust, has been filed with the SEC and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus. You may call
(800) 882-0052,
visit the Trust’s website (http://www.blackrock.com) or write to the Trust to obtain, free of charge, copies of the SAI and the Trust’s semi-annual and annual reports, as well as to obtain other information about the Trust or to make shareholder inquiries. The SAI, as well as the Trust’s semi-annual and annual reports, are also available for free on the SEC’s website (http://www.sec.gov). You may also
e-mail
requests for these documents to publicinfo@sec.gov. Information contained in, or that can be accessed through, the Trust’s website is not part of this Prospectus.
You should not construe the contents of this Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Trust.
The Trust’s common shares do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Prospectus dated February 25, 2026

You should rely only on the information contained in, or incorporated by reference into, this Prospectus and any related Prospectus Supplement in making your investment decisions. The Trust has not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Trust is not making an offer to sell the common shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus and any Prospectus Supplement is accurate only as of the dates on their covers. The Trust’s business, financial condition and prospects may have changed since the date of its description in this Prospectus or the date of its description in any Prospectus Supplement.

PROSPECTUS SUMMARY
This is only a summary of certain information relating to BlackRock Floating Rate Income Trust. This summary may not contain all of the information that you should consider before investing in our common shares. You should consider the more detailed information contained in the Prospectus and in any related Prospectus Supplement and in the Statement of Additional Information (“SAI”) before purchasing common shares.

The Trust	BlackRock Floating Rate Income Trust is a diversified,
closed-end
management investment company. Throughout this Prospectus, we refer to BlackRock Floating Rate Income Trust simply as the “Trust” or as “we,” “us” or “our.” See “The Trust.”

The Trust’s common shares of beneficial interest, par value $0.001 per share (“common shares”), are listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “BGT.” As of February 13, 2026, the net assets of the Trust were $343,510,059, the total assets of the Trust were $404,510,059 and the Trust had 29,824,720 common shares outstanding. The last reported sale price of the Trust’s common shares, as reported by the NYSE on February 13, 2026 was $11.33 per common share. The net asset value (“NAV”) of the Trust’s common shares at the close of business on February 13, 2026 was $11.52 per common share. See “Description of Shares.” Rights issued by the Trust may also be listed on a securities exchange.

The Offering	We may offer, from time to time, in one or more offerings, up to 17,000,000 of our common shares on terms to be determined at the time of the offering. We may also offer subscription rights to purchase our common shares. The common shares may be offered at prices and on terms to be set forth in one or more Prospectus Supplements. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our common shares. Our common shares may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The offering price per common share will not be less than the NAV per common share at the time we make the offering, exclusive of any underwriting commissions or discounts, provided that rights offerings that meet certain conditions may be offered at a price below the then current NAV. See “Rights Offerings.” The Prospectus Supplement relating to the offering will identify any agents, underwriters or dealers involved in the sale of our common shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. See “Plan of Distribution.” The Prospectus Supplement relating to any offering of rights will set forth the number of common shares issuable upon the exercise of each right (or number of rights) and the other terms of such rights offering. We may not sell any of our common shares through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering of our common shares.

Use of Proceeds	The net proceeds from the issuance of common shares hereunder will be invested in accordance with our investment objectives and policies as appropriate investment opportunities are identified, which is expected to be substantially completed in approximately three months from the date on which the proceeds from an offering are received by the Trust; however, the identification of appropriate investment opportunities pursuant to the Trust’s investment style or changes in market conditions could result in the Trust’s anticipated investment period extending to as long as six months. See “Use of Proceeds.”

Investment Objectives and Policies	Please refer to the section of the Trust’s most recent annual report on Form
N-CSR
entitled “Investment Objectives, Policies and Risks—BlackRock Floating Rate Income Trust (BGT)”, which is incorporated by reference herein, for a discussion of the Trust’s investment objectives and policies.

Leverage
The Trust currently utilizes leverage for investment purposes in the form of a bank credit facility. As of December 31, 2025, this leverage represented approximately 16.74% of the Trust’s Managed Assets (approximately 20.11% of the Trust’s net assets). “Managed Assets” means the total assets of the Trust (including any assets attributable to money borrowed for investment purposes) minus the sum of the Trust’s accrued liabilities (other than money borrowed for investment purposes). At times, the Trust could utilize leverage through borrowings, the issuance of shares of preferred stock or a combination thereof. The Trust has the ability to utilize leverage through borrowings in an amount up to 33
1
⁄
3
% of the value of its Managed Assets (which includes the amount obtained from such borrowings). The Trust also has the ability to utilize leverage through the issuance of preferred shares in an amount up to 50% of the value of its Managed Assets (which includes the amount obtained from such issuance). The Trust may also leverage through the use of reverse repurchase agreements, dollar rolls and other investment techniques.

There can be no assurance that the Trust will borrow in order to leverage its assets or, if it does, what percentage of the Trust’s assets such borrowings will represent.

The Trust also may borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Trust securities. See “Leverage.”

The use of leverage is subject to numerous risks. When leverage is employed, the Trust’s NAV, the market price of the common shares and the yield to holders of common shares will be more volatile than if leverage were not used. For example, a rise in short-term interest rates may result in those rates exceeding the return earned on securities purchased with leverage, which would result in a reduced yield and cause the Trust’s NAV to decline more than if the Trust had not used leverage. A failure to pay dividends or make distributions due to leverage could result in the Trust ceasing to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”).

The Trust cannot assure you that the use of leverage will result in a higher yield on the Trust’s common shares. Any leveraging strategy the Trust employs may not be successful.

Investment Advisor and Sub-Advisor	BlackRock Advisors, LLC (the “Advisor”) acts as the Trust’s investment adviser and the Advisor’s affiliate, BlackRock International Limited (the
“Sub-Advisor”),
acts as the Trust’s
sub-adviser.
Throughout the Prospectus, we sometimes refer to the Advisor and the
Sub-Advisor
collectively as the “Advisors.” The Advisor receives a monthly fee at an annual rate equal to 0.75% of the average weekly value of the Trust’s Managed Assets. The Advisor, and not the Trust, pays an annual sub-advisory
fee to the
Sub-Advisor
equal to a percentage of the management fee received by the Advisor from the Trust with respect to the average daily value of the Managed Assets of the Trust allocated to the
Sub-Advisor.
See “Management of the Trust—Investment Advisor and
Sub-Advisor.”

Distributions	The Trust intends to make regular monthly cash distributions of all or a portion of its net investment income to holders of the Trust’s common shares.

The Trust has, with the approval of the Board of Trustees of the Trust (the “Board”), adopted a managed distribution plan, consistent with its investment objectives and policies, to support a level distribution of income, capital gains and/or return of capital (the “Distribution Plan”). Under the Distribution Plan, the Trust will distribute all available investment income to its shareholders as required by the Code. If sufficient income (inclusive of net investment income and short-term capital gains) is not earned on a monthly basis, the Trust will distribute long-term capital gains and/or return of capital to shareholders in order to maintain a level distribution. A return of capital distribution may involve a return of the shareholder’s original investment. Though not currently taxable, such a distribution may lower a shareholder’s basis in the Trust, thus potentially subjecting the shareholder to future tax consequences in connection with the sale of Trust shares, even if sold at a loss to the shareholder’s original investment. Each monthly distribution to shareholders is expected to be at a fixed amount established by the Board; however, the Trust may make additional distributions from time to time, including additional capital gain distributions at the end of the taxable year, if required to meet requirements imposed by the Code and/or the Investment Company Act. Shareholders should not draw any conclusions about the Trust’s investment performance from the amount of these distributions or from the terms of the Distribution Plan.

Various factors will affect the level of the Trust’s income, including the asset mix, the average maturity of the Trust’s portfolio, the amount of leverage utilized by the Trust and the Trust’s use of hedging. To permit the Trust to maintain a more stable monthly distribution, the Trust may from time to time distribute less than the entire amount of income earned in a particular period. The undistributed income would be available to supplement future distributions. As a result, the distributions paid by the Trust for any particular monthly period may be more or less than the amount of income actually earned by the Trust during that period. Undistributed income will add to the Trust’s NAV (and indirectly benefits the Advisor by increasing its fee) and, correspondingly, distributions from undistributed income will reduce the Trust’s NAV. The Trust intends to distribute any long-term capital gains not distributed under the Distribution Plan annually.

Under normal market conditions, the Advisors seek to manage the Trust in a manner such that the Trust’s distributions are reflective of the Trust’s current and projected earnings levels. The distribution level of the Trust is subject to change based upon a number of factors, including the current and projected level of the Trust’s earnings, and may fluctuate over time.

The Trust’s Board may amend, suspend or terminate the Distribution Plan at any time without prior notice to the Trust’s shareholders if it deems such actions to be in the best interests of the Trust or its shareholders. See “Distributions.”

Shareholders will automatically have all dividends and distributions reinvested in common shares of the Trust in accordance with the Trust’s dividend reinvestment plan, unless an election is made to receive cash by contacting the Reinvestment Plan Agent (as defined herein), at (800)
699-1236.
See “Dividend Reinvestment Plan.”

Listing	The Trust’s common shares are listed on the NYSE under the symbol “BGT.” See “Description of Shares—Common Shares.”

Custodian and Transfer Agent	State Street Bank and Trust Company serves as the Trust’s custodian, and Computershare Trust Company, N.A. serves as the Trust’s transfer agent.

Administrator	State Street Bank and Trust Company serves as the Trust’s administrator and fund accountant.

Market Price of Shares	Common shares of
closed-end
investment companies frequently trade at prices lower than their NAV. The Trust cannot assure you that its common shares will trade at a price higher than or equal to NAV. See “Use of Proceeds.” The Trust’s common shares trade in the open market at market prices that are a function of several factors, including dividend levels (which are in turn affected by expenses), NAV, call protection for portfolio securities, portfolio credit quality, liquidity, dividend stability, relative demand for and supply of the common shares in the market, general market and economic conditions, market sentiment and other factors. See “Leverage,” “Risks,” “Description of Shares” and “Repurchase of Common Shares.” The common shares are designed primarily for long-term investors and you should not purchase common shares of the Trust if you intend to sell them shortly after purchase.

Special Risk Considerations	An investment in common shares of the Trust involves risk. Please refer to the section of the Trust’s most recent annual report on Form
N-CSR
entitled “Investment Objectives, Policies and Risks—Risk Factors”, which is incorporated by reference herein, for a discussion of the risks of investing in the Trust. You should carefully consider those risks, which are described in more detail under “Risks” beginning on page 31 of this Prospectus, along with additional risks relating to an investment in the Trust.

Anti-Takeover Provisions	The Trust’s Agreement and
Declaration
of Trust (as defined below) and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Trust or convert the Trust to open-end
status or to change the composition of the Board. Such provisions could limit the ability of shareholders to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Trust. See “Certain Provisions in the Agreement and Declaration of Trust and
Bylaws
.”

SUMMARY OF TRUST EXPENSES

Shareholder Transaction Expenses
Sales load paid by you ( as a percentage of offering price ) (1)	1.00%
Offering expenses borne by the Trust ( as a percentage of offering price ) (1)	0.05%
Dividend reinvestment plan fees	$ 0.02 per share for open- market purchases of common shares (2)
Dividend reinvestment plan sale transaction fee	$ 2.50 (2)
Estimated Annual Expenses ( as a percentage of net assets attributable to common shares )
Management Fees (3)(4)	0.90%
Other Expenses (5)	1.19%
Miscellaneous Other Expenses	0.10%
Interest Expense (6)	1.09%
Acquired Fund Fees and Expenses (7)	0.04%
Total Annual Expenses (7)	2.13%
Fee Waivers and/or Expense Reimbursements (4)	(0.03)%

Total Annual Expenses after Fee Waivers and/or Expense Reimbursements (4)	2.10%

(1)
If the common shares are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load and the estimated offering expenses. Trust shareholders will pay all offering expenses involved with an offering.

(2)
Computershare Trust Company, N.A.’s (the “Reinvestment Plan Agent”) fees for the handling of the reinvestment of dividends will be paid by the Trust. However, you will pay a $0.02 per share fee incurred in connection with open-market purchases, which will be deducted from the value of the dividend. You will also be charged a $2.50 sales fee and pay a $0.15 per share fee if you direct the Reinvestment Plan Agent to sell your common shares held in a dividend reinvestment account. Per share fees include any applicable brokerage commissions the Reinvestment Plan Agent is required to pay.

(3)
The Trust currently pays the Advisor a monthly fee at an annual contractual investment management fee rate of 0.75% of the average weekly value of the Trust’s Managed Assets. “Managed Assets” means the total assets of the Trust (including any assets attributable to money borrowed for investment purposes) minus the sum of the Trust’s accrued liabilities (other than money borrowed for investment purposes).

(4)
The Trust and the Advisor have entered into a fee waiver agreement (the “Fee Waiver Agreement”), pursuant to which the Advisor has contractually agreed to waive the management fee with respect to any portion of the Trust’s assets attributable to investments in any equity and fixed-income mutual funds and exchange-traded funds (“ETFs”) managed by the Advisor or its affiliates and other exchange-traded products sponsored by the Advisor or its affiliates, in each case that have a contractual management fee, through June 30, 2027. In addition, pursuant to the Fee Waiver Agreement, the Advisor has contractually agreed to waive its management fees by the amount of investment advisory fees the Trust pays to the Advisor indirectly through its investment in money market funds managed by the Advisor or its affiliates, through June 30, 2027. The Fee Waiver Agreement may be terminated at any time, without the payment of any penalty, only by the Trust (upon the vote of a majority of the Trustees who are not “interested persons” (as defined in the Investment Company Act) of the Trust (the “Independent Trustees”) or a majority of the outstanding voting securities of the Trust), upon 90 days’ written notice by the Trust to the Advisor.

(5)	Other Expenses are based on estimated amounts for the current fiscal year.

(6)
Reflects leverage, in the form of a credit facility, in an amount equal to approximately 16.74% of the Trust’s Managed Assets as of December 31, 2025. The interest expense borne by the Trust will vary over time in accordance with the level of the Trust’s use of leverage and variations in market interest rates. Interest expense is required to be treated as an expense of the Trust for accounting purposes.

(7)	The Total Annual Expenses does not correlate to the ratio of expenses to average net assets given in the Trust’s most recent annual report, which does not include Acquired Fund Fees and Expenses.
The following example illustrates the expenses (including the sales load of $10.00 and offering costs of $0.48) that you would pay on a $1,000 investment in common shares, assuming (i) the Fee Waiver Agreement described above is only in effect for the first year, since it expires on June 30, 2027, and (ii) a 5% annual return:

	One Year	Three Years	Five Years	Ten Years
Total expenses incurred	$32	$76	$123	$254
The example should not be considered a representation of future expenses. The example assumes that the estimated “Other Expenses” set forth in the Estimated Annual Expenses table are accurate, that the rate listed under Total Annual Expenses remains the same each year and that all dividends and distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the Trust’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

FINANCIAL HIGHLIGHTS
The financial highlights table is intended to help you understand the Trust’s financial performance for the periods presented. Certain information reflects financial results for a single common share of the Trust. The information for the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020 has been audited by Deloitte & Touche LLP, independent registered public accounting firm for the Trust. The report of Deloitte & Touche LLP is included in the Trust’s December 31, 2024 annual report, is incorporated by reference into the Prospectus and SAI and can be obtained by shareholders. The financial information for the period ended June 30, 2025 is unaudited. The information in the table below for the fiscal period ended December 31, 2019 and the fiscal years ended October 31, 2019, 2018, 2017, 2016 and 2015 is derived from the Trust’s financial statements for the fiscal year ended December 31, 2019. The Trust’s financial statements are included in the Trust’s annual report and semi-annual report and are incorporated by reference into the Prospectus and SAI.
(For a share outstanding throughout each period)

	BGT
	Six Months Ended 06/30/25 (unaudited)		Year Ended 12/31/24	Year Ended 12/31/23	Year Ended 12/31/22	Year Ended 12/31/21	Year Ended 12/31/20
Net asset value, beginning of period	$12.57		$12.90	$12.43	$13.44	$13.40	$14.10

Net investment income (a)	0.44		1.12	1.22	0.82	0.65	0.66
Net realized and unrealized gain (loss)	(0.12)		(0.01)	0.53	(1.08)	0.17	(0.47)

Net increase (decrease) from investment operations	0.32		1.11	1.75	(0.26)	0.82	0.19

Distributions (b)
From net investment income	(0.72	) (c)	(1.13)	(1.22)	(0.75)	(0.66)	(0.69)
Return of capital	—		(0.31)	(0.06)	—	(0.12)	(0.20)

Total distributions	(0.72)		(1.44)	(1.28)	(0.75)	(0.78)	(0.89)

Net asset value, end of period	$12.17		$12.57	$12.90	$12.43	$13.44	$13.40

Market price, end of period	$12.52		$12.86	$12.38	$10.94	$13.99	$11.79

Total Return (d)
Based on net asset value	2.66	% (e)	9.11%	15.69%	(1.32)%	6.43%	2.83%

Based on market price	3.23	% (e)	16.32%	26.14%	(16.56)%	25.91%	(0.88)%

Ratios to Average Net Assets (f)
Total expenses	2.21	% (g)	2.87%	3.04%	2.20%	1.61%	1.72%

Total expenses after fees waived and/or reimbursed	2.18	% (g)	2.86%	3.03%	2.20%	1.60%	1.70%

Total expenses after fees waived and/or reimbursed and excluding interest expense and fees	0.98	% (g)	1.09%	1.09%	1.17%	1.19%	1.17%

Net investment income	7.24	% (g)	8.77%	9.57%	6.40%	4.82%	5.13%

	BGT
	Six Months Ended 06/30/25 (unaudited)	Year Ended 12/31/24	Year Ended 12/31/23	Year Ended 12/31/22	Year Ended 12/31/21	Year Ended 12/31/20

Supplemental Data
Net assets, end of period (000)	$336,428	$320,794	$287,821	$277,978	$300,712	$300,126

Borrowings outstanding, end of period (000)	$74,000	$62,000	$97,000	$91,000	$143,000	$129,000

Asset coverage, end of period per $1,000 of bank borrowings (h)	$5,546	$6,174	$3,967	$4,055	$3,103	$3,327

Portfolio turnover rate	18%	38%	25%	16%	50%	65%

(a)	Based on average shares outstanding.

(b)	Distributions for annual periods determined in accordance with U.S. federal income tax regulations.

(c)	A portion of the distributions from net investment income may be deemed a return of capital or net realized gain at fiscal year-end.

(d)
Total returns based on market price, which can be significantly greater or less than the net asset value, may result in substantially different returns. Where applicable, excludes the effects of any sales charges and assumes the reinvestment of distributions at actual reinvestment prices.

(e)	Not annualized.

(f)	Excludes fees and expenses incurred indirectly as a result of investments in underlying funds.

(g)	Annualized.

(h)
Calculated by subtracting the Trust’s total liabilities (not including bank borrowings) from the Trust’s total assets and dividing this by the amount of bank borrowings, and by multiplying the results by 1,000.

(For a share outstanding throughout each period)

	BGT
	Period from 11/01/19 to 12/31/19		Year Ended October 31,
			2019	2018	2017	2016	2015 (a)

Net asset value, beginning of period	$13.95		$14.33	$14.49	$14.41	$14.18	$14.57

Net investment income (b)	0.12		0.80	0.76	0.73	0.74	0.78
Net realized and unrealized gain (loss)	0.26		(0.37)	(0.21)	0.12	0.19	(0.36)

Net increase from investment operations	0.38		0.43	0.55	0.85	0.93	0.42

Distributions from net investment income (c)	(0.23)		(0.81)	(0.71)	(0.77)	(0.70)	(0.81)

Net asset value, end of period	$14.10		$13.95	$14.33	$14.49	$14.41	$14.18

Market price, end of period	$12.87		$12.42	$12.72	$14.31	$13.58	$12.77

Total Return (d)
Based on net asset value	2.89	% (e)	4.00%	4.25%	6.13%	7.27%	3.54%

Based on market price	5.48	% (e)	4.31%	(6.30)%	11.21%	12.25%	3.08%

Ratios to Average Net Assets (f)
Total expenses	2.11	% (g)(h)	2.41%	2.29%	1.92%	1.58%	1.55%

Total expenses after fees waived and/or reimbursed	2.11	% (g)(h)	2.41%	2.29%	1.92%	1.58%	1.54%

Total expenses after fees waived and/or reimbursed and excluding interest expense	1.28	% (g)	1.16%	1.21%	1.20%	1.16%	1.19%

Net investment income	5.23	% (g)	5.68%	5.27%	5.02%	5.29%	5.37%

Supplemental Data
Net assets, end of period (000)	$323,708		$321,091	$339,096	$342,890	$340,944	$335,444

Borrowings outstanding, end of period (000)	$130,000		$123,000	$142,000	$150,000	$148,000	$104,000

Asset coverage, end of period per $1,000 of bank borrowings	$3,490	$3,610	$3,389	$3,287	$3,304	$4,225

Portfolio turnover rate	6%	53%	57%	63%	47%	42%

(a)	Consolidated Financial Highlights.
(b)	Based on average shares outstanding.
(c)	Distributions for annual periods determined in accordance with U.S. federal income tax regulations.
(d)
Total returns based on market price, which can be significantly greater or less than the net asset value, may result in substantially different returns. Where applicable, excludes the effects of any sales charges and assumes the reinvestment of distributions at actual reinvestment prices.

(e)	Aggregate total return.
(f)	Excludes expenses incurred indirectly as a result of investments in underlying funds as follows:

	Period from 11/01/19 to 12/31/19	Year Ended October 31,
		2019	2018	2017	2016	2015 (a)
Investments in underlying funds	0.04%	0.04%	0.01%	—%	—%	—%

(g)	Annualized.
(h)	Audit costs were not annualized in the calculation of the expense ratio. If these expenses were annualized, the expense ratio would have been 2.21%.

SENIOR SECURITIES
The following table sets forth information regarding the Trust’s outstanding senior securities as of the end of the Trust’s last ten fiscal years, as applicable. The Trust’s audited financial statements, including Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm, and accompanying notes to financial statements, are included in the Fund’s annual report to shareholders for the fiscal year ended December 31, 2024.

Fiscal Year/Period Ended	Total Amount Outstanding (000)	Asset Coverage (a)	Liquidation Preference	Type of Senior Security
June 30, 2025 (unaudited)	$74,000	$5,546	N/A	Bank Borrowings
December 31, 2024	62,000	6,174	N/A	Bank Borrowings
December 31, 2023	97,000	3,967	N/A	Bank Borrowings
December 31, 2022	91,000	4,055	N/A	Bank Borrowings
December 31, 2021	143,000	3,103	N/A	Bank Borrowings
December 31, 2020	129,000	3,327	N/A	Bank Borrowings
December 31, 2019	130,000	3,490	N/A	Bank Borrowings
October 31, 2019	123,000	3,610	N/A	Bank Borrowings
October 31, 2018	142,000	3,389	N/A	Bank Borrowings
October 31, 2017	150,000	3,287	N/A	Bank Borrowings
October 31, 2016	148,000	3,304	N/A	Bank Borrowings
October 31, 2015	104,000	4,225	N/A	Bank Borrowings

(a)
Calculated by subtracting the Trust’s total liabilities (not including bank borrowings) from the Trust’s total assets and dividing this by the amount of bank borrowings, and by multiplying the results by 1,000.

USE OF PROCEEDS
The net proceeds from the issuance of common shares hereunder will be invested in accordance with the Trust’s investment objectives and policies as stated below. We currently anticipate that we will be able to invest all of the net proceeds in accordance with our investment objectives and policies within approximately three months from the date on which the proceeds from an offering are received by the Trust; however, the identification of appropriate investment opportunities pursuant to the Trust’s investment style or changes in market conditions could result in the Trust’s anticipated investment period extending to as long as six months. Pending such investment, it is anticipated that the proceeds will be primarily invested in bank loans and high yield bonds.
THE TRUST
The Trust is a diversified,
closed-end
management investment company registered under the Investment Company Act. The Trust was formed as a Delaware statutory trust on April 20, 2004, pursuant to an Agreement and Declaration of Trust (as defined below), governed by the laws of the State of Delaware, and the Certificate of Trust filed with the Secretary of State of the State of Delaware. The Trust’s principal office is located at 100 Bellevue Parkway, Wilmington, Delaware 19809, and its telephone number is (800)
882-0052.
The Trust commenced operations on August 30, 2004, upon the initiation of an initial public offering of 23,000,000 of its common shares. The proceeds of such offering were approximately $438,380,000 after the payment of organizational and offering expenses. On October 13, 2004, the Trust issued an additional 475,000 common shares pursuant to an over-allotment provision for net proceeds, after expenses, to the Trust of approximately $9,072,500. The Trust’s common shares are traded on the NYSE under the symbol “BGT.”
DESCRIPTION OF SHARES
Common Shares
The Trust is a statutory trust formed under the laws of Delaware and governed by an Amended and Restated Agreement and Declaration of Trust, dated as of May 27, 2004 (the “Agreement and Declaration of Trust”). The Trust is authorized to issue an unlimited number of common shares of beneficial interest, par value $0.001 per share. Each common share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and, under the Delaware Statutory Trust Act, the purchasers of the common shares will have no obligation to make further payments for the purchase of the common shares or contributions to the Trust solely by reason of their ownership of the common shares, except that the Trustees shall have the power to cause shareholders to pay certain expenses of the Trust by setting off charges due from shareholders from declared but unpaid dividends or distributions owed the shareholders and/or by reducing the number of common shares owned by each respective shareholder. If and whenever preferred shares are outstanding, the holders of common shares will not be entitled to receive any distributions from the Trust unless all accrued dividends on preferred shares have been paid, unless asset coverage (as defined in the Investment Company Act) with respect to preferred shares would be at least 200% after giving effect to the distributions and unless certain other requirements imposed by any rating agencies rating the preferred shares have been met. See “Description of Shares—Preferred Shares” in the SAI. All common shares are equal as to dividends, assets and voting privileges and have no conversion, preemptive or other subscription rights. The Trust will send annual and semi-annual reports, including financial statements, to all holders of its shares.
Unlike
open-end
funds,
closed-end
funds like the Trust do not continuously offer shares and do not provide daily redemptions. Rather, if a shareholder determines to buy additional common shares or sell shares already held, the shareholder may do so by trading through a broker on the NYSE or otherwise. Shares of closed-end
investment companies frequently trade on an exchange at prices lower than NAV. Shares of closed-end
investment companies like the Trust have during some periods traded at prices higher than NAV and during other periods have traded at prices lower than NAV. Because the market value of the common shares may be influenced by such factors as dividend levels (which are in turn affected by expenses), call protection on its portfolio securities, dividend stability, portfolio credit quality, the Trust’s NAV, relative demand for and supply of such shares in the market, general market and economic conditions, market sentiment and other factors beyond the control of the Trust, the Trust cannot assure you that its common shares will trade at a price equal to or higher than NAV in the future. The common shares are designed primarily for long-term investors and you should not purchase the common shares if you intend to sell them soon after purchase. See “Repurchase of Common Shares” below and “Repurchase of Common Shares” in the SAI.
The Trust’s outstanding common shares are, and when issued, the common shares offered by this Prospectus will be, publicly held and listed and traded on the NYSE under the symbol “BGT.” The Trust determines its NAV on a daily basis. The following table sets forth, for the quarters indicated, the highest and lowest daily closing prices on the NYSE per common share, and the NAV per common share and the premium to or discount from NAV, on the date of each of the high and low market prices. The table also sets forth the number of common shares traded on the NYSE during the respective quarters.

	NYSE Market Price Per Common Share		NAV Per Common Share on Date of Market Price		Premium/ (Discount) on Date of Market Price		Trading
During Quarter Ended	High	Low	High	Low	High	Low	Volume
December 31, 2025	$12.21	$11.03	$11.97	$11.84	2.01%	(6.84)%	11,701,108
September 30, 2025	$12.75	$12.43	$12.20	$12.16	4.51%	2.22%	10,269,940
June 30, 2025	$12.62	$10.95	$12.06	$11.88	4.64%	(7.83)%	8,079,245
March 31, 2025	$12.93	$12.34	$12.58	$12.22	2.78%	0.98%	9,161,297
December 31, 2024	$13.40	$12.69	$12.57	$12.54	6.60%	1.20%	7,387,718
September 30, 2024	$13.20	$12.37	$12.72	$12.59	3.77%	(1.75)%	6,972,629
June 30, 2024	$13.74	$12.69	$12.80	$12.78	7.34%	(0.70)%	5,730,756
March 31, 2024	$13.40	$12.04	$12.95	$12.82	3.47%	(6.08)%	6,655,848
As of February 13, 2026, the NAV per common share of the Trust was $
11.52
and the market price per common share was $
11.33
, representing a discount to NAV of
(1.65
)%. Common shares of the Trust have historically traded at both a premium and discount to
NAV
.
Preferred Shares
The Trust has no current intention of issuing preferred shares. Under the Investment Company Act, the Trust is not permitted to issue preferred shares unless immediately after such issuance the value of the Trust’s total assets is at least 200% of the liquidation value of the outstanding preferred shares (i.e., the liquidation value may not exceed 50% of the Trust’s total assets). In addition, the Trust is not permitted to declare any cash dividend or other distribution on its common shares unless, at the time of such declaration, the value of the Trust’s total assets is at least 200% of such liquidation value. If the Trust issues preferred shares, it may be subject to restrictions imposed by the guidelines of one or more rating agencies that may issue ratings for preferred shares issued by the Trust. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Trust by the Investment Company Act. It is not anticipated that these covenants or guidelines would impede the Advisor from managing the Trust’s portfolio in accordance with the Trust’s investment objectives and policies. Please see “Description of Shares” in the SAI for more information.

Authorized and Outstanding Shares
The following table provides the Trust’s authorized shares and common shares outstanding as of February 13, 2026.

Title of Class	Amount Authorized	Amount Held by Trust or for its Account	Amount Outstanding Exclusive of Amount held by Trust or for its Account
Common Shares	Unlimited	$0	$29,824,720
THE TRUST’S INVESTMENTS
Investment Objectives and Policies
Please refer to the section of the Trust’s most recent annual report on Form
N-CSR
entitled “Investment Objectives, Policies and Risks—Investment Objectives and Policies—BlackRock Floating Rate Income Trust (BGT)”, which is incorporated by reference herein, for a discussion of the Trust’s investment objectives and policies.
Portfolio Contents and Techniques
The Trust’s portfolio will be composed principally of the following investments. Additional information with respect to the Trust’s investment policies and restrictions and certain of the Trust’s portfolio investments is contained in the SAI. There is no guarantee the Trust will buy all of the types of securities or use all of the investment techniques that are described herein and in the SAI.
Senior Loans
. The Trust may invest in senior secured floating rate and fixed rate loans or debt (“Senior Loans”). Senior Loans hold the most senior position in the capital structure of a business entity (the “Borrower”), are typically secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by subordinated debt holders and stockholders of the Borrower. The proceeds of Senior Loans primarily are used to finance leveraged buyouts, recapitalizations, mergers, acquisitions, stock repurchases, refinancings, to finance internal growth and for other corporate purposes. Senior Loans typically have rates of interest that are determined daily, monthly, quarterly or semi-annually by reference to a base lending rate, plus a premium or credit spread. The base lending rates are generally the lending rate offered by one or more European banks, such as the Secured Overnight Financing Rate (“SOFR”), the prime rate offered by one or more major U.S. banks and the certificate of deposit rate or other base lending rates used by commercial lenders.
Senior Loans typically have a stated term of between five and nine years and have rates of interest that typically are redetermined daily, monthly, quarterly or semi-annually. Longer interest rate reset periods generally increase fluctuations in the Trust’s NAV as a result of changes in market interest rates. The Trust is not subject to any restrictions with respect to the maturity of Senior Loans held in its portfolio. As a result, as short-term interest rates increase, interest payable to the Trust from its investments in Senior Loans should increase, and as short-term interest rates decrease, interest payable to the Trust from its investments in Senior Loans should decrease. Because of prepayments, the Advisors expect the average life of the Senior Loans in which the Trust invests to be shorter than the stated maturity.
Senior Loans are subject to the risk of
non-payment
of scheduled interest or principal. Such
non-payment
would result in a reduction of income to the Trust, a reduction in the value of the investment and a potential decrease in the NAV of the Trust. There can be no assurances that the liquidation of any collateral securing a Senior Loan would satisfy the Borrower’s obligation in the event of non-payment
of scheduled interest or principal payments

or that such collateral could be readily liquidated. In the event of bankruptcy of a Borrower, the Trust could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a Senior Loan. The collateral securing a Senior Loan may lose all or substantially all of its value in the event of the bankruptcy of a Borrower. Some Senior Loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate such Senior Loans to presently existing or future indebtedness of the Borrower or take other action detrimental to the holders of Senior Loans including, in certain circumstances, invalidating such Senior Loans or causing interest previously paid to be refunded to the Borrower. If interest were required to be refunded, it could negatively affect the Trust’s performance.
Many Senior Loans in which the Trust will invest may not be rated by a rating agency, will not be registered with the SEC, or any state securities commission, and will not be listed on any national securities exchange. The amount of public information available with respect to Senior Loans will generally be less extensive than that available for registered or exchange-listed securities. In evaluating the creditworthiness of Borrowers, the Advisors will consider, and may rely in part, on analyses performed by others. Borrowers may have outstanding debt obligations that are rated below investment grade by a rating agency. Many of the Senior Loans in which the Trust will invest will have been assigned below investment grade ratings by independent rating agencies. In the event Senior Loans are not rated, they are likely to be the equivalent of below investment grade quality. Because of the protective features of Senior Loans, the Advisors believe that Senior Loans tend to have more favorable loss recovery rates as compared to more junior types of below investment grade debt obligations. The Advisors do not view ratings as the determinative factor in their investment decisions and rely more upon their credit analysis abilities than upon ratings.
No active trading market may exist for some Senior Loans and some loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to realize full value and thus cause a material decline in the Trust’s NAV. In addition, the Trust may not be able to readily dispose of its Senior Loans at prices that approximate those at which the Trust could sell such loans if they were more widely traded and, as a result of such illiquidity, the Trust may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of Senior Loans, the Trust’s yield may be lower.
When interest rates decline, the value of a Trust invested in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a Trust invested in fixed rate obligations can be expected to decline. Although changes in prevailing interest rates can be expected to cause some fluctuations in the value of Senior Loans (due to the fact that floating rates on Senior Loans only reset periodically), the value of floating rate Senior Loans is substantially less sensitive to changes in market interest rates than fixed rate instruments. As a result, to the extent the Trust invests in floating rate Senior Loans, the Trust’s portfolio may be less volatile and less sensitive to changes in market interest rates than if the Trust invested in fixed rate obligations. Similarly, a sudden and significant increase in market interest rates may cause a decline in the value of these investments and in the Trust’s NAV. Other factors (including, but not limited to, rating downgrades, credit deterioration, a large downward movement in stock prices, a disparity in supply and demand of certain securities or market conditions that reduce liquidity) can reduce the value of Senior Loans and other debt obligations, impairing the Trust’s NAV.
The Trust may purchase and retain in its portfolio Senior Loans where the Borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy reorganization proceedings or other forms of debt restructuring. Such investments may provide opportunities for enhanced income as well as capital appreciation, although they also will be subject to greater risk of loss. At times, in connection with the restructuring of a Senior Loan either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Trust may determine or be required to accept equity securities or junior fixed income securities in exchange for all or a portion of a Senior Loan.

The Trust may purchase Senior Loans on a direct assignment basis. If the Trust purchases a Senior Loan on direct assignment, it typically succeeds to all the rights and obligations under the loan agreement of the assigning lender and becomes a lender under the loan agreement with the same rights and obligations as the assigning lender. Investments in Senior Loans on a direct assignment basis may involve additional risks to the Trust. For example, if such loan is foreclosed, the Trust could become part owner of any collateral and would bear the costs and liabilities associated with owning and disposing of the collateral.
The Trust may also purchase, without limitation, participations in Senior Loans. The participation by the Trust in a lender’s portion of a Senior Loan typically will result in the Trust having a contractual relationship only with such lender, not with the Borrower. As a result, the Trust may have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by such lender of payments from the Borrower. Such indebtedness may be secured or unsecured. Loan participations typically represent direct participations in a loan to a Borrower and generally are offered by banks or other financial institutions or lending syndicates. The Trust may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing loan participations, the Trust assumes the credit risk associated with the Borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The participation interests in which the Trust intends to invest may not be rated by any nationally recognized rating service. Certain loan participations and assignments may be treated by the Trust as illiquid.
The Trust may obtain exposure to Senior Loans through the use of derivative instruments, which have recently become increasingly available. The Advisors may utilize these instruments and similar instruments that may be available in the future. The Trust may invest in a derivative instrument known as a Select Aggregate Market Index (“SAMI”), which provides investors with exposure to a reference basket of Senior Loans. SAMIs are structured as floating rate instruments. SAMIs consist of a basket of credit default swaps whose underlying reference securities are senior secured loans. While investing in SAMIs will increase the universe of floating rate fixed income securities to which the Trust is exposed, such investments entail risks that are not typically associated with investments in other floating rate fixed income securities. The liquidity of the market for SAMIs will be subject to liquidity in the secured loan and credit derivatives markets. Investment in SAMIs involves many of the risks associated with investments in derivative instruments discussed generally herein.
Variable and Floating Rate Instruments
. Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event-based, such as based on a change in the prime rate.
The interest rate on a floating rate security is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floating rate security resets periodically, typically every six months. Because of the interest rate reset feature, floating rate securities provide the Trust with a certain degree of protection against rises in interest rates, although the Trust will participate in any declines in interest rates as well.
Emerging Markets Investments
. The Trust may invest in securities of issuers located in emerging market countries, including securities denominated in currencies of emerging market countries. Emerging market countries generally include every nation in the world except the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. These issuers may be subject to risks that do not apply to issuers in larger, more developed countries. These risks are more pronounced to the extent the Trust invests significantly in one country. Less information about emerging market issuers or markets may be available due to less rigorous disclosure and accounting standards or regulatory practices. Emerging markets are smaller, less liquid and more volatile than U.S. markets. In a changing market, the Advisors may not be able to sell the Trust’s portfolio securities in amounts and at prices they consider reasonable. The U.S. dollar may appreciate against
non-U.S.
currencies or an emerging market government may impose restrictions on currency conversion or trading. The economies of emerging market countries may grow at a slower rate than expected or may experience a downturn or recession. Economic, political and social developments may adversely affect
non-U.S.
securities markets.
Corporate Bonds
. Corporate bonds are debt obligations issued by corporations. Corporate bonds may be either secured or unsecured. Collateral used for secured debt includes real property, machinery, equipment, accounts receivable, stocks, bonds or notes. If a bond is unsecured, it is known as a debenture. Bondholders, as creditors, have a prior legal claim over common and preferred stockholders as to both income and assets of the corporation for the principal and interest due them and may have a prior claim over other creditors if liens or mortgages are involved. Interest on corporate bonds may be fixed or floating, or the bonds may be zero coupons. Interest on corporate bonds is typically paid semi-annually and is fully taxable to the bondholder. Corporate bonds contain elements of both interest rate risk and credit risk. The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates and may also be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the marketplace. Corporate bonds usually yield more than government or agency bonds due to the presence of credit risk.
U.S. Government Debt Securities
. The Trust may invest in debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, including U.S. Treasury obligations, which differ in their interest rates, maturities and times of issuance. Such obligations include U.S. Treasury bills (maturity of one year or less), U.S. Treasury notes (maturity of one to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years), including the principal components or the interest components issued by the U.S. Government under the separate trading of registered interest and principal securities program (i.e., “STRIPS”), all of which are backed by the full faith and credit of the United States.
Sovereign Governmental and Supranational Debt
. The Trust may invest in all types of debt securities of governmental issuers in all countries, including foreign countries. These sovereign debt securities may include: debt securities issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions located in foreign countries; debt securities issued by government owned, controlled or sponsored entities located in foreign countries; interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers; Brady Bonds, which are debt securities issued under the framework of the Brady Plan as a means for debtor nations to restructure their outstanding external indebtedness; participations in loans between emerging market governments and financial institutions; or debt securities issued by supranational entities such as the World Bank. A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction or development. Sovereign government and supranational debt involve all the risks described herein regarding foreign and emerging markets investments as well as the risk of debt moratorium, repudiation or renegotiation. Additional information is set forth in the SAI under “Investment Policies and Techniques—Sovereign Governmental and Supranational Debt.”
Mortgage Related Securities
MBS
. Mortgage-backed securities (“MBS”) include structured debt obligations collateralized by pools of commercial (“CMBS”) or residential (“RMBS”) mortgages. Pools of mortgage loans and mortgage-backed loans, such as mezzanine loans, are assembled as securities for sale to investors by various governmental, government-related and private organizations. MBS include complex instruments such as collateralized mortgage obligations (“CMOs”), stripped MBS, mortgage pass-through securities and interests in Real Estate Mortgage Investment Conduits (“REMICs”). The MBS in which the Trust may invest include those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified reference interest rate or index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest. The Trust may invest in RMBS and CMBS issued by governmental entities and private issuers, including subordinated MBS and residual interests. The Trust may invest in sub-prime
mortgages or MBS that are backed by
sub-prime
mortgages.

In general, losses on a mortgaged property securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a mezzanine loan or
B-Note,
if any, then by the “first loss” subordinated security holder (generally, the
“B-Piece”
buyer) and then by the holder of a higher rated security. The Trust may invest in any class of security included in a securitization. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, mezzanine loans or
B-Notes,
and any classes of securities junior to those in which the Trust invests, the Trust will not be able to recover all of its investment in the MBS it purchases. MBS in which the Trust invests may not contain reserve funds, letters of credit, mezzanine loans and/or junior classes of securities. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments.
Mortgage Pass-Through Securities
. Mortgage pass-through securities differ from other forms of fixed-income securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs that may be incurred. Some mortgage related securities (such as securities issued by the Government National Mortgage Association (“GNMA”)) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.
RMBS
. RMBS are securities the payments on which depend primarily on the cash flow from residential mortgage loans made to borrowers that are secured on a first priority basis or second priority basis, subject to permitted liens, easements and other encumbrances, by residential real estate
(one-
to four-family properties), the proceeds of which are used to purchase real estate and purchase or construct dwellings thereon or to refinance indebtedness previously used for such purposes. Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity. The ability of a borrower to repay a loan secured by residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair a borrower’s ability to repay its loans.
Agency RMBS
. The principal U.S. Governmental guarantor of mortgage related securities is GNMA, which is a wholly owned U.S. Government corporation, within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”). MBS issued by GNMA include GNMA Mortgage Pass-Through Certificates (also known as “Ginnie Maes”) which are guaranteed as to the timely payment of principal and interest by GNMA and such guarantees are backed by the full faith and credit of the United States. GNMA certificates also are supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee.
Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”). FNMA is a government-sponsored corporation the common stock of which is owned entirely by private stockholders. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA (also known as “Fannie Maes”) are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the U.S. Government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues FHLMC Guaranteed Mortgage Pass-Through Certificates (also known as “Freddie Macs” or “PCs”), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government.
In 2008, the Federal Housing Finance Agency (“FHFA”) placed FNMA and FHLMC into conservatorship. FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remains liable for all of its obligations, including its guaranty obligations, associated with its MBS. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC.
Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver. FHFA, in its capacity as conservator, has in the past indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor. In the event of repudiation, the payments of interest to holders of FNMA or FHLMC MBS would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such MBS are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such MBS holders. Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has in the past stated that it has no intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC MBS would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party. In addition, certain rights provided to holders of MBS issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC MBS may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such MBS have the right to replace FNMA or FHLMC as trustee if the requisite percentage of MBS holders consent. The Reform Act prevents MBS holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed.
Non-Agency
RMBS
.
Non-agency
RMBS are issued by commercial banks, savings and loan institutions, mortgage bankers, private mortgage insurance companies and other non-governmental
issuers. Timely payment of principal and interest on RMBS backed by pools created by non-governmental
issuers often is supported partially by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. The insurance and guarantees are issued by government entities, private insurers and the mortgage poolers. There can be no assurance that the private insurers or mortgage poolers can meet their obligations under the policies, so that if the issuers default on their obligations, the holders of the security could sustain a loss. No insurance or guarantee covers the Trust or the price of the Trust’s common shares. RMBS issued by non-governmental
issuers

generally offer a higher rate of interest than government agency and government-related securities because there are no direct or indirect government guarantees of payment.
CMBS
. CMBS generally are multi-class debt or pass-through certificates secured or backed by mortgage loans on commercial properties. CMBS generally are structured to provide protection to the senior class investors against potential losses on the underlying mortgage loans. This protection generally is provided by having the holders of subordinated classes of securities (“Subordinated CMBS”) take the first loss if there are defaults on the underlying commercial mortgage loans. Other protection, which may benefit all of the classes or particular classes, may include issuer guarantees, reserve funds, additional Subordinated CMBS, cross-collateralization and over-collateralization.
The Trust may invest in Subordinated CMBS, which are subordinated in some manner as to the payment of principal and/or interest to the holders of more senior CMBS arising out of the same pool of mortgages and which are often referred to as
“B-Pieces.”
The holders of Subordinated CMBS typically are compensated with a higher stated yield than are the holders of more senior CMBS. On the other hand, Subordinated CMBS typically subject the holder to greater risk than senior CMBS and tend to be rated in a lower rating category (frequently a substantially lower rating category) than the senior CMBS issued in respect of the same mortgage pool. Subordinated CMBS generally are likely to be more sensitive to changes in prepayment and interest rates and the market for such securities may be less liquid than is the case for traditional income securities and senior CMBS.
CMOs
. A CMO is a multi-class bond backed by a pool of mortgage pass-through certificates or mortgage loans. CMOs may be collateralized by (i) GNMA, FNMA or FHLMC pass-through certificates, (ii) unsecuritized mortgage loans insured by the FHA or guaranteed by the VA, (iii) unsecuritized conventional mortgages, (iv) other MBS or (v) any combination thereof. Each class of a CMO, often referred to as a “tranche,” is issued at a specific coupon rate and has a stated maturity or final distribution date. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than its stated maturity or final distribution date. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in many ways. One or more tranches of a CMO may have coupon rates which reset periodically at a specified increment over an index (or sometimes more than one index). These floating rate CMOs typically are issued with lifetime caps on the coupon rate thereon. CMO residuals represent the interest in any excess cash flow remaining after making the payments of interest and principal on the tranches issued by the CMO and the payment of administrative expenses and management fees.
The Trust may invest in inverse floating rate CMOs. Inverse floating rate CMOs constitute a tranche of a CMO with a coupon rate that moves in the reverse direction relative to an applicable index. Accordingly, the coupon rate thereon will increase as interest rates decrease. Inverse floating rate CMOs are typically more volatile than fixed or floating rate tranches of CMOs. Many inverse floating rate CMOs have coupons that move inversely to a multiple of an index. The effect of the coupon varying inversely to a multiple of an applicable index creates a leverage factor. The market for inverse floating rate CMOs with highly leveraged characteristics at times may be very thin. The Trust’s ability to dispose of its positions in such securities will depend on the degree of liquidity in the markets for such securities. It is impossible to predict the amount of trading interest that may exist in such securities, and therefore the future degree of liquidity.
Stripped MBS.
Stripped MBS are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities, each receiving a specified percentage of the underlying security’s principal or interest payments. Mortgage securities may be partially stripped so that each investor class receives some interest and some principal. When securities are completely stripped, however, all of the interest is distributed to holders of one type of security, known as an interest-only security (or “IO”), and all of the principal is distributed to holders of another type of security, known as a principal-only security (or “PO”). Strips can be created in a pass-through structure or as tranches of a CMO. The yields to maturity on IOs and POs are very sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Trust may not fully recoup its initial investment in IOs. Conversely, if the underlying mortgage assets experience less than anticipated prepayments of principal, the yield on POs could be materially and adversely affected.
Adjustable Rate Mortgage Securities.
Adjustable rate mortgages (“ARMs”) have interest rates that reset at periodic intervals. Acquiring ARMs permits the Trust to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMs are based. Such ARMs generally have higher current yield and lower price fluctuations than is the case with more traditional fixed-income securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Trust may potentially reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, the Trust, when holding an ARM, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of the coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMs behave more like fixed-income securities and less like adjustable-rate securities and are subject to the risks associated with fixed-income securities. In addition, during periods of rising interest rates, increases in the coupon rate of ARMs generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.
Sub-Prime
Mortgages
.
Sub-prime
mortgages are mortgages rated below A by Moody’s or S&P. Historically, sub-prime
mortgage loans have been made to borrowers with blemished (or non-existent)
credit records, and the borrower is charged a higher interest rate to compensate for the greater risk of delinquency and the higher costs of loan servicing and collection.
Sub-prime
mortgages are subject to federal and state consumer protection and anti-predatory lending laws and regulations (including, for example, ability-to-repay
and related mortgage origination standards), which in some cases may impose liability or other obligations on assignees and other secondary market purchasers such as the Trust.
Sub-prime
mortgages have certain characteristics and associated risks similar to below investment grade securities, including a higher degree of credit risk, and certain characteristics and associated risks similar to MBS, including prepayment risk.
Mortgage Related ABS
. Asset-backed securities (“ABS”) are bonds backed by pools of loans or other receivables. ABS are created from many types of assets, including in some cases mortgage related asset classes, such as home equity loan ABS. Home equity loan ABS are subject to many of the same risks as RMBS, including interest rate risk and prepayment risk.
Mortgage REITs
. Mortgage REITs invest mostly in mortgages on real estate, which may secure construction, development or long-term loans, and the main source of their income is mortgage interest payments. The value of securities issued by REITs is affected by tax and regulatory requirements and by perceptions of management skill. They also are subject to heavy cash flow dependency and the possibility of failing to qualify for REIT status under the Code or to maintain exemption from the Investment Company Act.
Mortgage Related Derivative Instruments
. The Trust may invest in MBS credit default swaps. MBS credit default swaps include swaps the reference obligation for which is an MBS or related index, such as the CMBX Index (a tradeable index referencing a basket of CMBS), the TRX Index (a tradeable index referencing total return swaps based on CMBS) or the ABX Index (a tradeable index referencing a basket of sub-prime
MBS). The Trust may engage in other derivative transactions related to MBS, including purchasing and selling exchange-listed and over-the-counter
(“OTC”) put and call options, futures and forwards on mortgages and MBS. The Trust may invest in newly developed mortgage related derivatives that may hereafter become available.
Net Interest Margin (NIM) Securities
. The Trust may invest in net interest margin (“NIM”) securities. These securities are derivative interest-only mortgage securities structured off home equity loan transactions. NIM securities receive any “excess” interest computed after paying coupon costs, servicing costs and fees and any credit losses associated with the underlying pool of home equity loans. Like traditional stripped MBS, the yield to maturity on a NIM security is sensitive not only to changes in prevailing interest rates but also to the rate of principal payments (including prepayments) on the underlying home equity loans. NIM securities are highly sensitive to credit losses on the underlying collateral and the timing in which those losses are taken.
Tiered Index Bonds
. Tiered index bonds are relatively new forms of mortgage-related securities. The interest rate on a tiered index bond is tied to a specified index or market rate. So long as this index or market rate is below a predetermined “strike” rate, the interest rate on the tiered index bond remains fixed. If, however, the specified index or market rate rises above the “strike” rate, the interest rate of the tiered index bond will decrease. Thus, under these circumstances, the interest rate on a tiered index bond, like an inverse floater, will move in the opposite direction of prevailing interest rates, with the result that the price of the tiered index bond may be considerably more volatile than that of a fixed-rate bond.
TBA Commitments
. The Trust may enter into “to be announced” or “TBA” commitments. TBA commitments are forward agreements for the purchase or sale of securities, including MBS, for a fixed price, with payment and delivery on an agreed upon future settlement date. The specific securities to be delivered are not identified at the trade date. However, delivered securities must meet specified terms, including issuer, rate and mortgage terms.
Other Mortgage Related Securities
. Other mortgage related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property. Other mortgage related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.
Asset-Backed Securities.
ABS are a form of structured debt obligation. The securitization techniques used for ABS are similar to those used for MBS. ABS are bonds backed by pools of loans or other receivables. The collateral for these securities may include home equity loans, automobile and credit card receivables, boat loans, computer leases, airplane leases, mobile home loans, recreational vehicle loans and hospital account receivables. The Trust may invest in these and other types of ABS that may be developed in the future. ABS present certain risks that are not presented by mortgage related securities. Primarily, these securities may provide the Trust with a less effective security interest in the related collateral than do mortgage related securities. Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these securities.
High Yield Securities
. The Trust may invest in securities rated, at the time of investment, below investment grade quality, such as those rated Ba or lower by Moody’s Investor’s Service, Inc. (“Moody’s”), BB or below by S&P Global Ratings (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or securities comparably rated by other rating agencies, or in unrated securities determined by the Advisors to be of comparable quality. Such securities, sometimes referred to as “high yield” or “junk” bonds, are predominantly speculative with respect to the capacity to pay interest and repay principal in accordance with the terms of the security and generally involve greater price volatility than securities in higher rating categories. Often the protection of interest and principal payments with respect to such securities may be very moderate and issuers of such securities face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.
Lower grade securities, though high yielding, are characterized by high risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated securities. The secondary market for lower grade securities may be less liquid than that of higher rated securities. Adverse conditions could make it difficult at times for the Trust to sell certain high yield securities or could result in lower prices than those used in calculating the Trust’s NAV.
The prices of fixed-income securities generally are inversely related to interest rate changes; however, the price volatility caused by fluctuating interest rates of securities also is inversely related to the coupons of such securities. Accordingly, below investment grade securities may be relatively less sensitive to interest rate changes than higher quality securities of comparable maturity because of their higher coupon. The investor receives this higher coupon in return for bearing greater credit risk. The higher credit risk associated with below investment grade securities potentially can have a greater effect on the market value of such securities than may be the case with higher quality issues of comparable maturity.
Lower grade securities may be particularly susceptible to economic downturns. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.
The ratings of Moody’s, S&P, Fitch and other rating agencies represent their opinions as to the quality of the obligations which they undertake to rate. Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Although these ratings may be an initial criterion for selection of portfolio investments, the Advisors also will independently evaluate these securities and the ability of the issuers of such securities to pay interest and principal. To the extent that the Trust invests in lower grade securities that have not been rated by a rating agency, the Trust’s ability to achieve its investment objective will be more dependent on the Advisors’ credit analysis than would be the case when the Trust invests in rated securities.
Non-U.S.
Securities
. The Trust may invest in
Non-U.S.
Securities. These securities may be U.S. dollar-denominated or
non-U.S.
dollar-denominated. Some
Non-U.S.
Securities may be less liquid and more volatile than securities of comparable U.S. issuers. Similarly, there is less volume and liquidity in most foreign securities markets than in the United States and, at times, greater price volatility than in the United States. Because evidence of ownership of such securities usually is held outside the United States, the Trust will be subject to additional risks if it invests in
Non-U.S.
Securities, which include adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest or dividends on the foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise.
Non-U.S.
Securities may trade on days when the common shares are not priced or traded.
Foreign Currency Transactions
. The Trust’s common shares are priced in U.S. dollars and the distributions paid by the Trust to common shareholders are paid in U.S. dollars. However, a portion of the Trust’s assets may be denominated in
non-U.S.
currencies and the income received by the Trust from such securities will be paid in
non-U.S.
currencies. The Trust also may invest in or gain exposure to
non-U.S.
currencies for investment or hedging purposes. The Trust’s investments in securities that trade in, or receive revenues in,
non-U.S.
currencies will be subject to currency risk, which is the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. The Trust may (but is not required to) hedge some or all of its exposure to
non-U.S.
currencies through the use of derivative strategies, including forward foreign currency exchange contracts, foreign currency futures contracts and options on foreign currencies and foreign currency futures. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that the Trust will engage in such transactions at any given time or from time to time when they would be beneficial. Although the Trust has the flexibility to engage in such transactions, the Advisors may determine not to do so or to do so only in unusual circumstances or market conditions. These transactions may not be successful and may eliminate any chance for the Trust to benefit from favorable fluctuations in relevant foreign currencies. The Trust may also use derivatives contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another.
Strategic Transactions and Other Management Techniques
. The Trust may purchase and sell futures contracts, enter into various interest rate transactions such as swaps, caps, floors or collars, currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currency or currency futures and swap contracts (including, but not limited to, credit default swaps) and may purchase and sell exchange-listed and OTC put and call options on securities and swap contracts, financial indices and futures contracts and use other derivative instruments or management techniques (collectively, “Strategic Transactions”). These Strategic Transactions may be used for duration management and other risk management purposes, including to attempt to protect against possible changes in the market value of the Trust’s portfolio resulting from trends in the securities markets and changes in interest rates or to protect the Trust’s unrealized gains in the value of its portfolio securities, to facilitate the sale of portfolio securities for investment purposes, to establish a position in the securities markets as a temporary substitute for purchasing particular securities or to enhance income or gain. There is no particular strategy that requires use of one technique rather than another as the decision to use any particular strategy or instrument is a function of market conditions and the composition of the portfolio. The use of Strategic Transactions to enhance current income may be particularly speculative. The ability of the Trust to use Strategic Transactions successfully will depend on the Advisors’ ability to predict pertinent market movements as well as sufficient correlation among the instruments, which cannot be assured. The use of Strategic Transactions may result in losses greater than if they had not been used, may require the Trust to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Trust can realize on an investment or may cause the Trust to hold a security that it might otherwise sell. Certain provisions of the Code may restrict or affect the ability of the Trust to engage in Strategic Transactions. In addition, the use of certain Strategic Transactions may give rise to taxable income and have certain other consequences.
Credit Derivatives.
The Trust may engage in credit derivative transactions. There are two broad categories of credit derivatives: default price risk derivatives and market spread derivatives. Default price risk derivatives are linked to the price of reference securities or loans after a default by the issuer or borrower, respectively. Market spread derivatives are based on the risk that changes in market factors, such as credit spreads, can cause a decline in the value of a security, loan or index. There are three basic transactional forms for credit derivatives: swaps, options and structured instruments. The Trust currently intends to invest primarily in credit default swaps. A credit default swap is an agreement between two counterparties that allows one counterparty (the “seller”) to sell the swap and or be “long” on a third party’s credit risk and the other party (the “buyer”) to purchase the swap and be “short” on the credit risk. Typically, the seller agrees to make regular fixed payments to the buyer with the same frequency as the underlying reference bond. In exchange, the seller typically has the right upon default of the underlying bond to put the bond to the buyer in exchange for the bond’s par value plus interest.
Credit-Linked Notes.
The Trust may invest in credit-linked notes (“CLN”) for risk management purposes, including diversification. A CLN is a derivative instrument. It is a synthetic obligation between two or more parties where the payment of principal and/or interest is based on the performance of some obligation (a reference obligation). In addition to credit risk of the reference obligations and interest rate risk, the buyer/seller of the CLN is subject to counterparty risk. The Trust does not currently expect that investments in CLNs will be a significant portion of its investment program (
i.e.,
no more than 5% of its Managed Assets).
Collateralized Debt Obligations
. The Trust may invest in collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other similarly structured securities. CDOs are types of asset-backed securities. A CBO is ordinarily issued by a trust or other special purpose entity (“SPE”) and is typically backed by a diversified pool of fixed-income securities (which may include high risk, below investment grade securities) held by such issuer. A CLO is ordinarily issued by a trust or other SPE and is typically collateralized by a pool of loans, which may include, among others, domestic and
non-U.S.
senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans, held by such issuer. Although certain CDOs may benefit from credit enhancement in the form of a senior-subordinate structure, over-collateralization or bond insurance, such enhancement may not always be present, and may fail to protect the Trust against the risk of loss on default of the collateral. Certain CDO issuers may use derivatives contracts to create “synthetic” exposure to assets rather than holding such assets directly, which entails the risks of derivative instruments described elsewhere in this Prospectus. CDOs may charge management fees and administrative expenses, which are in addition to those of the Trust.

For both CBOs and CLOs, the cash flows from the SPE are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche, which bears the first loss from defaults from the bonds or loans in the SPE and serves to protect the other, more senior tranches from default (though such protection is not complete). Since it is partially protected from defaults, a senior tranche from a CBO or CLO typically has higher ratings and lower yields than its underlying securities, and may be rated investment grade. Despite the protection from the equity tranche, CBO or CLO tranches can experience substantial losses due to actual defaults, downgrades of the underlying collateral by rating agencies, forced liquidation of the collateral pool due to a failure of coverage tests, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults as well as investor aversion to CBO or CLO securities as a class. Interest on certain tranches of a CDO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments.
Other Investment Companies
. The Trust may invest in securities of other investment companies (including ETFs, business development companies and money market trusts, including other investment companies managed by the Advisor or its affiliates), subject to applicable regulatory limits, that invest primarily in securities of the types in which the Trust may invest directly. The Trust generally expects to invest in other investment companies either during periods when it has large amounts of uninvested cash, such as the period shortly after the Trust receives the proceeds of the offering of its common shares (or preferred shares, should the Trust determine to issue preferred shares in the future), or during periods when there is a shortage of attractive fixed income securities available in the market. As a shareholder in an investment company, the Trust will bear its ratable share of that investment company’s expenses and will remain subject to payment of the Trust’s advisory and other fees and expenses with respect to assets so invested. Holders of common shares will therefore be subject to duplicative expenses to the extent the Trust invests in other investment companies (except that it will not be subject to duplicate advisory fees with respect to other investment companies managed by the Advisor or its affiliates). The Advisors will take expenses into account when evaluating the investment merits of an investment in an investment company relative to available equity and/or fixed-income securities investments. In addition, the securities of other investment companies may be leveraged and will therefore be subject to the same leverage risks to which the Trust may be subject to the extent it employs a leverage strategy. As described in the sections entitled “Risks” and “Leverage,” the NAV and market value of leveraged shares will be more volatile and the yield to shareholders will tend to fluctuate more than the yield generated by unleveraged shares.
Investment companies may have investment policies that differ from those of the Trust. In addition, to the extent the Trust invests in other investment companies that are not managed by the Advisor or its affiliates, the Trust will be dependent upon the investment and research abilities of persons other than the Advisors.
The Trust may invest in ETFs, which are investment companies that typically aim to track or replicate a desired index, such as a sector, market or global segment. ETFs are typically passively managed and their shares are traded on a national exchange or The NASDAQ Stock Market, Inc. ETFs do not sell individual shares directly to investors and only issue their shares in large blocks known as “creation units.” The investor purchasing a creation unit may sell the individual shares on a secondary market. Therefore, the liquidity of ETFs depends on the adequacy of the secondary market. There can be no assurance that an ETF’s investment objective will be achieved, as ETFs based on an index may not replicate and maintain exactly the composition and relative weightings of securities in the index. ETFs are subject to the risks of investing in the underlying securities. The Trust, as a holder of the securities of the ETF, will bear its pro rata portion of the ETF’s expenses, including advisory fees (except that it will not be subject to duplicate advisory fees with respect to ETFs managed by the Advisor or its affiliates). These expenses are in addition to the direct expenses of the Trust’s own operations.
The Trust treats its investments in other investment companies that invest substantially all of their assets in fixed income securities as investments in fixed income securities.
Second Lien Loans
. The Trust may invest in second lien or other subordinated or unsecured floating rate and fixed rate loans or debt. Second lien loans have the same characteristics as senior loans except that such loans are second in lien property rather than first. Second lien loans typically have adjustable floating rate interest payments. Accordingly, the risks associated with second lien loans are higher than the risk of loans with first priority over the collateral. In the event of default on a second lien loan, the first priority lien holder has first claim to the underlying collateral of the loan. It is possible that no collateral value would remain for the second priority lien holder, which may result in a loss of investment to the Trust.
Restricted and Illiquid Investments
. The Trust may invest without limitation in illiquid or less liquid investments or investments in which no secondary market is readily available or which are otherwise illiquid, including private placement securities. Liquidity of an investment relates to the ability to dispose easily of the investment and the price to be obtained upon disposition of the investment, which may be less than would be obtained for a comparable more liquid investment. An illiquid investment is any investment that the Trust reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments may trade at a discount from comparable, more liquid investments. Illiquid investments are subject to legal or contractual restrictions on disposition or lack an established secondary trading market. Investment of the Trust’s assets in illiquid investments may restrict the ability of the Trust to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities.
Temporary Defensive Positions;
 Invest-Up
 Period
.
During temporary defensive periods, if the Advisors determine that market conditions warrant, and also during the period in which the net proceeds of this offering of common shares (or preferred shares, should the Trust determine to issue preferred shares in the future) are being invested, the Trust may invest any percentage of its assets without limitation in cash, cash equivalents, money market securities, such as U.S. Treasury and agency obligations, other U.S. Government securities, short-term debt obligations of corporate issuers, certificates of deposit, bankers acceptances, commercial paper (short-term, unsecured, negotiable promissory notes of a domestic or foreign issuer), repurchase agreements, obligations of supranational organizations, bank obligations, including U.S. subsidiaries and branches of foreign banks, or other high quality fixed-income securities. Temporary defensive positions may affect the Trust’s ability to achieve its investment objectives. Generally, such obligations will mature within one year from the date of settlement, but may mature within two years from the date of settlement.
LEVERAGE
The Trust currently utilizes leverage for investment purposes in the form of a bank credit facility. As of December 31, 2025, this leverage represented approximately 16.74% of the Trust’s Managed Assets (which includes the amount obtained from such borrowings). The Trust generally will not utilize leverage if it anticipates that the Trust’s leveraged capital structure would result in a lower return to common stockholders than that obtainable if the common stock were unleveraged for any significant amount of time. At times, the Trust could utilize leverage through borrowings, including the issuance of shares of preferred stock. The Trust has the ability to utilize leverage through borrowings in an amount up to 33
1
⁄
3
% of the value of its Managed Assets (which includes the amount obtained from such borrowings). The Trust also has the ability to utilize leverage through the issuance of preferred shares in an amount up to 50% of the value of its Managed Assets (which includes the amount obtained from such issuance). The Trust may also leverage through the use of reverse repurchase agreements. There can be no assurance that the Trust will borrow in order to leverage its assets or, if it does, what percentage of the Trust’s assets such borrowings will represent.
The use of leverage can create risks. When leverage is employed, the NAV and market price of the common shares and the yield to holders of common shares will be more volatile than if leverage were not used. Changes in the value of the Trust’s portfolio, including securities bought with the proceeds of leverage, will be borne entirely by the holders of common shares. If there is a net decrease or increase in the value of the Trust’s investment portfolio, leverage will decrease or increase, as the case may be, the NAV per common share to a greater extent than if the Trust did not utilize leverage. A reduction in the Trust’s NAV may cause a reduction in the market price of its shares. During periods in which the Trust is using leverage, the fee paid to the Advisor for advisory services will be higher than if the Trust did not use leverage, because the fees paid will be calculated on the basis of the Trust’s Managed Assets, which includes the proceeds from leverage. A failure to pay dividends or make distributions due to leverage could result in the Trust ceasing to qualify as a regulated investment company (“RIC”) under the Code. Any leveraging strategy the Trust employs may not be successful. See “Risks—Leverage Risk.”
Certain types of leverage the Trust may use may result in the Trust being subject to covenants relating to asset coverage and portfolio composition requirements. The Trust may be subject to certain restrictions on investments imposed by one or more lenders or by guidelines of one or more rating agencies, which may issue ratings for any preferred shares issued by the Trust. The terms of any borrowings or rating agency guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the Investment Company Act. The Advisors do not believe that these covenants or guidelines will impede them from managing the Trust’s portfolio in accordance with its investment objectives and policies if the Trust were to utilize leverage.
Under the Investment Company Act, the Trust is not permitted to issue senior securities if, immediately after the issuance of such senior securities, the Trust would have an asset coverage ratio (as defined in the Investment Company Act) of less than 300% with respect to senior securities representing indebtedness (
i.e.
, for every dollar of indebtedness outstanding, the Trust is required to have at least three dollars of assets) or less than 200% with respect to senior securities representing preferred stock (
i.e.
, for every dollar of preferred stock outstanding, the Trust is required to have at least two dollars of assets). The Investment Company Act also provides that the Trust may not declare distributions or purchase its stock (including through tender offers) if, immediately after doing so, it will have an asset coverage ratio of less than 300% or 200%, as applicable. Under the Investment Company Act, certain short-term borrowings (such as for cash management purposes) are not subject to these limitations if (i) repaid within 60 days, (ii) not extended or renewed and (iii) not in excess of 5% of the total assets of the Trust.
Effects of Leverage
Assuming that leverage will represent approximately 16.74% of the Trust’s Managed Assets and that the
Trust
will bear expenses relating to that leverage at an average annual rate of 5.31%, the income generated by the Trust’s portfolio (net of estimated expenses) must exceed 0.89% in order to cover the expenses specifically related to the Trust’s use of leverage. Of course, these numbers are merely estimates used for illustration. Actual leverage expenses will vary frequently and may be significantly higher or lower than the rate estimated above.
The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effect of leverage on common share total return, assuming investment portfolio total returns (comprised of income and changes in the value of investments held in the Trust’s portfolio) of (10)%, (5)%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Trust. The table further reflects the use of leverage representing 16.74% of the Trust’s Managed Assets and an assumed annual cost of leverage of 5.31%.

Assumed Portfolio Total Return (Net of Expenses)	(10.00)%	(5.00)%	0%	5.00%	10.00%
Common Share Total Return	(13.08)%	(7.07)%	(1.07)%	4.94%	10.97%
Common share total return is composed of two elements: the common share dividends paid by the Trust (the amount of which is largely determined by the net investment income of the Trust after paying for any leverage used by the Trust) and gains or losses on the value of the securities the Trust owns. As required by SEC rules, the table assumes that the Trust is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0% the Trust must assume that the interest it receives on its investments is entirely offset by losses in the value of those securities.

Credit Facility
The Trust is a party to a senior committed secured,
360-day
rolling line of credit facility and a separate security agreement (the “SSB Agreement”) with State Street Bank and Trust Company (“SSB”). SSB may elect to terminate its commitment upon
360-days
written notice to the Trust at any time. The Trust has granted a security interest in substantially all of its assets to SSB. Advances will be made by SSB to the Trust, at the Trust’s option of (a) Daily Simple SOFR plus 0.80% or (b) One Month Term SOFR plus 0.80%. SOFR and One Month Term SOFR are subject to a 0% floor. In addition, the Trust pays a commitment fee (based on the daily unused portion of the commitments). The Trust may not declare dividends or make other distributions on shares or purchase any such shares if, at the time of the declaration, distribution or purchase, asset coverage with respect to outstanding borrowings is less than 300%.
The SSB Agreement contains customary provisions regarding requirements to prepay outstanding amounts or incur a penalty rate of interest upon the occurrence of certain events of default, and indemnification of SSB against liabilities it may incur in connection with the credit facility. The SSB Agreement also contains customary covenants that, among other things, limit the Trust’s ability to incur additional debt, change certain of its investment policies and engage in certain transactions, including mergers and consolidations, require asset coverage ratios in addition to those required by the Investment Company Act and have the effect of limiting the Trust’s ability to pay distributions in certain circumstances.
There can be no assurance that the SSB Agreement will not in the future be replaced or refinanced by one or more credit facilities having substantially different terms or by the issuance of preferred shares.
Reverse Repurchase Agreements
The Trust may enter into reverse repurchase agreements with respect to its portfolio investments subject to the investment restrictions set forth herein. Reverse repurchase agreements involve the sale of securities held by the Trust with an agreement by the Trust to repurchase the securities at an agreed upon price, date and interest payment. Reverse repurchase agreements involve the risk that the market value of the securities acquired in connection with the reverse repurchase agreement may decline below the price of the securities the Trust has sold but is obligated to repurchase. Also, reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Trust in connection with the reverse repurchase agreement may decline in price.
If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Trust’s obligation to repurchase the securities and the Trust’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Also, the Trust would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement.
The Trust also may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty that purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Trust’s repurchase of the underlying security.
In accordance with Rule
18f-4
under the Investment Company Act, when the Trust engages in reverse repurchase agreements and similar financing transactions, the Trust may either (i) maintain asset coverage of at least 300% with respect to all such transactions and any other borrowings in the aggregate, or (ii) treat all such transactions as “derivative transactions” and comply with Rule
18f-4
with respect to such transactions. See “Risk Factors in Strategic Transactions and Derivatives—Rule
18f-4
Under the Investment Company Act” in the SAI.

Additionally, regulations adopted by global prudential regulators require certain bank-regulated counterparties and certain of their affiliates to include in certain financial contracts, including many reverse repurchase agreements, terms that delay or restrict the rights of counterparties, such as the Trust, to terminate such agreements, take foreclosure action, exercise other default rights or restrict transfers of credit support in the event that the counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. It is possible that these requirements, as well as potential additional government regulation and other developments in the market, could adversely affect the Trust’s ability to terminate existing reverse repurchase agreements or to realize amounts to be received under such agreements.
Dollar Roll Transactions
The Trust may enter into “dollar roll” transactions. In a dollar roll transaction, the Trust sells a mortgage related or other security to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined
price. A dollar roll transaction can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which the Trust pledges a mortgage related security to a dealer to obtain cash. However, unlike reverse repurchase agreements, the dealer with which the Trust enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Trust, but rather only securities which are “substantially identical,” which generally means that the securities repurchased will bear the same interest rate and a similar maturity as those sold, but the pools of mortgages collateralizing those securities may have different prepayment histories than those sold.
During the period between the sale and repurchase, the Trust will not be entitled to receive interest and principal payments on the securities sold. Proceeds of the sale will be invested in additional instruments for the Trust and the income from these investments will generate income for the Trust. If such income does not exceed the income, capital appreciation and gain that would have been realized on the securities sold as part of the dollar roll, the use of this technique will diminish the investment performance of the Trust compared with what the performance would have been without the use of dollar rolls.
Dollar roll transactions involve the risk that the market value of the securities the Trust is required to purchase may decline below the agreed upon repurchase price of those securities. The Trust’s right to purchase or repurchase securities may be restricted. Successful use of mortgage dollar rolls may depend upon the investment manager’s ability to correctly predict interest rates and prepayments. There is no assurance that dollar rolls can be successfully employed.
Rule
18f-4
under the Investment Company Act permits the Trust to enter into when-issued or forward-settling securities (e.g., dollar rolls and firm and standby commitments, including TBA commitments) and non-standard
settlement cycle securities notwithstanding the limitation on the issuance of senior securities in Section 18 of the Investment Company Act, provided that the Trust intends to physically settle the transaction and the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). If a when-issued, forward-settling or non-standard
settlement cycle security does not satisfy the Delayed-Settlement Securities Provision, then it is treated as a derivatives transaction under Rule
18f-4.
See “Risk Factors in Strategic Transactions and Derivatives—Rule
18f-4
Under the Investment Company Act” in the SAI.
Preferred Shares
The Trust is permitted to leverage its portfolio by issuing preferred shares. Under the Investment Company Act, the Trust is not permitted to issue preferred shares if, immediately after such issuance, the liquidation value of the Trust’s outstanding preferred shares exceeds 50% of its assets (including the proceeds from the issuance) less liabilities other than borrowings (
i.e.
, the value of the Trust’s assets must be at least 200% of the liquidation value of its outstanding preferred shares). In addition, the Trust would not be permitted to declare any cash dividend or other distribution on its common shares unless, at the time of such declaration, the value of the Trust’s assets less liabilities other than borrowings is at least 200% of such liquidation value.

The Trust expects that preferred shares, if issued, will pay adjustable rate dividends based on shorter-term interest rates, which would be redetermined periodically by a fixed spread or remarketing process, subject to a maximum rate which would increase over time in the event of an extended period of unsuccessful remarketing. The adjustment period for preferred share dividends could be as short as one day or as long as a year or more. Preferred shares, if issued, could include a liquidity feature that allows holders of preferred shares to have their shares purchased by a liquidity provider in the event that sell orders have not been matched with purchase orders and successfully settled in a remarketing. The Trust expects that it would pay a fee to the provider of this liquidity feature, which would be borne by common shareholders of the Trust. The terms of such liquidity feature could require the Trust to redeem preferred shares still owned by the liquidity provider following a certain period of continuous, unsuccessful remarketing, which may adversely impact the Trust.
If preferred shares are issued, the Trust may, to the extent possible, purchase or redeem preferred shares from time to time to the extent necessary in order to maintain asset coverage of any preferred shares of at least 200%. In addition, as a condition to obtaining ratings on the preferred shares, the terms of any preferred shares issued are expected to include asset coverage maintenance provisions which will require the redemption of the preferred shares in the event of non-compliance
by the Trust and may also prohibit dividends and other distributions on the common shares in such circumstances. In order to meet redemption requirements, the Trust may have to liquidate portfolio securities. Such liquidations and redemptions would cause the Trust to incur related transaction costs and could result in capital losses to the Trust. Prohibitions on dividends and other distributions on the common shares could impair the Trust’s ability to qualify as a RIC under the Code. If the Trust has preferred shares outstanding, two of the Trustees will be elected by the holders of preferred shares voting separately as a class. The remaining Trustees will be elected by holders of common shares and preferred shares voting together as a single class. In the event the Trust failed to pay dividends on preferred shares for two years, holders of preferred shares would be entitled to elect a majority of the Trustees.
If the Trust issues preferred shares, the Trust expects that it will be subject to certain restrictions imposed by guidelines of one or more rating agencies that may issue ratings for preferred shares issued by the Trust. These guidelines are expected to impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Trust by the Investment Company Act. It is not anticipated that these covenants or guidelines would impede the Advisors from managing the Trust’s portfolio in accordance with the Trust’s investment objectives and policies.
Derivatives
The Trust may enter into derivative transactions that have leverage embedded
in them. Derivative transactions that the Trust may enter into and the risks associated with them are described elsewhere in this Prospectus and are also referred to as “Strategic Transactions.” The Trust cannot assure you that investments in derivative transactions that have leverage embedded in them will result in a higher return on its common shares. Under
Rule 18f-4
under the Investment Company Act, among other things, the Trust must either use derivatives in a limited manner or comply with an outer limit on fund leverage risk based on value-at-risk.
See “Risk Factors in Strategic Transactions and Derivatives—Rule
18f-4
Under the Investment Company Act” in the SAI.
Temporary Borrowings
The Trust may also borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Trust securities.
RISKS
The NAV and market price of, and dividends paid on, the common shares will fluctuate with and be affected by, among other things, the risks of investing in the Trust.

General Risks
Please refer to the section of the Trust’s most recent annual report on Form
N-CSR
entitled “Investment Objectives, Policies and Risks—Risk Factors”, which is incorporated by reference herein, for a discussion of the general risks of investing in the Trust.
Other Risks
Credit-Linked Notes Risk
A CLN is a derivative instrument. It is a synthetic obligation between two or more parties where the payment of principal and/or interest is based on the performance of some obligation (a reference obligation). In addition to the credit risk of the reference obligations and interest rate risk, the buyer/seller of the CLN is subject to counterparty risk.
Collateralized Debt Obligations Risk
The risks of an investment in a CDO depend largely on the type of the collateral securities and the class of the CDO in which the Trust invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. However, an active dealer market may exist for CDOs, allowing a CDO to qualify for Rule 144A transactions. In addition to the normal risks associated with fixed-income securities and ABS generally discussed in this Prospectus, CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default or decline in value or be downgraded, if rated by a nationally recognized statistical rating organization; (iii) the Trust may invest in tranches of CDOs that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the investment return achieved by the Trust could be significantly different than those predicted by financial models; (vi) the lack of a readily available secondary market for CDOs; (vii) the risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (viii) the CDO’s manager may perform poorly.
Investment Companies and ETFs Risk
Subject to the limitations set forth in the Investment Company Act and the rules thereunder, the Trust’s investment policies and the Trust’s governing documents or as otherwise permitted by the SEC, the Trust may acquire shares in other investment companies, including ETFs or business development companies (“BDCs”), some of which may be affiliated investment companies of the Advisor. The market value of the shares of other investment companies may differ from their NAV. As an investor in investment companies, including ETFs or BDCs, the Trust would bear its ratable share of that entity’s expenses, including its investment advisory and administration fees, while continuing to pay its own advisory and administration fees and other expenses (to the extent not offset by the Advisor through waivers). As a result, shareholders will be absorbing duplicate levels of fees with respect to investments in other investment companies, including ETFs or BDCs (to the extent not offset by the Advisor through waivers).
The securities of other investment companies, including ETFs or BDCs, in which the Trust may invest may be leveraged. As a result, the Trust may be indirectly exposed to leverage through an investment in such securities. An investment in securities of other investment companies, including ETFs or BDCs, that use leverage may expose the Trust to higher volatility in the market value of such securities and the possibility that the Trust’s long-term returns on such securities (and, indirectly, the long-term returns of the Trust’s common shares) will be diminished.
The portfolios of index-based ETFs are generally not actively managed and may be affected by a general decline in market segments relating to its index. An index-based ETF typically invests in securities included in, or representative of, its index regardless of their investment merits and does not attempt to take defensive positions in declining markets.
Second Lien Loans Risk
Second lien loans generally are subject to similar risks as those associated with investments in senior loans. Because second lien loans are subordinated or unsecured and thus lower in priority of payment to senior loans, they are subject to the additional risk that the cash flow of the borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Second lien loans generally have greater price volatility and may be less liquid than senior loans.
There is also a possibility that originators will not be able to sell participations in second lien loans, which would create greater credit risk exposure for the holders of such loans. Second lien loans share the same risks as other below investment grade securities.
Reference Rate Replacement Risk
The Trust may be exposed to financial instruments that have transitioned from, or are in the process of transitioning from, the London Interbank Offered Rate (“LIBOR”) to determine payment obligations, financing terms, hedging strategies or investment value.
The United Kingdom’s Financial Conduct Authority (“FCA”), which regulates LIBOR, has ceased publishing all LIBOR settings. In April 2023, however, the FCA announced that some USD LIBOR settings would continue to be published under a synthetic methodology until September 30, 2024 for certain legacy contracts. After September 30, 2024, the remaining synthetic LIBOR settings ceased to be published, and all LIBOR settings have permanently ceased. The Secured Overnight Financing Rate (“SOFR”) is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities in the repurchase agreement (“repo”) market and has been used increasingly on a voluntary basis in new instruments and transactions. Under U.S. regulations that implement a statutory fallback mechanism to replace LIBOR, benchmark rates based on SOFR have replaced LIBOR in certain financial contracts.
Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. While some existing LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate-setting methodology, there may be significant uncertainty regarding the effectiveness of any such alternative methodologies to replicate LIBOR. Not all existing LIBOR-based instruments may have alternative rate-setting provisions and there remains uncertainty regarding the willingness and ability of issuers to add alternative rate-setting provisions in certain existing instruments. Parties to contracts, securities or other instruments using LIBOR may disagree on transition rates or the application of transition regulation, potentially resulting in uncertainty of performance and the possibility of litigation. The Trust may have instruments linked to other interbank offered rates that may also cease to be published in the future.
Unrated Securities Risk
The Trust may purchase securities that are not rated by any rating organization. The Advisors may, after assessing such securities’ credit quality, internally assign ratings to certain of those securities in categories similar to those of rating organizations. Some unrated securities may not have an active trading market or may be difficult to value, which means the Trust might have difficulty selling them promptly at an acceptable price. To the extent that the Trust invests in unrated securities, the Trust’s ability to achieve its investment objectives will be more dependent on the Advisors’ credit analysis than would be the case when the Trust invests in rated securities.

Dividend Risk
Because most of the debt securities held by the Trust will have floating or variable interest rates, the amounts of the Trust’s monthly distributions to its shareholders are expected to vary with fluctuations in market interest rates. Generally, when market interest rates fall, the amount of the distributions to shareholders will likewise decrease.
Inflation Risk
Inflation risk is the risk that the value of assets or income from investment will be worth less in the future, as inflation decreases the value of money. Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy. As inflation increases, the real value of the common shares and distributions on those shares can decline. In addition, during any periods of rising inflation, interest rates on any borrowings by the Trust would likely increase, which would tend to further reduce returns to the holders of common shares.
Deflation Risk
Deflation risk is the risk that prices throughout the economy decline over time, which may have an adverse effect on the market valuation of companies, their assets and their revenues. In addition, deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Trust’s portfolio.
Defensive Investing Risk
For defensive purposes, the Trust may allocate assets into cash or short-term fixed-income securities without limitation. In doing so, the Trust may succeed in avoiding losses but may otherwise fail to achieve its investment objective. Further, the value of short-term fixed-income securities may be affected by changing interest rates and by changes in credit ratings of the investments. If the Trust holds cash uninvested it will be subject to the credit risk of the depository institution holding the cash.
Risks Associated with Recent Market Events
Although interest rates were unusually low in recent years in the U.S. and abroad, in 2022, the Federal Reserve and certain foreign central banks raised interest rates as part of their efforts to address rising inflation. The Federal Reserve and certain foreign central banks have started to lower interest rates, though economic or other factors, such as inflation, could stop such changes. It is difficult to accurately predict the pace at which interest rates might change, the timing, frequency or magnitude of any such changes in interest rates, or when such changes might stop or again reverse course. Additionally, various economic and political factors could cause the Federal Reserve or other foreign central banks to change their approach in the future and such actions may result in an economic slowdown both in the U.S. and abroad. Unexpected changes in interest rates could lead to significant market volatility or reduce liquidity in certain sectors of the market. Deteriorating economic fundamentals may, in turn, increase the risk of default or insolvency of particular issuers, negatively impact market value, cause credit spreads to widen, and reduce bank balance sheets. Any of these could cause an increase in market volatility, reduce liquidity across various markets or decrease confidence in the markets, which could negatively affect the value of debt instruments held by the Trust and result in a negative impact on the Trust’s performance.
Recent policy initiatives undertaken by the U.S. government have the potential to impact international relations, trade agreements and the overall regulatory environment in ways that could create uncertainty and instability in domestic and global markets, and could adversely affect the investment performance of the Trust. In particular, actions taken by the U.S. government in respect of international trade relations could lead to trade wars, increased costs for imported goods, disruptions in supply chains, reduced foreign investment, and instability in regions where the Trust invests. Political and diplomatic events within the United States, including a contentious domestic political environment, changes in political party control of one or more branches of the U.S. Government, the U.S. Government’s inability at times to agree on a long-term budget and deficit reduction plan, the threat of a U.S. Government shutdown, and disagreements over, or threats not to increase, the U.S. Government’s borrowing limit (or “debt ceiling”), as well as political and diplomatic events abroad, may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. A downgrade of the ratings of U.S. Government debt obligations, or concerns about the U.S. Government’s credit quality in general, could have a substantial negative effect on the U.S. and global economies. For example, concerns about the U.S. Government’s credit quality may cause increased volatility in the stock and bond markets, higher interest rates, reduced prices and liquidity of U.S. Treasury securities, and/or increased costs of various kinds of debt. Moreover, although the U.S. Government has honored its credit obligations, there remains a possibility that the United States could default on its obligations. The consequences of such an unprecedented event are impossible to predict, but it is likely that a default by the United States would be highly disruptive to the U.S. and global securities markets and could significantly impair the value of the Trust’s investments.
In recent years, some countries, including the United States, have adopted more protectionist trade policies. Slowing global economic growth, the rise in protectionist trade policies, inflationary pressures, changes to some major international trade agreements, risks associated with the trade agreements between countries and regions, including the U.S. and other foreign nations, political or economic dysfunction within some countries or regions, including the U.S., and dramatic changes in commodity and currency prices could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, if the U.S. dollar continues to be strong, it may decrease foreign demand for U.S. assets, which could have a negative impact on certain issuers and/or industries.
Market Disruption and Geopolitical Risk
Investments by the Trust are materially affected by conditions in the global financial markets and economic and political conditions throughout the world, such as interest rates, the availability and cost of credit, inflation rates, economic uncertainty, changes in laws, trade policies, commodity prices, tariffs, currency exchange rates and controls and national and international political circumstances (including wars and other forms of conflict, terrorist acts, and security operations) and catastrophic events such as fires, floods, earthquakes, tornados, hurricanes and pandemics could materially affect the Trust’s investments to the extent it materially affects global economies or global financial markets.
Additionally, the occurrence of events similar to those in recent years, such as localized wars, instability, new and ongoing epidemics and pandemics of infectious diseases and other global health events, natural/environmental disasters, terrorist attacks in the United States and around the world, social and political discord, debt crises, sovereign debt downgrades, increasingly strained relations between the United States and a number of foreign countries, new and continued political unrest in various countries, the exit or potential exit of one or more countries from the European Union, continued changes in the balance of political power among and within the branches of the U.S. government, government shutdowns and other factors, may result in market volatility, may have long term effects on the United States and worldwide financial markets, and may cause further economic uncertainties in the United States and worldwide and could have a significant adverse impact on the value and risk profile of the Trust’s portfolio. These factors are outside of the Trust’s control and may affect the level and volatility of securities prices and the liquidity and value of the Trust’s portfolio investments, and the Trust may not be able to successfully manage its exposure to these conditions, which may result in substantial losses to Shareholders.
Russia launched a large-scale invasion of Ukraine on February 24, 2022. The extent and duration of this military action, resulting sanctions and future local, regional or global market disruptions, are impossible to predict, but could be significant. Any such disruptions caused by Russian military action or other actions (including cyberattacks and espionage) or resulting actual and threatened responses to such activity, including purchasing and financing restrictions, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks on Russian entities or individuals, including politicians, could have a severe adverse effect on the region, including significant negative economic impacts. How long such military action and related events will last cannot be predicted.
In recent years, the U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries, and has made proposals and taken actions related thereto, including the imposition of tariffs on imported goods. Tariffs on imported goods could further increase costs, decrease margins, reduce the competitiveness of products and services offered by current and future portfolio companies and adversely affect the revenues and profitability of portfolio companies whose businesses rely on goods imported from such impacted jurisdictions. More generally, these actions may trigger a significant reduction in international trade, the oversupply of certain manufactured goods, substantial price reductions of goods and possible failure of individual companies and/or large segments of a foreign country’s export industry, which could have a negative impact on the Trust’s performance. The U.S. government has imposed, and may in the future further increase, tariffs on certain foreign goods, including from China, such as steel and aluminum. Some foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods. Most recently, the current U.S. presidential administration has imposed or sought to impose significant increases to tariffs on goods imported into the United States, including from China, Canada and Mexico. U.S. companies that source material and goods from China and those that make large amounts of sales in China would be particularly vulnerable to an escalation of trade tensions. Uncertainty regarding the outcome of the trade tensions and the potential for a trade war could cause the U.S. dollar to decline against safe-haven currencies, such as the Japanese yen and the euro. Events such as these, and their consequences, are difficult to predict and it is unclear whether further tariffs may be imposed or other escalating actions may be taken in the future. Increased trade tensions could have a material adverse effect on the global economy. The Trust and its portfolio investments could be materially and adversely affected.
The occurrence of any of these above events could have a significant adverse impact on the value and risk profile of the Trust’s portfolio. The Trust does not know how long the securities markets may be affected by similar events and cannot predict the effects of similar events in the future on the U.S. economy and securities markets. There can be no assurance that similar events and other market disruptions will not have other material and adverse implications.
Cybersecurity incidents affecting particular companies or industries may adversely affect the economies of particular countries of the world in which the Trust invests.
Regulation and Government Intervention Risk
Federal, state, and other governments, their regulatory agencies or self-regulatory organizations may take actions that affect the regulation of the issuers in which the Trust invests in ways that are unforeseeable. Legislation or regulation may also change the way in which the Trust is regulated. Such legislation or regulation could limit or preclude the Trust’s ability to achieve its investment objectives.
In light of popular, political and judicial focus on finance related consumer protection, financial institution practices are also subject to greater scrutiny and criticism generally. In the case of transactions between financial institutions and the general public, there may be a greater tendency toward strict interpretation of terms and legal rights in favor of the consuming public, particularly where there is a real or perceived disparity in risk allocation and/or where consumers are perceived as not having had an opportunity to exercise informed consent to the transaction. In the event of conflicting interests between retail investors holding common shares of a closed-end
investment company such as the Trust and a large financial institution, a court may similarly seek to strictly interpret terms and legal rights in favor of retail investors.

The Trust may be affected by governmental action in ways that are not f ores
eeable, and there is a possibility that such actions could have a significant adverse effect on the Trust and its ability to achieve its investment objective.
Investment Company Act Regulations
The Trust is a registered
closed-end
management investment company and as such is subject to regulations under the Investment Company Act. Generally speaking, any contract or provision thereof that is made, or where performance involves a violation of the Investment Company Act or any rule or regulation thereunder is unenforceable by either party unless a court finds otherwise.
Regulation as a “Commodity Pool”
The CFTC subjects advisers to registered investment companies to regulation by the CFTC if a fund that is advised by the investment adviser either (i) invests, directly or indirectly, more than a prescribed level of its liquidation value in CFTC-regulated futures, options and swaps (“CFTC Derivatives”), or (ii) markets itself as providing investment exposure to such instruments. To the extent the Trust uses CFTC Derivatives, it intends to do so below such prescribed levels and will not market itself as a “commodity pool” or a vehicle for trading such instruments. Accordingly, the Advisor has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) pursuant to Rule 4.5 under the CEA. The Advisor is not, therefore, subject to registration or regulation as a “commodity pool operator” under the CEA in respect of the Trust.
Failures of Futures Commission Merchants and Clearing Organizations Risk
The Trust is required to deposit funds to margin open positions in cleared derivative instruments (both futures and swaps) with a clearing broker registered as a “futures commission merchant” (“FCM”). The CEA requires an FCM to segregate all funds received from customers with respect to any orders for the purchase or sale of U.S. domestic futures contracts and cleared swaps from the FCM’s proprietary assets. Similarly, the CEA requires each FCM to hold in a separate secure account all funds received from customers with respect to any orders for the purchase or sale of foreign futures contracts and segregate any such funds from the funds received with respect to domestic futures contracts. However, all funds and other property received by an FCM from its customers are held by an FCM on a commingled basis in an omnibus account and amounts in excess of assets posted to the clearing organization may be invested by an FCM in certain instruments permitted under the applicable regulation. There is a risk that assets deposited by the Trust with any FCM as margin for futures contracts or commodity options may, in certain circumstances, be used to satisfy losses of other clients of the Trust’s FCM. In addition, the assets of the Trust posted as margin against both swaps and futures contracts may not be fully protected in the event of the FCM’s bankruptcy.
Legal, Tax and Regulatory Risks
Legal, tax and regulatory changes could occur that may have material adverse effects on the Trust.
To qualify for the favorable U.S. federal income tax treatment generally accorded to RICs, the Trust must, among other things, derive in each taxable year at least 90% of its gross income from certain prescribed sources and distribute for each taxable year at least 90% of its “investment company taxable income” (generally, ordinary income plus the excess, if any, of net short-term capital gain over net long-term capital loss). If for any taxable year the Trust does not qualify as a RIC, all of its taxable income for that year (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions would be taxable as ordinary dividends to the extent of the Trust’s current and accumulated earnings and profits.

The current presidential administration has called for significant changes to U.S. fiscal, tax, trade, healthcare, immigration, foreign, and government regulatory policy. In this regard, there is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify
macroeconomic and political risks with potentially
far-reaching
implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, inflation, foreign exchange rates, trade volumes and fiscal and monetary policy. To the extent the U.S. Congress or the current presidential administration implements changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, corporate taxes, healthcare, the U.S. regulatory environment, inflation and other areas. Although the Trust cannot predict the impact, if any, of these changes to the Trust’s business, they could adversely affect the Trust’s business, financial condition, operating results and cash flows. Until the Trust knows what policy changes are made and how those changes impact the Trust’s business and the business of the Trust’s competitors over the long term, the Trust will not know if, overall, the Trust will benefit from them or be negatively affected by them.
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.
Potential Conflicts of Interest of the Advisor,
Sub-Advisor
and Others
The investment activities of the Advisor, the
Sub-Advisor
and their affiliates (including BlackRock, Inc. and its subsidiaries (collectively, the “Affiliates”)), and their respective directors, officers or employees, in managing their own accounts and other accounts, may present conflicts of interest that could disadvantage the Trust and its shareholders. The Advisor and its Affiliates may engage in proprietary trading and advise accounts and other funds that have investment objectives similar to those of the Trust and/or that engage in and compete for transactions in the same or similar types of securities, currencies and other assets as are held by the Trust. Subject to the requirements of the Investment Company Act, the Advisor and its Affiliates intend to engage in such activities and may receive compensation from third parties for their services. Neither the Advisor nor any Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Trust. As a result, an Affiliate may compete with the Trust for appropriate investment opportunities. The results of the Trust’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate. It is possible that the Trust could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible. The Advisor has adopted policies and procedures designed to address potential conflicts of interest. For additional information about potential conflicts of interest and the way in which BlackRock addresses such conflicts, please see “Conflicts of Interest” and “Management of the Trust—Portfolio Management—Potential Material Conflicts of Interest” in the SAI.
Decision-Making Authority Risk
Investors have no authority to make decisions or to exercise business discretion on behalf of the Trust, except as set forth in the Trust’s governing documents. The authority for all such decisions is generally delegated to the Board, which in turn, has delegated the day-to-day
management of the Trust’s investment activities to the Advisors, subject to oversight by the Board.
Management Risk
The Trust is subject to management risk because it is an actively managed investment portfolio. The Advisors and the individual portfolio managers will apply investment techniques and risk analyses in making investment decisions for the Trust, but there can be no guarantee that these will produce the desired results. The Trust may be subject to a relatively high level of management risk because the Trust may invest in derivative instruments, which may be highly specialized instruments that require investment techniques and risk analyses different from those associated with equities and bonds.
Reliance on the Advisors Risk
The Trust is dependent upon services and resources provided by the Advisors, and therefore the Advisors’ parent, BlackRock. The Advisors are not required to devote their full time to the business of the Trust and there is no guarantee or requirement that any investment professional or other employee of the Advisors will allocate a substantial portion of his or her time to the Trust. The loss of one or more individuals involved with the Advisors could have a material adverse effect on the performance or the continued operation of the Trust. For additional information on the Advisors and BlackRock, see “Management of the Trust—Investment Advisor and
Sub-Advisor.”
Reliance on Service Providers Risk
The Trust must rely upon the performance of service providers to perform certain functions, which may include functions that are integral to the Trust’s operations and financial performance. Failure by any service provider to carry out its obligations to the Trust in accordance with the terms of its appointment, to exercise due care and skill or to perform its obligations to the Trust at all as a result of insolvency, bankruptcy or other causes could have a material adverse effect on the Trust’s performance and returns to shareholders. The termination of the Trust’s relationship with any service provider, or any delay in appointing a replacement for such service provider, could materially disrupt the business of the Trust and could have a material adverse effect on the Trust’s performance and returns to shareholders.
Information Technology Systems Risk
The Trust is dependent on the Advisors for certain management services as well as back-office functions. The Advisors depend on information technology systems in order to assess investment opportunities, strategies and markets and to monitor and control risks for the Trust. It is possible that a failure of some kind which causes disruptions to these information technology systems could materially limit the Advisors’ ability to adequately assess and adjust investments, formulate strategies and provide adequate risk control. Any such information technology-related difficulty could harm the performance of the Trust. Further, failure of the back-office functions of the Advisors to process trades in a timely fashion could prejudice the investment performance of the Trust.
Operational and Technology Risks
The Trust and the entities with which it interacts directly or indirectly are susceptible to operational and technology risks, including those related to human errors, processing errors, communication errors, systems failures, cybersecurity incidents, and the use of artificial intelligence and machine learning (“AI”), which may result in losses for the Trust and its shareholders or impair the Trust’s operations. These entities include, but are not limited to, the Trust’s adviser, administrator, distributor, other service providers (e.g., index and benchmark providers, accountants, custodians, and transfer agents), financial intermediaries, counterparties, market makers, authorized participants, listing exchanges, other financial market operators, and governmental authorities. Operational and technology risks for the issuers in which the Trust invests could also result in material adverse consequences for such issuers and may cause the Trust’s investments in such issuers to lose value. The Trust may incur substantial costs in order to mitigate operational and technology risks.
Cybersecurity incidents can result from deliberate attacks or unintentional events against an issuer in which the Trust invests, the Trust or any of its service providers. They include, but are not limited to, gaining unauthorized access to systems, misappropriating assets or sensitive information, corrupting or destroying data, and causing operational disruption. Geopolitical tension may increase the scale and sophistication of deliberate attacks, particularly those from nation states or from entities with nation state backing. Cybersecurity incidents may result in any of the following: financial losses; interference with the Trust’s ability to calculate its NAV; disclosure of confidential information; impediments to trading; submission of erroneous trades by the Trust or erroneous subscription or redemption orders; the inability of the Trust or its service providers to transact business; violations of applicable privacy and other laws; regulatory fines; penalties; reputational damage; reimbursement or other compensation costs; and other legal and compliance expenses. Furthermore, cybersecurity incidents may render records of the Trust, including records relating to its assets and transactions, shareholder ownership of Trust shares, and other data integral to the Trust’s functioning, inaccessible, inaccurate or incomplete. Power outages, natural disasters, equipment malfunctions and processing errors that threaten information and technology systems relied upon by the Trust or its service providers, as well as market events that occur at a pace that overloads these systems, may also disrupt business operations or impact critical data. In addition, the risks of increased use of AI technologies, such as machine learning, include data risk, transparency risk, and operational risk. The AI technologies, which are generally highly reliant on the collection and analysis of large amounts of data, may incorporate biased or inaccurate data, and it is not possible or practicable to incorporate all relevant data into such technologies. The output or results of any such AI technologies may therefore be incomplete, erroneous, distorted or misleading. Further, AI tools may lack transparency as to how data is utilized and how outputs are generated. AI technologies may also allow the unintended introduction of vulnerabilities into infrastructures and applications. The Trust and its shareholders could be negatively impacted as a result of these risks associated with AI technologies. AI technologies and their current and potential future applications, and the regulatory frameworks within which they operate, continue to quickly evolve, and it is impossible to anticipate the full scope of future AI capabilities or rules and the associated risks to the Trust.
While the Trust’s service providers are required to have appropriate operational, information security and cybersecurity risk management policies and procedures, their methods of risk management may differ from those of the Trust in the setting of priorities, the personnel and resources available or the effectiveness of relevant controls. The Trust and its adviser seek to reduce these risks through controls, procedures and oversight, including establishing business continuity plans and risk management systems. However, there are inherent limitations in such plans and systems, including the possibility that certain risks that may affect the Trust have not been identified or may emerge in the future; that such plans and systems may not completely eliminate the occurrence or mitigate the effects of operational or information security disruptions or failures or of cybersecurity incidents; or that prevention and remediation efforts will not be successful or that incidents will go undetected. The Trust cannot control the systems, information security
or other cybersecurity of the issuers in which it invests or its service providers, counterparties, and other third parties whose activities affect the Trust.
Lastly, the regulatory climate governing cybersecurity and data protection is developing quickly and may vary considerably across jurisdictions. Regulators continue to develop new rules and standards related to cybersecurity and data protection. Compliance with evolving regulations can be demanding and costly, requiring substantial resources to monitor and implement required changes.
Misconduct of Employees and of Service Providers Risk
Misconduct or misrepresentations by employees of the Advisors or the Trust’s service providers could cause significant losses to the Trust. Employee misconduct may include binding the Trust to transactions that exceed authorized limits or present unacceptable risks and unauthorized trading activities, concealing unsuccessful trading activities (which, in any case, may result in unknown and unmanaged risks or losses) or making misrepresentations regarding any of the foregoing. Losses could also result from actions by the Trust’s service providers, including, without limitation, failing to recognize trades and misappropriating assets. In addition, employees and service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting the Trust’s business prospects or future marketing activities. Despite the Advisors’ due diligence efforts, misconduct and intentional misrepresentations may be undetected or not fully comprehended, thereby potentially undermining the Advisors’ due diligence efforts. As a result, no assurances can be given that the due diligence performed by the Advisors will identify or prevent any such misconduct.

Anti-Takeover Provisions Risk
The Trust’s Agreement and Declaration of Trust and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Trust or convert the Trust to open-end
status or to change the composition of the Board. Such provisions could limit the ability of shareholders to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Trust. See “Certain Provisions in the Agreement and Declaration of Trust and Bylaws.”
HOW THE TRUST MANAGES RISK
Investment Limitations
The Trust has adopted certain investment limitations designed to limit investment risk. Some of these limitations are fundamental and thus may not be changed without the approval of the holders of a majority of the outstanding common shares. See “Investment Objectives and Policies—Investment Restrictions” in the SAI.
The restrictions and other limitations set forth throughout this Prospectus and in the SAI apply only at the time of purchase of securities and will not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of the acquisition of securities.
Strategic Transactions
The Trust may use certain Strategic Transactions designed to limit the risk of price fluctuations of securities and to preserve capital. These Strategic Transactions include using swaps, financial futures contracts, options on financial futures or options based on either an index of long-term securities, or on securities whose prices, in the opinion of the Advisors, correlate with the prices of the Trust’s investments. There can be no assurance that Strategic Transactions will be used or used effectively to limit risk, and Strategic Transactions may be subject to their own risks.
MANAGEMENT OF THE TRUST
Trustees and Officers
The Board is responsible for the overall management of the Trust, including supervision of the duties performed by the Advisors. There are ten Trustees. A majority of the Trustees are Independent Trustees of the Trust. The name and business address of the Trustees and officers of the Trust and their principal occupations and other affiliations during the past five years are set forth under “Management of the Trust” in the SAI.
Investment Advisor and
Sub-Advisor
The Advisor acts as the Trust’s investment adviser. The Advisor is responsible for the management of the Trust’s portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operation of the Trust. BlackRock International Limited acts as the Trust’s sub-adviser
and performs certain of the
day-to-day
investment management of the Trust. The Advisor, located at 100 Bellevue Parkway, Wilmington, Delaware 19809, and BlackRock International Limited, located at Exchange Place One, 1 Semple St., Edinburgh, EH3 8BL, United Kingdom, are majority-owned subsidiaries of BlackRock.
BlackRock is one of the world’s largest publicly-traded investment management firms. As of December 31, 2025, BlackRock’s assets under management were approximately $14 trillion. BlackRock has over 35 years of experience managing closed-end products and, as of December 31, 2025, advised a registered closed-end family of 49 exchange-listed active funds with approximately $44 billion in assets.

BlackRock is independent in ownership and governance, with no single majority shareholder and a majority of independent directors.
Investment Philosophy
The Advisors choose securities and sectors that they believe will outperform other securities and sectors based on fundamentals and not just interest rates. The Advisors manage fixed income portfolios by using a strategy that invests in sectors of the fixed income market that they believe are undervalued by moving out of sectors that the Advisors believe are fairly or overvalued. The Advisors research and are active in analyzing the sectors which they believe are under, fairly and overvalued in order to achieve a portfolio’s investment objective. The Advisors have in-depth
expertise in all sectors of the fixed income market. The Advisors specialize in managing fixed income portfolios against both published and customized benchmarks.
In selecting securities for the Trust’s portfolio, the Advisors will seek to identify issuers and industries that they believe are likely to experience stable or improving financial conditions. The Advisors believe this strategy should enhance the Trust’s ability to seek total return. The Advisors’ analysis includes:

•	credit research on the issuers’ financial strength;

•	assessment of the issuers’ ability to meet principal and interest payments;

•	general industry trends;

•	the issuers’ managerial strength;

•	changing financial conditions;

•	borrowing requirements or debt maturity schedules; and

•	the issuers’ responsiveness to change in business conditions and interest rates.
The Advisors consider relative values among issuers based on anticipated cash flow, interest or dividend coverage, asset coverage and earnings prospects.
The BlackRock organization’s philosophy has not changed since the inception of the firm. The technology that enables the Advisors to implement their investment strategies, however, is constantly evolving. The Advisors’ commitment to maintaining and developing their state-of-the-art
analytics in the most efficient manner is manifest in (1) the development of proprietary tools, (2) the use of external tools to assist in their analysis and (3) the integration of all of these tools into a unique portfolio level risk management system. By continually updating their analytics and systems, the Advisors attempt to better quantify and evaluate the risk of each investment decision.
The Advisors’ style is designed with the objective of generating excess returns with lower risk than their benchmarks and competitors. The use of these advanced analytics attempts to provide real time analysis of a vast array of risk measures designed to measure the potential impact of various strategies on total return. As a result, the Advisors seek to add consistent value and control performance volatility consistent with the Trust’s investments.
Portfolio Managers
The members of the portfolio management team who are primarily responsible for the day-to-day management
of the Trust’s portfolio are as follows:
David Delbos
, Managing Director, is
Co-Head
of the Global Leveraged Finance team within BlackRock’s Private Financing Solutions (PFS) Platform. The Leveraged Finance team manages approximately $100 billion of dedicated high yield and leveraged loan strategies on a global and regional basis. Mr. Delbos, together with Mitch Garfin, leads the team and oversees dedicated Global, U.S., European, and Asia high yield and leveraged loan strategies, as well as the Magnetite and BlackRock European CLO franchises.
Mr. Delbos’ tenure with the firm dates back to 2002. He spent ten years as a credit research analyst in the US Leveraged Finance group where he was responsible for providing investment recommendations on companies in the consumer cyclicals, retail, industrials, services and packaging sectors. In 2012, Mr. Delbos transitioned to a relative value portfolio management role, also within the US Leveraged Finance group, where he looked across all industries. Additionally, Mr. Delbos worked alongside BlackRock Global Credit’s Chief Investment Officer in managing the liquid credit sleeves of several BlackRock-managed hedge funds. He assumed his current, senior responsibilities in 2014. Mr. Delbos began his career in 2000 as an analyst in the mergers & acquisitions investment banking division of Deutsche Bank Securities Inc.
Mr. Delbos earned a bachelor’s degree Magna Cum Laude in History from Tufts University in 2000.
Mitchell S. Garfin
, CFA, Managing Director, is
Co-Head
of the Global Leveraged Finance team within BlackRock’s Private Financing Solutions (PFS) Platform. The Leveraged Finance team manages approximately $100 billion of dedicated high yield and leveraged loan strategies on a global and regional basis. Mr. Garfin, together with David Delbos, leads the team and oversees dedicated Global, U.S., European, and Asia high yield and leveraged loan strategies, as well as the Magnetite and BlackRock European CLO franchises.
Mr. Garfin’s tenure with the firm dates back to 1997 when he joined as an Analyst. He spent three years in the Account Management Group where he maintained responsibility for developing and maintaining relationships with the firm’s taxable financial institution clients. In 2000, Mr. Garfin moved to the investment side of the business where he initially spent four years as an investment grade credit research analyst. Here, he was responsible for providing investment recommendations on companies in the metals & mining, paper & packaging, utilities and energy sectors. In 2005, Mr. Garfin transitioned to a portfolio management role with the investment grade credit team where he was responsible for sector positioning and trading within the commodities and basic materials sectors. Since 2007, Mr. Garfin has been a portfolio manager with the high yield credit team, and he assumed his current, senior responsibilities in 2014.
Mr. Garfin earned a bachelor’s degree, with distinction, in Finance from the University of Michigan in 1997 and an MBA degree in Finance and Economics from NYU Stern in 2005.
Carly Wilson
, Managing Director, is a member of BlackRock’s Private Financing Solutions (PFS) Platform. She is Lead Portfolio Manager for the platform’s bank loan strategies.
Ms. Wilson joined BlackRock in 2009. Since joining, Ms. Wilson has focused on Credit investing, across sectors, spanning many different mandates and client types
(open-end
funds, offshore funds, CLOs, separate accounts, ETFs). Prior to BlackRock, Ms. Wilson worked at multi-strategy hedge fund R3 Capital where she focused on credit research and portfolio management. Previously, she worked at Lehman Brothers in Global Principal Strategies as part of the capital structure arbitrage investment team. Ms. Wilson began her career in equity trading at Lehman Brothers.
Ms. Wilson is currently on the Board of Directors of the LSTA, and a member of the Board’s Executive Committee. She is also Treasurer of the Women’s Bond Club. Ms. Wilson graduated from the Wharton School of Business at the University of Pennsylvania.
The SAI provides additional information about other accounts managed by the portfolio management team, the compensation of each portfolio manager and the ownership of the Trust’s securities by each portfolio manager.

Investment Management Agreements
Pursuant to an investment management agreement between the Advisor and the Trust (the “Investment Management Agreement”), the Trust has agreed to pay the Advisor a monthly management fee at an annual rate equal to 0.75% of the average weekly value of the Trust’s Managed Assets (as defined above) (as of December 31, 2025, the leverage was 20.11% of the Trust’s net assets, assuming leverage of approximately 16.74% of the Trust’s Managed Assets). Because the management fee is calculated on the basis of Managed Assets, which includes assets attributable to leverage, the fee paid to the Advisor will be higher than if the Trust did not use leverage.
The Advisor, and not the Trust, pays an annual
sub-advisory
fee to the
Sub-Advisor
equal to a percentage of the management fee received by the Advisor from the Trust with respect to the average daily value of the Managed Assets of the Trust allocated to the
Sub-Advisor.
A discussion regarding the basis for the approval of the Investment Management Agreement and the sub-investment
advisory agreement by the Board is available in the Trust’s semi-annual report to shareholders for the period ended June 30, 2025.
Except as otherwise described in this Prospectus, the Trust pays, in addition to the fees paid to the Advisor, all other costs and expenses of its operations, including compensation of its Trustees (other than those affiliated with the Advisor), custodian, leveraging expenses, transfer and dividend disbursing agent expenses, legal fees, rating agency fees, listing fees and expenses, expenses of independent auditors, expenses of repurchasing shares, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies and taxes, if any.
The Trust and the Advisor have entered into the Fee Waiver Agreement, pursuant to which the Advisor has contractually agreed to waive the management fee with respect to any portion of the Trust’s assets attributable to investments in any equity and fixed-income mutual funds and ETFs managed by the Advisor or its affiliates and other exchange-traded products sponsored by the Advisor or its affiliates, in each case that have a contractual management fee, through June 30, 2027. In addition, pursuant to the Fee Waiver Agreement, the Advisor has contractually agreed to waive its management fees by the amount of investment advisory fees the Trust pays to the Advisor indirectly through its investment in money market funds advised by the Advisor or its affiliates, through June 30, 2027. The Fee Waiver Agreement may be continued from year to year thereafter, provided that such continuance is specifically approved by the Advisor and the Trust (including by a majority of the Trust’s Independent Trustees). Neither the Advisor nor the Trust is obligated to extend the Fee Waiver Agreement. The Fee Waiver Agreement may be terminated at any time, without the payment of any penalty, only by the Trust (upon the vote of a majority of the Independent Trustees or a majority of the outstanding voting securities of the Trust), upon 90 days’ written notice by the Trust to the Advisor.
Administration and Accounting Services
State Street Bank and Trust Company provides certain administration and accounting services to the Trust pursuant to an Administration and Fund Accounting Services Agreement (the “Administration Agreement”). Pursuant to the Administration Agreement, State Street Bank and Trust Company provides the Trust with, among other things, customary fund accounting services, including computing the Trust’s NAV and maintaining books, records and other documents relating to the Trust’s financial and portfolio transactions, and customary fund administration services, including assisting the Trust with regulatory filings, tax compliance and other oversight activities. For these and other services it provides to the Trust, State Street Bank and Trust Company is paid a monthly fee from the Trust at an annual rate ranging from 0.0075% to 0.015% of the Trust’s Managed Assets, along with an annual fixed fee ranging from $3,000 to $10,000 for the services it provides to the Trust.

Custodian and Transfer Agent
The custodian of the assets of the Trust is State Street Bank and Trust Company, whose principal business address is One Congress Street, Boston, Massachusetts 02114. The custodian is responsible for, among other things, receipt of and disbursement of funds from the Trust’s accounts, establishment of segregated accounts as necessary, and transfer, exchange and delivery of Trust portfolio securities.
Computershare Trust Company, N.A., whose principal business address is 150 Royall Street, Canton, Massachusetts 02021, serves as the Trust’s transfer agent with respect to the common shares.
Independent Registered Public Accounting Firm
Deloitte & Touche LLP, whose principal business address is 115 Federal Street, Boston, Massachusetts 02110, is the independent registered public accounting firm of the Trust and is expected to render an opinion annually on the financial statements of the Trust.
NET ASSET VALUE
The NAV of the Trust’s common shares will be computed based upon the value of the Trust’s portfolio securities and other assets. NAV per common share will be determined as of the close of the regular trading session on the NYSE on each business day on which the NYSE is open for trading. The Trust calculates NAV per common share by subtracting the Trust’s liabilities (including accrued expenses, dividends payable and any borrowings of the Trust), and the liquidation value of any outstanding preferred shares of the Trust from the Trust’s total assets (the value of the securities the Trust holds plus cash or other assets, including interest accrued but not yet received) and dividing the result by the total number of common shares of the Trust outstanding.
Valuation of securities held by the Trust is as follows:
Equity Investments
. Equity securities traded on a recognized securities exchange (e.g., NYSE), on separate trading boards of a securities exchange or through a market system that provides contemporaneous transaction pricing information (each, an “Exchange”) are valued using information obtained via independent pricing services generally at the Exchange closing price or if an Exchange closing price is not available, the last traded price on that Exchange prior to the time as of which the assets or liabilities are valued. However, under certain circumstances, other means of determining current market value may be used. If an equity security is traded on more than one Exchange, the current market value of the security where it is primarily traded generally will be used. In the event that there are no sales involving an equity security held by the Trust on a day on which the Trust values such security, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such security. If the Trust holds both long and short positions in the same security, the last bid price will be applied to securities held long and the last ask price will be applied to securities sold short. If no bid or ask price is available on a day on which the Trust values such security, the prior day’s price will be used, unless the Advisor determines that such prior day’s price no longer reflects the fair value of the security, in which case such asset would be treated as a Fair Value Asset (as defined below).
Fixed-Income Investments
.
Fixed-income securities are generally valued using bid prices provided by dealers or prices (including evaluated prices) supplied by the Trust’s approved independent third-party pricing services, each in accordance with the Advisor’s policies and procedures (the “Valuation Procedures”). The pricing services may use valuation models that utilize certain inputs and assumptions to derive values, including transaction data (e.g., recent representative bids and offers), credit quality information, perceived market movements, news, and other relevant information and by other methods, which may include consideration of: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; general market conditions; and/or other factors and assumptions. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but the Trust may hold or transact in such securities in smaller, odd lot sizes. Odd lots of securities in certain asset classes may trade at lower prices than institutional round lots, and the value ultimately realized when the securities are sold could differ from the prices used by the Trust. The amortized cost method of valuation may be used with respect to debt obligations with 60 days or less remaining to maturity unless such method does not represent fair value. Certain fixed-income investments including asset-backed and mortgage related securities may be valued based on valuation models that consider the estimated cash flows of each tranche of the issuer, establish a benchmark yield and develop an estimated tranche specific spread to the benchmark yield based on the unique attributes of the tranche.
Options, Futures, Swaps and Other Derivatives
. Exchange-traded equity options (except ETF options, equity index options or those that are customized) for which market quotations are readily available are valued at the mean of the last bid and ask prices as quoted on the exchange or the board of trade on which such options are traded. In the event that there is no mean price available for an exchange traded equity option held by the Trust on a day on which the Trust values such option, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such option. If no bid or ask price is available on a day on which the Trust values such option, the prior day’s price will be used, unless the Advisor determines that such prior day’s price no longer reflects the fair value of the option in which case such option will be treated as a fair value asset. Customized exchange-traded equity options, ETF options, equity index options and OTC derivatives may be valued using a mathematical model which may incorporate a number of market data factors. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price or settle price as of the close of such exchanges. Swap agreements and other derivatives are generally valued daily based upon quotations from market makers or by a pricing service in accordance with the Valuation Procedures.
Underlying Funds
. Shares of underlying
open-end
funds (including money market funds) are valued at NAV. Shares of underlying exchange-traded closed-end
funds and ETFs will be valued at their most recent closing price.
General Valuation Information
. Prices obtained from independent third party pricing services, broker-dealers or market makers to value the Trust’s securities and other assets and liabilities are based on information available at the time the Trust values its assets and liabilities. In the event that a pricing service quotation is revised or updated subsequent to the day on which the Trust valued such security, the revised pricing service quotation generally will be applied prospectively. Such determination will be made considering pertinent facts and circumstances surrounding the revision.
In determining the market value of portfolio investments, the Trust may employ independent third party pricing services, which may use, without limitation, evaluated pricing methods that take into consideration market indexes, matrices, yield curves and other specified inputs and assumptions. This may result in the assets being valued at a price different from the price that would have been determined had the evaluated pricing method not been used. The price the Trust could receive upon the sale of any particular portfolio investment may differ from the Trust’s valuation of the investment, particularly for assets that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Trust, and the Trust could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. The Trust’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third party service providers.
In the event that application of the methods of valuation discussed above result in a price for a security which is deemed not to be representative of the fair market value of such security, the security will be valued by, under the direction of or in accordance with a method approved by the Advisor, the Trust’s valuation designee, as reflecting fair value. All other assets and liabilities (including securities for which market quotations are not readily available) held by the Trust (including restricted securities and private market investments, as applicable) are valued at fair value as determined in good faith by the Advisor pursuant to the Valuation Procedures. Any assets and liabilities which are denominated in a foreign currency are translated into U.S. dollars at the prevailing market rates.

Certain of the securities acquired by the Trust may be traded on foreign exchanges or OTC markets on days on which the Trust’s NAV is not calculated. In such cases, the NAV of the Trust’s common shares may be significantly affected on days when investors can neither purchase nor sell shares of the Trust.
Fair Value
. When market quotations are not readily available or are believed by the Advisor to be unreliable, the Trust’s investments are valued at fair value (“Fair Value Assets”). Fair Value Assets are valued by the Advisor in accordance with the Valuation Procedures. Pursuant to Rule
2a-5
under the Investment Company Act, the Board has designated the Advisor as the valuation designee for the Trust. The Advisor may reasonably conclude that a market quotation is not readily available or is unreliable if, among other things, a security or other asset or liability does not have a price source due to its complete lack of trading, if the Advisor believes a market quotation from a broker-dealer or other source is unreliable (e.g., where it varies significantly from a recent trade, or no longer reflects the fair value of the security or other asset or liability subsequent to the most recent market quotation), or where the security or other asset or liability is only thinly traded or due to the occurrence of a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if the Advisor determines, in its reasonable business judgment, that an event that has occurred after the close of trading for an asset or liability but prior to or at the time of pricing the Trust’s assets or liabilities, is likely to cause a material change to the last exchange closing price or closing market price of one or more assets held by, or liabilities of, the Trust. On any day the NYSE is open and a foreign market or the primary exchange on which a foreign asset or liability is traded is closed, such asset or liability will be valued using the prior day’s price, provided that the Advisor is not aware of any significant event or other information that would cause such price to no longer reflect the fair value of the asset or liability, in which case such asset or liability would be treated as a Fair Value Asset. For certain foreign assets, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign assets in one or more
non-U.S.
markets following the close of the local markets to the prices that might have prevailed as of the Trust’s pricing time.
The Advisor’s Rule
2a-5
Committee is responsible for reviewing and approving methodologies by investment type and significant inputs used in the fair valuation of Trust assets or liabilities. In addition, the Trust’s accounting agent assists the Advisor by periodically endeavoring to confirm the prices it receives from all third party pricing services, index providers and broker-dealers. The Advisor regularly evaluates the values assigned to the securities and other assets and liabilities of the Trust.
When determining the price for a Fair Value Asset, the Advisor will seek to determine the price that the Trust might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length
transaction on the date on which the asset or liability is being valued, and does not seek to determine the price the Trust might reasonably expect to receive for selling an asset or liability at a later time or if it holds the asset or liability to maturity. Fair value determinations will be based upon all available factors that the Advisor deems relevant at the time of the determination, and may be based on analytical values determined by the Advisor using proprietary or third party valuation models.
Fair value represents a good faith approximation of the value of an asset or liability. When determining the fair value of an investment, one or more fair value methodologies may be used (depending on certain factors, including the asset type). For example, the investment may be initially priced based on the original cost of the investment or, alternatively, using proprietary or third-party models that may rely upon one or more unobservable inputs. Prices of actual, executed or historical transactions in the relevant investment (or comparable instruments) or, where appropriate, an appraisal by a third-party experienced in the valuation of similar instruments, may also be used as a basis for establishing the fair value of an investment.
The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Trust’s NAV. As a result, the Trust’s sale or repurchase of its shares at NAV, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.
The Trust’s annual audited financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), follow the requirements for valuation set forth in Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), which defines and establishes a framework for measuring fair value under US GAAP and expands financial statement disclosure requirements relating to fair value measurements.
Generally, ASC 820 and other accounting rules applicable to funds and various assets in which they invest are evolving. Such changes may adversely affect the Trust. For example, the evolution of rules governing the determination of the fair market value of assets or liabilities to the extent such rules become more stringent would tend to increase the cost and/or reduce the availability of third-party determinations of fair market value. This may in turn increase the costs associated with selling assets or affect their liquidity due to the Trust’s inability to obtain a third-party determination of fair market value.
DISTRIBUTIONS
The Trust intends to make regular monthly cash distributions of all or a portion of its net investment income to holders of the Trust’s common shareholders. The Trust will pay common shareholders at least annually all or substantially all of its investment company taxable income. The Investment Company Act generally limits the Trust to one capital gain distribution per year, subject to certain exceptions, including as discussed below in connection with the Distribution Plan.
The Trust has, with the approval of the Board, adopted a managed distribution plan, consistent with its investment objectives and policies, to support a level distribution of income, capital gains and/or return of capital (the “Distribution Plan”). The Trust is currently not relying on any exemptive relief from Section 19(b) of the Investment Company Act. Under the Distribution Plan, the Trust will distribute all available investment income, including current gains, to its shareholders as required by the Code. If sufficient income (inclusive of net investment income and short-term capital gains) is not earned on a monthly basis, the Trust will distribute long-term capital gains and/or return of capital to shareholders in order to maintain a level distribution. A return of capital distribution may involve a return of the shareholder’s original investment. Though not currently taxable, such a distribution may lower a shareholder’s basis in the Trust, thus potentially subjecting the shareholder to future tax consequences in connection with the sale of Trust shares, even if sold at a loss to the shareholder’s original investment. Each monthly distribution to shareholders is expected to be at the fixed amount established by the Board; however, the Trust may make additional distributions from time to time, including additional capital gain distributions at the end of the taxable year, if required to meet requirements imposed by the Code and/or the Investment Company Act. Shareholders should not draw any conclusions about the Trust’s investment performance from the amount of these distributions or from the terms of the Distribution Plan. The Trust’s total return performance on NAV will be presented in its financial highlights table, which will be available in the Trust’s shareholder reports, every six months.
The Board may amend, suspend or terminate the Distribution Plan without prior notice if it deems such actions to be in the best interests of the Trust or its shareholders. The suspension or termination of the Distribution Plan could have the effect of creating a trading discount (if the Trust’s stock is trading at or above NAV) or widening an existing trading discount. The Trust is subject to risks that could have an adverse impact on its ability to maintain level distributions. Examples of potential risks include, but are not limited to, economic downturns impacting the markets, decreased market volatility, companies suspending or decreasing corporate dividend distributions and changes in the Code. Please see “Risks” for a more complete description of the Trust’s risks.
The tax treatment and characterization of the Trust’s distributions may vary significantly from time to time because of the varied nature of the Trust’s investments. The ultimate tax characterization of the Trust’s distributions made in a fiscal year cannot finally be determined until after the end of that fiscal year. As a result, there is a possibility that the Trust may make total distributions during a fiscal year in an amount that exceeds the Trust’s earnings and profits for U.S. federal income tax purposes. In such situations, the amount by which the Trust’s total distributions exceed earnings and profits would generally be treated as a return of capital reducing the amount of a shareholder’s tax basis in such shareholder’s shares, with any amounts exceeding such basis treated as gain from the sale of shares.
Various factors will affect the level of the Trust’s income, including the asset mix, the average maturity of the Trust’s portfolio, the amount of leverage utilized by the Trust and the Trust’s use of hedging. To permit the Trust to maintain more stable monthly distributions and to the extent consistent with the distribution requirements imposed on regulated investment companies by the Code, the Trust may from time to time distribute less than the entire amount earned in a particular period. The income would be available to supplement future distributions. As a result, the distributions paid by the Trust for any particular month may be more or less than the amount actually earned by the Trust during that month. Undistributed earnings will increase the Trust’s NAV and, correspondingly, distributions from undistributed earnings and from capital, if any, will reduce the Trust’s NAV. The Trust intends to distribute any long-term capital gains not distributed under the Distribution Plan annually.
Under normal market conditions, the Advisor seeks to manage the Trust in a manner such that the Trust’s distributions are reflective of the Trust’s current and projected earnings levels. The distribution level of the Trust is subject to change based upon a number of factors, including the current and projected level of the Trust’s earnings, and may fluctuate over time.
Shareholders will automatically have all dividends and distributions reinvested in common shares of the Trust issued by the Trust or purchased in the open market in accordance with the Trust’s dividend reinvestment plan unless an election is made to receive cash. See “Dividend Reinvestment Plan.”
DIVIDEND REINVESTMENT PLAN
Please refer to the section of the Trust’s most recent annual report on Form
N-CSR
entitled “Automatic Dividend Reinvestment Plan,” which is incorporated by reference herein, for a discussion of the Trust’s dividend reinvestment plan.
RIGHTS OFFERINGS
The Trust may in the future, and at its discretion, choose to make offerings of rights to its shareholders to purchase common shares. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with a rights offering to shareholders, we would distribute certificates or other documentation (i.e., rights cards distributed in lieu of certificates) evidencing the rights and a Prospectus Supplement to our shareholders as of the record date that we set for determining the shareholders eligible to receive rights in such rights offering. Any such future rights offering will be made in accordance with the Investment Company Act. Under the laws of Delaware, the Board is authorized to approve rights offerings without obtaining shareholder approval.
The staff of the SEC has interpreted the Investment Company Act as not requiring shareholder approval of a transferable rights offering to purchase common shares at a price below the then current NAV so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

The applicable Prospectus Supplement would describe the following terms of the rights in respect of which this Prospectus is being delivered:

•	the period of time the offering would remain open;

•	the underwriter or distributor, if any, of the rights and any associated underwriting fees or discounts applicable to purchases of the rights;

•	the title of such rights;

•	the exercise price for such rights (or method of calculation thereof);

•	the number of such rights issued in respect of each share;

•	the number of rights required to purchase a single share;

•	the extent to which such rights are transferable and the market on which they may be traded if they are transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights will commence, and the date on which such right will expire (subject to any extension);

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege; and

•	termination rights we may have in connection with such rights offering.
A certain number of rights would entitle the holder of the right(s) to purchase for cash such number of common shares at such exercise price as in each case is set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the rights offered thereby. Rights would be exercisable at any time up to the close of business on the expiration date for such rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised rights would become void. Upon expiration of the rights offering and the receipt of payment and the rights certificate or other appropriate documentation properly executed and completed and duly executed at the corporate trust office of the rights agent, or any other office indicated in the Prospectus Supplement, the common shares purchased as a result of such exercise will be issued as soon as practicable. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.
TAX MATTERS
The following discussion is a brief summary of certain U.S. federal income tax considerations affecting the Trust and the purchase, ownership and disposition of the Trust’s common shares. A more detailed discussion of the tax rules applicable to the Trust and its common shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Except as otherwise noted, this discussion assumes you are a taxable U.S. holder (as defined below) and that you hold your common shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion is based upon current provisions of the Code, the regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the IRS, possibly with retroactive effect. No attempt is made to present a detailed explanation of all U.S. federal tax concerns affecting the Trust and its common shareholders.
The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the specific U.S. federal, state, local and foreign tax consequences to them of investing in the Trust.
In addition, no attempt is made to address tax considerations applicable to an investor with a special tax status, such as without limitation, a financial institution, REIT, insurance company, regulated investment company, individual retirement account, other tax-exempt
organization, dealer in securities or currencies, person holding shares of the Trust as part of a hedging, integrated, conversion or straddle transaction, trader in securities that has elected the mark-to-market
method of accounting for its securities, U.S. holder (as defined below) whose functional currency is not the U.S. dollar, investor with “applicable financial statements” within the meaning of Section 451(b) of the Code, or
non-U.S.
investor. Furthermore, this discussion does not reflect possible application of the alternative minimum tax.
A U.S. holder is a beneficial owner that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States (including certain former citizens and former long-term residents);

•
a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust has made a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Taxation of the Trust
The Trust has elected to be treated as a RIC under Subchapter M of the Code. In order to qualify as a RIC, the Trust must, among other things, satisfy certain requirements relating to the sources of its income, diversification of its assets, and distribution of its income to its shareholders. First, the Trust must derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies, or net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code) (the “90% gross income test”). Second, the Trust must diversify its holdings so that, at the close of each quarter of its taxable year, (i) at least 50% of the value of its total assets consists of cash, cash items, U.S. Government securities, securities of other RICs and other securities, with such other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the Trust’s total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the market value of the Trust’s total assets is invested in the securities (other than U.S. Government securities and securities of other RICs) of any one issuer, any two or more issuers controlled by the Trust and engaged in the same, similar or related trades or businesses, or any one or more “qualified publicly traded partnerships.”
As long as the Trust qualifies as a RIC, the Trust will generally not be subject to corporate-level U.S. federal income tax on income and gains that it distributes each taxable year to its shareholders, provided that in such taxable year it distributes at least 90% of the sum of (i) its net tax-exempt
interest income, if any, and (ii) its “investment company taxable income” (which includes, among other items, dividends, taxable interest, taxable original issue discount and market discount income, income from securities lending, net short-term capital gain in excess of net long-term capital loss, and any other taxable income other than “net capital gain” (as defined below) and is reduced by deductible expenses) determined without regard to the deduction for dividends paid. The Trust may retain for investment its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). However, if the Trust retains any net capital gain or any investment company taxable income, it will be subject to tax at regular corporate rates on the amount retained.
The Code imposes a 4% nondeductible excise tax on the Trust to the extent the Trust does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year
period generally ending on October 31 of the calendar year (unless an election is made to use the Trust’s fiscal year). In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect the total amount of any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Trust will be deemed to have distributed any income on which it paid U.S. federal income tax. While the Trust intends to distribute any income and capital gain in the manner necessary to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that sufficient amounts of the Trust’s taxable income and capital gain will be distributed to entirely avoid the imposition of the excise tax. In that event, the Trust will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.
If in any taxable year the Trust should fail to qualify under Subchapter M of the Code for tax treatment as a RIC, the Trust would incur a regular corporate U.S. federal income tax upon all of its taxable income for that year, and all distributions to its shareholders (including distributions of net capital gain) would be taxable to shareholders as ordinary dividend income for U.S. federal income tax purposes to the extent of the Trust’s earnings and profits. Provided that certain holding period and other requirements were met, such dividends would be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, to qualify again to be taxed as a RIC in a subsequent year, the Trust would be required to distribute to shareholders its earnings and profits attributable to non-RIC
years. In addition, if the Trust failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, the Trust would be required to elect to recognize and pay tax on any net built-in
gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if the Trust had been liquidated) or, alternatively, be subject to taxation on such built-in
gain recognized for a period of five years.
The remainder of this discussion assumes that the Trust qualifies for taxation as a RIC.
The Trust’s Investments
. Certain of the Trust’s investment practices are subject to special and complex U.S. federal income tax provisions (including mark-to-market,
constructive sale, straddle, wash sale, short sale and other rules) that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains or qualified dividend income into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause the Trust to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% annual gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to common shareholders. The Trust intends to monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Trust as a RIC. Additionally, the Trust may be required to limit its activities in derivative instruments in order to enable it to maintain its RIC status.
The Trust may invest a portion of its net assets in below investment grade securities. Investments in these types of securities may present special tax issues for the Trust. U.S. federal income tax rules are not entirely clear about issues such as when the Trust may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income and whether modifications or exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues could affect the Trust’s ability to distribute sufficient income to preserve its status as a RIC or to avoid the imposition of U.S. federal income or excise tax.
Certain debt securities acquired by the Trust may be treated as debt securities that were originally issued at a discount. Generally, the amount of the original issue discount is treated as interest income and is included in taxable income (and required to be distributed by the Trust in order to qualify as a RIC and avoid U.S. federal income tax or the 4% excise tax on undistributed income) over the term of the security, even though payment of that amount is not received until a later time, usually when the debt security matures.
If the Trust purchases a debt security on a secondary market at a price lower than its adjusted issue price, the excess of the adjusted issue price over the purchase price is “market discount.” Unless the Trust makes an election to accrue market discount on a current basis, generally, any gain realized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on the debt security. Market discount generally accrues in equal daily installments. If the Trust ultimately collects less on the debt instrument than its purchase price plus the market discount previously included in income, the Trust may not be able to benefit from any offsetting loss deductions.
The Trust may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Trust, it could affect the timing or character of income recognized by the Trust, potentially requiring the Trust to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to RICs under the Code.
Gain or loss on the sale of securities by the Trust will generally be long-term capital gain or loss if the securities have been held by the Trust for more than one year. Gain or loss on the sale of securities held for one year or less will be short-term capital gain or loss.
Because the Trust may invest in foreign securities, its income from such securities may be subject to
non-U.S.
taxes. If more than 50% of the Trust’s total assets at the close of its taxable year consists of stock or securities of foreign corporations, the Trust may elect for U.S. federal income tax purposes to treat foreign income taxes paid by it as paid by its shareholders. The Trust may qualify for and make this election in some, but not necessarily all, of its taxable years. If the Trust were to make such an election, shareholders would be required to take into account an amount equal to their pro rata portions of such foreign taxes in computing their taxable income and then treat an amount equal to those foreign taxes as a U.S. federal income tax deduction or as a foreign tax credit against their U.S. federal income tax liability. A taxpayer’s ability to use a foreign tax deduction or credit is subject to limitations under the Code. Shortly after any year for which it makes such an election, the Trust will report to its shareholder the amount per share of such foreign income tax that must be included in each shareholder’s gross income and the amount that may be available for the deduction or credit.
Foreign currency gain or loss on foreign currency exchange contracts,
non-U.S.
dollar-denominated securities contracts, and
non-U.S.
dollar-denominated futures contracts, options and forward contracts that are not section 1256 contracts (as defined below) generally will be treated as ordinary income and loss.
Income from options on individual securities written by the Trust will generally not be recognized by the Trust for tax purposes until an option is exercised, lapses or is subject to a “closing transaction” (as defined by applicable regulations) pursuant to which the Trust’s obligations with respect to the option are otherwise terminated. If the option lapses without exercise, the premiums received by the Trust from the writing of such options will generally be characterized as short-term capital gain. If the Trust enters into a closing transaction, the difference between the premiums received and the amount paid by the Trust to close out its position will generally be treated as short-term capital gain or loss. If an option written by the Trust is exercised, thereby requiring the Trust to sell the underlying security, the premium will increase the amount realized upon the sale of the security, and the character of any gain on such sale of the underlying security as short-term or long-term capital gain will depend on the holding period of the Trust in the underlying security. Because the Trust will not have control over the exercise of the options it writes, such exercises or other required sales of the underlying securities may cause the Trust to realize gains or losses at inopportune times.
Index options that qualify as “section 1256 contracts” will generally be treated as
“marked-to-market”
for U.S. federal income tax purposes. As a result, the Trust will generally recognize gain or loss on the last day of each taxable year equal to the difference between the value of the option on that date and the adjusted basis of the option. The adjusted basis of the option will consequently be increased by such gain or decreased by such loss. Any gain or loss with respect to options on indices and sectors that qualify as “section 1256 contracts” will be treated as short-term capital gain or loss to the extent of 40% of such gain or loss and long-term capital gain or loss to the extent of 60% of such gain or loss. Because the mark-to-market
rules may cause the Trust to recognize gain in advance of the receipt of cash, the Trust may be required to dispose of investments in order to meet its distribution requirements.
“Mark-to-market”
losses may be suspended or otherwise limited if such losses are part of a straddle or similar transaction.
Taxation of Common Shareholders
The Trust will either distribute or retain for reinvestment all or part of its net capital gain. If any such gain is retained, the Trust will be subject to a corporate income tax on such retained amount. In that event, the Trust expects to report the retained amount as undistributed capital gain in a notice to its common shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Trust against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its common shares by the amount of undistributed capital gains included in the shareholder’s income less the tax deemed paid by the shareholder under clause (ii).
Distributions paid to you by the Trust from its net capital gain, if any, that the Trust properly reports as capital gain dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long you have held your common shares. All other dividends paid to you by the Trust (including dividends from net short-term capital gains or tax-exempt
interest, if any) from its current or accumulated earnings and profits (“ordinary income dividends”) are generally subject to tax as ordinary income. Provided that certain holding period and other requirements are met, ordinary income dividends (if properly reported by the Trust) may qualify (i) for the dividends received deduction in the case of corporate shareholders to the extent that the Trust’s income consists of dividend income from U.S. corporations, (ii) in the case of individual shareholders, as “qualified dividend income” eligible to be taxed at long-term capital gains rates to the extent that the Trust receives qualified dividend income and (iii) in the case of individual shareholders, as “section 199A dividends” eligible for a 20% “qualified business income” deduction to the extent the Trust receives ordinary REIT dividends, reduced by allocable Trust expenses. Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain qualified foreign corporations (e.g., generally, foreign corporations incorporated in a possession of the United States or in certain countries with a qualifying comprehensive tax treaty with the United States, or whose stock with respect to which such dividend is paid is readily tradable on an established securities market in the United States). There can be no assurance as to what portion, if any, of the Trust’s distributions will constitute qualified dividend income or be eligible for the dividends received deduction or “qualified business income” deduction.

Any distributions you receive that are in excess of the Trust’s current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in your common shares, and thereafter as capital gain from the sale of common shares. The amount of any Trust distribution that is treated as a return of capital will reduce your adjusted tax basis in your common shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your common shares.
Common shareholders may be entitled to offset their capital gain dividends with capital losses. The Code contains a number of statutory provisions affecting when capital losses may be offset against capital gain, and limiting the use of losses from certain investments and activities. Accordingly, common shareholders that have capital losses are urged to consult their tax advisers.
Dividends and other taxable distributions are taxable to you even though they are reinvested in additional common shares of the Trust. Dividends and other distributions paid by the Trust are generally treated under the Code as received by you at the time the dividend or distribution is made. If, however, the Trust pays you a dividend in January that was declared in the previous October, November or December to common shareholders of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Trust and received by you on December 31 of the year in which the dividend was declared. In addition, certain other distributions made after the close of the Trust’s taxable year may be “spilled back” and treated as paid by the Trust (except for purposes of the 4% nondeductible excise tax) during such taxable year. In such case, you will be treated as having received such dividends in the taxable year in which the distributions were actually made.
The price of common shares purchased at any time may reflect the amount of a forthcoming distribution. Those purchasing common shares just prior to the record date of a distribution will receive a distribution which will be taxable to them even though it represents, economically, a return of invested capital.
The Trust will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Trust.
The sale or other disposition of common shares will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such common shares for more than one year at the time of sale. Any loss upon the sale or other disposition of common shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by you with respect to such common shares. Any loss you recognize on a sale or other disposition of common shares will be disallowed if you acquire other common shares (whether through the automatic reinvestment of dividends or otherwise) within a
61-day
period beginning 30 days before and ending 30 days after your sale or exchange of the common shares. In such case, your tax basis in the common shares acquired will be adjusted to reflect the disallowed loss.
If the Trust liquidates, shareholders generally will realize capital gain or loss upon such liquidation in an amount equal to the difference between the amount of cash or other property received by the shareholder (including any property deemed received by reason of its being placed in a liquidating trust) and the shareholder’s adjusted tax basis in its common shares. Any such gain or loss will be long-term if the shareholder is treated as having a holding period in the Trust shares of greater than one year, and otherwise will be short-term.
Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate
taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income while long-term capital gain generally is taxed at a reduced maximum rate. The deductibility of capital losses is subject to limitations under the Code.
Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from the Trust and capital gains from the sale or other disposition of the Trust’s common shares.
A common shareholder that is a nonresident alien individual or a foreign corporation (a “foreign investor”) generally will be subject to U.S. federal withholding tax at the rate of 30% (or possibly a lower rate provided by an applicable tax treaty) on ordinary income dividends (except as discussed below). In general, U.S. federal withholding tax and U.S. federal income tax will not apply to any gain or income realized by a foreign investor in respect of any distribution of net capital gain (including amounts credited as an undistributed capital gain dividend) or upon the sale or other disposition of common shares of the Trust. Different tax consequences may result if the foreign investor is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Foreign investors should consult their tax advisers regarding the tax consequences of investing in the Trust’s common shares.
Ordinary income dividends properly reported by a RIC are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of the RIC’s “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the RIC’s “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain over its long-term capital loss for such taxable year). Depending on its circumstances, the Trust may report all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a foreign investor needs to comply with applicable certification requirements relating to its
non-U.S.
status (including, in general, furnishing an IRS Form
W-8BEN,
W-8BEN-E
or substitute Form). In the case of common shares held through an intermediary, the intermediary may have withheld tax even if the Trust reported the payment as qualified net interest income or qualified short-term capital gain. Foreign investors should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of the Trust’s distributions would qualify for favorable treatment as qualified net interest income or qualified short-term capital gains.
In addition, withholding at a rate of 30% will apply to dividends paid in respect of common shares of the Trust held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain
non-U.S.
entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which common shares of the Trust are held will affect the determination of whether such withholding is required. Similarly, dividends paid in respect of common shares of the Trust held by an investor that is a non-financial
foreign entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the Trust or applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. The Trust will not pay any additional amounts to common shareholders in respect of any amounts withheld. Foreign investors are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in the Trust’s common shares.
U.S. federal backup withholding tax may be required on dividends, distributions and sale proceeds payable to certain non-exempt
common shareholders who fail to supply their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against your U.S. federal income tax liability, if any, provided that you timely furnish the required information to the IRS.
Ordinary income dividends, capital gain dividends, and gain from the sale or other disposition of common shares of the Trust also may be subject to state, local, and/or foreign taxes. Common shareholders are urged to consult their own tax advisers regarding specific questions about U.S. federal, state, local or foreign tax consequences to them of investing in the Trust.
The foregoing is a general and abbreviated summary of certain provisions of the Code and the Treasury regulations currently in effect as they directly govern the taxation of the Trust and its common shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. A more detailed discussion of the tax rules applicable to the Trust and its common shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Common shareholders are urged to consult their tax advisers regarding specific questions as to U.S. federal, state, local and foreign income or other taxes.
Please refer to the SAI for more detailed information. You are urged to consult your tax adviser.
TAXATION OF HOLDERS OF RIGHTS
The value of a right will not be includible in the income of a common shareholder at the time the right is issued.
The basis of a right issued to a common shareholder will be zero, and the basis of the share with respect to which the subscription right was issued (the old share) will remain unchanged, unless either (a) the fair market value of the right on the date of distribution is at least 15% of the fair market value of the old share, or (b) such shareholder affirmatively elects (in the manner set out in Treasury regulations under the Code) to allocate to the subscription right a portion of the basis of the old share. If either (a) or (b) applies, then except as described below such shareholder must allocate basis between the old share and the right in proportion to their fair market values on the date of distribution.
The basis of a right purchased in the market will generally be its purchase price.
The holding period of a right issued to a common shareholder will include the holding period of the old share. No gain or loss will be recognized by a common shareholder upon the exercise of a right.
No loss will be recognized by a common shareholder if a right distributed to such common shareholder expires unexercised because the basis of the old share may be allocated to a right only if the right is exercised. If a right that has been purchased in the market expires unexercised, there will be a recognized loss equal to the basis of the right.
Any gain or loss on the sale of a right will be a capital gain or loss if the right is held as a capital asset (which in the case of rights issued to common shareholders will depend on whether the old share of common stock is held as a capital asset), and will be a long-term capital gain or loss if the holding period is deemed to exceed one year.
CERTAIN PROVISIONS IN THE AGREEMENT AND DECLARATION OF TRUST AND BYLAWS
The Agreement and Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Trust or to change the composition of the Board. This could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over the Trust. Such attempts could have the effect of increasing the expenses of the Trust and disrupting the normal operation of the Trust. The Board is divided into three classes. At each annual meeting of shareholders the term of only one class of Trustees expires and only the Trustees in that one class stand for
re-election.
Trustees standing for election at an annual meeting of shareholders are elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the Board. A Trustee may be removed from office for cause only, and not without cause, and only by the action of a majority of the remaining Trustees followed by a vote of the holders of at least 75% of the shares then entitled to vote for the election of the respective Trustee.
In addition, the Trust’s Agreement and Declaration of Trust requires the favorable vote or consent of a majority of the Board followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series outstanding, of the Trust, voting separately as a class or series, to approve, adopt or authorize certain transactions with 5% or greater holders of a class or series of shares and their associates, unless 80% of the Trustees by resolution have approved a memorandum of understanding with such holders with respect to and substantially consistent with such transaction, in which case approved by “a majority of the outstanding voting securities” (as defined in the Investment Company Act) of the Trust will be the only vote of the shareholders required. These voting requirements are in addition to any regulatory relief required from the SEC with respect to such transaction. For purposes of these provisions, a 5% or greater holder of a class or series of shares (a “Principal Shareholder”) refers to any corporation, person or other entity who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 5% or more of the outstanding shares of all outstanding classes or series of shares of beneficial interest of the Trust. The 5% holder transactions subject to these special approval requirements are:

•	the merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder;

•	the issuance of any securities of the Trust to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan);

•
the sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder, except assets having an aggregate fair market value of less than 2% of the total assets of the Trust, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period; or

•
the sale, lease or exchange to the Trust or any subsidiary of the Trust, in exchange for securities of the Trust, of any assets of any Principal Shareholder, except assets having an aggregate fair market value of less than 2% of the total assets of the Trust, aggregating for purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.

To convert the Trust to an
open-end
investment company, the Trust’s Agreement and Declaration of Trust requires the favorable vote of a majority of the Board followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of shares of the Trust, voting separately as a class or series, unless such conversion has been approved by at least 80% of the Trustees, in which case “a majority of the outstanding voting securities” (as defined in the Investment Company Act) of the Trust shall be required. The foregoing vote would satisfy a separate requirement in the Investment Company Act that any conversion of the Trust to an open-end
investment company be approved by the shareholders. If approved in the foregoing manner, we anticipate conversion of the Trust to an open-end
investment company might not occur until 90 days after the shareholders’ meeting at which such conversion was approved and would also require at least 10 days’ prior notice to all shareholders. Conversion of the Trust to an open-end
investment company would require the redemption of any outstanding preferred shares, which could eliminate or alter the leveraged capital structure of the Trust with respect to the common shares. Following any such conversion, it is also possible that certain of the Trust’s investment policies and strategies would have to be modified to assure sufficient portfolio liquidity, including in order to comply with Rule
22e-4
under the Investment Company Act. In the event of conversion, the common shares would cease to be listed on the NYSE or other national securities exchanges or market systems.

Shareholders of an
open-end
investment company may require the company to redeem their shares at any time, except in certain circumstances as authorized by or under the Investment Company Act, at their NAV, less such redemption charge, if any, as might be in effect at the time of a redemption. The Trust expects to pay all such redemption requests in cash, but reserves the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors may incur brokerage costs in converting such securities to cash. If the Trust were converted to an open-end
fund, it is likely that new shares would be sold at NAV plus a sales load. The Board believes, however, that the closed-end
structure is desirable in light of the Trust’s investment objective and policies. Therefore, you should assume that it is not likely that the Board would vote to convert the Trust to an open-end
fund.
For the purposes of calculating “a majority of the outstanding voting securities” under the Trust’s Agreement and Declaration of Trust, each class and series of the Trust shall vote together as a single class, except to the extent required by the Investment Company Act or the Trust’s Agreement and Declaration of Trust with respect to any class or series of shares. If a separate vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required.
The Board has determined that provisions with respect to the Board and the shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law or the Investment Company Act, are in the best interests of shareholders generally. Reference should be made to the Agreement and Declaration of Trust on file with the SEC for the full text of these provisions.
The Trust’s Bylaws generally require that advance notice be given to the Trust in the event a shareholder desires to nominate a person for election to the Board or to transact any other business at an annual meeting of shareholders. Notice of any such nomination or business must be delivered to or received at the principal executive offices of the Trust not less than 120 calendar days nor more than 150 calendar days prior to the anniversary date of the prior year’s annual meeting (subject to certain exceptions). Any notice by a shareholder must be accompanied by certain information as provided in the Bylaws. Reference should be made to the Bylaws on file with the SEC for the full text of these provisions.
CLOSED-END
FUND STRUCTURE
The Trust is a diversified,
closed-end
management investment company (commonly referred to as a
closed-end
fund).
Closed-end
funds differ from
open-end
funds (which are generally referred to as mutual funds) in that closed-end
funds generally list their shares for trading on a stock exchange and do not redeem their shares at the request of the shareholder. This means that if you wish to sell your shares of a closed-end
fund you must trade them on the stock exchange like any other stock at the prevailing market price at that time. In a mutual fund, if the shareholder wishes to sell shares of the fund, the mutual fund will redeem or buy back the shares at NAV. Also, mutual funds generally offer new shares on a continuous basis to new investors and closed-end
funds generally do not. The continuous inflows and outflows of assets in a mutual fund can make it difficult to manage the fund’s investments. By comparison, closed-end
funds are generally able to stay more fully invested in securities that are consistent with their investment objective and also have greater flexibility to make certain types of investments and to use certain investment strategies, such as financial leverage and investments in illiquid securities.
Shares of
closed-end
funds frequently trade at a discount to their NAV. Because of this possibility and the recognition that any such discount may not be in the interest of shareholders, the Board might consider from time to time engaging in open-market repurchases, tender offers for shares or other programs intended to reduce the discount. We cannot guarantee or assure, however, that the Board will decide to engage in any of these actions. Nor is there any guarantee or assurance that such actions, if undertaken, would result in the shares trading at a price equal or close to the NAV per share. See “Repurchase of Common Shares” below and “Repurchase of Common Shares” in the SAI. The Board might also consider converting the Trust to an open-end
mutual fund, which would also require a vote of the shareholders of the Trust.

REPURCHASE OF COMMON SHARES
Shares of
closed-end
investment companies often trade at a discount to their NAVs and the Trust’s common shares may also trade at a discount to their NAV, although it is possible that they may trade at a premium above NAV. The market price of the Trust’s common shares will be determined by such factors as relative demand for and supply of such common shares in the market, the Trust’s NAV, general market and economic conditions, market sentiment and other factors beyond the control of the Trust. See “Net Asset Value” and “Description of Shares—Common Shares.” Although the Trust’s common shareholders will not have the right to redeem their common shares, the Trust may take action to repurchase common shares in the open market or make tender offers for its common shares. This may have the effect of reducing any market discount from NAV.
There is no assurance that, if action is undertaken to repurchase or tender for common shares, such action will result in the common shares’ trading at a price which approximates their NAV. Although share repurchases and tender offers could have a favorable effect on the market price of the Trust’s common shares, you should be aware that the acquisition of common shares by the Trust will decrease the capital of the Trust and, therefore, may have the effect of increasing the Trust’s expense ratio and decreasing the asset coverage with respect to any borrowings or preferred shares outstanding. Any share repurchases or tender offers will be made in accordance with the requirements of the Securities Exchange Act of 1934, the Investment Company Act and the principal stock exchange on which the common shares are traded. For additional information, see “Repurchase of Common Shares” in the SAI.
PLAN OF DISTRIBUTION
We may sell common shares, including to existing shareholders in a rights offering, through underwriters or dealers, directly to one or more purchasers (including existing shareholders in a rights offering), through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The applicable Prospectus Supplement will identify any underwriter or agent involved in the offer and sale of our common shares, any sales loads, discounts, commissions, fees or other compensation paid to any underwriter, dealer or agent, the offering price, net proceeds and use of proceeds and the terms of any sale. In the case of a rights offering, the applicable Prospectus Supplement will set forth the number of our common shares issuable upon the exercise of each right and the other terms of such rights offering.
The distribution of our common shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Sales of our common shares may be made in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.
We may sell our common shares directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.
In connection with the sale of our common shares, underwriters or agents may receive compensation from us in the form of discounts, concessions or commissions. Underwriters may sell our common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our common shares may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of our common shares may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable Prospectus Supplement. The maximum amount of compensation to be received by any Financial Industry Regulatory Authority member or independent broker-dealer will not exceed eight percent for the sale of any securities being offered pursuant to Rule 415 under the Securities Act. We will not pay any compensation to any underwriter or agent in the form of warrants, options, consulting or structuring fees or similar arrangements.
If a Prospectus Supplement so indicates, we may grant the underwriters an option to purchase additional common shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any over-allotments.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our common shares may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
If so indicated in the applicable Prospectus Supplement, we will ourselves, or will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our common shares from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contacts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the common shares shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.
To the extent permitted under the Investment Company Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as brokers or dealers and receive fees in connection with the execution of our portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.
A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for Internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.
In order to comply with the securities laws of certain states, if applicable, our common shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.
INCORPORATION BY REFERENCE
This Prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this Prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this Prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this Prospectus and any accompanying prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this Prospectus. Any statement in a document incorporated by reference into this Prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this Prospectus or (2) any other subsequently filed document that is incorporated by reference into this Prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	The Trust’s SAI, dated February 25, 2026, filed with this Prospectus;

•	the Trust’s annual report on Form N-CSR for the fiscal year ended December 31, 2024 filed with the SEC on March 7, 2025;

•	the Trust’s semi-annual report on Form N-CSRS for the fiscal period ended June 30, 2025 filed with the SEC on September 4, 2025;

•	the Trust’s current report on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 21, 2025; and

•
the description of the Trust’s common shares contained in the Trust’s Registration Statement on
Form 8-A
(File
No. 001-32286)
filed with the SEC on August 25, 2004, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

The Trust will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this Prospectus or the accompanying prospectus supplement. You should direct requests for documents by calling:
Client Services Desk
(800)
882-0052
The Trust makes available this Prospectus, SAI and the Trust’s annual and semi-annual reports, free of charge, at
 http://www.blackrock.com
. You may also obtain this Prospectus, the SAI, other documents incorporated by reference and other information the Trust files electronically, including reports and proxy statements, on the SEC website (
http://www.sec.gov
) or with the payment of a duplication fee, by electronic request at publicinfo@sec.gov. Information contained in, or that can be accessed through, the Trust’s website is not incorporated by reference into this Prospectus and should not be considered to be part of this Prospectus or the accompanying prospectus supplement.
PRIVACY PRINCIPLES OF THE TRUST
The Trust is committed to maintaining the privacy of shareholders and to safeguarding their non-public
personal information. The following information is provided to help you understand what personal information the Trust collects, how we protect that information, and why in certain cases we may share such information with select other parties.
The Trust does not receive any
non-public
personal information relating to its shareholders who purchase shares through their broker-dealers. In the case of shareholders who are record holders of the Trust, the Trust receives personal non-public
information on account applications or other forms. With respect to these shareholders, the Trust also has access to specific information regarding their transactions in the Trust.
The Trust does not disclose any
non-public
personal information about its shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to service our shareholders’ accounts (for example, to a transfer agent).
The Trust restricts access to
non-public
personal information about its shareholders to BlackRock employees with a legitimate business need for the information. The Trust maintains physical, electronic and procedural safeguards designed to protect the non-public
personal information of our shareholders.

17,000,000 Shares
BLACKROCK FLOATING RATE INCOME TRUST
Common Shares
Rights to Purchase Common Shares

PROSPECTUS
February 25, 2026

BLACKROCK FLOATING RATE
INCOME TRUST
17,000,000 Common Shares of Beneficial Interest
PROSPECTUS SUPPLEMENT
February 27, 2026
Until March 24, 2026 (25 days after the date of this Prospectus Supplement), all dealers that buy, sell or trade the common shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

BlackRock Floating Rate Income Trust
STATEMENT OF ADDITIONAL INFORMATION
BlackRock Floating Rate Income Trust (the “Trust”) is a diversified, closed-end
management investment company. This Statement of Additional Information (“SAI”) relating to the Trust’s common shares of beneficial interest (“common shares”) does not constitute a prospectus, but should be read in conjunction with the prospectus relating thereto dated February 25, 2026 and any related prospectus supplement. This SAI, which is not a prospectus, does not include all information that a prospective investor should consider before purchasing common shares, and investors should obtain and read the Prospectus and any related prospectus supplement prior to purchasing such shares. A copy of the Prospectus and any related prospectus supplement may be obtained without charge by calling (800)
882-0052.
You may also obtain a copy of the Prospectus on the Securities and Exchange Commission’s (the “SEC”) website (http://www.sec.gov). Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus.
References to the Investment Company Act of 1940, as amended (the “Investment Company Act”), or other applicable law, will include any rules promulgated thereunder and any guidance, interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, including court interpretations, and exemptive, no-action
or other relief or permission from the SEC, SEC staff or other authority.
This Statement of Additional Information is dated February 25, 2026.

THE TRUST
The Trust is a diversified,
closed-end
management investment company registered under the Investment Company Act. The Trust was formed as a Delaware statutory trust on April 20, 2004, pursuant to an Agreement and Declaration of Trust, which is governed by the laws of the State of Delaware. The Trust’s investment adviser is BlackRock Advisors, LLC (the “Advisor”), and the Advisor’s affiliate, BlackRock International Limited (the
“Sub-Advisor”),
acts as the Trust’s
sub-adviser.
We sometimes refer to the Advisor and the
Sub-Advisor
collectively as the “Advisors.”
The common shares of the Trust are listed on the New York Stock Exchange (“NYSE”) under the symbol “BGT.” As of February 13, 2026, the Trust has 29,824,720 common shares outstanding.
INVESTMENT OBJECTIVE AND POLICIES
Investment Restrictions
Except as described below, the Trust, as a fundamental policy, may not, without the approval of the holders of majority of the outstanding common shares and any preferred shares, if any, voting together as a single class, and of the holders of a majority of the outstanding preferred shares, if any, voting as a separate class:

(1)
with respect to 75% of its total assets, invest more than 5% of the value of its total assets in the securities of any single issuer or purchase more than 10% of the outstanding voting securities of any one issuer;

(2)
invest 25% or more of the value of its total assets in any one industry, provided that securities issued or guaranteed by the U.S. Government and
non-U.S.
governments, their agencies or instrumentalities and corporations will not be considered to represent an industry;

(3)
issue senior securities or borrow money other than as permitted by the Investment Company Act or pledge its assets other than to secure such issuances or in connection with hedging transactions, short sales, when issued and forward commitment transactions and similar investment strategies;

(4)
make loans of money or property to any person, except through loans of portfolio securities, the purchase of debt securities (including Senior Loans) consistent with the Trust’s investment objectives and policies or the entry into repurchase agreements;

(5)
underwrite the securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities or the sale of its own securities, the Trust may be deemed to be an underwriter;

(6)
purchase or sell real estate, except that the Trust may invest in securities of companies that deal in real estate or are engaged in the real estate business, including real estate investment trusts (“REITs”) and real estate operating companies, and instruments secured by real estate or interests therein and the Trust may acquire, hold and sell real estate acquired through default, liquidation, or other distributions of an interest in real estate as a result of the Trust’s ownership of such other assets; or

(7)
purchase or sell commodities or commodity contracts for any purposes except as, and to the extent, permitted by applicable law without the Trust becoming subject to registration with the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool.

When used with respect to particular shares of the Trust, “majority of the outstanding” means (i) 67% or more of the shares present at a meeting, if the holders of more than 50% of the shares are present or represented by proxy, or (ii) more than 50% of the shares, whichever is less.

The Trust is also subject to the following
non-fundamental
restrictions and policies, which may be changed by the board of trustees. The Trust may not:

(1)
make any short sale of securities except in conformity with applicable laws, rules and regulations and unless after giving effect to such sale, the market value of all securities sold short does not exceed 25% of the value of the Trust’s total assets and the Trust’s aggregate short sales of a particular class of securities of an issuer does not exceed 25% of the then outstanding securities of that class. The Trust may also make short sales “against the box” without respect to such limitations. In this type of short sale, at the time of the sale, the Trust owns or has the immediate and unconditional right to acquire at no additional cost the identical security;

(2)
purchase securities of
open-end
or
closed-end
investment companies except in compliance with the Investment Company Act or any exemptive relief obtained thereunder. Under the Investment Company Act, the Trust may invest up to 10% of its total assets in the aggregate in shares of other investment companies and up to 5% of its total assets in any one investment company, provided the investment does not represent more than 3% of the voting stock of the acquired investment company at the time such shares are purchased. As a shareholder in any investment company, the Trust will bear its ratable share of that investment company’s expenses, and will remain subject to payment of the Trust’s advisory fees and other expenses with respect to assets so invested. Holders of common shares will therefore be subject to duplicative expenses to the extent the Trust invests in other investment companies. In addition, the securities of other investment companies may also be leveraged and will therefore be subject to the same leverage risks described herein and in the prospectus. As described in the prospectus in the section entitled “Risks,” the net asset value and market value of leveraged shares will be more volatile and the yield to shareholders will tend to fluctuate more than the yield generated by unleveraged shares; or

(3)
under normal market conditions, invest less than 80% of its Managed Assets in securities that have a variable or floating rate feature, such as Senior Loans and Variable Debt. The Trust will provide shareholders with notice at least 60 days prior to changing this non-fundamental
policy of the Trust unless such change was previously approved by shareholders.

The percentage limitations applicable to the Trust’s portfolio described in this SAI and the Prospectus apply only at the time of investment and the Trust will not be required to sell securities due to subsequent changes in the value of securities it owns.
INVESTMENT POLICIES AND TECHNIQUES
The following information supplements the discussion of the Trust’s investment objectives, policies and techniques that are described in the prospectus.
Cash Equivalents and Short-Term Debt Securities
For temporary defensive purposes or to keep cash on hand fully invested, the Trust may invest up to 100% of its Managed Assets in cash equivalents and short-term debt securities. Short-term debt securities include, without limitation, the following:

(1)
U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities. U.S. government securities include securities issued by (a) the Federal Housing Administration, Farmers Home Administration, Export Import Bank of the United States, Small Business Administration and Government National Mortgage Association, whose securities are supported by the full faith and credit of the United States; (b) the Federal Home Loan Banks, Federal

Intermediate Credit Banks, and Tennessee Valley Authority, whose securities are supported by the right of the agency to borrow from the U.S. Treasury; (c) the Federal National Mortgage Association, whose securities are supported by the discretionary authority of the U.S. government to purchase certain obligations of the agency or instrumentality; and (d) the Student Loan Marketing Association, whose securities are supported only by its credit. While the U.S. government provides financial support to such U.S. government sponsored agencies or instrumentalities, no assurance can be given that it always will do so since it is not so obligated by law. The U.S. government, its agencies and instrumentalities do not guarantee the market value of their securities. Consequently, the value of such securities may fluctuate.

(2)
Certificates of deposit issued against funds deposited in a bank or a savings and loan association. Such certificates are for a definite period of time, earn a specified rate of return, and are normally negotiable. The issuer of a certificate of deposit agrees to pay the amount deposited plus interest to the bearer of the certificate on the date specified thereon. Certificates of deposit purchased by the Trust may not be fully insured by the Federal Deposit Insurance Corporation.

(3)	Repurchase agreements, which involve purchases of debt securities.

(4)
Commercial paper, which consists of short-term unsecured promissory notes, including variable rate master demand notes issued by corporations to finance their current operations. Master demand notes are direct lending arrangements between the Trust and a corporation. There is no secondary market for such notes. However, they are redeemable by the Trust at any time. The Advisor will consider the financial condition of the corporation (e.g., earning power, cash flow and other liquidity ratios) and will continually monitor the corporation’s ability to meet all of its financial obligations, because the Trust’s liquidity might be impaired if the corporation were unable to pay principal and interest on demand.

Strategic Transactions and Other Management Techniques
As described in the prospectus, the Trust may use Strategic Transactions (as defined in the prospectus). This section contains various additional information about the types of Strategic Transactions in which the Trust may engage.
Swaps
. The Trust may enter into swap agreements, including interest rate and index swap agreements. Swap agreements are OTC contracts entered into primarily by financial institutions and institutional investors which may or may not be cleared by a central clearinghouse. In a standard “swap” transaction, two parties agree to exchange the returns earned or realized from one or more underlying assets or rates of return, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” e.g., the return or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index. The notional amount of the swap agreement is only used to calculate the obligations that the parties to a swap agreement have agreed to exchange. The Trust’s obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement. Swaps that are not cleared involve substantial counterparty risk. The Trust will typically attempt to mitigate this counterparty risk by entering into swap agreements only with creditworthy entities that have substantial capital or that have provided the Trust with a third-party guaranty or other credit support. The Trust’s ability to use swap agreements may be restricted by the tax rules applicable to registered investment companies.
Swaptions
. A swaption gives a counterparty the option (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at a designated future time on specified terms. The Trust may write (i.e., sell) and purchase put and call swaptions. Depending on the terms of the particular option agreement, the Trust will generally incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When the Trust purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when the Trust writes a swaption, upon exercise of the option the Trust will become obligated according to the terms of the underlying agreement and the potential for loss may be unlimited. Certain swaptions are permitted, although not required, to be cleared.
Total Return Swaps
. Total return swaps are contracts in which one party agrees to make periodic payments to the other party based on the return of the assets underlying the contract in exchange for periodic payments based on a fixed or variable interest rate or the total return from different underlying assets. The return of the assets underlying the contract includes both the income generated by the asset and the change in market value of the asset. The asset underlying the contract may include a specified security, basket of securities or securities indices. Total return swaps on a specified security, basket of securities or securities indices may sometimes be referred to as “contracts for difference.”
Total return swaps may be used to obtain exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Upon entering into a total return swap, the Trust is required to deposit initial margin but the parties do not exchange the notional amount. As a result, total return swaps may effectively add leverage to the Trust’s portfolio because the Trust would be subject to investment exposure on the notional amount of the swap.
Total return swaps are subject to significant correlation risk, leverage risk, illiquidity risk, market risk and counterparty risk. See “—Risk Factors in Strategic Transactions and Derivatives” below.
Foreign Exchange Transactions
. The Trust may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, “Currency Instruments”). Such transactions could be effected with respect to hedges on foreign dollar denominated securities owned by the Trust, sold by the Trust but not yet delivered, or committed or anticipated to be purchased by the Trust. As an illustration, the Trust may use such techniques to hedge the stated value in U.S. dollars of an investment in a yen-denominated security.
In such circumstances, for example, the Trust may purchase a foreign currency put option enabling it to sell a specified amount of yen for dollars at a specified price by a future date. To the extent the hedge is successful, a loss in the value of the yen relative to the dollar will tend to be offset by an increase in the value of the put option. To offset, in whole or in part, the cost of acquiring such a put option, the Trust may also sell a call option which, if exercised, requires it to sell a specified amount of yen for dollars at a specified price by a future date (a technique called a “straddle”). By selling such a call option in this illustration, the Trust gives up the opportunity to profit without limit from increases in the relative value of the yen to the dollar. “Straddles” of the type that may be used by the Trust are considered to constitute hedging transactions. The Trust may not attempt to hedge any or all of its foreign portfolio positions.
Forward Foreign Currency Contracts
. The Trust may enter into forward currency contracts to purchase or sell foreign currencies for a fixed amount of U.S. dollars or another foreign currency. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (term) from the date of the forward currency contract agreed upon by the parties, at a price set at the time the forward currency contract is entered into. Forward currency contracts are traded directly between currency traders (usually large commercial banks) and their customers. The Trust may purchase a forward currency contract to lock in the U.S. dollar price of a security denominated in a foreign currency that the Trust intends to acquire. The Trust may sell a forward currency contract to lock in the U.S. dollar equivalent of the proceeds from the anticipated sale of a security or a dividend or interest payment denominated in a foreign currency. The Trust may also use forward currency contracts to shift the Trust’s exposure to foreign currency exchange rate changes from one currency to another. For example, if the Trust owns securities denominated in a foreign currency and the Advisor believes that currency will decline relative to another currency, the Trust might enter into a forward currency contract to sell the appropriate amount of the first foreign currency with payment to be made in the second currency. The Trust may also purchase forward currency contracts to enhance income when the Advisor anticipates that the foreign currency will appreciate in value but securities denominated in that currency do not present attractive investment opportunities. The Trust may also use forward currency contracts to hedge against a decline in the value of existing investments denominated in a foreign currency. Such a hedge would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. The Trust could also hedge the position by entering into a forward currency contract to sell another currency expected to perform similarly to the currency in which the Trust’s existing investments are denominated. This type of transaction could offer advantages in terms of cost, yield or efficiency, but may not hedge currency exposure as effectively as a simple forward currency transaction to sell U.S. dollars. This type of transaction may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated. The Trust may also use forward currency contracts in one currency or a basket of currencies to attempt to hedge against fluctuations in the value of securities denominated in a different currency if the Advisor anticipates that there will be a correlation between the two currencies.
The cost to the Trust of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are usually involved. When the Trust enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of some or all of any expected benefit of the transaction. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that the Trust will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, the Trust might be unable to close out a forward currency contract. In either event, the Trust would continue to be subject to market risk with respect to the position. The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established. Thus, the Trust might need to purchase or sell foreign currencies in the spot (cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult and the successful execution of a short-term hedging strategy is highly uncertain.
Use of Options as Strategic Transactions.
In addition to the options strategy described in the prospectus as part of the Trust’s investment strategy, the Trust may also use options as Strategic Transactions.
Call Options as Strategic Transactions
. The Trust may purchase call options on any of the types of securities or instruments in which it may invest. A purchased call option gives the Trust the right to buy, and obligates the seller to sell, the underlying security at the exercise price at any time during the option period. The Trust also may purchase and sell call options on indices. Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater than the exercise price of the option.
The Trust may write (
i.e.
, sell) covered call options on the securities or instruments it holds and enter into closing purchase transactions with respect to certain of such options. A covered call option is an option in which the Trust, in return for a premium, gives another party a right to buy specified securities owned by the Trust at a specified future date and price set at the time of the contract. The principal reason for writing covered call options is the attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. Writing covered call options also serves as a partial hedge against declines in the price of the underlying security, to the extent of the premium received. By writing covered call options, the Trust gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, the Trust’s ability to sell the underlying security will be limited while the option is in effect unless the Trust enters into a closing purchase transaction. A closing purchase transaction cancels out the Trust’s position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written.
The Trust may write (
i.e.
, sell) uncovered call options on securities or instruments in which it may invest but that are not currently held by the Trust. The principal reason for writing uncovered call options is to realize income without committing capital to the ownership of the underlying securities or instruments. When writing uncovered call options, the Trust must deposit and maintain sufficient margin with the broker-dealer through which it made the uncovered call option as collateral to ensure that the securities can be purchased for delivery if and when the option is exercised. During periods of declining securities prices or when prices are stable, writing uncovered calls can be a profitable strategy to increase the Trust’s income with minimal capital risk. Uncovered calls are riskier than covered calls because there is no underlying security held by the Trust that can act as a partial hedge. Uncovered calls have speculative characteristics and the potential for loss is unlimited. When an uncovered call is exercised, the Trust must purchase the underlying security to meet its call obligation. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase. If the purchase price exceeds the exercise price, the Trust will lose the difference.
Put Options as Strategic Transactions
. The Trust may purchase put options. By buying a put option, the Trust acquires a right to sell such underlying securities or instruments at the exercise price, thus limiting the Trust’s risk of loss through a decline in the market value of the securities or instruments until the put option expires. The amount of any appreciation in the value of the underlying securities or instruments will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs. A closing sale transaction cancels out the Trust’s position as the purchaser of an option by means of an offsetting sale of an identical option prior to the expiration of the option it has purchased.
The Trust also may write (
i.e.
, sell) put options on securities or instruments in which it may invest but that the Trust does not currently have a corresponding short position or has not deposited cash equal to the exercise value of the put option with the broker-dealer through which it made the uncovered put option as collateral. The principal reason for writing such put options is to receive premium income and to acquire such securities or instruments at a net cost below the current market value. The Trust has the obligation to buy the securities or instruments at an agreed upon price if the securities or instruments decrease below the exercise price. If the securities or instruments price increases during the option period, the option will expire worthless and the Trust will retain the premium and will not have to purchase the securities or instruments at the exercise price. In selling puts, there is a risk that the Trust may be required to buy the underlying security at a price higher than the current market price.
Futures Contracts and Options on Futures Contracts.
The Trust may engage in transactions in financial futures contracts (“futures contracts”) and related options on such futures contracts. A futures contract is an agreement between two parties which obligates the purchaser of the futures contract to buy and the seller of a futures contract to sell a security for a set price on a future date or, in the case of an index futures contract, to make and accept a cash settlement based upon the difference in value of the index between the time the contract was entered into and the time of its settlement. A majority of transactions in futures contracts, however, do not result in the actual delivery of the underlying instrument or cash settlement, but are settled through liquidation (
i.e.
, by entering into an offsetting transaction). Futures contracts have been designed by boards of trade which have been designated “contract markets” by the Commodity Futures Trading Commission (“CFTC”).
The Trust may sell financial futures contracts in anticipation of an increase in the general level of interest rates. Generally, as interest rates rise, the market values of securities that may be held by the Trust will fall, thus reducing the net asset value (“NAV”) of the Trust. However, as interest rates rise, the value of the Trust’s short position in the futures contract also will tend to increase, thus offsetting all or a portion of the depreciation in the market value of the Trust’s investments which are being hedged. While the Trust will incur commission expenses in selling and closing out futures positions, these commissions are generally less than the transaction expenses which the Trust would have incurred had the Trust sold portfolio securities in order to reduce its exposure to increases in interest rates. The Trust also may purchase financial futures contracts in anticipation of a decline in interest rates when it is not fully invested in a particular market in which it intends to make investments to gain market exposure that may in part or entirely offset an increase in the cost of securities it intends to purchase. It is anticipated that, in a substantial majority of these transactions, the Trust will purchase securities upon termination of the futures contract.
The Trust may purchase and write call and put options on futures contracts. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in return for the premium paid to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put). Generally, these strategies are utilized under the same market and market sector conditions (
i.e.
, conditions relating to specific types of investments) in which the Trust enters into futures transactions. The Trust may purchase put options or write call options on futures contracts rather than selling the underlying futures contract in anticipation of a decrease in the market value of securities or an increase in interest rates. Similarly, the Trust may purchase call options, or write put options on futures contracts, as a substitute for the purchase of such futures to hedge against the increased cost resulting from an increase in the market value or a decline in interest rates of securities which the Trust intends to purchase.
The Trust may engage in options and futures transactions on exchanges and options in the OTC markets. In general, exchange-traded contracts are third-party contracts (
i.e.
, performance of the parties’ obligation is guaranteed by an exchange or clearing corporation) with standardized strike prices and expiration dates. OTC options transactions are two-party
contracts with price and terms negotiated by the buyer and seller. See “—Additional Information About Options,” below.
Upon purchasing or selling a futures contract, the Trust is required to deposit initial margin equal to a percentage of the contract value. Futures contracts are marked to market daily for the duration of the contract, and the Trust will either post additional margin or be entitled to a payment, as applicable, based on the mark-to-market
movement of the contract. Transactions in listed options and futures are usually settled by entering into an offsetting transaction, and are subject to the risk that the position may not be able to be closed if no offsetting transaction can be arranged.
Additional Information About Options.
In the case of either put or call options that it has purchased, if the option expires without being sold or exercised, the Trust will experience a loss in the amount of the option premium plus any commissions paid by the Trust. When the Trust sells put and call options, it receives a premium as the seller of the option. The premium that the Trust receives for selling the option will serve as a partial and limited (to the dollar amount of the premium) hedge, in the amount of the option premium, against changes in the value of the securities in its portfolio. During the term of the option, however, a covered call seller has, in return for the premium on the option, given up the opportunity for capital appreciation above the exercise price of the option if the value of the underlying security increases, but has retained the risk of loss should the price of the underlying security decline. Conversely, a put seller retains the risk of loss should the market value of the underlying security decline below the exercise price of the option, less the premium received on the sale of the option. The Trust may purchase and sell exchange-listed options and OTC options which are privately negotiated with the counterparty. Listed options are issued by the OCC, which guarantees the performance of the obligations of the parties to such options.
The Trust’s ability to close out its position as a purchaser or seller of an exchange-listed put or call option is dependent upon the existence of a liquid secondary market on option exchanges. Among the possible reasons for the absence of a liquid secondary market on an exchange are: (i) insufficient trading interest in certain options; (ii) restrictions on transactions imposed by an exchange; (iii) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities; (iv) interruption of the normal operations on an exchange; (v) inadequacy of the facilities of an exchange or OCC to handle current trading volume; or (vi) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been listed by the OCC as a result of trades on that exchange would generally continue to be exercisable in accordance with their terms. OTC options are purchased from or sold to dealers, financial institutions or other counterparties which have entered into direct agreements with the Trust. With OTC options, such variables as expiration date, exercise price and premium will be agreed upon between the Trust and the counterparty, without the intermediation of a third party such as the OCC. If the counterparty fails to make or take delivery of the securities underlying an option it has written, or otherwise settle the transaction in accordance with the terms of that option as written, the Trust would lose the premium paid for the option as well as any anticipated benefit of the transaction. OTC options and assets used to cover OTC options written by the may be illiquid. The illiquidity of such options or assets may prevent a successful sale of such options or assets, result in a delay of sale, or reduce the amount of proceeds that might otherwise be realized.
The hours of trading for options on debt securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.
Hybrid Instruments.
A hybrid instrument is a type of potentially high-risk derivative that combines a traditional bond, stock or commodity with an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, or interest rate of a hybrid is tied (positively or negatively) to the price of some commodity, currency or securities index or another interest rate or some other economic factor (each a “benchmark”). The interest rate or (unlike most fixed-income securities) the principal amount payable at maturity of a hybrid security may be increased or decreased, depending on changes in the value of the benchmark. An example of a hybrid could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a hybrid instrument would be a combination of a bond and a call option on oil. Hybrids can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management and increased total return. Hybrids may not bear interest or pay dividends. The value of a hybrid or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid. Under certain conditions, the redemption value of a hybrid could be zero. Thus, an investment in a hybrid may entail significant market risks that are not associated with a similar investment in a traditional, U.S. dollar-denominated bond that has a fixed principal amount and pays a fixed rate or floating rate of interest. The purchase of hybrids also exposes the Trust to the credit risk of the issuer of the hybrids. These risks may cause significant fluctuations in the NAV of the Trust’s common shares if the Trust invests in hybrid instruments.
New Products.
The financial markets continue to evolve and financial products continue to be developed. The Trust reserves the right to invest in new financial products as they are developed or become more widely accepted. As with any new financial product, these products will entail risks, including risks to which the Trust currently is not subject. The principal risks relating to the use of futures contracts and other Strategic Transactions are: (i) less than perfect correlation between the prices of the instrument and the market value of the securities in the Trust’s portfolio; (ii) possible lack of a liquid secondary market for closing out a position in such instruments; (iii) losses resulting from interest rate or other market movements not anticipated by the Advisor; and (iv) the obligation to meet additional variation margin or other payment requirements, all of which could result in the Trust being in a worse position than if such transactions had not been used.

The requirements of Subchapter M of the Internal Revenue Code for qualification as a regulated investment company may restrict or affect the ability of the Trust to engage in Strategic Transactions. See “Tax Matters.”
Sovereign Government and Supranational Debt
The Trust may invest in all types of debt securities of governmental issuers in all countries, including foreign countries. These sovereign debt securities may include: debt securities issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions located in foreign countries; debt securities issued by government owned, controlled or sponsored entities located in foreign countries; interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers; Brady Bonds, which are debt securities issued under the framework of the Brady Plan as a means for debtor nations to restructure their outstanding external indebtedness; participations in loans between emerging market governments and financial institutions; or debt securities issued by supranational entities such as the World Bank. A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction or development. Sovereign government and supranational debt involve all the risks described herein regarding foreign and emerging markets investments as well as the risk of debt moratorium, repudiation or renegotiation.
Brady Bonds are not considered to be U.S. Government securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero-coupon
bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year
or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. For example, some Mexican and Venezuelan Brady Bonds include attached value recovery options, which increase interest payments if oil revenues rise. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (the uncollateralized amounts constitute the “residual risk”).
Brady Bonds involve various risk factors described elsewhere associated with investing in foreign securities, including the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. In light of the residual risk of Brady Bonds and, among other factors, the history of defaults, investments in Brady Bonds are considered speculative. There can be no assurances that Brady Bonds in which the Trust may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Trust to suffer a loss of interest or principal on any of its holdings.
Special Purpose Acquisition Companies
The Trust may invest in stock, warrants, rights and other interests issued by special purpose acquisition companies (“SPACs”) or similar special purpose entities that pool funds to seek potential acquisition opportunities, including the “founder’s” shares and warrants described below. A SPAC is a publicly traded company that raises investment capital via an IPO for the purpose of identifying and acquiring one or more operating businesses or assets. In connection with forming a SPAC, the SPAC’s sponsors acquire “founder’s” shares, generally for nominal consideration, and warrants that will result in the sponsors owning a specified percentage (typically 20%) of the SPAC’s outstanding common stock upon completion of the IPO. At the time a SPAC conducts an IPO, it has selected a management team but has not yet identified a specific acquisition opportunity. Unless and until an acquisition is completed, a SPAC generally invests its assets in U.S. government securities, money market securities and cash. If an acquisition that meets the requirements for the SPAC is not completed within a pre-established
period of time, the invested funds are returned to the SPAC’s public shareholders, the warrants expire, and the “founder’s” shares and such warrants become worthless. Because SPACs and similar entities are in essence “blank check” companies without operating histories or ongoing business operations (other than identifying and pursuing acquisitions), the potential for the long term capital appreciation of their securities is particularly dependent on the ability of the SPAC’s management to identify and complete a profitable acquisition. There is no guarantee that the SPACs in which the Trust invests will complete an acquisition or that any acquisitions completed by the SPACs in which the Trust invests will be profitable. Some SPACs may pursue acquisitions only within certain industries or regions, which may ultimately lead to an increase in the volatility of their prices following the acquisition. In addition, some of these securities may be considered illiquid and/or subject to restrictions on resale.
Environmental, Social and Governance (“ESG”) Integration
Although the Trust does not seek to implement a specific sustainability objective, strategy or process unless disclosed in the Prospectus, Trust management will consider ESG factors as part of the investment process for the Trust. Trust management views ESG integration as the practice of incorporating financially material ESG data or information into investment processes with the objective of enhancing risk-adjusted returns. These ESG considerations will vary depending on a fund’s particular investment strategies and may include consideration of third-party research as well as consideration of proprietary research of the Advisor across the ESG risks and opportunities regarding an issuer. The ESG characteristics utilized in the Trust’s investment process are anticipated to evolve over time and one or more characteristics may not be relevant with respect to all issuers that are eligible for investment.
Certain of these considerations may affect the Trust’s exposure to certain companies or industries. While Trust management views ESG considerations as having the potential to contribute to the Trust’s long-term performance, there is no guarantee that such results will be achieved.
OTHER INVESTMENT POLICIES AND TECHNIQUES
Restricted and Illiquid Securities
The Trust may invest in investments that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of an investment relates to the ability to dispose easily of the investment and the price to be obtained upon disposition of the investment, which may be less than would be obtained for a comparable more liquid investment. Illiquid investments may trade at a discount from comparable, more liquid investments. Investment of the Trust’s assets in illiquid investments may restrict the ability of the Trust to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where a Trust’s operations require cash, such as when the Trust pays dividends, and could result in the Trust borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.
The Trust may invest in securities that are not registered under the Securities Act (“restricted securities”). Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Trust or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Trust are required to be registered under the securities laws of one or more jurisdictions before being resold, the Trust may be required to bear the expenses of registration. Where registration is required for restricted securities, a considerable time period may elapse between the time the Trust decides to sell the security and the time it is actually permitted to sell the security under an effective registration statement. If during such period, adverse market conditions were to develop, the Trust might obtain less favorable pricing terms than when it decided to sell the security. Transactions in restricted securities may entail other transaction costs that are higher than those for transactions in unrestricted securities. Certain of the Trust’s investments in private placements may consist of direct investments and may include investments in smaller, less seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Trust may obtain access to material nonpublic information, which may restrict the Trust’s ability to conduct portfolio transactions in such securities.
When-Issued and Forward Commitment Securities
The Trust may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to acquire the security or to offset against anticipated changes in interest rates and prices. When such transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. When-issued securities and forward commitments may be sold prior to the settlement date, but the Trust will enter into when-issued and forward commitments only with the intention of actually receiving or delivering the securities, as the case may be. If the Trust disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it might incur a gain or loss.
The value of these assets will be monitored daily to ensure that their marked to market value will at all times equal or exceed the corresponding obligations of the Trust. There is always a risk that the securities may not be delivered and that the Trust may incur a loss. Settlements in the ordinary course, which may take substantially more than five business days, are not treated by the Trust as when-issued or forward commitment transactions and, accordingly, are not subject to the foregoing restrictions.
Rule
18f-4
under the Investment Company Act permits the Trust to enter into when-issued or forward-settling securities (e.g., firm and standby commitments, including TBA commitments, and dollar rolls) and non-standard
settlement cycle securities notwithstanding the limitation on the issuance of senior securities in Section 18 of the Investment Company Act, provided that the Trust intends to physically settle the transaction and the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). If a when-issued, forward-settling or non-standard
settlement cycle security does not satisfy the Delayed-Settlement Securities Provision, then it is treated as a derivatives transaction under Rule
18f-4.
See “Additional Risk Factors—Risk Factors in Strategic Transactions and Derivatives—Rule
18f-4
Under the Investment Company Act” below.
Regulations adopted by global prudential regulators require certain bank-regulated counterparties and certain of their affiliates to include in certain financial contracts, including many agreements with respect to when-issued, TBA and forward commitment transactions, terms that delay or restrict the rights of counterparties, such as the Trust, to terminate such agreements, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the counterparty and/or its affiliates are subject to certain types of resolution orinsolvency proceedings. It is possible that these requirements, as well as potential additional government regulation and other developments in the market, could adversely affect the Trust’s ability to terminate existing agreements with respect to these transactions or to realize amounts to be received under such agreements.
Rights Offerings and Warrants to Purchase
The Trust may participate in rights offerings and may purchase warrants, which are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Trust could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the rights’ and warrants’

expiration. Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the subscribed security’s market price such as when there is no movement in the level of the underlying security. Buying a warrant does not make the Trust a shareholder of the underlying stock. The warrant holder has no voting or dividend rights with respect to the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investments in warrants may be more speculative than other equity-based investments.
Repurchase Agreements
As temporary investments, the Trust may invest in repurchase agreements. A repurchase agreement is a contractual agreement whereby the seller of securities agrees to repurchase the same security at a specified price on a future date agreed upon by the parties. The agreed-upon repurchase price determines the yield during the Trust’s holding period. Repurchase agreements are considered to be loans collateralized by the underlying security that is the subject of the repurchase contract. The Trust will only enter into repurchase agreements with registered securities dealers or domestic banks that, in the opinion of the Advisor, present minimal credit risk. The risk to the Trust is limited to the ability of the issuer to pay the agreed-upon repurchase price on the delivery date; however, although the value of the underlying collateral at the time the transaction is entered into always equals or exceeds the agreed-upon repurchase price, if the value of the collateral declines, there is a risk of loss of both principal and interest. In the event of default, the collateral may be sold but the Trust might incur a loss if the value of the collateral declines, and might incur disposition costs or experience delays in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by the Trust may be delayed or limited. The Advisor will monitor the value of the collateral at the time the transaction is entered into and at all times subsequent during the term of the repurchase agreement in an effort to determine that such value always equals or exceeds the agreed-upon repurchase price. In the event the value of the collateral declines below the repurchase price, the Advisor will demand additional collateral from the issuer to increase the value of the collateral to at least that of the repurchase price, including interest.
Short Sales
The Trust may make short sales of securities. A short sale is a transaction in which the Trust sells a security it does not own in anticipation that the market price of that security will decline. The Trust may make short sales to hedge positions, for duration and risk management, in order to maintain portfolio flexibility or, to the extent applicable, to enhance income or gain.
When the Trust makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Trust may have to pay a fee to borrow particular securities and is often obligated to pay over to the securities lender any income, distributions or dividends received on such borrowed securities until it returns the security to the securities lender. The Trust’s obligation to replace the borrowed security will be secured by collateral deposited with the securities lender, usually cash, U.S. Government securities or other liquid assets. Depending on arrangements made with the securities lender regarding payment over of any income, distributions or dividends received by the Trust on such security, the Trust may not receive any payments (including interest) on its collateral deposited with such securities lender. If the price of the security sold short increases between the time of the short sale and the time the Trust replaces the borrowed security, the Trust will incur a loss; conversely, if the price declines, the Trust will realize a gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. Although the Trust’s gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited. Short sales, even if covered, may represent a form of economic leverage and will create risks.
The Trust will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 25% of the value of its total assets or the Trust’s aggregate short sales of a particular class of securities exceeds 25% of the outstanding securities of that class. The Trust may also make short sales “against the box” without respect to such limitations. In this type of short sale, at the time of the sale, the Trust owns or has the immediate and unconditional right to acquire at no additional cost the identical security.
The Trust must comply with Rule
18f-4
under the Investment Company Act with respect to its short sale borrowings, which are considered derivatives transactions under the Rule. See “Risk Factors in Strategic Transactions and Derivatives—Rule
18f-4
Under the Investment Company Act” below.
Short sales are also subject to certain SEC regulations and certain European Union and United Kingdom regulations (under which there are restrictions on net short sales in certain securities). If the SEC or regulatory authorities in other jurisdictions were to adopt additional restrictions regarding short sales, they could restrict the Trust’s ability to engage in short sales in certain circumstances, and the Trust may be unable to execute its investment strategy as a result. In response to market events, the SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans or other restrictions on short sales of certain securities or on derivatives and other hedging instruments used to achieve a similar economic effect. Such bans or other restrictions may make it impossible for the Trust to execute certain investment strategies and may have a material adverse effect on the Trust’s ability to generate returns.
Securities Lending
The Trust may lend portfolio securities to certain borrowers determined to be creditworthy by the Advisor, including to borrowers affiliated with the Advisor. The borrowers provide collateral that is maintained in an amount at least equal to the current market value of the securities loaned. No securities loan will be made on behalf of the Trust if, as a result, the aggregate value of all securities loans of the
Trust exceeds one-third of the
value of the Trust’s total assets (including the value of the collateral received). The Trust may terminate a loan at any time and obtain the return of the securities loaned. The Trust receives the value of any interest or cash or non-cash distributions paid
on the loaned securities.
With respect to loans that are collateralized by cash, the borrower may be entitled to receive a fee based on the amount of cash collateral. The Trust is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, the Trust is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral received by the Trust for such loans, and uninvested cash, may be invested, among other things, in a private investment company managed by an affiliate of the Advisor or in registered money market funds advised by the Advisor or their affiliates; such investments are subject to investment risk.
The Trust conducts its securities lending pursuant to an exemptive order from the SEC permitting it to lend portfolio securities to borrowers affiliated with the Trust and to retain an affiliate of the Trust as lending agent. To the extent that the Trust engages in securities lending, BlackRock Investment Management, LLC (“BIM”), an affiliate of the Advisor, acts as securities lending agent for the Trust, subject to the overall supervision of the Advisor. BIM administers the lending program in accordance with guidelines approved by the Board.
To the extent that the Trust engages in securities lending, the Trust retains a portion of securities lending income and remits a remaining portion to BIM as compensation for its services as securities lending agent. Securities lending income is equal to the total of income earned from the reinvestment of cash collateral (and excludes collateral investment expenses as defined below), and any fees or other payments to and from borrowers of securities. As securities lending agent, BIM bears all operational costs directly related to securities lending. The Trust is responsible for expenses in connection with the investment of cash collateral received for securities on loan (the “collateral investment expenses”). The cash collateral is invested in a private investment company managed by the Advisor or its affiliates. However, BIM has agreed to cap the collateral investment expenses of the private investment company to an annual rate of 0.04%. In addition, in accordance with the exemptive order, the investment adviser to the private investment company will not charge any advisory fees with respect to shares purchased by the Trust. Such shares also will not be subject to a sales load, distribution fee or service fee. If the private investment company’s weekly liquid assets fall below 30% of its total assets, BIM, as managing member of the private investment company, is permitted at any time, if it determines it to be in the best interests of the private investment company, to impose a liquidity fee of up to 2% of the value of units withdrawn or impose a redemption gate that temporarily suspends the right of withdrawal out of the private investment company. In addition, if the private investment company’s weekly liquid assets fall below 10% of its total assets at the end of any business day, the private investment company will impose a liquidity fee in the default amount of 1% of the amount withdrawn, generally effective as of the next business day, unless BIM determines that a higher (not to exceed 2%) or lower fee level or not imposing a liquidity fee is in the best interests of the private investment company. The shares of the private investment company purchased by the Trust would be subject to any such liquidity fee or redemption gate imposed.
Under the securities lending program, the Trust is categorized into a specific asset class. The determination of the Trust’s asset class category (fixed income, domestic equity, international equity, or fund of funds), each of which may be subject to a different fee arrangement, is based on a methodology agreed to between the Trust and BIM.
Pursuant to the current securities lending agreement: (i) if the Trust were to engage in securities lending, the Trust retains 82% of securities lending income (which excludes collateral investment expenses), and (ii) this amount can never be less than 70% of the sum of securities lending income plus collateral investment expenses.
In addition, commencing the business day following the date that the aggregate securities lending income earned across the BlackRock Fixed-Income Complex in a calendar year exceeds a specified threshold, the Trust, pursuant to the current securities lending agreement, will receive for the remainder of that calendar year securities lending income as follows: (i) if the Trust were to engage in securities lending, 85% of securities lending income (which excludes collateral investment expenses); and (ii) this amount can never be less than 70% of the sum of securities lending income plus collateral investment expenses.
ADDITIONAL RISK FACTORS
Risk Factors in Strategic Transactions and Derivatives
The Trust’s use of derivative instruments involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other traditional investments. There are significant risks that apply generally to derivatives transactions, including:

●
Correlation Risk
—the risk that changes in the value of a derivative will not match the changes in the value of the portfolio holdings that are being hedged or of the particular market or security to which the Trust seeks exposure. There are a number of factors which may prevent a derivative instrument from achieving the desired correlation (or inverse correlation) with an underlying asset, rate or index, such as the impact of fees, expenses and transaction costs, the timing of pricing, and disruptions or illiquidity in the markets for such derivative instrument.

●
Counterparty Risk
—the risk that the counterparty in a derivative transaction will be unable to honor its financial obligation to the Trust. In particular, derivatives traded in OTC markets often are not guaranteed by an exchange or clearing corporation and often do not require payment of margin, and to the extent that the Trust has unrealized gains in such instruments or has deposited collateral with its counterparties the Trust is at risk that its counterparties will become bankrupt or otherwise fail to honor their obligations. The Trust will typically attempt to minimize counterparty risk by engaging in OTC derivatives transactions only with creditworthy entities that have substantial capital or that have provided the Trust with a third-party guaranty or other credit support.

●	Credit Risk —the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations.

●	Currency Risk —the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

●
Illiquidity Risk
—the risk that certain securities or instruments may be difficult or impossible to sell at the time or at the price desired by the counterparty in connection with payments of margin, collateral, or settlement payments. There can be no assurance that the Trust will be able to unwind or offset a derivative at its desired price, in a secondary market or otherwise. It may, therefore, not be possible for the Trust to unwind its position in a derivative without incurring substantial losses (if at all). The absence of liquidity may also make it more difficult for the Trust to ascertain a market value for such instruments. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, certain derivatives traded in OTC markets, including swaps and OTC options, involve substantial illiquidity risk. The Trust will, therefore, acquire illiquid OTC derivatives (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Advisor anticipates the Trust can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer’s quotation may be used. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, the liquidity of a market in an exchange-traded derivative contract may be adversely affected by “daily price fluctuation limits” established by the exchanges which limit the amount of fluctuation in an exchange-traded contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open positions. Prices have in the past moved to the daily limit on a number of consecutive trading days with little to no trading. If it is not possible to close an open derivative position entered into by the Trust, the Trust would continue to be required to make daily cash payments of variation margin in the event of adverse price movements. In such a situation, if the Trust has insufficient cash, it may have to sell portfolio securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so.

●
Index Risk
—if the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Trust could receive lower interest payments or experience a reduction in the value of the derivative to below the price that the Trust paid for such derivative.

●	Legal Risk – the risk of insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract.

●
Leverage Risk
—the risk that the Trust’s derivatives transactions can magnify the Trust’s gains and losses. Relatively small market movements may result in large changes in the value of a derivatives position and can result in losses that greatly exceed the amount originally invested.

●
Market Risk
—the risk that changes in the value of one or more markets or changes with respect to the value of the underlying asset will adversely affect the value of a derivative. In the event of an adverse movement, the Trust may be required to pay substantial additional margin to maintain its position or the Trust’s returns may be adversely affected.

●	Operational Risk— the risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls and human error.

●
Valuation Risk
—the risk that valuation sources for a derivative will not be readily available in the market. This is possible especially in times of market distress, since many market participants may be reluctant to purchase complex instruments or quote prices for them.

●	Volatility Risk — the risk that the value of derivatives will fluctuate significantly within a short time period.
When a derivative is used as a hedge against a position that the Trust holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Trust’s hedging transactions will be effective. The Trust could also suffer losses related to its derivative positions as a result of unanticipated market movements, which losses are potentially unlimited. The Advisor may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Trust’s derivatives positions to lose value. In addition, some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Trust to sell or otherwise close a derivatives position could expose the Trust to losses and could make derivatives more difficult for the Trust to value accurately.
When engaging in a hedging transaction, the Trust may determine not to seek to establish a perfect correlation between the hedging instruments utilized and the portfolio holdings being hedged. Such an imperfect correlation may prevent the Trust from achieving the intended hedge or expose the Trust to a risk of loss. The Trust may also determine not to hedge against a particular risk because it does not regard the probability of the risk occurring to be sufficiently high as to justify the cost of the hedge or because it does not foresee the occurrence of the risk. It may not be possible for the Trust to hedge against a change or event at attractive prices or at a price sufficient to protect the assets of the Trust from the decline in value of the portfolio positions anticipated as a result of such change. In addition, it may not be possible to hedge at all against certain risks.
If the Trust invests in a derivative instrument it could lose more than the principal amount invested. Moreover, derivatives raise certain tax, legal, regulatory and accounting issues that may not be presented by investments in securities, and there is some risk that certain issues could be resolved in a manner that could adversely impact the performance of the Trust.
The Trust is not required to use derivatives or other portfolio strategies to seek to increase return or to seek to hedge its portfolio and may choose not to do so. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Trust will engage in these transactions to reduce exposure to other risks when that would be beneficial. Although the Advisor seeks to use derivatives to further the Trust’s investment objectives, there is no assurance that the use of derivatives will achieve this result.
Options Risk
. There are several risks associated with transactions in options on securities and indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. In addition, a liquid market for particular options, whether traded OTC or on a recognized securities exchange (e.g., NYSE), separate trading boards of a securities exchange or through a market system that provides contemporaneous transaction pricing information (an “Exchange”) may be absent for reasons which include the following: there may be insufficient trading interest in certain options; restrictions may be imposed by an Exchange on opening transactions or closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; unusual or unforeseen circumstances may interrupt normal operations on an Exchange; the facilities of an Exchange or the OCC may not at all times be adequate to handle current trading volume; or one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by the OCC as a result of trades on that Exchange would continue to be exercisable in accordance with their terms.
Futures Transactions and Options Risk
. The primary risks associated with the use of futures contracts and options are (a) the imperfect correlation between the change in market value of the instruments held by the Trust and the price of the futures contract or option; (b) possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the Advisor’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.
Investment in futures contracts involves the risk of imperfect correlation between movements in the price of the futures contract and the price of the security being hedged. The hedge will not be fully effective when there is imperfect correlation between the movements in the prices of two financial instruments. For example, if the price of the futures contract moves more or less than the price of the hedged security, the Trust will experience either a loss or gain on the futures contract which is not completely offset by movements in the price of the hedged securities. To compensate for imperfect correlations, the Trust may purchase or sell futures contracts in a greater dollar amount than the hedged securities if the volatility of the hedged securities is historically greater than the volatility of the futures contracts. Conversely, the Trust may purchase or sell fewer futures contracts if the volatility of the price of the hedged securities is historically lower than that of the futures contracts.
The particular securities comprising the index underlying a securities index financial futures contract may vary from the securities held by the Trust. As a result, the Trust’s ability to hedge effectively all or a portion of the value of its securities through the use of such financial futures contracts will depend in part on the degree to which price movements in the index underlying the financial futures contract correlate with the price movements of the securities held by the Trust. The correlation may be affected by disparities in the average maturity, ratings, geographical mix or structure of the Trust’s investments as compared to those comprising the securities index and general economic or political factors. In addition, the correlation between movements in the value of the securities index may be subject to change over time as additions to and deletions from the securities index alter its structure. The correlation between futures contracts on U.S. Government securities and the securities held by the Trust may be adversely affected by similar factors and the risk of imperfect correlation between movements in the prices of such futures contracts and the prices of securities held by the Trust may be greater. The trading of futures contracts also is subject to certain market risks, such as inadequate trading activity, which could at times make it difficult or impossible to liquidate existing positions.
The Trust may liquidate futures contracts it enters into through offsetting transactions on the applicable contract market. There can be no assurance, however, that a liquid secondary market will exist for any particular futures contract at any specific time. Thus, it may not be possible to close out a futures position. In the event of adverse price movements, the Trust would continue to be required to make daily cash payments of variation margin. In such situations, if the Trust has insufficient cash, it may be required to sell portfolio securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so. The inability to close out futures positions also could have an adverse impact on the Trust’s ability to hedge effectively its investments in securities. The liquidity of a secondary market in a futures contract may be adversely affected by “daily price fluctuation limits” established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days.
The successful use of transactions in futures and related options also depends on the ability of the Advisor to forecast correctly the direction and extent of interest rate movements within a given time frame. To the extent interest rates remain stable during the period in which a futures contract or option is held by the Trust or such rates move in a direction opposite to that anticipated, the Trust may realize a loss on the Strategic Transaction which is not fully or partially offset by an increase in the value of portfolio securities. As a result, the Trust’s total return for such period may be less than if it had not engaged in the Strategic Transaction.
Because of low initial margin deposits made upon the opening of a futures position, futures transactions involve substantial leverage. As a result, relatively small movements in the price of the futures contracts can result in substantial unrealized gains or losses. There is also the risk of loss by the Trust of margin deposits in the event of bankruptcy of a broker with which the Trust has an open position in a financial futures contract. Because the Trust will engage in the purchase and sale of futures contracts for hedging purposes or to seek to enhance the Trust’s return, any losses incurred in connection therewith may, if the strategy is successful, be offset in whole or in part by increases in the value of securities held by the Trust or decreases in the price of securities the Trust intends to acquire.
The amount of risk the Trust assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option on a futures contract also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.
General Risk Factors in Hedging Foreign Currency
. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While the Trust’s use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the NAV of the Trust’s common shares, the NAV of the Trust’s common shares will fluctuate. Moreover, although Currency Instruments may be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Trust’s hedging strategies will be ineffective. To the extent that the Trust hedges against anticipated currency movements that do not occur, the Trust may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, the Trust will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.
It may not be possible for the Trust to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Trust is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available and it is not possible to engage in effective foreign currency hedging. The cost to the Trust of engaging in foreign currency transactions varies with such factors as the currencies involved, the length of the contract period and the market conditions then prevailing. Since transactions in foreign currency exchange usually are conducted on a principal basis, no fees or commissions are involved.
Foreign Currency Forwards Risk
. Forward foreign currency exchange contracts do not eliminate fluctuations in the value of
Non-U.S.
Securities (as defined in the prospectus) but rather allow the Trust to establish a fixed rate of exchange for a future point in time. This strategy can have the effect of reducing returns and minimizing opportunities for gain.
In connection with its trading in forward foreign currency contracts, the Trust will contract with a foreign or domestic bank, or foreign or domestic securities dealer, to make or take future delivery of a specified amount of a particular currency. There are no limitations on daily price moves in such forward contracts, and banks and dealers are not required to continue to make markets in such contracts. There have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually wide spread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. Governmental imposition of credit controls might limit any such forward contract trading. With respect to its trading of forward contracts, if any, the Trust will be subject to the risk of bank or dealer failure and the inability of, or refusal by, a bank or dealer to perform with respect to such contracts. Any such default would deprive the Trust of any profit potential or force the Trust to cover its commitments for resale, if any, at the then market price and could result in a loss to the Trust.
The Trust may also engage in proxy hedging transactions to reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities. Proxy hedging is often used when the currency to which the Trust is exposed is difficult to hedge or to hedge against the dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which some or all of the Trust’s securities are, or are expected to be, denominated, and to buy U.S. dollars. Proxy hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Trust if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. In addition, there is the risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that the Trust is engaging in proxy hedging. The Trust may also cross-hedge currencies by entering into forward contracts to sell one or more currencies that are expected to decline in value relative to other currencies to which the Trust has or in which the Trust expects to have portfolio exposure. For example, the Trust may hold both Canadian government bonds and Japanese government bonds, and the Advisor may believe that Canadian dollars will deteriorate against Japanese yen. The Trust would sell Canadian dollars to reduce its exposure to that currency and buy Japanese yen. This strategy would be a hedge against a decline in the value of Canadian dollars, although it would expose the Trust to declines in the value of the Japanese yen relative to the U.S. dollar.
Some of the forward
non-U.S.
currency contracts entered into by the Trust may be classified as non-deliverable
forwards (“NDFs”). NDFs are cash-settled, short-term forward contracts that may be thinly traded or are denominated in non-convertible
foreign currency, where the profit or loss at the time at the settlement date is calculated by taking the difference between the agreed upon exchange rate and the spot rate at the time of settlement, for an agreed upon notional amount of funds. All NDFs have a fixing date and a settlement date. The fixing date is the date at which the difference between the prevailing market exchange rate and the agreed upon exchange rate is calculated. The settlement date is the date by which the payment of the difference is due to the party receiving payment. NDFs are commonly quoted for time periods of one month up to two years, and are normally quoted and settled in U.S. dollars. They are often used to gain exposure to and/or hedge exposure to foreign currencies that are not internationally traded.
Currency Futures Risk
. The Trust may also seek to hedge against the decline in the value of a currency or to enhance returns through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts while forward foreign exchange transactions are traded in the OTC market. Currency futures involve substantial currency risk, and also involve leverage risk.
Currency Options Risk
. The Trust may also seek to hedge against the decline in the value of a currency or to enhance returns through the use of currency options. Currency options are similar to options on securities. For example, in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Trust may engage in transactions in options on currencies either on exchanges or OTC markets. Currency options involve substantial currency risk, and may also involve credit, leverage or illiquidity risk.
Currency Swaps Risk
. The Trust may enter into currency swaps. Currency swaps involve the exchange of the rights of the Trust and another party to make or receive payments in specified currencies. The Trust may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. Because currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations.
Over-the-Counter
Trading Risk
. The derivative instruments that may be purchased or sold by the Trust may include instruments not traded on an exchange. The risk of nonperformance by the counterparty to an instrument may be greater than, and the ease with which the Trust can dispose of or enter into closing transactions with respect to an instrument may be less than, the risk associated with an exchange traded instrument. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are not traded on an exchange. The absence of liquidity may make it difficult or impossible for the Trust to sell such instruments promptly at an acceptable price. Derivative instruments not traded on exchanges also are not subject to the same type of government regulation as exchange traded instruments, and many of the protections afforded to participants in a regulated environment may not be available in connection with the transactions. Because derivatives traded in OTC markets generally are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Trust has unrealized gains in such instruments or has deposited collateral with its counterparties the Trust is at risk that its counterparties will become bankrupt or otherwise fail to honor its obligations.
Rule
18f-4
Under the Investment Company Act.
Rule
18f-4
under the Investment Company Act permits the Trust to enter into Derivatives Transactions (as defined below) and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the Investment Company Act. Section 18 of the Investment Company Act, among other things, prohibits closed-end
funds, including the Trust, from issuing or selling any “senior security” representing indebtedness (unless the fund maintains 300% “asset coverage”) or any senior security representing stock (unless the fund maintains 200% “asset coverage”).
Under Rule
18f-4,
“Derivatives Transactions” include the following: (1) any swap, security-based swap (including a contract for differences), futures contract, forward contract, option (excluding purchased options), any combination of the foregoing, or any similar instrument, under which the Trust is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (2) any short sale borrowing; (3) reverse repurchase agreements and similar financing transactions (e.g., recourse and non-recourse
tender option bonds, and borrowed bonds), if the Trust elects to treat these transactions as Derivatives Transactions under Rule
18f-4;
and (4) when-issued or forward-settling securities (e.g., firm and standby commitments, including to-be-announced
(“TBA”) commitments, and dollar rolls) and
non-standard
settlement cycle securities, unless such transactions meet the Delayed-Settlement Securities Provision (as defined in the prospectus under “The Trust’s Investments—Portfolio Contents and Techniques—When-Issued Securities, Delayed Delivery Securities and Forward Commitments”).
Unless the Trust is relying on the Limited Derivatives User Exception (as defined below), the Trust must comply with Rule
18f-4
with respect to its Derivatives Transactions. Rule
18f-4,
among other things, requires the Trust to adopt and implement a comprehensive written derivatives risk management program (“DRMP”) and comply with a relative or absolute limit on fund leverage risk calculated based on value-at-risk
(“VaR”). The DRMP is administered by a “derivatives risk manager,” who is appointed by the Trust’s Board of Trustees (the “Board”), including a majority of the Trustees who are not “interested persons” (as defined in the Investment Company Act) (the “Independent Trustees”), and periodically reviews the DRMP and reports to the Board.
Rule
18f-4
provides an exception from the DRMP, VaR limit and certain other requirements if the Trust’s “derivatives exposure” is limited to 10% of its net assets (as calculated in accordance with Rule
18f-4)
and the Trust adopts and implements written policies and procedures reasonably designed to manage its derivatives risks (the “Limited Derivatives User Exception”).
Dodd-Frank Act Risk.
The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), enacted in July 2010, includes provisions that comprehensively regulate the over-the-counter
(“OTC”) derivatives markets for the first time. While the Commodity Futures Trading Commission (“CFTC”) and other U.S. regulators have adopted many of the required Dodd-Frank regulations, certain regulations have only recently become effective and other regulations remain to be adopted. The full impact of Dodd-Frank on the Trust remains uncertain.
Many OTC derivatives dealers are required to register with the CFTC as “swap dealers” and/or with the SEC as “security-based swap dealers”. Registered swap dealers and security-based swap dealers are subject to various regulatory requirements, including, but not limited to, margin, recordkeeping, reporting, transparency, position limits, limitations on conflicts of interest, business conduct standards, minimum capital requirements and other regulatory requirements, which indirectly impact the funds that enter into transactions with them.
The CFTC requires that certain interest rate swaps and certain credit default swaps must be executed in regulated markets and be submitted for clearing to regulated clearinghouses. The SEC is also expected to impose similar requirements on certain security-based derivatives in the future. OTC derivatives trades submitted for clearing are subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as margin requirements mandated by the CFTC, SEC and/or federal prudential regulators. In addition, futures commission merchants (“FCMs”), who act as clearing members on behalf of customers for cleared OTC derivatives and futures contracts, also have discretion to increase the Trust’s margin requirements for these transactions beyond any regulatory and clearinghouse minimums subject to any restrictions on such discretion in the documentation between the FCM and the customer. These regulatory requirements may make it more difficult and costly for the Trust to enter into highly tailored or customized transactions, potentially rendering certain investment strategies impossible or not economically feasible. If the Trust decides to execute and clear cleared OTC derivatives and/or futures contracts through execution facilities, exchanges or clearinghouses, either indirectly through an executing broker, clearing member FCM or as a direct member, the Trust would be required to comply with the rules of the execution facility, exchange or clearinghouse and other applicable law.
With respect to cleared OTC derivatives and futures contracts and options on futures, the Trust will not face a clearinghouse directly but rather will do so through a FCM that is registered with the CFTC and/or SEC and that acts as a clearing member. The Trust may face the indirect risk of the failure of another clearing member customer to meet its obligations to its clearing member. Such scenario could arise due to a default by the clearing member on its obligations to the clearinghouse simultaneously with a customer’s failure to meet its obligations to the clearing member.
Clearing member FCMs are required to post initial margin to the clearinghouses through which they clear their customers’ cleared OTC derivatives and futures contracts, instead of using such initial margin in their businesses, as was widely permitted for OTC derivatives before Dodd-Frank. While an FCM may require its customer to post initial margin in excess of clearinghouse requirements, and certain clearinghouses may share a portion of their earnings on initial margin with their clearing members, some portion of the initial margin that is passed through to the clearinghouse does not generate earnings for the FCM. The inability of FCMs to earn the same levels of returns on initial margin for cleared OTC derivatives as they could earn with respect to non-cleared
OTC derivatives may cause FCMs to charge higher fees, or provide less favorable pricing on cleared OTC derivatives than swap dealers will provide for non-cleared
OTC derivatives. Furthermore, customers, including the Trust, are subject to additional fees payable to FCMs with respect to cleared OTC derivatives, which may raise the cost to the Trust of clearing as compared to trading non-cleared
OTC derivatives bilaterally.
With respect to uncleared swaps, registered swap dealers and security-based swap dealers are required to exchange variation margin with the Trust and may be required by applicable regulations to collect (and in some cases exchange) initial margin with the Trust. Both initial and variation margin may be comprised of cash and/or securities, subject to applicable regulatory haircuts and other restrictions. Shares of investment companies (other than certain money market funds) may not be posted as collateral under applicable regulations.
The CFTC, certain foreign regulators, and many futures exchanges have established (and continue to evaluate and monitor) speculative position limits (“position limits”) on the maximum speculative position which any person, or group of persons acting in concert, may hold or control in particular contracts. In addition, U.S. federal position limits apply to swaps that are economically equivalent to futures contracts on certain agricultural, metals and energy commodities. All positions owned or controlled by the same person or entity, even if in different accounts, must be aggregated for purposes of complying with the speculative limits. Thus, even if the Trust does not intend to exceed applicable position limits, it is possible that different clients managed by the Advisor and its affiliates may be aggregated for this purpose. Therefore, the trading decisions of the Advisor may have to be modified and positions held by the Trust liquidated in order to avoid exceeding such limits. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the profitability of the Trust. A violation of position limits could also lead to regulatory action materially adverse to the Trust’s investment strategy. The Trust may also be affected by other regimes, including those of the European Union and United Kingdom, and trading venues that impose position limits on commodity derivative contracts.
Additional Regulation of Derivatives
. Regulatory bodies outside the U.S. have also passed, proposed, or may propose in the future, legislation similar to Dodd-Frank or other legislation that could increase the costs of participating in, or otherwise adversely impact the liquidity of, participating in the commodities markets. For example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012) (“EMIR”) introduced certain requirements in respect of OTC derivatives including:(i) the mandatory clearing of OTC derivative contracts declared subject to the clearing obligation; (ii) risk mitigation techniques in respect of uncleared OTC derivative contracts, including the mandatory margining of uncleared OTC derivative contracts; and (iii) reporting and recordkeeping requirements in respect of all derivatives contracts. By way of further example, the European Union Markets in Financial Instruments Directive (Directive 2014/65/EU) and Markets in Financial Instruments Regulation (Regulation (EU) No 600/2014) (together “MiFID II”), which have applied since January 3, 2018, govern the provision of investment services and activities in relation to, as well as the organized trading of, financial instruments such as shares, bonds, units in collective investment schemes and derivatives. In particular, MiFID II requires European Union Member States to apply position limits to the size of a net position a person can hold at any time in commodity derivatives traded on European Union trading venues and in “economically equivalent” OTC contracts. If the requirements of EMIR and MiFID II apply, the cost of derivatives transactions is expected to increase.
In addition, regulations adopted by global prudential regulators that are now in effect require certain prudentially regulated entities and certain of their affiliates and subsidiaries (including swap dealers) to include in their derivatives contracts and certain other financial contracts, terms that delay or restrict the rights of counterparties (such as the Trust) to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the prudentially regulated entity and/or its affiliates are subject to certain types of resolution or insolvency proceedings. Similar regulations and laws have been adopted in
non-U.S.
jurisdictions that may apply to the Trust’s counterparties located in those jurisdictions. In particular, in the United Kingdom and the European Union, governmental authorities could reduce, eliminate or convert to equity the liabilities to a fund of a counterparty experiencing financial difficulties (sometimes referred to as a “bail in”). It is possible that these requirements, as well as potential additional related government regulation, could adversely affect the Trust’s ability to terminate existing derivatives contracts, exercise default rights or satisfy obligations owed to it with collateral received under such contracts.
Short Sales Risk
The Trust may take short positions in securities that the Advisor believes may decline in price or in the aggregate may underperform broad market benchmarks. The Trust may also engage in derivatives transactions that provide similar short exposure. In times of unusual or adverse market, economic, regulatory or political conditions, the Trust may not be able, fully or partially, to implement a short selling strategy.
Short sales are transactions in which the Trust sells a security or other instrument (such as an option, forward, futures or other derivative contract) that it does not own. Short selling allows the Trust to profit from a decline in market price to the extent such decline exceeds the transaction costs and the costs of borrowing the securities. If a security sold short increases in price, the Trust may have to cover its short position at a higher price than the short sale price, resulting in a loss. The Trust may have substantial short positions and must borrow those securities to make delivery to the buyer. The Trust may not be able to borrow a security that it needs to deliver or it may not be able to close out a short position at an acceptable price and may have to sell related long positions before it had intended to do so. Thus, the Trust may not be able to successfully implement its short sale strategy due to limited availability of desired securities or for other reasons. Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to the Trust.

Because losses on short sales arise from increases in the value of the security sold short, such losses are theoretically unlimited. By contrast, a loss on a long position arises from decreases in the value of the security and is limited by the fact that a security’s value cannot go below zero. The use of short sales in combination with long positions in the Trust’s portfolio in an attempt to improve performance or reduce overall portfolio risk may not be successful and may result in greater losses or lower positive returns than if the Trust held only long positions. It is possible that the Trust’s long securities positions will decline in value at the same time that the value of its short securities positions increase, thereby increasing potential losses to the Trust. In addition, the Trust’s short selling strategies will limit its ability to fully benefit from increases in the securities markets.
By investing the proceeds received from selling securities short, the Trust could be deemed to be employing a form of leverage, which creates special risks. The use of leverage may increase the Trust’s exposure to long securities positions and make any change in the Trust’s NAV greater than it would be without the use of leverage. This could result in increased volatility of returns. There is no guarantee that any leveraging strategy the Trust employs will be successful during any period in which it is employed.
Regulatory authorities in the United States or other countries may adopt bans on short sales of certain securities, either generally, or with respect to certain industries or countries, in response to market events. Restrictions and/or bans on short selling may make it impossible for the Trust to execute certain investment strategies.
When-Issued and Delayed-Delivery Transactions Risk
The Trust may purchase fixed income securities on a when-issued basis, and may purchase or sell those securities for delayed delivery. When-issued and delayed-delivery transactions occur when securities are purchased or sold by the Trust with payment and delivery taking place in the future to secure an advantageous yield or price. Securities purchased on a when-issued or delayed-delivery basis may expose the Trust to counterparty risk of default, as well as the risk that securities may experience fluctuations in value prior to their actual delivery. The Trust will not accrue income with respect to a when-issued or delayed-delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed-delivery basis can involve the additional risk that the price or yield available in the market when the delivery takes place may not be as favorable as that obtained in the transaction itself.
Rule
18f-4
under the Investment Company Act permits the Trust to enter into when-issued or forward-settling securities (e.g., firm and standby commitments, including TBA commitments, and dollar rolls) and non-standard
settlement cycle securities, notwithstanding the limitation on the issuance of senior securities in Section 18 of the Investment Company Act, provided that the transaction meets the Delayed-Settlement Securities Provision (as defined above under “ –When-Issued and Forward Committment Securities”). If a when-issued, forward-settling or non-standard
settlement cycle security does not satisfy the Delayed-Settlement Securities Provision, then it is treated as a derivatives transaction under Rule
18f-4.
See “Risk Factors in Strategic Transactions and Derivatives—Rule
18f-4
Under the Investment Company Act” above.
Rights Risk
The failure to exercise subscription rights to purchase common stock would result in the dilution of the Trust’s interest in the issuing company. The market for such rights is not well developed, and, accordingly, the Trust may not always realize full value on the sale of rights.
Warrants Risk
If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Trust loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

Repurchase Agreements Risk
Subject to its investment objective and policies, the Trust may invest in repurchase agreements for investment purposes. Repurchase agreements typically involve the acquisition by the Trust of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Trust will sell the securities back to the institution at a fixed time in the future. The Trust does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Trust could experience both delays in liquidating the underlying securities and losses, including possible decline in the value of the underlying security during the period in which the Trust seeks to enforce its rights thereto; possible lack of access to income on the underlying security during this period; and expenses of enforcing its rights. While repurchase agreements involve certain risks not associated with direct investments in debt securities, the Trust follows procedures approved by the Trust’s Board that are designed to minimize such risks. In addition, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Trust generally will seek to liquidate such collateral. However, the exercise of the Trust’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Trust could suffer a loss.

MANAGEMENT OF THE TRUST
Investment Management Agreement
Although the Advisor intends to devote such time and effort to the business of the Trust as is reasonably necessary to perform its duties to the Trust, the services of the Advisor are not exclusive and the Advisor provides similar services to other investment companies and other clients and may engage in other activities.
The investment management agreement between the Advisor and the Trust (the “Investment Management Agreement”) also provides that the Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor or by the Trust in connection with the performance of the Investment Management Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the Advisor’s part in the performance of its duties or from reckless disregard by the Advisor of its duties under the Investment Management Agreement. The Investment Management Agreement also provides for indemnification by the Trust of the Advisor, its directors, officers, employees, agents, associates and control persons for liabilities incurred by them in connection with their services to the Trust, subject to certain limitations and conditions.
The Investment Management Agreement provides for the Trust to pay a monthly management fee at an annual rate equal to 0.75% of the average weekly value of the Trust’s Managed Assets. “Managed Assets” means the total assets of the Trust (including any assets attributable to money borrowed for investment purposes) minus the sum of the Trust’s accrued liabilities (other than money borrowed for investment purposes).
The Trust and the Advisor have entered into a fee waiver agreement (the “Fee Waiver Agreement”), pursuant to which the Advisor has contractually agreed to waive the management fee with respect to any portion of the Trust’s assets attributable to investments in any equity and fixed-income mutual funds and exchange-traded funds (“ETFs”) managed by the Advisor or its affiliates and other exchange-traded products sponsored by the Advisor or its affiliates, in each case that have a contractual management fee, through June 30, 2027. In addition, pursuant to the Fee Waiver Agreement, the Advisor has contractually agreed to waive its management fees by the amount of investment advisory fees the Trust pays to the Advisor indirectly through its investment in money market funds advised by the Advisor or its affiliates, through June 30, 2027. The Fee Waiver Agreement may be continued from year to year thereafter, provided that such continuance is specifically approved by the Advisor and the Trust (including by a majority of the Trustees who are not “interested persons” (as defined in the Investment Company Act) (the “Independent Trustees”)). Neither the Advisor nor the Trust is obligated to extend the Fee Waiver Agreement. The Fee Waiver Agreement may be terminated at any time, without the payment of any penalty, only by the Trust (upon the vote of a majority of the Independent Trustees or a majority of the outstanding voting securities of the Trust), upon 90 days’ written notice by the Trust to the Advisor.
The Investment Management Agreement will continue in effect from year to year, provided that each continuance is specifically approved at least annually by both (1) the vote of a majority of the Board or the vote of a majority of the outstanding voting securities of the Trust (as such term is defined in the Investment Company Act) at the time outstanding and entitled to vote and (2) by the vote of a majority of the Trustees who are not parties to the Investment Management Agreement or “interested persons” (as such term is defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Investment Management Agreement may be terminated by the Trust at any time, without the payment of any penalty, upon the vote of a majority of the Trustees or a majority of the outstanding voting securities of the Trust or by the Advisor, on 60 days’ written notice by either party to the other which can be waived by the non-terminating
party. The Investment Management Agreement will terminate automatically in the event of its “assignment” (as such term is defined in the Investment Company Act).
A discussion regarding the basis for the approval of the Investment Management Agreement by the Board is available in the Trust’s Semi-Annual Report to shareholders for the period ended June 30, 2025.

The table below sets forth information about the total management fees paid by the Trust to the Advisor, and the amounts waived by the Advisor, for the periods indicated:

Fiscal Year Ended December 31,	Paid to the Advisor	Waived by the Advisor
2025	$3,069,536	$96,530
2024	$2,836,651	$18,189
2023	$2,807,975	$21,472
Sub-Investment
Advisory Agreement
Pursuant to a separate
sub-investment
advisory agreement (the
“Sub-Investment
Advisory Agreement”), the Advisor has appointed BlackRock International Limited (previously defined as the
“Sub-Advisor”),
an affiliate of the Advisor, to perform certain of the
day-to-day
investment management of the Trust.
The Advisor, and not the Trust, pays an annual
sub-advisory
fee to the
Sub-Advisor
equal to a percentage of the management fee received by the Advisor from the Trust with respect to the average daily value of the Managed Assets of the Trust allocated to the
Sub-Advisor.
The
Sub-Investment
Advisory Agreement also provides that the
Sub-Advisor
will not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor or by the Trust in connection with the performance of the
Sub-Investment
Advisory Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the
Sub-Advisor’s
part in the performance of its duties or from reckless disregard by the
Sub-Advisor
of its duties under the
Sub-Investment
Advisory Agreement. The
Sub-Investment
Advisory Agreement also provides for indemnification by the Trust of the
Sub-Advisor,
its directors, officers, employees, agents, associates and control persons for liabilities incurred by them in connection with their services to the Trust, subject to certain limitations and conditions.
Although the
Sub-Advisor
intends to devote such time and effort to the business of the Trust as is reasonably necessary to perform its duties to the Trust, the services of the
Sub-Advisor
are not exclusive and the
Sub-Advisor
provides similar services to other investment companies and other clients and may engage in other activities.
The
Sub-Investment
Advisory Agreement will continue in effect from year to year, provided that each continuance is specifically approved at least annually by both (1) the vote of a majority of the Board or the vote of a majority of the outstanding voting securities of the Trust (as defined in the Investment Company Act) at the time outstanding and entitled to vote and (2) by the vote of a majority of the Trustees who are not parties to the
Sub-Investment
Advisory Agreement or interested persons (as such term is defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The
Sub-Investment
Advisory Agreement may be terminated by the Trust or the Advisor at any time, without the payment of any penalty, upon giving the
Sub-Advisor
60 days’ written notice, provided that such termination shall be directed or approved by the vote of a majority of the Board or a majority of the outstanding voting securities of the Trust, or by the
Sub-Advisor
on 60 days’ written notice, and will terminate automatically upon any termination of the Investment Management Agreement. The Sub- Investment Advisory Agreement will also terminate automatically in the event of its assignment (as such term is defined in the Investment Company Act).
A discussion regarding the basis for the approval of the
Sub-Investment
Advisory Agreement by the Board is available in the Trust’s Semi-Annual Report to shareholders for the period ended June 30, 2025.

Administration and Accounting Services Agreement
State Street Bank and Trust Company (“State Street”) provides certain administration and accounting services to the Trust pursuant to an Administration and Accounting Services Agreement. The table below shows the amounts paid to State Street for such services for the periods indicated:

Fiscal Year Ended December 31,	Paid to State Street
2025	$65,456
2024	$63,459
2023	$64,679
Biographical Information Pertaining to the Trustees
The Board consists of ten individuals (each, a “Trustee”), eight of whom are Independent Trustees. The registered investment companies advised by the Advisor or its affiliates (the “BlackRock-advised Funds”) are organized into one complex of closed-end
funds and
open-end
non-index
fixed-income funds (the “BlackRock Fixed-Income Complex”), one complex of open-end
equity, multi-asset, index and money market funds (the “BlackRock Multi-Asset Complex”) and one complex of exchange-traded funds (each, a “BlackRock Fund Complex”). The Trust is included in the BlackRock Fund Complex referred to as the BlackRock Fixed-Income Complex. The Trustees also oversee as board members the operations of the other open-end
and
closed-end
registered investment companies included in the BlackRock Fixed-Income Complex.
Please refer to the below table which identifies the Board Members and sets forth certain biographical information about the Board Members for the Trust.

Name and Year of Birth (1)	Position(s) Held (Length of Service) (3)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen (4)	Other Public Company or Investment Company Directorships Held During Past Five Years (5)

Independent Board Members (2)
R. Glenn Hubbard 1958	Chair of the Board and Board Member (Since 2007)	Dean, Columbia Business School from 2004 to 2019; Faculty member, Columbia Business School since 1988.	65 RICs consisting of 98 Portfolios	ADP (data and information services) from 2004 to 2020; Metropolitan Life Insurance Company (insurance); TotalEnergies SE (multi-energy)
W. Carl Kester 1951	Vice Chair of the Board and Board Member (Since 2007)	Baker Foundation Professor and George Fisher Baker Jr. Professor of Business Administration, Emeritus, Harvard Business School since 2022; George Fisher Baker Jr. Professor of Business Administration, Harvard Business School from 2008 to 2022; Deputy Dean for Academic Affairs from 2006 to 2010; Chairman of the Finance Unit, from 2005 to 2006; Senior Associate Dean and Chairman of the MBA Program from 1999 to 2005; Member of the faculty of Harvard Business School since 1981.	67 RICs consisting of 100 Portfolios	None

Name and Year of Birth (1)	Position(s) Held (Length of Service) (3)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen (4)	Other Public Company or Investment Company Directorships Held During Past Five Years (5)

Cynthia L. Egan 1955	Board Member (Since 2016)	Advisor, U.S. Department of the Treasury from 2014 to 2015; President, Retirement Plan Services, for T. Rowe Price Group, Inc. from 2007 to 2012; executive positions within Fidelity Investments from 1989 to 2007.	67 RICs consisting of 100 Portfolios	Unum (insurance); The Hanover Insurance Group (Board Chair); Huntsman Corporation (Lead Independent Director and non-Executive Vice Chair of the Board) (chemical products)

Lorenzo A. Flores 1964	Board Member (Since 2021)	Chief Financial Officer, Lattice Semiconductor Corporation (LSCC) since 2025; Chief Financial Officer, Intel Foundry from 2024 to 2025; Vice Chairman, Kioxia, Inc. from 2019 to 2024; Chief Financial Officer, Xilinx, Inc. from 2016 to 2019; Corporate Controller, Xilinx, Inc. from 2008 to 2016.	65 RICs consisting of 98 Portfolios	None

Stayce D. Harris 1959	Board Member (Since 2021)	Lieutenant General, Inspector General of the United States Air Force from 2017 to 2019; Lieutenant General, Assistant Vice Chief of Staff and Director, Air Staff, United States Air Force from 2016 to 2017; Major General, Commander, 22nd Air Force, AFRC, Dobbins Air Reserve Base, Georgia from 2014 to 2016; Pilot, United Airlines from 1990 to 2020.	65 RICs consisting of 98 Portfolios	KULR Technology Group, Inc. in 2021; The Boeing Company (airplane manufacturer)

J. Phillip Holloman 1955	Board Member (Since 2021)	Board Chairman of Vestis Corporation since 2023; Interim Executive Chairman, President and Chief Executive Officer of Vestis Corporation from April 2025 to July 2025; President and Chief Operating Officer, Cintas Corporation from 2008 to 2018.	65 RICs consisting of 98 Portfolios	Vestis Corporation (uniforms and facilities services)

Catherine A. Lynch 1961	Board Member (Since 2016)	Chief Executive Officer, Chief Investment Officer and various other positions, National Railroad Retirement Investment Trust from 2003 to 2016; Associate Vice President for Treasury Management, The George Washington University from 1999 to 2003; Assistant Treasurer, Episcopal Church of America from 1995 to 1999.	67 RICs consisting of 100 Portfolios	PennyMac Mortgage Investment Trust

Arthur P. Steinmetz 1958	Board Member (Since 2023)	Trustee of Denison University since 2020; Consultant, Posit PBC (enterprise data science) since 2020; Director, ScotiaBank (U.S.) from 2020 to 2023; Chairman, Chief Executive Officer and President of	67 RICs consisting of 100 Portfolios	None

Name and Year of Birth (1)	Position(s) Held (Length of Service) (3)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen (4)	Other Public Company or Investment Company Directorships Held During Past Five Years (5)
OppenheimerFunds, Inc. from 2015, 2014 and 2013, respectively to 2019); Trustee, President and Principal Executive Officer of 104 OppenheimerFunds funds from 2014 to 2019. Portfolio manager of various OppenheimerFunds fixed income mutual funds from 1986 to 2014.
Interested Board Members (5)

Robert Fairbairn 1965	Board Member (Since 2018)	Vice Chairman of BlackRock, Inc. since 2019; Member of BlackRock’s Global Operating Committee;
Co-Chair of
BlackRock’s Human Capital Committee; Senior Managing Director of BlackRock, Inc. from 2010 to 2019; oversaw BlackRock’s Strategic Partner Program and Strategic Product Management Group from 2012 to 2019; Member of the Board of Managers of BlackRock Investments, LLC from 2011 to 2018; Global Head of BlackRock’s Retail and iShares
®
		businesses from 2012 to 2016.	91 RICs consisting of 267 Portfolios	None

John M. Perlowski 1964	Board Member (Since 2015), President and Chief Executive Officer (Since 2011)	Managing Director of BlackRock, Inc. since 2009; Head of BlackRock Global Accounting and Product Services since 2009; Advisory Director of Family Resource Network (charitable foundation) since 2009; Member of BlackRock’s Global Executive Committee since 2025.	93 RICs consisting of 269 Portfolios	None

(1)	The address of each Board Member is c/o BlackRock, Inc., 50 Hudson Yards, New York, NY 10001.
(2)
Each Independent Trustee holds office until his or her successor is elected and qualifies, or until his or her earlier death, resignation, retirement or removal, or until December 31 of the year in which he or she turns 75. Board Members who are “interested persons,” as defined in the 1940 Act, serve until their successor is elected and qualifies or until their earlier death, resignation, retirement or removal as provided by the Trust’s bylaws or statute, or until December 31 of the year in which they turn 72. The Board may determine to extend the terms of Independent Trustees on a case-by-case
basis, as appropriate.

(3)
Date shown is the earliest date a person has served for the Trust. Following the combination of Merrill Lynch Investment Managers, L.P. (“MLIM”) and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock fund boards were realigned and consolidated into three new fund boards in 2007. Certain Independent Trustees first became members of the boards of other legacy MLIM or legacy BlackRock funds as follows: R. Glenn Hubbard, 2004 and W. Carl Kester, 1995. Certain other Independent Trustees became members of the boards of the closed-end
funds in the BlackRock Fixed-Income Complex as follows: Cynthia L. Egan, 2016 and Catherine A. Lynch, 2016.

(4)	Dr. Kester, Ms. Egan, Ms. Lynch, Mr. Steinmetz and Mr. Perlowski are also trustees of the BlackRock Credit Strategies Fund and BlackRock Private Investments Fund.
(5)
Mr. Fairbairn and Mr. Perlowski are both “interested persons,” as defined in the 1940 Act, of the Trust based on their positions with BlackRock, Inc. and its affiliates. Mr. Fairbairn and Mr. Perlowski are also board members of the BlackRock Multi-Asset Complex.

Experience, Qualifications and Skills of the Board Members
The Independent Trustees have adopted a statement of policy that describes the experiences, qualifications, skills and attributes that are necessary and desirable for potential Independent Trustee candidates (the “Statement of Policy”). The Board believes that each Independent Trustee satisfied, at the time he or she was initially elected or appointed a Board Member, and continues to satisfy, the standards contemplated by the Statement of Policy as well as the standards set forth in the Trust’s Bylaws. Furthermore, in determining that a particular Board Member was and continues to be qualified to serve as a Board Member, the Board has considered a variety of criteria, none of which, in isolation, was controlling. The Board believes that, collectively, the Board Members have balanced and diverse experiences, skills, attributes and qualifications, which allow the Board to operate effectively in governing the Trust and protecting the interests of shareholders. Among the attributes common to all Board Members is their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the Advisor, other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties as Board Members. Each Board Member’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of the Trust or the other funds in the BlackRock Fund Complexes (and any predecessor funds), other investment funds, public companies, or not-for-profit
entities or other organizations; ongoing commitment and participation in Board and Committee meetings, as well as his or her leadership of standing and other committees of other BlackRock-advised funds throughout the years; or other relevant life experiences.
The table below discusses some of the experiences, qualifications and skills of Board Members that support the conclusion that he or she should serve on the Board.

Board Members	Experience, Qualifications and Skills

Independent Board Members

R. Glenn Hubbard	R. Glenn Hubbard has served in numerous roles in the field of economics, including as the Chairman of the U.S. Council of Economic Advisers of the President of the United States. Dr. Hubbard has served as the Dean of Columbia Business School, as a member of the Columbia Faculty and as a Visiting Professor at the John F. Kennedy School of Government at Harvard University, the Harvard Business School and the University of Chicago. Dr. Hubbard’s experience as an adviser to the President of the United States adds a dimension of balance to the Fund’s governance and provides perspective on economic issues. Dr. Hubbard’s service on the boards of ADP and Metropolitan Life Insurance Company provides the Board with the benefit of his experience with the management practices of other financial companies. Dr. Hubbard’s long-standing service on the boards of directors/trustees of the closed-end
funds in the BlackRock Fixed-Income Complex also provides him with a specific understanding of the Fund, its operations, and the business and regulatory issues facing the Fund. Dr. Hubbard’s independence from the Trust and the Advisor enhances his service as Chair of the Board, Chair of the Executive Committee and a member of the Governance Committee, the Compliance Committee and the Performance Oversight Committee

W. Carl Kester	The Board benefits from W. Carl Kester’s experiences as a professor and author in finance, and his experience as the George Fisher Baker Jr. Professor of Business Administration at Harvard Business School and as Deputy Dean of Academic Affairs at Harvard Business School from 2006 through 2010 adds to the Board a wealth of expertise in corporate finance and corporate governance. Dr. Kester has authored and edited numerous books and research papers on both

Board Members	Experience, Qualifications and Skills
subject matters, including
co-editing
a leading volume of finance case studies used worldwide. Dr. Kester’s long-standing service on the boards of directors/trustees of the closed-end
funds in the BlackRock Fixed-Income Complex also provides him with a specific understanding of the Fund, its operations, and the business and regulatory issues facing the Fund. Dr. Kester’s independence from the Trust and the Advisor enhances his service as a Vice Chair of the Board, Chair of the Governance Committee and a member of the Executive Committee, the Discount Committee, the Compliance Committee, the Performance Oversight Committee and the Securities Lending Committee.

Cynthia L. Egan	Cynthia L. Egan brings to the Board a broad and diverse knowledge of investment companies and the retirement industry as a result of her many years of experience as President, Retirement Plan Services, for T. Rowe Price Group, Inc. and her various senior operating officer positions at Fidelity Investments, including her service as Executive Vice President of FMR Co., President of Fidelity Institutional Services Company and President of the Fidelity Charitable Gift Fund. Ms. Egan has also served as an advisor to the U.S. Department of Treasury as an expert in domestic retirement security. Ms. Egan began her professional career at the Board of Governors of the Federal Reserve and the Federal Reserve Bank of New York. Ms. Egan is also a director of UNUM Corporation, a publicly traded insurance company providing personal risk reinsurance, and a director and Chair of the Board of The Hanover Group, a public property casualty insurance company. Ms. Egan is also the lead independent director and non-executive
Vice Chair of the Board of Huntsman Corporation, a publicly traded manufacturer and marketer of chemical products. Ms. Egan’s independence from the Trust and the Advisor enhances her service as Chair of the Compliance Committee and a member of the Discount Committee, the Governance Committee, the Performance Oversight Committee and the Securities Lending Committee.

Lorenzo A. Flores	The Board benefits from Lorenzo A. Flores’s many years of business, leadership and financial experience in his roles at various public and private companies. In particular, Mr. Flores’s service as Chief Financial Officer of Lattice Semiconductor Corporation, a semiconductor company that designs, develops, and markets programmable logic products and related software, Chief Financial Officer of Intel Foundry, a semiconductor manufacturing unit of Intel Corporation, Chief Financial Officer and Corporate Controller of Xilinx, Inc., a technology and semiconductor company that supplies programmable logic devices, and Vice Chairman of Kioxia, Inc., a manufacturer and supplier of flash memory and solid state drives, and his long experience in the technology industry allow him to provide insight to into financial, business and technology trends. Mr. Flores’s knowledge of financial and accounting matters qualifies him to serve as a member of the Audit Committee. Mr. Flores’s independence from the Trust and the Advisor enhances his service as a member of the Performance Oversight Committee.

Stayce D. Harris	The Board benefits from Stayce D. Harris’s leadership and governance experience gained during her extensive military career, including as a three-star Lieutenant General of the United States Air Force. In her most recent role, Ms. Harris reported to the Secretary and Chief of Staff of the Air Force on matters concerning Air Force effectiveness, efficiency and the military

Board Members	Experience, Qualifications and Skills
discipline of active duty, Air Force Reserve and Air National Guard forces. Ms. Harris’s experience on governance matters includes oversight of inspection policy and the inspection and evaluation system for all Air Force nuclear and conventional forces; oversight of Air Force counterintelligence operations and service on the Air Force Intelligence Oversight Panel; investigation of fraud, waste and abuse; and oversight of criminal investigations and complaints resolution programs. Ms. Harris is also a director of The Boeing Company. Ms. Harris’s independence from the Trust and the Advisor enhances her service as a member of the Compliance Committee and the Performance Oversight Committee.

J. Phillip Holloman	The Board benefits from J. Phillip Holloman’s many years of business and leadership experience as an executive, director and advisory board member of various public and private companies. In particular, Mr. Holloman’s service as Board Chairman of Vestis Corporation and President and Chief Operating Officer of Cintas Corporation allows him to provide insight into business trends and conditions. Mr. Holloman’s knowledge of financial and accounting matters qualifies him to serve as a member of the Audit Committee. Mr. Holloman’s independence from the Trust and the Advisor enhances his service as a member of the Governance Committee and the Performance Oversight Committee.

Catherine A. Lynch	Catherine A. Lynch, who served as the Chief Executive Officer and Chief Investment Officer of the National Railroad Retirement Investment Trust, benefits the Board by providing business leadership and experience and a diverse knowledge of pensions and endowments. Ms. Lynch is also a trustee of PennyMac Mortgage Investment Trust, a specialty finance company that invests primarily in mortgage-related assets. Ms. Lynch also holds the designation of Chartered Financial Analyst. Ms. Lynch’s knowledge of financial and accounting matters qualifies her to serve as Chair of the Audit Committee. Ms. Lynch’s independence from the Trust and the Advisor enhances her service as the Chair of the Discount Committee and the Chair of the Securities Lending Committee, and a member of the Governance Committee and the Performance Oversight Committee.

Arthur P. Steinmetz	The Board benefits from Arthur P. Steinmetz’s many years of business and leadership experience as an executive, chairman and director of various companies in the financial industry. Mr. Steinmetz’s service as Chairman, Chief Executive Officer and President of the OppenheimerFunds, Inc. and as Trustee, President and Principal Executive Officer of certain OppenheimerFunds funds provides insight into the asset management industry. He has also served as a Director of ScotiaBank (U.S.). Mr. Steinmetz’s knowledge of financial and accounting matters qualifies him to serve as a member of the Audit Committee. Mr. Steinmetz’s independence from the Trust and the Advisor enhances his service as Chair of the Performance Oversight Committee and a member of the Discount Committee.

Interested Board Members

Robert Fairbairn	Robert Fairbairn has more than 25 years of experience with BlackRock, Inc. and over 30 years of experience in finance and asset management. In particular, Mr. Fairbairn’s positions as Vice Chairman of BlackRock, Inc., Member of

Board Members	Experience, Qualifications and Skills
BlackRock’s Global Operating Committee and
Co-Chair
of BlackRock’s Human Capital Committee provide the Board with a wealth of practical business knowledge and leadership. In addition, Mr. Fairbairn has global investment management and oversight experience through his former positions as Member of BlackRock’s Global Executive Committee, Global Head of BlackRock’s Retail and iShares
®
businesses, Head of BlackRock’s Global Client Group, of BlackRock’s international businesses and his previous oversight over BlackRock’s Strategic Partner Program and Strategic Product Management Group. Mr. Fairbairn also serves as a board member for the funds in the BlackRock Multi-Asset Complex.

John M. Perlowski	John M. Perlowski’s experience as Managing Director of BlackRock, Inc. since 2009, as the Head of BlackRock Global Accounting and Product Services since 2009, and as President and Chief Executive Officer of the Trust provides him with a strong understanding of the Trust, its operations, and the business and regulatory issues facing the Fund. Mr. Perlowski’s prior position as Managing Director and Chief Operating Officer of the Global Product Group at Goldman Sachs Asset Management, and his former service as Treasurer and Senior Vice President of the Goldman Sachs Mutual Funds and as Director of the Goldman Sachs Offshore Funds provides the Board with the benefit of his experience with the management practices of other financial companies. Mr. Perlowski also serves as a board member for the funds in the BlackRock Multi-Asset Complex. Mr. Perlowski is a member of BlackRock’s Global Executive Committee. Mr. Perlowski’s experience with BlackRock enhances his service as a member of the Executive Committee.
Board Leadership Structure and Oversight
Please refer to the sections of the Trust’s May 22, 2025 definitive proxy statement on Schedule 14A for the annual meeting of the Trust’s shareholders entitled: “Proposal 1 Board Members’/Nominees’ Biographical Information—Board Leadership Structure and Oversight” and “Appendix E – Committees of the Boards” which is incorporated by reference herein, for a discussion of the Board’s leadership structure and oversight.
During the Trust’s fiscal year ended December 31, 2025, the Board’s Audit Committee, Governance Committee, Compliance Committee, Performance Oversight Committee, Discount Committee, Securities Lending Committee and Executive Committee met the following number of times:

Number of Audit Committee Meetings	Number of Governance Committee Meetings	Number of Compliance Committee Meetings	Number of Performance Oversight Committee Meetings	Number of Discount Committee Meetings	Number of Securities Lending Committee Meetings	Number of Executive Committee Meetings
7	5	4	4	3	2	0
Trustee Share Ownership
Information relating to each Trustee’s share ownership in the Trust and in all BlackRock-advised Funds that are currently overseen by the respective Trustee (“Supervised Funds”) as of December 31, 2025 is set forth in the chart below. Amounts shown may include shares as to which a Trustee has indirect beneficial ownership, such as through participation in certain family accounts, 529 college savings plan interests, or similar arrangements where the Trustee has beneficial economic interest but not a direct ownership interest.

Name of Trustee	Dollar Range of Equity Securities in the Trust*	Aggregate Dollar Range of Equity Securities in Supervised Funds*
Independent Trustees
Cynthia L. Egan	None	Over $100,000
Lorenzo A. Flores	None	Over $100,000
Stayce D. Harris	$1 - $10,000	Over $100,000
J. Phillip Holloman	None	Over $100,000
R. Glenn Hubbard	Over $100,000	Over $100,000
W. Carl Kester	None	Over $100,000
Catherine A. Lynch	$10,001 - $50,000	Over $100,000
Arthur Steinmetz	None	Over $100,000
Interested Trustees
Robert Fairbairn	None	Over $100,000
John M. Perlowski	None	Over $100,000

*
Includes share equivalents owned under the deferred compensation plan in the Supervised Funds by certain Independent Trustees who have participated in the deferred compensation plan of the Supervised Funds.

Compensation of Trustees
Each Independent Trustee is paid an annual retainer of $370,000 per year for his or her services as a Board member of the BlackRock-advised Funds, including the Trust, together with out-of-pocket
expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. In addition, the Chair of the Board and the Vice Chair of the Board are paid an additional annual retainer of $140,000 and $84,000, respectively. The Chairs of the Audit Committee, Performance Oversight Committee, Compliance Committee, Governance and Nominating Committee, Discount Committee and Securities Lending Committee are each paid an additional annual retainer of $55,000, $42,500, $50,000, $42,500, $25,000 and $20,000, respectively. Each of the other members of the Audit Committee, Compliance Committee, Governance Committee, Discount Committee and Securities Lending Committee is paid an additional annual retainer of $30,000, $25,000, $25,000, $20,000 and $15,000, respectively, for his or her service on such committee. An Independent Trustee may receive additional compensation for his or her service as a member or Chair, as applicable, of one or more ad hoc committees of the Board. The Trust will pay a pro rata portion quarterly (based on relative net assets) of the foregoing Trustee fees paid by the funds in the BlackRock Fixed-Income Complex.
The Independent Trustees have agreed that a maximum of 50% of each Independent Trustee’s total compensation paid by funds in the BlackRock Fixed-Income Complex may be deferred pursuant to the BlackRock Fixed-Income Complex’s deferred compensation plan. Under the deferred compensation plan, deferred amounts earn a return for the Independent Trustees as though equivalent dollar amounts had been invested in shares of certain funds in the BlackRock Fixed-Income Complex selected by the Independent Trustees. This has approximately the same economic effect for the Independent Trustees as if they had invested the deferred amounts in such funds in the BlackRock Fixed-Income Complex. The deferred compensation plan is not funded and obligations thereunder represent general unsecured claims against the general assets of a fund and are recorded as a liability for accounting purposes.
The following table sets forth the compensation paid to the Trustees by the Trust for the fiscal year ended December 31, 2025, and the aggregate compensation, including deferred compensation amounts, paid to them by all BlackRock-advised Funds for the calendar year ended December 31, 2025. Messrs. Fairbairn and Perlowski serve without compensation from the Trust because of their affiliation with BlackRock, Inc. and the Advisor.

Name 1	Compensation from the Trust	Estimated Annual Benefits upon Retirement	Aggregate Compensation from the Trust and Other BlackRock-Advised Funds 2,3

Independent Trustees
Cynthia L. Egan	$2,683	None	$580,000
Lorenzo A. Flores	$2,107	None	$400,000
Stayce D. Harris	$2,093	None	$395,000
J. Phillip Holloman	$2,245	None	$425,000
R. Glenn Hubbard	$2,916	None	$560,000
W. Carl Kester	$3,070	None	$671,500
Catherine A. Lynch	$2,796	None	$610,000
Arthur P. Steinmetz	$2,480	None	$537,500

Interested Trustees
Robert Fairbairn	None	None	None
John M. Perlowski	None	None	None

1	For the number of BlackRock-advised Funds from which each Trustee receives compensation see the Biographical Information Chart beginning on page S-29.
2
For the Independent Trustees, this amount represents the aggregate compensation earned from the funds in the BlackRock Fixed-Income Complex during the calendar year ended December 31, 2025. Of this amount, Mr. Flores, Ms. Harris, Mr. Holloman, Dr. Hubbard, Dr. Kester, Ms. Lynch and Mr. Steinmetz deferred $200,000, $197,500, $212,500, $280,000, $546,859, $603,900 and $268,750, respectively, pursuant to the BlackRock Fixed-Income Complex’s deferred compensation plan.

3
Total amount of deferred compensation payable by the BlackRock Fixed-Income Complex to Mr. Flores, Ms. Harris, Mr. Holloman, Dr. Hubbard, Dr. Kester, Ms. Lynch and Mr. Steinmetz is $1,055,218, $1,032,387, $1,101,752, $5,907,215, $2,544,830, $720,927 and $603,379, respectively, as of December 31, 2025. Ms. Egan did not participate in the deferred compensation plan as of December 31, 2025.

Independent Trustee Ownership of Securities
As of December 31, 2025, none of the Independent Trustees of the Trust or their immediate family members owned beneficially or of record any securities of BlackRock or any affiliate of any BlackRock person controlling, controlled by or under common control with BlackRock nor did any Independent Trustees of the Trust or their immediate family members have any material interest in any transaction, or series of similar transactions, during the most recently completed two calendar years involving the Trust, BlackRock or any affiliate of any BlackRock person controlling, controlled by or under common control with the Trust or BlackRock.
As of the date of this SAI, the officers and Trustees of the Trust, as a group, beneficially owned less than 1% of the outstanding common shares of the Trust.
Information Pertaining to the Officers
Please refer to the section of the Trust’s May 22, 2025 definitive proxy statement on Schedule 14A for the annual meeting of the Trust’s shareholders entitled: “Appendix F – Information Pertaining to the Executive Officers of the Funds,” which is incorporated by reference herein, for certain biographical and other information relating to the officers of the Trust who are not Trustees.

Indemnification of Trustees and Officers
The governing documents of the Trust generally provide that, to the extent permitted by applicable law, the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust unless, as to liability to the Trust or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices. In addition, the Trust will not indemnify Trustees with respect to any matter as to which Trustees did not act in good faith in the reasonable belief that his or her action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which Trustees had reasonable cause to believe that the conduct was unlawful. Indemnification provisions contained in the Trust’s governing documents are subject to any limitations imposed by applicable law.
Closed-end
funds in the BlackRock Fixed-Income Complex, including the Trust, have also entered into a separate indemnification agreement with the board members of each board of such funds (the “Indemnification Agreement”). The Indemnification Agreement (i) extends the indemnification provisions contained in a fund’s governing documents to board members who leave that fund’s board and serve on an advisory board of a different fund in the BlackRock Fixed-Income Complex; (ii) sets in place the terms of the indemnification provisions of a fund’s governing documents once a board member retires from a board; and (iii) in the case of board members who left the board of a fund in connection with or prior to the board consolidation that occurred in 2007 as a result of the merger of BlackRock and Merrill Lynch & Co., Inc.’s investment management business, clarifies that such fund continues to indemnify the trustee for claims arising out of his or her past service to that fund.
Portfolio Management
Portfolio Manager Assets Under Management
The following table sets forth information about funds and accounts other than the Trust for which the portfolio managers are primarily responsible for the day-to-day
portfolio management as of December 31, 2025:

	Number of Other Accounts Managed and Assets by Account Type			Number of Other Accounts and Assets for Which Advisory Fee is Performance-Based
Name of Portfolio Manager	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
David Delbos	30	28	135	0	0	5
	$42.34 Billion	$9.30 Billion	$19.83 Billion	$0	$0	$768.1 Million
Mitchell S. Garfin, CFA	30	28	135	0	0	5
	$42.34 Billion	$9.30 Billion	$19.83 Billion	$0	$0	$768.1 Million
Carly Wilson	13	8	12	0	0	0
	$8.31 Billion	$1.16 Billion	$2.72 Billion	$0	$0	$0
Portfolio Manager Compensation Overview
The discussion below describes the portfolio managers’ compensation as of December 31, 2025.
The Advisor’s financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary, a performance-based discretionary bonus, participation in various benefits programs and one or more of the incentive compensation programs established by the Advisor.

Base Compensation
. Generally, portfolio managers receive base compensation based on their position with the firm.
Discretionary Incentive Compensation
Discretionary incentive compensation is a function of several components: the performance of BlackRock, the performance of the portfolio manager’s group within the Advisor, the investment performance, including risk-adjusted returns, of the firm’s assets under management or supervision by that portfolio manager relative to predetermined benchmarks, and the individual’s performance and contribution to the overall performance of these portfolios and the Advisor. In most cases, these benchmarks are the same as the benchmark or benchmarks against which the performance of the funds or other accounts managed by the portfolio managers are measured. Among other things, BlackRock’s Chief Investment Officers make a subjective determination with respect to each portfolio manager’s compensation based on the performance of the funds and other accounts managed by each portfolio manager relative to the various benchmarks. Performance of fixed income funds is measured on a pre-tax and/or after-tax basis
over various time periods
including 1-, 3- and 5- year
periods, as applicable. With respect to these portfolio managers, such benchmarks for the Trust and other accounts are:

Portfolio Managers	Applicable Benchmark
David Delbos Mitchell S. Garfin, CFA	A combination of market-based indices (e.g., the Bloomberg U.S. Corporate High Yield 2% Issuer Cap Index), certain customized indices and certain fund industry peer groups.
Carly Wilson	A combination of market-based indices (e.g., ICE BofA 3-Month U.S. Treasury Bill Index).
Distribution of Discretionary Incentive Compensation.
Discretionary incentive compensation is distributed to portfolio managers in a combination of cash, deferred BlackRock stock awards, and/or deferred cash awards that notionally track the return of certain Advisor investment products.
Portfolio managers receive their annual discretionary incentive compensation in the form of cash. Portfolio managers whose total compensation is above a specified threshold also receive deferred BlackRock stock awards annually as part of their discretionary incentive compensation. Paying a portion of discretionary incentive compensation in the form of deferred BlackRock stock puts compensation earned by a portfolio manager for a given year “at risk” based on the Advisor’s ability to sustain and improve its performance over future periods. In some cases, additional deferred BlackRock stock may be granted to certain key employees as part of a long-term incentive award to aid in retention, align interests with long-term shareholders and motivate performance. Deferred BlackRock stock awards are generally granted in the form of BlackRock restricted stock units that vest pursuant to the terms of the applicable plan and, once vested, settle in BlackRock common stock. The portfolio managers of the Trust have deferred BlackRock stock awards.
For certain portfolio managers, a portion of the discretionary incentive compensation is also distributed in the form of deferred cash awards that notionally track the returns of select Advisor investment products they manage, which provides direct alignment of portfolio manager discretionary incentive compensation with investment product results. Deferred cash awards vest ratably over a number of years and, once vested, settle in the form of cash. Only portfolio managers who manage specified products and whose total compensation is above a specified threshold are eligible to participate in the deferred cash award program.
Other Compensation Benefits.
In addition to base salary and discretionary incentive compensation, portfolio managers may be eligible to receive or participate in one or more of the following:
Incentive Savings Plans—
BlackRock has created a variety of incentive savings plans in which BlackRock employees are eligible to participate, including a 401(k) plan, the BlackRock Retirement Savings Plan (RSP),

and the BlackRock Employee Stock Purchase Plan (ESPP). The employer contribution components of the RSP include a company match equal to 50% of the first 8% of eligible pay contributed to the plan capped at $5,000 per year, and a company retirement contribution equal to
3-5%
of eligible compensation up to the Internal Revenue Service (“IRS”) limit ($350,000 for 2025). The RSP offers a range of investment options, including registered investment companies and collective investment funds managed by the firm. BlackRock contributions follow the investment direction set by participants for their own contributions or, absent participant investment direction, are invested into a target date fund that corresponds to, or is closest to, the year in which the participant attains age 65. The ESPP allows for investment in BlackRock common stock at a 5% discount on the fair market value of the stock on the purchase date. Annual participation in the ESPP is limited to the purchase of 1,000 shares of common stock or a dollar value of $25,000 based on its fair market value on the purchase date. All of the eligible portfolio managers are eligible to participate in these plans
.
Securities Ownership of Portfolio Managers.
As of December 31, 2025, the end of the Trust’s most recently completed fiscal year end, the dollar range of securities beneficially owned by each portfolio manager in the Trust is shown below:

Portfolio Manager	Dollar Range of Equity Securities Beneficially Owned

David Delbos	$50,001 - $100,000

Mitchell S. Garfin, CFA	$100,001 - $500,000

Carly Wilson	$50,001 - $100,000
Potential Material Conflicts of Interest
The Advisor has built a professional working environment, firm-wide compliance culture and compliance procedures and systems designed to protect against potential incentives that may favor one account over another. The Advisor has adopted policies and procedures that address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all client accounts are treated equitably over time. Nevertheless, the Advisor furnishes investment management and advisory services to numerous clients in addition to the Trust, and the Advisor may, consistent with applicable law, make investment recommendations to other clients or accounts (including accounts which are hedge funds or have performance or higher fees paid to the Advisor, or in which portfolio managers have a personal interest in the receipt of such fees), which may be the same as or different from those made to the Trust. In addition, BlackRock, its affiliates and significant shareholders and any officer, director, shareholder or employee may or may not have an interest in the securities whose purchase and sale the Advisor recommends to the Trust. BlackRock, or any of its affiliates or significant shareholders, or any officer, director, shareholder, employee or any member of their families may take different actions than those recommended to the Trust by the Advisor with respect to the same securities. Moreover, the Advisor may refrain from rendering any advice or services concerning securities of companies of which any of BlackRock’s (or its affiliates’ or significant shareholders’) officers, directors or employees are directors or officers, or companies as to which BlackRock or any of its affiliates or significant shareholders or the officers, directors and employees of any of them has any substantial economic interest or possesses material non-public information.
Certain portfolio managers also may manage accounts whose investment strategies may at times be opposed to the strategy utilized for a fund. It should also be noted that Messrs. Delbos and Garfin and Ms. Wilson may be managing hedge fund and/or long only accounts, or may be part of a team managing hedge fund and/or long only accounts, subject to incentive fees. Messrs. Delbos and Garfin and Ms. Wilson may therefore be entitled to receive a portion of any incentive fees earned on such accounts.
As a fiduciary, the Advisor owes a duty of loyalty to its clients and must treat each client fairly. When the Advisor purchases or sells securities for more than one account, the trades must be allocated in a manner consistent with its fiduciary duties. The Advisor attempts to allocate investments in a fair and equitable manner among client accounts, with no account receiving preferential treatment. To this end, BlackRock has adopted policies that are intended to ensure reasonable efficiency in client transactions and provide the Advisor with sufficient flexibility to allocate investments in a manner that is consistent with the particular investment discipline and client base, as appropriate.
Proxy Voting Policies
The Board of the Trust has delegated the voting of proxies for the Trust’s securities to the Advisor pursuant to the Closed-End Fund
Proxy Voting Policy. The Advisor has adopted the BlackRock Active Investment Stewardship - Global Engagement and Voting Guidelines (the “BAIS Guidelines”) with respect to certain funds, including the Trust.
Copies of
the Closed-End Fund
Proxy Voting Policy and the BAIS Guidelines are attached as Appendix B to this SAI.
Information on how the Trust voted proxies relating to portfolio securities during the most recent 12-month period
ended June 30 is available (i) without charge, upon request, by calling
(800) 882-0052, (ii)
at www.blackrock.com and (iii) on the SEC’s website at http://www.sec.gov.
Codes of Ethics
The Trust and the Advisor have adopted codes of ethics pursuant to Rule
17j-1
under the Investment Company Act. These codes permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Trust. These codes may be obtained by calling the SEC at (202)
551-8090.
These codes of ethics are available on the EDGAR Database on the SEC’s website (http://www.sec.gov), and copies of these codes may be obtained, after paying a duplicating fee, by electronic request at the following
e-mail
address: publicinfo@sec.gov.
Other Information
BlackRock is independent in ownership and governance, with no single majority shareholder and a majority of independent directors.

PORTFOLIO TRANSACTIONS AND BROKERAGE
Subject to policies established by the Board, the Advisor is primarily responsible for the execution of the Trust’s portfolio transactions and the allocation of brokerage. The Advisor does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Trust, taking into account certain factors set out below. While the Advisor generally seeks reasonable trade execution costs, the Trust does not necessarily pay the lowest spread or commission available, and payment of the lowest commission or spread is not necessarily consistent with obtaining the best price and execution in particular transactions. Subject to applicable legal requirements, the Advisor may select a broker based partly upon brokerage or research services provided to the Advisor and its clients, including the Trust. In return for such services, the Advisor may cause the Trust to pay a higher commission than other brokers would charge if the Advisor determines in good faith that the commission is reasonable in relation to the services provided.
In selecting brokers or dealers to execute portfolio transactions, the Advisor seeks to obtain the best price and most favorable execution for the Trust, taking into account a variety of factors including: (i) the size, nature and character of the security or instrument being traded and the markets in which it is purchased or sold; (ii) the desired timing of the transaction; (iii) the Advisor’s knowledge of the expected commission rates and spreads currently available; (iv) the activity existing and expected in the market for the particular security or instrument, including any anticipated execution difficulties; (v) the full range of brokerage services provided; (vi) the broker’s or dealer’s capital; (vii) the quality of research and research services provided; (viii) the reasonableness of the commission, dealer spread or its equivalent for the specific transaction; and (ix) the Advisor’s knowledge of any actual or apparent operational problems of a broker or dealer.
Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act,” and Section 28(e) thereof, “Section 28(e)”) permits an investment adviser, under certain circumstances to cause an account to pay a broker or dealer a commission for effecting a transaction that exceeds the amount another broker or dealer would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker or dealer. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include: (1) furnishing advice as to the value of securities, including pricing and appraisal advice, credit analysis, risk measurement analysis, performance and other analysis, as well as the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Advisor believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Trust.
The Advisor, unless prohibited by applicable law, may participate in client commission arrangements under which the Advisor may execute transactions through a broker-dealer and request that the broker-dealer allocate a portion of the commissions or commission credits to another firm that provides research to the Advisor. The Advisor believes that research services obtained through soft dollar or commission sharing arrangements enhance its investment decision-making capabilities, thereby increasing the prospects for higher investment returns. The Advisor will engage only in soft dollar or commission sharing transactions that comply with the requirements of Section 28(e).
The Trust may be subject to additional regulations, including MiFID II. Under MiFID II, EU investment managers, including the
Sub-Advisor,
pay for any research out of their own resources and not through soft dollars or commission sharing arrangements. The Advisor regularly evaluates the soft dollar products and services utilized, as well as the overall soft dollar and commission sharing arrangements to ensure that trades are executed by firms that are regarded as best able to execute trades for client accounts, while at the same time providing access to the research and other services the Advisor views as impactful to its trading results.

The Advisor, unless prohibited by applicable law, may utilize soft dollars and related services, including research (whether prepared by the broker-dealer or prepared by a third-party and provided to the Advisor by the broker-dealer) and execution or brokerage services within applicable rules and the Advisor’s policies to the extent that such permitted services do not compromise the Advisor’s ability to seek to obtain best execution. In this regard, the portfolio management investment and/or trading teams may consider a variety of factors, including the degree to which the broker-dealer: (a) provides access to company management; (b) provides access to their analysts; (c) provides meaningful/insightful research notes on companies or other potential investments; (d) facilitates calls on which meaningful or insightful ideas about companies or potential investments are discussed; (e) facilitates conferences at which meaningful or insightful ideas about companies or potential investments are discussed; or (f) provides research tools such as market data, financial analysis, and other third party related research and brokerage tools that aid in the investment process.
Research-oriented services for which the Advisor, unless prohibited by applicable law, might pay with Trust commissions may be in written form or through direct contact with individuals and may include information as to particular companies or industries and securities or groups of securities, as well as market, economic, or institutional advice and statistical information, political developments and technical market information that assists in the valuation of investments. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the Trust or account that paid commissions to the broker providing such services. In some cases, research information received from brokers by investment company management personnel, or personnel principally responsible for the Advisor’s individually managed portfolios, is not necessarily shared by and between such personnel. Any management or other fees paid by the Trust to the Advisor are not reduced as a result of the Advisor’s receipt of research services. In some cases, the Advisor may receive a service from a broker that has both a “research” and a
“non-research”
use. When this occurs the Advisor makes a good faith allocation, under all the circumstances, between the research and non-research
uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Advisor will use its own funds to pay for the percentage of the service that is used for non-research
purposes. In making this good faith allocation, the Advisor faces a potential conflict of interest, but the Advisor believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research
uses.
Under MiFID II, investment managers in the EU, including the
Sub-Advisor,
are not able to use soft dollars to pay for research from brokers. Investment managers in the EU are required to either pay for research out of their own profit and loss or agree with clients to have research costs paid by clients through research payment accounts that are directly funded or funded by a specific client research charge collected alongside execution commissions, provided that the payments for research are unbundled from the payments for execution. The
Sub-Advisor
will pay for any research out of its own resources and not through soft dollars or commission sharing arrangements.
Payments of commissions to brokers who are affiliated persons of the Trust will be made in accordance with Rule
17e-1
under the Investment Company Act.
From time to time, the Trust may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Advisor with research services. The Financial Industry Regulatory Authority, Inc. has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research “credits” in these situations at a rate that is higher than that available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).
The Advisor does not consider sales of shares of the investment companies it advises as a factor in the selection of brokers or dealers to execute portfolio transactions for the Trust; however, whether or not a particular broker or dealer sells shares of the investment companies advised by the Advisor neither qualifies nor disqualifies such broker or dealer to execute transactions for those investment companies.

The Trust anticipates that its brokerage transactions involving foreign securities generally will be conducted primarily on the principal stock exchanges of the applicable country. Foreign equity securities may be held by the Trust in the form of depositary receipts, or other securities convertible into foreign equity securities. Depositary receipts may be listed on stock exchanges, or traded in OTC markets in the United States or Europe, as the case may be. American Depositary Receipts, like other securities traded in the United States, will be subject to negotiated commission rates.
The Trust may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in the particular securities, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Trust and persons who are affiliated with such affiliated persons are prohibited from dealing with the Trust as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the SEC. Since transactions in the OTC market usually involve transactions with the dealers acting as principal for their own accounts, the Trust will not deal with affiliated persons in connection with such transactions. However, an affiliated person of the Trust may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated
brokers in connection with comparable transactions.
OTC issues, including most fixed-income securities such as corporate debt and U.S. Government securities, are normally traded on a “net” basis without a stated commission, through dealers acting for their own account and not as brokers. The Trust will primarily engage in transactions with these dealers or deal directly with the issuer unless a better price or execution could be obtained by using a broker. Prices paid to a dealer with respect to both foreign and domestic securities will generally include a “spread,” which is the difference between the prices at which the dealer is willing to purchase and sell the specific security at the time, and includes the dealer’s normal profit.
Purchases of money market instruments by the Trust are made from dealers, underwriters and issuers. The Trust does not currently expect to incur any brokerage commission expense on such transactions because money market instruments are generally traded on a “net” basis with dealers acting as principal for their own accounts without a stated commission. The price of the security, however, usually includes a profit to the dealer.
Securities purchased in underwritten offerings include a fixed amount of compensation to the underwriter, generally referred to as the underwriter’s concession or discount. When offered securities are purchased or sold directly from or to an issuer, no commissions or discounts are paid except where required by local markets.
The Advisor may seek to obtain an undertaking from issuers of commercial paper or dealers selling commercial paper to consider the repurchase of such securities from the Trust prior to maturity at their original cost plus interest (sometimes adjusted to reflect the actual maturity of the securities), if it believes that the Trust’s anticipated need for liquidity makes such action desirable. Any such repurchase prior to maturity reduces the possibility that the Trust would incur a capital loss in liquidating commercial paper, especially if interest rates have risen since acquisition of such commercial paper.
Investment decisions for the Trust and for other investment accounts managed by the Advisor are made independently of each other in light of differing conditions. The Advisor allocates investments among client accounts in a fair and equitable manner over time. A variety of factors will be considered in making such allocations. These factors include: (i) investment objectives or strategies for particular accounts, including sector, industry, country or region and capitalization weightings, (ii) tax considerations of an account, (iii) risk or investment concentration parameters for an account, (iv) supply or demand for a security at a given price level, (v) size of available investment, (vi) cash availability and liquidity requirements for accounts, (vii) regulatory restrictions, (viii) minimum investment size of an account, (ix) relative size of account, and (x) such other factors as may be approved by the Advisor’s general counsel. Moreover, investments may not be allocated to one client account over another based on any of the following considerations: (i) to favor one client account at the expense of another, (ii) to generate higher fees paid by one client account over another or to produce greater performance compensation to the Advisor, (iii) to develop or enhance a relationship with a client or prospective client, (iv) to compensate a client for past services or benefits rendered to the Advisor or to induce future services or benefits to be rendered to the Advisor, or (v) to manage or equalize investment performance among different client accounts.
Equity securities will generally be allocated among client accounts within the same investment mandate on a pro rata basis. All allocations of equity securities will be subject, where relevant, to share minimums established for accounts and compliance constraints.
Initial public offerings of securities may be over-subscribed and subsequently trade at a premium in the secondary market. In these situations, the supply of securities available for client accounts is often less than the amount of securities the accounts would otherwise take. In order to allocate these investments fairly and equitably among client accounts over time, each portfolio manager or a member of his or her respective investment team will indicate to the Advisor’s trading desk their level of interest in a particular offering with respect to eligible clients’ accounts for which that team is responsible. Initial public offerings of U.S. equity securities will be identified as eligible for particular client accounts that are managed by portfolio teams who have indicated interest in the offering based on market capitalization of the issuer of the security and the investment mandate of the client account and in the case of international equity securities, the country where the offering is taking place and the investment mandate of the client account. Generally, shares received during the initial public offering will be allocated among participating client accounts within each investment mandate on a pro rata basis. In situations where supply is too limited to be allocated among all accounts for which the investment is eligible, portfolio managers may rotate such investment opportunities among one or more accounts so long as the rotation system provides for fair access for all client accounts over time. Other allocation methodologies that are considered by the Advisor to be fair and equitable to clients may be used as well.
Because different accounts may have differing investment objectives and policies, the Advisor may buy and sell the same securities at the same time for different clients based on the particular investment objectives, guidelines and strategies of those accounts. For example, the Advisor may decide that it may be entirely appropriate for a growth fund to sell a security at the same time a value fund is buying that security. To the extent that transactions on behalf of more than one client of the Advisor or its affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price. For example, sales of a security by the Advisor on behalf of one or more of its clients may decrease the market price of such security, adversely impacting other of the Advisor’s clients that still hold the security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Trust or other clients or funds for which the Advisor or an affiliate act as investment manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all.
In certain instances, the Advisor may find it efficient for purposes of seeking to obtain best execution, to aggregate certain contemporaneous purchases or sale orders of its advisory accounts. In general, all contemporaneous trades for client accounts under management by the same portfolio manager or investment team will be aggregated in a single order if the trader believes the aggregated trade would provide each client with an opportunity to achieve a more favorable execution at a potentially lower execution cost. The costs associated with an aggregated order will be shared pro rata among the clients in the aggregated order. Generally, if an order for a particular portfolio manager or management team is filled at several different prices through multiple trades, all accounts participating in the order will receive the average price except in the case of certain international markets where average pricing is not permitted. While in some cases this practice could have a detrimental effect upon the price or value of the security as far as the Trust is concerned, in other cases it could be beneficial to the Trust. Transactions effected by the Advisor on behalf of more than one of its clients during the same period may increase the demand for securities being purchased or the supply of securities being sold, causing an adverse effect on price. The trader will give the aggregated order to the broker dealer that the trader has identified as being able to provide the best execution of the order. Orders for purchase or sale of securities will be placed within a reasonable amount of time of the order receipt and aggregated orders will be kept aggregated only long enough to execute the order.
The Trust will not purchase securities during the existence of any underwriting or selling group relating to such securities of which the Advisor or any affiliated person (as defined in the Investment Company Act) thereof is a member except pursuant to procedures adopted by the Board in accordance with Rule
10f-3
under the Investment Company Act. In no instance will portfolio securities be purchased from or sold to the Advisor or any affiliated person of the foregoing entities except as permitted by SEC exemptive order or by applicable law.
While the Trust generally does not expect to engage in trading for short-term gains, it will effect portfolio transactions without regard to any holding period if, in Trust management’s judgment, such transactions are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, economic or financial conditions. The portfolio turnover rate is calculated by dividing the lesser of the Trust’s annual sales or purchases of portfolio securities (exclusive of purchases or sales of U.S. Government Securities and all other securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. A high rate of portfolio turnover results in certain tax consequences, such as increased capital gain dividends and/or ordinary income dividends, and in correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne directly by the Trust.
Information about the brokerage commissions paid by the Trust, including commissions paid to affiliates, for the last three fiscal years, is set forth in the following table:

Fiscal Year Ended December 31,	Aggregate Brokerage Commissions Paid	Commissions Paid to Affiliates
2025	$12,094	$0
2024	$9,787	$0
2023	$2,005	$0
For the fiscal year ended December 31, 2025, the brokerage commissions paid to affiliates by the Trust represented 0% of the aggregate brokerage commissions paid and involved 0% of the dollar amount of transactions involving payment of commissions during the year.
The following table shows the dollar amount of brokerage commissions paid to brokers for providing third-party research services and the approximate dollar amount of the transactions involved for the fiscal year ended December 31, 2025. The provision of third-party research services was not necessarily a factor in the placement of all brokerage business with such brokers.

Amount of Commissions Paid to Brokers for Providing Research Services	Amount of Brokerage Transactions Involved
$0	$0
As of December 31, 2025, the Trust held no securities of its regular brokers or dealers (as defined in Rule 10b-1 under the Investment Company Act) whose shares were purchased during the fiscal year ended December 31, 2025.

POTENTIAL CONFLICTS OF INTEREST
Certain activities of BlackRock, Inc., BlackRock Advisors, LLC, BlackRock Fund Advisors and the other subsidiaries of BlackRock, Inc. (collectively referred to in this section as “BlackRock”) and their respective directors, officers or employees, with respect to the Trust and/or other accounts managed by BlackRock, may give rise to actual or perceived conflicts of interest such as those described below.
BlackRock is one of the world’s largest asset management firms. BlackRock, its subsidiaries and their respective directors, officers and employees, including the business units or entities and personnel who may be involved in the investment activities and business operations of the Trust, are engaged worldwide in businesses, including managing equities, fixed income securities, cash and alternative investments, and other financial services, and have interests other than that of managing the Trust. These are considerations of which investors in the Trust should be aware, and which may cause conflicts of interest that could disadvantage the Trust and its shareholders. These businesses and interests include potential multiple advisory, transactional, financial and other relationships with, or interests in companies and interests in securities or other instruments that may be purchased or sold by the Trust.
BlackRock has proprietary interests in, and may manage or advise with respect to, accounts or funds (including separate accounts and other funds and collective investment vehicles) that have investment objectives similar to those of the Trust and/or that engage in transactions in the same types of securities, currencies and instruments as the Trust. BlackRock is also a major participant in the global currency, equities, swap and fixed income markets, in each case, for the accounts of clients and, in some cases, on a proprietary basis. As such, BlackRock is or may be actively engaged in transactions in the same securities, currencies, and instruments in which the Trust invests.
Such activities could affect the prices and availability of the securities, currencies, and instruments in which the Trust invests, which could have an adverse impact on the Trust’s performance. Such transactions, particularly in respect of most proprietary accounts or client accounts, will be executed independently of the Trust’s transactions and thus at prices or rates that may be more or less favorable than those obtained by the Trust.
In addition, the portfolio holdings of certain BlackRock-advised investment vehicles managed in an identical or substantially similar manner as certain funds are made publicly available on a more timely basis than the applicable Fund. In some cases, such portfolio holdings are made publicly available on a daily basis. While not expected, it is possible that a recipient of portfolio holdings information for such an investment vehicle could cause harm to the Trust that is managed in an identical or substantially similar manner, including by trading ahead of or against such Fund based on the information received.
When BlackRock seeks to purchase or sell the same assets for client accounts, including the Trust, the assets actually purchased or sold may be allocated among the accounts on a basis determined in its good faith discretion to be equitable. In some cases, this system may adversely affect the size or price of the assets purchased or sold for the Trust. In addition, transactions in investments by one or more other accounts managed by BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Trust, particularly, but not limited to, with respect to small capitalization, emerging market or less liquid strategies. This may occur with respect to BlackRock-advised accounts when investment decisions regarding the Trust are based on research or other information that is also used to support decisions for other accounts. When BlackRock implements a portfolio decision or strategy on behalf of another account ahead of, or contemporaneously with, similar decisions or strategies for the Trust, market impact, liquidity constraints, or other factors could result in the Trust receiving less favorable trading results and the costs of implementing such decisions or strategies could be increased or the Trust could otherwise be disadvantaged. BlackRock may, in certain cases, elect to implement internal policies and procedures designed to limit such consequences, which may cause the Trust to be unable to engage in certain activities, including purchasing or disposing of securities, when it might otherwise be desirable for it to do so. Conflicts may also arise because portfolio decisions regarding the Trust may benefit other accounts managed by BlackRock. For example, the sale of a long position or establishment of a short position by the Trust may impair the price of the same security sold short by (and therefore benefit) BlackRock or its other accounts or funds, and the purchase of a security or covering of a short position in a security by the Trust may increase the price of the same security held by (and therefore benefit) BlackRock or its other accounts or funds.
BlackRock, on behalf of other client accounts, on the one hand, and the Trust, on the other hand, may invest in or extend credit to different parts of the capital structure of a single issuer. BlackRock may pursue rights, provide advice or engage in other activities, or refrain from pursuing rights, providing advice or engaging in other activities, on behalf of other clients with respect to an issuer in which the Trust has invested, and such actions (or refraining from action) may have a material adverse effect on the Trust. In situations in which clients of BlackRock (including the Trust) hold positions in multiple parts of the capital structure of an issuer, BlackRock may not pursue certain actions or remedies that may be available to the Trust, as a result of legal and regulatory requirements or otherwise. BlackRock addresses these and other potential conflicts of interest based on the facts and circumstances of particular situations. For example, BlackRock may determine to rely on information barriers between different business units or portfolio management teams. BlackRock may also determine to rely on the actions of similarly situated holders of loans or securities rather than, or in connection with, taking such actions itself on behalf of the Trust.
In addition, to the extent permitted by applicable law, the Trust may invest its assets in other funds advised by BlackRock, including funds that are managed by one or more of the same portfolio managers, which could result in conflicts of interest relating to asset allocation, timing of Trust purchases and redemptions, and increased remuneration and profitability for BlackRock and/or its personnel, including portfolio managers.
Third parties, including service providers to BlackRock or the Trust, may sponsor events (including, but not limited to, marketing and promotional activities and presentations, educational training programs and conferences) for registered representatives, other professionals and individual investors. There is a potential conflict of interest as such sponsorships may defray the costs of such activities to BlackRock, and may provide an incentive to BlackRock to retain such third parties to provide services to the Trust.
In certain circumstances, BlackRock, on behalf of the Trust, may seek to buy from or sell securities to another fund or account advised by BlackRock. BlackRock may (but is not required to) effect purchases and sales between BlackRock clients (“cross trades”), including the Trust, if BlackRock believes such transactions are appropriate based on each party’s investment objectives and guidelines, subject to applicable law and regulation. There may be potential conflicts of interest or regulatory issues relating to these transactions which could limit BlackRock’s decision to engage in these transactions for the Trust. BlackRock may have a potentially conflicting division of loyalties and responsibilities to the parties in such transactions.
BlackRock and its clients may pursue or enforce rights with respect to an issuer in which the Trust has invested, and those activities may have an adverse effect on the Trust. As a result, prices, availability, liquidity and terms of the Trust’s investments may be negatively impacted by the activities of BlackRock or its clients, and transactions for the Trust may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.
The results of the Trust’s investment activities may differ significantly from the results achieved by BlackRock for its proprietary accounts or other accounts (including investment companies or collective investment vehicles) that it manages or advises. It is possible that one or more accounts managed or advised by BlackRock and such other accounts will achieve investment results that are substantially more or less favorable than the results achieved by the Trust. Moreover, it is possible that the Trust will sustain losses during periods in which one or more proprietary or other accounts managed or advised by BlackRock achieve significant profits. The opposite result is also possible.
From time to time, the Trust may be restricted from purchasing or selling securities, or from engaging in other investment activities because of regulatory, legal or contractual requirements applicable to BlackRock or other accounts managed or advised by BlackRock, and/or the internal policies of BlackRock designed to comply with such requirements. As a result, there may be periods, for example, when BlackRock will not initiate or recommend certain types of transactions in certain securities or instruments with respect to which BlackRock is performing services or when position limits have been reached. For example, the investment activities of BlackRock for its proprietary accounts and accounts under its management may limit the investment opportunities for the Trust in certain emerging and other markets in which limitations are imposed upon the amount of investment, in the aggregate or in individual issuers, by affiliated foreign investors.
In connection with its management of the Trust, BlackRock may have access to certain fundamental analysis and proprietary technical models developed by BlackRock. BlackRock will not be under any obligation, however, to effect transactions on behalf of the Trust in accordance with such analysis and models. In addition, BlackRock will not have any obligation to make available any information regarding its proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of the Trust and it is not anticipated that BlackRock will have access to such information for the purpose of managing the Trust. The proprietary activities or portfolio strategies of BlackRock, or the activities or strategies used for accounts managed by BlackRock or other client accounts could conflict with the transactions and strategies employed by BlackRock in managing the Trust.
The Trust may be included in investment models developed by BlackRock for use by clients and financial advisors. To the extent clients invest in these investment models and increase the assets under management of the Trust, the investment management fee amounts paid by the Trust to BlackRock may also increase. The net asset value and liquidity of the Trust may be impacted by purchases and sales of the Trust by model-driven investment portfolios, as well as by BlackRock itself and by its advisory clients.
In addition, certain principals and certain employees of the Trust’s investment adviser are also principals or employees of other business units or entities within BlackRock. As a result, these principals and employees may have obligations to such other business units or entities or their clients and such obligations to other business units or entities or their clients may be a consideration of which investors in the Trust should be aware.
BlackRock may enter into transactions and invest in securities, instruments and currencies on behalf of the Trust in which clients of BlackRock, or, to the extent permitted by the Commission and applicable law, BlackRock, serves as the counterparty, principal or issuer. In such cases, such party’s interests in the transaction will be adverse to the interests of the Trust, and such party may have no incentive to assure that the Trust obtains the best possible prices or terms in connection with the transactions. In addition, the purchase, holding and sale of such investments by the Trust may enhance the profitability of BlackRock.
BlackRock may also create, write or issue derivatives for clients, the underlying securities, currencies or instruments of which may be those in which the Trust invests or which may be based on the performance of the Trust. Additionally, an affiliate of BlackRock will create, write or issue options, which may be based on the performance of certain BlackRock-advised funds. BlackRock has entered into an arrangement with Markit Indices Limited, the index provider for underlying fixed-income indexes used by certain iShares ETFs, related to derivative fixed-income products that are based on such iShares ETFs. Trading activity in these derivative products could also potentially lead to greater liquidity for such products, increased purchase activity with respect to these iShares ETFs and increased assets under management for BlackRock.
The Trust may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by BlackRock and may also enter into transactions with other clients of BlackRock where such other clients have interests adverse to those of the Trust. At times, these activities may cause business units or entities within BlackRock to give advice to clients that may cause these clients to take actions adverse to the interests of the Trust. To the extent such transactions are permitted, the Trust will deal with BlackRock on an arms-length basis.

To the extent authorized by applicable law, BlackRock may act as broker, dealer, agent, lender or adviser or in other commercial capacities for the Trust. It is anticipated that the commissions, mark-ups, mark-downs,
financial advisory fees, underwriting and placement fees, sales fees, financing and commitment fees, brokerage fees, other fees, compensation or profits, rates, terms and conditions charged by BlackRock will be in its view commercially reasonable, although BlackRock, including its sales personnel, will have an interest in obtaining fees and other amounts that are favorable to BlackRock and such sales personnel, which may have an adverse effect on the Trust. Index based funds may use an index provider that is affiliated with another service provider of the Trust or BlackRock that acts as a broker, dealer, agent, lender or in other commercial capacities for the Trust or BlackRock.
Subject to applicable law, BlackRock (and its personnel and other distributors) will be entitled to retain fees and other amounts that they receive in connection with their service to the Trust as broker, dealer, agent, lender, adviser or in other commercial capacities. No accounting to the Trust or its shareholders will be required, and no fees or other compensation payable by the Trust or its shareholders will be reduced by reason of receipt by BlackRock of any such fees or other amounts.
When BlackRock acts as broker, dealer, agent, adviser or in other commercial capacities in relation to the Trust, BlackRock may take commercial steps in its own interests, which may have an adverse effect on the Trust.
The Trust will be required to establish business relationships with its counterparties based on the Trust’s own credit standing. BlackRock will not have any obligation to allow its credit to be used in connection with the Trust’s establishment of its business relationships, nor is it expected that the Trust’s counterparties will rely on the credit of BlackRock in evaluating the Trust’s creditworthiness.
BlackRock Investment Management, LLC (“BIM”) or BlackRock Institutional Trust Company, N.A. (“BTC”), as applicable, each an affiliate of BlackRock, pursuant to SEC exemptive relief, acts as securities lending agent to, and receives a share of securities lending revenues from, the Trust. BlackRock will also receive compensation for managing the reinvestment of the cash collateral from securities lending. There are potential conflicts of interests in managing a securities lending program, including but not limited to: (i) BlackRock as securities lending agent may have an incentive to, among other things, increase or decrease the amount of securities on loan or to lend particular securities in order to generate additional risk-adjusted revenue for BlackRock and its affiliates; and (ii) BlackRock as securities lending agent may have an incentive to allocate loans to clients that would provide more revenue to BlackRock. As described further below, BlackRock seeks to mitigate this conflict by providing its securities lending clients with equal lending opportunities over time in order to approximate pro rata allocation.
As part of its securities lending program, BlackRock indemnifies the Trust and certain other clients and/or funds against a shortfall in collateral in the event of borrower default. On a regular basis, BlackRock calculates the potential dollar exposure of collateral shortfall resulting from a borrower default (“shortfall risk”) in the securities lending program. BlackRock establishes program-wide borrower limits (“credit limits”) to actively manage borrower-specific credit exposure. BlackRock oversees the risk model that calculates projected collateral shortfall values using loan-level factors such as loan and collateral type and market value as well as specific borrower credit characteristics. When necessary, BlackRock may adjust securities lending program attributes by restricting eligible collateral or reducing borrower credit limits. As a result, the management of program-wide exposure as well as BlackRock-specific indemnification exposure may affect the amount of securities lending activity BlackRock may conduct at any given point in time by reducing the volume of lending opportunities for certain loans (including by asset type, collateral type and/or revenue profile).
BlackRock may decline to make a securities loan on behalf of the Trust, discontinue lending on behalf of the Trust or terminate a securities loan on behalf of the Trust for any reason, including but not limited to regulatory requirements and/or market rules, liquidity considerations, or credit considerations, which may impact the Trust by reducing or eliminating the volume of lending opportunities for certain types of loans, loans in particular markets, loans of particular securities or types of securities, or for loans overall. In addition, some borrowers may prefer certain BlackRock lenders that provide additional protections against lender default that are favored by their prudential regulation.
BlackRock uses a predetermined systematic process in order to approximate pro rata allocation over time. In order to allocate a loan to a portfolio: (i) BlackRock as a whole must have sufficient lending capacity pursuant to the various program limits (i.e. indemnification exposure limit and borrower credit limits); (ii) the lending portfolio must hold the asset at the time a loan opportunity arrives; and (iii) the lending portfolio must also have enough inventory, either on its own or when aggregated with other portfolios into one single market delivery, to satisfy the loan request. In doing so, BlackRock seeks to provide equal lending opportunities for all portfolios, independent of whether BlackRock indemnifies the portfolio. Equal opportunities for lending portfolios does not guarantee equal outcomes. Specifically, short and long-term outcomes for individual clients may vary due to asset mix, asset/liability spreads on different securities, and the overall limits imposed by the firm.
Purchases and sales of securities and other assets for the Trust may be aggregated with orders for other BlackRock client accounts, including with accounts that pay different transaction costs solely due to the fact that they have different research payment arrangements. BlackRock, however, is not required to aggregate orders if portfolio management decisions for different accounts are made separately, or if they determine that aggregating is not practicable or required, or in cases involving client direction.
Prevailing trading activity frequently may make impossible the receipt of the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged, and the Trust will be charged or credited with the average price. Thus, the effect of the aggregation may operate on some occasions to the disadvantage of the Trust. In addition, under certain circumstances, the Trust will not be charged the same commission or commission equivalent rates in connection with an aggregated order.
As discussed in the section above entitled “Portfolio Transactions and Brokerage,” BlackRock, unless prohibited by applicable law, may cause the Trust or account to pay a broker or dealer a commission for effecting a transaction that exceeds the amount another broker or dealer would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker or dealer. Under MiFID II, EU investment managers, including BlackRock International Limited, pay for research from brokers and dealers directly out of their own resources, rather than through client commissions.
Subject to applicable law, BlackRock may select brokers that furnish BlackRock, the Trust, other BlackRock client accounts or personnel, directly or through correspondent relationships, with research or other appropriate services which provide, in BlackRock’s view, appropriate assistance to BlackRock in the investment decision-making process (including with respect to futures, fixed-price offerings and OTC transactions). Such research or other services may include, to the extent permitted by law, research reports on companies, industries and securities; economic and financial data; financial publications; proxy analysis; trade industry seminars; computer data bases; research-oriented software and other services and products.
Research or other services obtained in this manner may be used in servicing any or all of the Trust and other BlackRock client accounts, including in connection with BlackRock client accounts other than those that pay commissions to the broker relating to the research or other service arrangements. Such products and services may disproportionately benefit other BlackRock client accounts relative to the Trust based on the amount of brokerage commissions paid by the Trust and such other BlackRock client accounts. For example, research or other services that are paid for through one client’s commissions may not be used in managing that client’s account. In addition, other BlackRock client accounts may receive the benefit, including disproportionate benefits, of economies of scale or price discounts in connection with products and services that may be provided to the Trust and to such other BlackRock client accounts. To the extent that BlackRock uses soft dollars, it will not have to pay for those products and services itself.

BlackRock, unless prohibited by applicable law, may endeavor to execute trades through brokers who, pursuant to such arrangements, provide research or other services in order to ensure the continued receipt of research or other services BlackRock believes are useful in its investment decision-making process. BlackRock may from time to time choose not to engage in the above described arrangements to varying degrees. BlackRock, unless prohibited by applicable law, may also enter into commission sharing arrangements under which BlackRock may execute transactions through a broker-dealer and request that the broker-dealer allocate a portion of the commissions or commission credits to another firm that provides research to BlackRock. To the extent that BlackRock engages in commission sharing arrangements, many of the same conflicts related to traditional soft dollars may exist.
BlackRock may utilize certain electronic crossing networks (“ECNs”) (including, without limitation, ECNs in which BlackRock has an investment or other interest, to the extent permitted by applicable law) in executing client securities transactions for certain types of securities. These ECNs may charge fees for their services, including access fees and transaction fees. The transaction fees, which are similar to commissions or markups/markdowns, will generally be charged to clients and, like commissions and markups/markdowns, would generally be included in the cost of the securities purchased. Access fees may be paid by BlackRock even though incurred in connection with executing transactions on behalf of clients, including the Trust. In certain circumstances, ECNs may offer volume discounts that will reduce the access fees typically paid by BlackRock. BlackRock will only utilize ECNs consistent with its obligation to seek to obtain best execution in client transactions.
BlackRock owns a minority interest in, and is a member of, Members Exchange (“MEMX”), a newly created U.S. stock exchange. Transactions for the Trust may be executed on MEMX if third party brokers select MEMX as the appropriate venue for execution of orders placed by BlackRock traders on behalf of client portfolios.
BlackRock has adopted policies and procedures designed to prevent conflicts of interest from influencing proxy voting decisions that it makes on behalf of advisory clients, including the Trust, and to help ensure that such decisions are made in accordance with BlackRock’s fiduciary obligations to its clients. Nevertheless, notwithstanding such proxy voting policies and procedures, actual proxy voting decisions of BlackRock may have the effect of favoring the interests of other clients or businesses of other divisions or units of BlackRock, provided that BlackRock believes such voting decisions to be in accordance with its fiduciary obligations. For a more detailed discussion of these policies and procedures, see “Proxy Voting Policies and Procedures.”
It is also possible that, from time to time, BlackRock and/or its advisory clients (including other funds and separately managed accounts) may, subject to compliance with applicable law, purchase and hold shares of the Trust. Increasing the Trust’s assets may enhance investment flexibility and diversification and may contribute to economies of scale that tend to reduce the Trust’s expense ratio. BlackRock reserves the right, subject to compliance with applicable law, to redeem at any time some or all of the shares of the Trust acquired for its own accounts. A large redemption of shares of the Trust by BlackRock could significantly reduce the asset size of the Trust, which might have an adverse effect on the Trust’s investment flexibility, portfolio diversification and expense ratio. BlackRock seeks to consider the effect of redemptions on the Trust and other shareholders in deciding whether to redeem its shares but is not obligated to do so and may elect not to do so.
It is possible that the Trust may invest in securities of, or engage in transactions with, companies in which BlackRock has significant debt or equity investments or other interests. The Trust may also invest in issuances (such as structured notes) by entities for which BlackRock provides and is compensated for cash management services relating to the proceeds from the sale of such issuances. In making investment decisions for the Trust, BlackRock is not permitted to obtain or use material non-public information
acquired by any unit of BlackRock, in the course of these activities. In addition, from time to time, the activities of BlackRock may limit the Trust’s flexibility in purchases and sales of securities. As indicated below, BlackRock may engage in transactions with companies in which BlackRock-advised funds or other clients of BlackRock have an investment.

BlackRock and its personnel and other financial service providers may have interests in promoting sales of the Trust. With respect to BlackRock and its personnel, the remuneration and profitability relating to services to and sales of the Trust or other products may be greater than remuneration and profitability relating to services to and sales of certain funds or other products that might be provided or offered. BlackRock and its sales personnel may directly or indirectly receive a portion of the fees and commissions charged to the Trust or their shareholders. BlackRock and its advisory or other personnel may also benefit from increased amounts of assets under management. Fees and commissions may also be higher than for other products or services, and the remuneration and profitability to BlackRock and such personnel resulting from transactions on behalf of or management of the Trust may be greater than the remuneration and profitability resulting from other funds or products.
BlackRock may provide valuation assistance to certain clients with respect to certain securities or other investments and the valuation recommendations made for such clients’ accounts may differ from the valuations for the same securities or investments assigned by the Trust’s pricing vendors, especially if such valuations are based on broker-dealer quotes or other data sources unavailable to the Trust’s pricing vendors. While BlackRock will generally communicate its valuation information or determinations to the Trust’s pricing vendors and/or fund accountants, there may be instances where the Trust’s pricing vendors or fund accountants assign a different valuation to a security or other investment than the valuation for such security or investment determined or recommended by BlackRock.
As disclosed in more detail in “Net Asset Value” in the Prospectus, when market quotations are not readily available or are believed by BlackRock to be unreliable, the Trust’s investments are valued at fair value by BlackRock. BlackRock has been designated as the Trust’s valuation designee pursuant to
Rule 2a-5 under
the Investment Company Act and acts through BlackRock’s
Rule 2a-5 Committee
(the “2a-5 Committee”),
with assistance from other BlackRock pricing committees and in accordance with BlackRock’s policies and procedures (the “Valuation Procedures”). When determining a “fair value price,”
the 2a-5 Committee
seeks to determine the price that the Trust might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction.
The price generally may not be determined based on what the Trust might reasonably expect to receive for selling an asset or liability at a later time or if it holds the asset or liability to maturity. While fair value determinations will be based upon all available factors that BlackRock deems relevant at the time of the determination, and may be based on analytical values determined by BlackRock using proprietary or third party valuation models, fair value represents only a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Trust’s NAV. As a result, the Trust’s sale or redemption of its shares at NAV, at a time when a holding or holdings are valued by the 2a-5 Committee
at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders and may affect the amount of revenue received by BlackRock with respect to services for which it receives an asset-based fee.
To the extent permitted by applicable law, the Trust may invest all or some of its short term cash investments in any money market fund or similarly-managed private fund advised or managed by BlackRock. In connection with any such investments, the Trust, to the extent permitted by the Investment Company Act, may pay its share of expenses of a money market fund or other similarly-managed private fund in which it invests, which may result in the Trust bearing some additional expenses.
BlackRock and its directors, officers and employees, may buy and sell securities or other investments for their own accounts and may have conflicts of interest with respect to investments made on behalf of the Trust. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees of BlackRock that are the same, different from or made at different times than positions taken for the Trust. To lessen the possibility that the Trust will be adversely affected by this personal trading, the Trust, BRIL and BlackRock each have adopted a Code of Ethics in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Trust’s portfolio transactions. Each Code of Ethics is also available on the EDGAR Database on the Commission’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at
publicinfo@sec.gov.
BlackRock will not purchase securities or other property from, or sell securities or other property to, the Trust, except that the Trust may in accordance with rules or guidance adopted under the Investment Company Act engage in transactions with another fund or accounts that are affiliated with the Trust as a result of common officers, directors, or investment advisers or pursuant to exemptive orders granted to the Trust and/or BlackRock by the Commission. These transactions would be effected in circumstances in which BlackRock determined that it would be appropriate for the Trust to purchase and another client of BlackRock to sell, or the Trust to sell and another client of BlackRock to purchase, the same security or instrument on the same day. From time to time, the activities of the Trust may be restricted because of regulatory requirements applicable to BlackRock and/or BlackRock’s internal policies designed to comply with, limit the applicability of, or that otherwise relate to such requirements. A client not advised by BlackRock would not be subject to some of those considerations. There may be periods when BlackRock may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice regarding certain securities or instruments issued by or related to companies for which BlackRock is performing advisory or other services or has proprietary positions. For example, when BlackRock is engaged to provide advisory or risk management services for a company, BlackRock may be prohibited from or limited in purchasing or selling securities of that company on behalf of the Trust, particularly where such services result in BlackRock obtaining material non-public information
about the company (e.g., in connection with participation in a creditors’ committee). Moreover, applicable provisions of the Investment Company Act or other regulatory considerations may restrict the Trust or BlackRock from effecting certain portfolio transactions or taking other actions in respect of an investment on behalf of the Trust, including where BlackRock and/or clients advised by BlackRock already have an interest in such issuer or the investment. Similar situations could arise if personnel of BlackRock serve as directors of companies the securities of which the Trust wishes to purchase or sell. However, if permitted by applicable law, and where consistent with BlackRock’s policies and procedures (including the necessary implementation of appropriate information barriers), the Trust may purchase securities or instruments that are issued by such companies, are the subject of an advisory or risk management assignment by BlackRock, or where personnel of BlackRock are directors or officers of the issuer.
BlackRock has adopted and implemented policies and procedures that are designed to address potential conflicts that arise in connection with the advisory services BlackRock provides to the Trust and other clients. Certain BlackRock advisory personnel may take views, and make decisions or recommendations, that are different than or opposite those of other BlackRock advisory personnel. Certain portfolio management teams within BlackRock may make decisions or take (or refrain from taking) actions with respect to clients they advise in a manner different than or adverse to the decisions made or the actions taken (or not taken) by the Trust’s portfolio management teams. The various portfolio management teams may not share information with each other, including as a result of certain information barriers and other policies, and will not have any obligation or other duty to do so.
BlackRock has established certain information barriers and other policies to address the sharing of information between different businesses within BlackRock, including with respect to personnel responsible with managing portfolios and voting proxies with respect to certain index equity portfolios versus those responsible for managing portfolios and voting proxies with respect to all other portfolios. As a result of information barriers, certain units of BlackRock generally will not have access, or will have limited access, to certain information and personnel, including senior personnel, in other units of BlackRock, and generally will not manage the Trust with the benefit of information possessed by such other units. Therefore, BlackRock may not be able to review potential investments for the Trust with the benefit of information held by certain areas of BlackRock.
BlackRock may determine to move certain personnel, businesses, or business units from one side of an information barrier to the other side of the information barrier. In connection therewith, BlackRock personnel, businesses, and business units that were moved will no longer have access to the information and personnel from the side of the information barrier from which they were moved. Information obtained in connection with such changes to information barriers may limit or restrict the ability of BlackRock to engage in or otherwise effect transactions on behalf of the Trust (including purchasing or selling securities that BlackRock may otherwise have purchased or sold for a client in the absence of a change to an information barrier). Information barriers may not have their intended impact due to, for example, changes in applicable law or inadvertent crossings of the barriers, and actions by personnel on one side of a barrier may impact the potential actions of personnel on the other side of a barrier.
Although the information barriers are intended to allow for independent portfolio management decision-making and proxy voting among certain BlackRock businesses, the investment activities of BlackRock for BlackRock clients, as well as BlackRock’s proprietary accounts, may nonetheless limit the investment strategies and rights of other clients (including the Trust). As BlackRock’s assets under management increases, BlackRock clients may face greater negative impacts due to ownership restrictions and limitations imposed by laws, regulations, rules, regulators, or issuers. For example, in certain circumstances where a BlackRock client invests in securities issued by companies that operate in certain industries (e.g., banking, insurance, and utilities) or in certain emerging or international markets, or are subject to regulatory or corporate ownership restrictions (e.g., with mechanisms such as poison pills in place to prevent takeovers), or where a BlackRock client invests in certain futures and derivatives, there may be limits on the aggregate amount invested by BlackRock for its clients and BlackRock’s proprietary accounts that may not be exceeded without the grant of a license or other regulatory or corporate approval, order, consent, relief, waiver or non-disapproval or,
if exceeded, may cause BlackRock or its clients to be subject to enforcement actions, disgorgement of share ownership or profits, regulatory restrictions, complex compliance reporting, increased compliance costs or suffer disadvantages or business restrictions. In light of certain restrictions, BlackRock may also seek to make indirect investments (e.g., using derivatives) on behalf of its clients to receive exposure to certain securities in excess of the applicable ownership restrictions and limitations when legally permitted that will expose such clients to additional costs and additional risks, including any risks associated with investing in derivatives. There may be limited availability of derivatives that provide indirect exposure to an impacted security. BlackRock clients can be subject to more than one ownership limitation depending on each client’s holdings, and each ownership limitation can impact multiple securities held by the client. Certain clients or shareholders may have their own overlapping obligations to monitor their compliance with ownership limitations across their investments.
If certain aggregate ownership thresholds are reached either through the actions of BlackRock or a BlackRock client or as a result of corporate actions by the issuer, the ability of BlackRock on behalf of clients to purchase or dispose of investments, or exercise rights (including voting) or undertake business transactions, may be restricted by law, regulation, rule, or organizational documents or otherwise impaired. For example, to meet the requirements of an ownership limitation or restriction, a client may be unable to purchase or directly hold a security the client would otherwise purchase or hold. The limitation or restriction may be based on the holdings of other BlackRock clients instead of the specific client being restricted. For index funds, this means a fund may not be able to track its index as closely as it would if it was not subject to an ownership limitation or restriction because the fund cannot acquire the amount of the impacted security included in its index. BlackRock on behalf of its clients may limit purchases, sell existing investments, utilize indirect investments, utilize information barriers, or otherwise restrict, forgo, or limit the exercise of rights (including transferring, outsourcing, or limiting voting rights or forgoing the right to receive dividends) when BlackRock, in its sole discretion, deems it appropriate in light of potential regulatory or other restrictions on ownership or other consequences resulting from reaching investment thresholds. These types of restrictions could negatively impact a client’s performance or ability to meet its investment objective.
When BlackRock or a BlackRock client is subject to an ownership limitation, BlackRock may in its discretion seek permission from the applicable issuers or regulators to exceed the limitation. However, there is no guarantee that permission will be granted, or that, once granted, it will not be modified or revoked at a later date with minimal or no notice. The issuer and/or regulator may also require that BlackRock on behalf of itself and its clients take or refrain from taking certain actions in connection with the approval, order, consent, relief or non-disapproval, which
BlackRock may accept if it believes the benefits outweigh the costs and may limit

BlackRock from taking actions that it otherwise would take. In those circumstances where ownership thresholds or limitations must be observed, BlackRock seeks to allocate limited investment opportunities equitably among clients, taking into consideration benchmark weight and investment strategy. BlackRock may adopt certain controls designed to prevent the occurrence of a breach of any applicable ownership thresholds or limits, including, for example, when ownership in certain securities nears an applicable threshold, BlackRock may limit additional purchases in such securities or, with respect to ETFs, remove such securities from the list of Deposit Securities to be delivered to the Trust in connection with purchases of Creation Units of such Fund. If client holdings of an issuer exceed an applicable threshold and BlackRock is unable to obtain relief to enable the continued holding of such investments, it may be necessary to reduce these positions to meet the applicable limitations and BlackRock or such client may be subject to regulatory actions. In these cases, the investments will be sold in a manner that BlackRock deems fair and equitable over time.
Ownership limitations are highly complex. It is possible that, despite BlackRock’s intent to either comply with or be granted permission to exceed ownership limitations, it may inadvertently breach a limit or violate the corporate or regulatory approval, order, consent, relief or non-disapproval that
was obtained.
In addition to the foregoing, other ownership thresholds may trigger reporting requirements to governmental and regulatory authorities, and such reports may entail the disclosure of the identity of a client or BlackRock’s intended strategy with respect to such security or asset.
BlackRock may maintain securities indices. To the extent permitted by applicable laws, the Trust may seek to license and use such indices as part of their investment strategy. Index based funds that seek to track the performance of securities indices also may use the name of the index or index provider in the fund name. Index providers, including BlackRock (to the extent permitted by applicable law), may be paid licensing fees for use of their index or index name. In instances where BlackRock charges a unitary management fee, BlackRock may have a financial incentive to use a BlackRock index that is less costly to BlackRock than a third party index. BlackRock may benefit from the Trust using BlackRock indices by creating increasing acceptance in the marketplace for such indices. BlackRock is not obligated to license its indices to the Trust and the Trust is under no obligation to use BlackRock indices. Any fund that enters into a license for a BlackRock index cannot be assured that the terms of any index licensing agreement with BlackRock will be as favorable as those terms offered to other licensees.
BlackRock may enter into contractual arrangements with third-party service providers to the Trust (e.g., custodians, administrators and index providers) pursuant to which BlackRock receives fee discounts or concessions in recognition of BlackRock’s overall relationship with such service providers. BlackRock may also enter into contractual arrangements with such service providers pursuant to which BlackRock incurs additional costs if the service provider’s services are terminated with respect to the Trust. To the extent that BlackRock is responsible for paying service providers out of its fees that it receives from the Trust, the benefits of lower fees, including any fee discounts or concessions, or any additional savings, may accrue, in whole or in part, to BlackRock, which could result in conflicts of interest relating to the use or termination of service providers to the Trust. In addition, conflicts of interest may arise with respect to contractual arrangements with third-party service providers to the Trust, or the selection of such providers, particularly in circumstances where BlackRock is negotiating on behalf of both funds that have a unitary management fee and those that do not or different service providers have different fee structures.
Conflicts of interest may arise as a result of simultaneous investment management of multiple client accounts by the BlackRock’s investment professionals. For example, differences in the advisory fee structure may create the appearance of actual or potential conflicts of interest because such differences could create pecuniary incentives for BlackRock to favor one client account over another.
BlackRock owns or has an ownership interest in certain trading, portfolio management, operations and/or information systems used by Trust service providers. These systems are, or will be, used by the Trust service provider in connection with the provision of services to accounts managed by BlackRock and funds managed and sponsored by BlackRock, including the Trust, that engage the service provider (typically the custodian). The Trust’s service provider remunerates BlackRock for the use of the systems. A Trust service provider’s payments to BlackRock for the use of these systems may enhance the profitability of BlackRock.
BlackRock’s receipt of fees from a service provider in connection with the use of systems provided by BlackRock may create an incentive for BlackRock to recommend that the Trust enter into or renew an arrangement with the service provider.
In recognition of a BlackRock client’s overall relationship with BlackRock, BlackRock may offer special pricing arrangements for certain services provided by BlackRock. Any such special pricing arrangements will not affect Trust fees and expenses applicable to such client’s investment in the Trust.
Present and future activities of BlackRock and its directors, officers and employees, in addition to those described in this section, may give rise to additional conflicts of interest.

DESCRIPTION OF SHARES
Common Shares
The Trust intends to hold annual meetings of shareholders so long as the common shares are listed on a national securities exchange and such meetings are required as a condition to such listing.
Preferred Shares
The Trust currently does not intend to issue preferred shares. Although the terms of any preferred shares that the Trust might issue in the future, including dividend rate, liquidation preference and redemption provisions, will be determined by the Board, subject to applicable law and the Agreement and Declaration of Trust, it is likely that any such preferred shares issued would be structured to carry a relatively short-term dividend rate reflecting interest rates on short-term debt securities, by providing for the periodic redetermination of the dividend rate at relatively short intervals through a fixed spread or remarketing procedure, subject to a maximum rate which would increase over time in the event of an extended period of unsuccessful remarketing. The Trust also believes that it is likely that the liquidation preference, voting rights and redemption provisions of any such preferred shares would be similar to those stated below.
Liquidation Preference
. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust, the holders of preferred shares will be entitled to receive a preferential liquidating distribution, which would be expected to equal the original purchase price per preferred share plus accrued and unpaid dividends, whether or not declared, before any distribution of assets is made to holders of common shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preferred shares would not be entitled to any further participation in any distribution of assets by the Trust.
Voting Rights
. The Investment Company Act requires that the holders of any preferred shares, voting separately as a single class, have the right to elect at least two Trustees at all times. The remaining Trustees will be elected by holders of common shares and preferred shares, voting together as a single class. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any preferred shares have the right to elect a majority of the Trustees at any time two years’ dividends on any preferred shares are unpaid. The Investment Company Act also requires that, in addition to any approval by shareholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred shares, voting separately as a class, would be required to (1) adopt any plan of reorganization that would adversely affect the preferred shares, and (2) take any action requiring a vote of security holders under Section 13(a) of the Investment Company Act, including, among other things, changes in the Trust’s sub-classification
as a
closed-end
investment company or changes in its fundamental investment restrictions. See “Certain Provisions in the Agreement and Declaration of Trust and Bylaws” in the Prospectus. As a result of these voting rights, the Trust’s ability to take any such actions may be impeded to the extent that there are any preferred shares outstanding. The Board presently intends that, except as otherwise indicated in the Prospectus or this SAI and except as otherwise required by applicable law, holders of any preferred shares will have equal voting rights with holders of common shares (one vote per share, unless otherwise required by the Investment Company Act) and will vote together with holders of common shares as a single class.
The affirmative vote of the holders of a majority of any outstanding preferred shares, voting as a separate class, would be required to amend, alter or repeal any of the preferences, rights or powers of holders of preferred shares so as to affect materially and adversely such preferences, rights or powers, or to increase or decrease the authorized number of preferred shares. The class vote of holders of preferred shares described above would in each case be in addition to any other vote required to authorize the action in question.
Redemption Provisions.
It is anticipated that any outstanding shares of preferred shares will generally be redeemable at the option of the Trust at a price equal to their liquidation preference plus accumulated but unpaid dividends to the date of redemption plus, under certain circumstances, a redemption premium. Shares of preferred shares will also be subject to mandatory redemption at a price equal to their liquidation preference plus accumulated but unpaid dividends to the date of redemption upon the occurrence of certain specified events, such as the failure of the Trust to maintain asset coverage requirements for the preferred shares specified by the Investment Company Act and rating services that issue ratings on the preferred shares.
Liquidity Feature
. Preferred shares may include a liquidity feature that allows holders of preferred shares to have their shares purchased by a liquidity provider in the event that sell orders have not been matched with purchase orders and successfully settled in a remarketing. The Trust will pay a fee to the provider of this liquidity feature, which would be borne by common shareholders of the Trust. The terms of such liquidity feature may require the Trust to redeem preferred shares still owned by the liquidity provider following a certain period of continuous, unsuccessful remarketing, which may adversely impact the Trust.
The discussion above describes the possible offering of preferred shares by the Trust. If the Board determines to proceed with such an offering, the terms of the preferred shares may be the same as, or different from, the terms described above, subject to applicable law and the Trust’s Agreement and Declaration of Trust. The Board, without the approval of the holders of common shares, may authorize an offering of preferred shares or may determine not to authorize such an offering, and may fix the terms of the preferred shares to be offered.
Other Shares
The Board (subject to applicable law and the Trust’s Agreement and Declaration of Trust) may authorize an offering, without the approval of the holders of common shares and, depending on their terms, any preferred shares outstanding at that time, of other classes of shares, or other classes or series of shares, as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Board sees fit. The Trust currently does not expect to issue any other classes of shares, or series of shares, except for the common shares.

REPURCHASE OF COMMON SHARES
The Trust is a
closed-end
management investment company and as such its shareholders will not have the right to cause the Trust to redeem their shares. Instead, the Trust’s common shares will trade in the open market at a price that will be a function of several factors, including dividend levels (which are in turn affected by expenses), NAV, call protection for portfolio securities, dividend stability, liquidity, relative demand for and supply of the common shares in the market, general market and economic conditions, market sentiment and other factors. Because shares of a closed-end
investment company may frequently trade at prices lower than NAV, the Board may consider action that might be taken to reduce or eliminate any material discount from NAV in respect of common shares, which may include the repurchase of such shares in the open market or in private transactions, the making of a tender offer for such shares, or the conversion of the Trust to an open-end
investment company. The Board may decide not to take any of these actions. In addition, there can be no assurance that share repurchases or tender offers, if undertaken, will reduce market discount.
Notwithstanding the foregoing, at any time when the Trust has preferred shares outstanding, the Trust may not purchase, redeem or otherwise acquire any of its common shares unless (1) all accrued preferred share dividends have been paid and (2) at the time of such purchase, redemption or acquisition, the NAV of the Trust’s portfolio (determined after deducting the acquisition price of the common shares) is at least 200% of the liquidation value of any outstanding preferred shares (expected to equal the original purchase price per share plus any accrued and unpaid dividends thereon). Any service fees incurred in connection with any tender offer made by the Trust will be borne by the Trust and will not reduce the stated consideration to be paid to tendering shareholders.
Subject to its investment restrictions, the Trust may borrow to finance the repurchase of shares or to make a tender offer. Interest on any borrowings to finance share repurchase transactions or the accumulation of cash by the Trust in anticipation of share repurchases or tender offers will reduce the Trust’s net income. Any share repurchase, tender offer or borrowing that might be approved by the Board would have to comply with the Exchange Act, the Investment Company Act and the rules and regulations thereunder.
Although the decision to take action in response to a discount from NAV will be made by the Board at the time it considers such issue, it is the Board’s present policy, which may be changed by the Board, not to authorize repurchases of common shares or a tender offer for such shares if: (i) such transactions, if consummated, would (a) result in the delisting of the common shares from the NYSE, or (b) impair the Trust’s status as a RIC under the Code, (which would make the Trust a taxable entity, causing the Trust’s income to be taxed at the corporate level in addition to the taxation of shareholders who receive dividends from the Trust) or as a registered closed-end
investment company under the Investment Company Act; (ii) the Trust would not be able to liquidate portfolio securities in an orderly manner and consistent with the Trust’s investment objectives and policies in order to repurchase shares; or (iii) there is, in the Board’s judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Trust, (b) general suspension of or limitation on prices for trading securities on the NYSE, (c) declaration of a banking moratorium by federal or state authorities or any suspension of payment by United States or New York banks, (d) material limitation affecting the Trust or the issuers of its portfolio securities by federal or state authorities on the extension of credit by lending institutions or on the exchange of foreign currency, (e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States, or (f) other event or condition which would have a material adverse effect (including any adverse tax effect) on the Trust or its shareholders if shares were repurchased. The Board may in the future modify these conditions in light of experience.
The repurchase by the Trust of its shares at prices below NAV will result in an increase in the NAV of those shares that remain outstanding. However, there can be no assurance that share repurchases or tender offers at or below NAV will result in the Trust’s common shares trading at a price equal to their NAV. Nevertheless, the fact that the Trust’s common shares may be the subject of repurchases or tender offers from time to time, or that the

Trust may be converted to an
open-end
investment company, may reduce any spread between market price and NAV that might otherwise exist.
In addition, a purchase by the Trust of its common shares will decrease the Trust’s net assets which would likely have the effect of increasing the Trust’s expense ratio. Any purchase by the Trust of its common shares at a time when preferred shares are outstanding will increase the leverage applicable to the outstanding common shares then remaining.
Before deciding whether to take any action if the common shares trade below NAV, the Board would likely consider all relevant factors, including the extent and duration of the discount, the liquidity of the Trust’s portfolio, the impact of any action that might be taken on the Trust or its shareholders and market considerations. Based on these considerations, even if the Trust’s common shares should trade at a discount, the Board may determine that, in the interest of the Trust and its shareholders, no action should be taken.

TAX MATTERS
The following is a description of certain U.S. federal income tax consequences to a shareholder of acquiring, holding and disposing of common shares of the Trust. Except as otherwise noted, this discussion assumes you are a taxable U.S. holder (as defined below). This discussion is based upon current provisions of the Code, the regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the IRS, possibly with retroactive effect. No attempt is made to present a detailed explanation of all U.S. federal income tax concerns affecting the Trust and its shareholders, and the discussions set forth herein do not constitute tax advice. This discussion assumes that investors hold common shares of the Trust as capital assets (generally, for investment). The Trust has not sought and will not seek any ruling from the IRS regarding any matters discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to those set forth below. This summary does not discuss any aspects of foreign, state or local tax. Prospective investors must consult their own tax advisers as to the U.S. federal income tax consequences (including the alternative minimum tax consequences) of acquiring, holding and disposing of the Trust’s common shares, as well as the effects of state, local and
non-U.S.
tax laws.
In addition, no attempt is made to address tax considerations applicable to an investor with a special tax status, such as a financial institution, REIT, insurance company, regulated investment company, individual retirement account, other tax-exempt
organization, dealer in securities or currencies, person holding shares of the Trust as part of a hedging, integrated, conversion or straddle transaction, trader in securities that has elected the mark-to-market
method of accounting for its securities, U.S. holder (as defined below) whose functional currency is not the U.S. dollar, investor with “applicable financial statements” within the meaning of Section 451(b) of the Code, or
non-U.S.
investor. Furthermore, this discussion does not reflect possible application of the alternative minimum tax.
A U.S. holder is a beneficial owner that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States (including certain former citizens and former long-term residents);

•
a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust has made a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Taxation of the Trust
The Trust intends to elect to be treated and to qualify to be taxed as a RIC under Subchapter M of the Code. In order to qualify as a RIC, the Trust must, among other things, satisfy certain requirements relating to the sources of its income, diversification of its assets, and distribution of its income to its shareholders. First, the Trust must derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies, or net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code) (the “90% gross income test”). Second, the Trust must diversify its holdings so that, at the close of each quarter of its taxable year, (i) at least 50% of the value of its total assets consists of cash, cash items, U.S. Government securities, securities of other RICs and other securities, with such other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the

Trust’s total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the market value of the Trust’s total assets is invested in the securities (other than U.S. Government securities and securities of other RICs) of any one issuer, any two or more issuers controlled by the Trust and engaged in the same, similar or related trades or businesses, or any one or more “qualified publicly traded partnerships.”
As long as the Trust qualifies as a RIC, the Trust will generally not be subject to corporate-level U.S. federal income tax on income and gains that it distributes each taxable year to its shareholders, provided that in such taxable year it distributes at least 90% of the sum of (i) its net tax-exempt
interest income, if any, and (ii) its “investment company taxable income” (which includes, among other items, dividends, taxable interest, taxable original issue discount and market discount income, income from securities lending, net short-term capital gain in excess of net long-term capital loss, and any other taxable income other than “net capital gain” (as defined below) and is reduced by deductible expenses) determined without regard to the deduction for dividends paid. The Trust may retain for investment its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). However, if the Trust retains any net capital gain or any investment company taxable income, it will be subject to tax at regular corporate rates on the amount retained.
The Code imposes a 4% nondeductible excise tax on the Trust to the extent the Trust does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year
period generally ending on October 31 of the calendar year (unless an election is made to use the Trust’s fiscal year). In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect the total amount of any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Trust will be deemed to have distributed any income on which it paid U.S. federal income tax. While the Trust intends to distribute any income and capital gain in the manner necessary to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that sufficient amounts of the Trust’s taxable income and capital gain will be distributed to entirely avoid the imposition of the excise tax. In that event, the Trust will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.
If in any taxable year the Trust should fail to qualify under Subchapter M of the Code for tax treatment as a RIC, the Trust would incur a regular corporate U.S. federal income tax upon all of its taxable income for that year, and all distributions to its shareholders (including distributions of net capital gain) would be taxable to shareholders as ordinary dividend income for U.S. federal income tax purposes to the extent of the Trust’s earnings and profits. Provided that certain holding period and other requirements were met, such dividends would be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, to qualify again to be taxed as a RIC in a subsequent year, the Trust would be required to distribute to shareholders its earnings and profits attributable to non-RIC
years. In addition, if the Trust failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, the Trust would be required to elect to recognize and pay tax on any net built-in
gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if the Trust had been liquidated) or, alternatively, be subject to taxation on such built-in
gain recognized for a period of five years.
The remainder of this discussion assumes that the Trust qualifies for taxation as a RIC.
The Trust’s Investments
Certain of the Trust’s investment practices are subject to special and complex U.S. federal income tax provisions (including mark-to-market,
constructive sale, straddle, wash sale, short sale and other rules) that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains or qualified dividend income into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause the Trust to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% annual gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to common shareholders. The Trust intends to monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Trust as a RIC. Additionally, the Trust may be required to limit its activities in derivative instruments in order to enable it to maintain its RIC status.
The Trust may invest a portion of its net assets in below investment grade securities, commonly known as “junk” securities. Investments in these types of securities may present special tax issues for the Trust. U.S. federal income tax rules are not entirely clear about issues such as when the Trust may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income and whether modifications or exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues could affect the Trust’s ability to distribute sufficient income to preserve its status as a RIC or to avoid the imposition of U.S. federal income or excise tax.
Certain debt securities acquired by the Trust may be treated as debt securities that were originally issued at a discount. Generally, the amount of the original issue discount is treated as interest income and is included in taxable income (and required to be distributed by the Trust in order to qualify as a RIC and avoid U.S. federal income tax or the 4% excise tax on undistributed income) over the term of the security, even though payment of that amount is not received until a later time, usually when the debt security matures.
If the Trust purchases a debt security on a secondary market at a price lower than its adjusted issue price, the excess of the adjusted issue price over the purchase price is “market discount.” Unless the Trust makes an election to accrue market discount on a current basis, generally, any gain realized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on the debt security. Market discount generally accrues in equal daily installments. If the Trust ultimately collects less on the debt instrument than its purchase price plus the market discount previously included in income, the Trust may not be able to benefit from any offsetting loss deductions.
The Trust may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Trust, it could affect the timing or character of income recognized by the Trust, potentially requiring the Trust to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to RICs under the Code.
Gain or loss on the sale of securities by the Trust will generally be long-term capital gain or loss if the securities have been held by the Trust for more than one year. Gain or loss on the sale of securities held for one year or less will be short-term capital gain or loss.
Because the Trust may invest in foreign securities, its income from such securities may be subject to
non-U.S.
taxes. If more than 50% of the Trust’s total assets at the close of its taxable year consists of stock or securities of foreign corporations, the Trust may elect for U.S. federal income tax purposes to treat foreign income taxes paid by it as paid by its shareholders. The Trust may qualify for and make this election in some, but not necessarily all, of its taxable years. If the Trust were to make such an election, shareholders would be required to take into account an amount equal to their pro rata portions of such foreign taxes in computing their taxable income and then treat an amount equal to those foreign taxes as a U.S. federal income tax deduction or as a foreign tax credit against their U.S. federal income tax liability. A taxpayer’s ability to use a foreign tax deduction or credit is subject to limitations under the Code. Shortly after any year for which it makes such an election, the Trust will report to its shareholder the amount per share of such foreign income tax that must be included in each shareholder’s gross income and the amount that may be available for the deduction or credit.
Foreign currency gain or loss on foreign currency exchange contracts,
non-U.S.
dollar-denominated securities contracts, and
non-U.S.
dollar-denominated futures contracts, options and forward contracts that are not section 1256 contracts (as defined below) generally will be treated as ordinary income and loss.
Income from options on individual securities written by the Trust will generally not be recognized by the Trust for tax purposes until an option is exercised, lapses or is subject to a “closing transaction” (as defined by applicable regulations) pursuant to which the Trust’s obligations with respect to the option are otherwise terminated. If the option lapses without exercise, the premiums received by the Trust from the writing of such options will generally be characterized as short-term capital gain. If the Trust enters into a closing transaction, the difference between the premiums received and the amount paid by the Trust to close out its position will generally be treated as short-term capital gain or loss. If an option written by the Trust is exercised, thereby requiring the Trust to sell the underlying security, the premium will increase the amount realized upon the sale of the security, and the character of any gain on such sale of the underlying security as short-term or long-term capital gain will depend on the holding period of the Trust in the underlying security. Because the Trust will not have control over the exercise of the options it writes, such exercises or other required sales of the underlying securities may cause the Trust to realize gains or losses at inopportune times.
Options on indices of securities and sectors of securities that qualify as “section 1256 contracts” will generally be treated as
“marked-to-market”
for U.S. federal income tax purposes. As a result, the Trust will generally recognize gain or loss on the last day of each taxable year equal to the difference between the value of the option on that date and the adjusted basis of the option. The adjusted basis of the option will consequently be increased by such gain or decreased by such loss. Any gain or loss with respect to options on indices and sectors that qualify as “section 1256 contracts” will be treated as short-term capital gain or loss to the extent of 40% of such gain or loss and long-term capital gain or loss to the extent of 60% of such gain or loss. Because the mark-to-market
rules may cause the Trust to recognize gain in advance of the receipt of cash, the Trust may be required to dispose of investments in order to meet its distribution requirements.
“Mark-to-market”
losses may be suspended or otherwise limited if such losses are part of a straddle or similar transaction.
Taxation of Common Shareholders
The Trust will either distribute or retain for reinvestment all or part of its net capital gain. If any such gain is retained, the Trust will be subject to a corporate income tax on such retained amount. In that event, the Trust expects to report the retained amount as undistributed capital gain in a notice to its common shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Trust against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its common shares by the amount of undistributed capital gains included in the shareholder’s income less the tax deemed paid by the shareholder under clause (ii).
Distributions paid to you by the Trust from its net capital gain, if any, that the Trust properly reports as capital gain dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long you have held your common shares. All other dividends paid to you by the Trust (including dividends from net short-term capital gains or tax-exempt
interest, if any) from its current or accumulated earnings and profits (“ordinary income dividends”) are generally subject to tax as ordinary income. Provided that certain holding period and other requirements are met, ordinary income dividends (if properly reported by the Trust) may qualify (i) for the dividends received deduction in the case of corporate shareholders to the extent that the Trust’s income consists of dividend income from U.S. corporations, (ii) in the case of individual shareholders, as “qualified dividend income” eligible to be taxed at long-term capital gains rates to the extent that the Trust receives qualified dividend income, and (iii) in the case of individual shareholders, as “section 199A dividends” eligible for a 20% “qualified business income” deduction to the extent the Trust receives ordinary REIT dividends, reduced by allocable Trust expenses. Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain qualified foreign corporations (e.g., generally, foreign corporations incorporated in a possession of the United States or in certain countries with a qualifying comprehensive tax treaty with the United States, or whose stock with respect to which such dividend is paid is readily tradable on an established securities market in the United States). There can be no assurance as to what portion, if any, of the Trust’s distributions will constitute qualified dividend income or be eligible for the dividends received deduction.
Any distributions you receive that are in excess of the Trust’s current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in your common shares, and thereafter as capital gain from the sale of common shares. The amount of any Trust distribution that is treated as a return of capital will reduce your adjusted tax basis in your common shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your common shares.
Common shareholders may be entitled to offset their capital gain dividends with capital losses. The Code contains a number of statutory provisions affecting when capital losses may be offset against capital gain, and limiting the use of losses from certain investments and activities. Accordingly, common shareholders that have capital losses are urged to consult their tax advisers.
Dividends and other taxable distributions are taxable to you even though they are reinvested in additional common shares of the Trust. Dividends and other distributions paid by the Trust are generally treated under the Code as received by you at the time the dividend or distribution is made. If, however, the Trust pays you a dividend in January that was declared in the previous October, November or December to common shareholders of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Trust and received by you on December 31 of the year in which the dividend was declared. In addition, certain other distributions made after the close of the Trust’s taxable year may be “spilled back” and treated as paid by the Trust (except for purposes of the 4% nondeductible excise tax) during such taxable year. In such case, you will be treated as having received such dividends in the taxable year in which the distributions were actually made.
The price of common shares purchased at any time may reflect the amount of a forthcoming distribution. Those purchasing common shares just prior to the record date for a distribution will receive a distribution which will be taxable to them even though it represents, economically, a return of invested capital.
The Trust will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Trust.
The sale or other disposition of common shares will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such common shares for more than one year at the time of sale. Any loss upon the sale or other disposition of common shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by you with respect to such common shares. Any loss you recognize on a sale or other disposition of common shares will be disallowed if you acquire other common shares (whether through the automatic reinvestment of dividends or otherwise) within a
61-day
period beginning 30 days before and ending 30 days after your sale or exchange of the common shares. In such case, your tax basis in the common shares acquired will be adjusted to reflect the disallowed loss.

Any sales charges paid upon a purchase of common shares cannot be taken into account for purposes of determining gain or loss on a sale of the common shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of common shares of the Trust (or of another fund), during the period beginning on the date of such sale and ending on January 31 of the calendar year following the calendar year in which such sale was made, pursuant to the reinvestment or exchange privilege. Any disregarded amounts will result in an adjustment to the shareholder’s tax basis in some or all of any other shares acquired.
If the Trust conducts a tender offer for its shares, a repurchase by the Trust of a shareholder’s shares pursuant to such tender offer generally will be treated as a sale or exchange of the shares by a shareholder provided that either (i) the shareholder tenders, and the Trust repurchases, all of such shareholder’s shares, thereby reducing the shareholder’s percentage ownership of the Trust, whether directly or by attribution under Section 318 of the Code, to 0%, (ii) the shareholder meets numerical safe harbors under the Code with respect to percentage voting interest and reduction in ownership of the Trust following completion of the tender offer, or (iii) the tender offer otherwise results in a “meaningful reduction” of the shareholder’s ownership percentage interest in the Trust, which determination depends on a particular shareholder’s facts and circumstances.
If a tendering shareholder’s proportionate ownership of the Trust (determined after applying the ownership attribution rules under Section 318 of the Code) is not reduced to the extent required under the tests described above, such shareholder will be deemed to receive a distribution from the Trust under Section 301 of the Code with respect to the shares held (or deemed held under Section 318 of the Code) by the shareholder after the tender offer (a “Section 301 distribution”). The amount of this distribution will equal the price paid by the Trust to such shareholder for the shares sold, and will be taxable as a dividend,
i.e.,
as ordinary income, to the extent of the Trust’s current or accumulated earnings and profits allocable to such distribution, with the excess treated as a return of capital reducing the shareholder’s tax basis in the shares held after the tender offer, and thereafter as capital gain. Any Trust shares held by a shareholder after a tender offer will be subject to basis adjustments in accordance with the provisions of the Code.
Provided that no tendering shareholder is treated as receiving a Section 301 distribution as a result of selling shares pursuant to a particular tender offer, shareholders who do not sell shares pursuant to that tender offer will not realize constructive distributions on their shares as a result of other shareholders selling shares in the tender offer. In the event that any tendering shareholder is deemed to receive a Section 301 distribution, it is possible that shareholders whose proportionate ownership of the Trust increases as a result of that tender offer, including shareholders who do not tender any shares, will be deemed to receive a constructive distribution under Section 305(c) of the Code in an amount equal to the increase in their percentage ownership of the Trust as a result of the tender offer. Such constructive distribution will be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it.
Use of the Trust’s cash to repurchase shares may adversely affect the Trust’s ability to satisfy the distribution requirements for treatment as a regulated investment company described above. The Trust may also recognize income in connection with the sale of portfolio securities to fund share purchases, in which case the Trust would take any such income into account in determining whether such distribution requirements have been satisfied.
If the Trust liquidates, shareholders generally will realize capital gain or loss upon such liquidation in an amount equal to the difference between the amount of cash or other property received by the shareholder (including any property deemed received by reason of its being placed in a liquidating trust) and the shareholder’s adjusted tax basis in its shares. Any such gain or loss will be long-term if the shareholder is treated as having a holding period in Trust shares of greater than one year, and otherwise will be short-term.
The foregoing discussion does not address the tax treatment of shareholders who do not hold their shares as a capital asset. Such shareholders should consult their own tax advisors on the specific tax consequences to them of participating or not participating in the tender offer or upon liquidation of the Trust.

Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate
taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income while long-term capital gain generally is taxed at a reduced maximum rate. The deductibility of capital losses is subject to limitations under the Code.
Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from the Trust and capital gains from the sale or other disposition of the Trust’s common shares.
A common shareholder that is a nonresident alien individual or a foreign corporation (a “foreign investor”) generally will be subject to U.S. federal withholding tax at the rate of 30% (or possibly a lower rate provided by an applicable tax treaty) on ordinary income dividends (except as discussed below). In general, U.S. federal withholding tax and U.S. federal income tax will not apply to any gain or income realized by a foreign investor in respect of any distribution of net capital gain (including amounts credited as an undistributed capital gain dividend) or upon the sale or other disposition of common shares of the Trust. Different tax consequences may result if the foreign investor is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Foreign investors should consult their tax advisers regarding the tax consequences of investing in the Trust’s common shares.
Ordinary income dividends properly reported by the RIC are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of the RIC’s “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the RIC’s “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain over its long-term capital loss for such taxable year). Depending on its circumstances, the Trust may report all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a foreign investor needs to comply with applicable certification requirements relating to its
non-U.S.
status (including, in general, furnishing an IRS Form
W-8BEN,
W-8BEN-E,
or substitute Form). In the case of common shares held through an intermediary, the intermediary may have withheld even if the Trust reported the payment as qualified net interest income or qualified short-term capital gain. Foreign investors should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of the Trust’s distributions would qualify for favorable treatment as qualified net interest income or qualified short-term capital gains.
In addition withholding at a rate of 30% will apply to dividends paid in respect of common shares of the Trust held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain
non-U.S.
entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which common shares of the Trust are held will affect the determination of whether such withholding is required. Similarly, dividends paid in respect of common shares of the Trust held by an investor that is a non-financial
foreign entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. The Trust will not pay any additional amounts to common shareholders in respect of any amounts withheld. Foreign investors are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in the Trust’s common shares.
U.S. federal backup withholding tax may be required on dividends, distributions and sale proceeds payable to certain non-exempt
common shareholders who fail to supply their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against your U.S. federal income tax liability, if any, provided that you timely furnish the required information to the IRS.
Ordinary income dividends, capital gain dividends, and gain from the sale or other disposition of common shares of the Trust also may be subject to state, local, and/or foreign taxes. Common shareholders are urged to consult their own tax advisers regarding specific questions about U.S. federal, state, local or foreign tax consequences to them of investing in the Trust.
Under U.S. Treasury regulations, if a common shareholder recognizes a loss with respect to common shares of $2 million or more for an individual shareholder in a single taxable year (or $4 million or more in any combination of taxable years in which the transaction is entered into and the five succeeding taxable years) or $10 million or more for a corporate shareholder in any single taxable year (or $20 million or more in any combination of taxable years in which the transaction is entered into and the five succeeding taxable years), the shareholder must file with the Internal Revenue Service a disclosure statement on Internal Revenue Service Form 8886. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Common shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
****
The foregoing is a general and abbreviated summary of certain provisions of the Code and the Treasury Regulations presently in effect as they directly govern the taxation of the Trust and its shareholders. For complete provisions, reference should be made to the pertinent Code sections and Treasury Regulations. The Code and the Treasury Regulations are subject to change by legislative or administrative action, and any such change may be retroactive with respect to Trust transactions. Holders of common shares are advised to consult their own tax advisers for more detailed information concerning the U.S. federal income taxation of the Trust and the income tax consequences to its holders of common shares.
CUSTODIAN AND TRANSFER AGENT
The custodian of the assets of the Trust is State Street Bank and Trust Company, whose principal business address is One Congress Street, Boston, Massachusetts 02114. The custodian is responsible for, among other things, receipt of and disbursement of funds from the Trust’s accounts, establishment of segregated accounts as necessary, and transfer, exchange and delivery of Trust portfolio securities.
Computershare Trust Company, N.A., whose principal business address is 150 Royall Street, Canton, Massachusetts 02021, serves as the Trust’s transfer agent with respect to the common shares.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP, whose principal business address is 115 Federal Street, Boston, Massachusetts 02110, is the independent registered public accounting firm of the Trust and is expected to render an opinion annually on the financial statements of the Trust.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
A control person is a person who beneficially owns, either directly or indirectly, more than 25% of the voting securities of a company. As of February 10, 2026, the Trust did not know of any person or entity who “controlled” the Trust. As of February 10, 2026, to the knowledge of the Trust, the following person owned of record or beneficially 5% or more of the outstanding common shares of any class of the Trust:

Name	Address	Class	Percentage of Shares Held	Record or Beneficial Owner
First Trust Portfolios L.P.	120 East Liberty Drive Suite 400, Wheaton, IL 60187	Common Shares	5.12%	Beneficial

INCORPORATION BY REFERENCE
This SAI is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this SAI the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this SAI from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this SAI, the Prospectus and any accompanying prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this SAI. Any statement in a document incorporated by reference into this SAI will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this SAI or (2) any other subsequently filed document that is incorporated by reference into this SAI modifies or supersedes such statement. The documents incorporated by reference herein include:

●	The Trust’s Prospectus, dated February 25, 2026, filed with this SAI;

●	the Trust’s annual report on Form N-CSR for the fiscal year ended December 31, 2024 filed with the SEC on March 7, 2025;

●	the Trust’s semi-annual report on Form N-CSR for the fiscal period ended June 30, 2025 filed with the SEC on September 4, 2025;

●	the Trust’s current report on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 21, 2025;

●	the Trust’s definitive proxy statement on Schedule 14A, filed with the SEC on May 22, 2025; and

●
the description of the Trust’s common shares contained in our Registration Statement on Form
8-A
(File
No. 001-32286)
filed with the SEC on August 25, 2004, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

The Trust will provide without charge to each person, including any beneficial owner, to whom this SAI is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this SAI, the Prospectus or the accompanying prospectus supplement. You should direct requests for documents by calling:
Client Services Desk
(800)
882-0052
The Trust makes available the Prospectus, SAI and the Trust’s annual and semi-annual reports, free of charge, at
 http://www.blackrock.com
. You may also obtain this SAI, the Prospectus, other documents incorporated by reference and other information the Trust files electronically, including reports and proxy statements, on the SEC website (
http://www.sec.gov
) or with the payment of a duplication fee, by electronic request at publicinfo@sec.gov. Information contained in, or that can be accessed through, the Trust’s website is not part of this SAI, the Prospectus or the accompanying prospectus supplement.

FINANCIAL STATEMENTS
The audited financial statements and financial highlights included in the annual report to the Trust’s shareholders for the fiscal year ended December 31, 2024 (the “2024 Annual Report”), together with the report of Deloitte & Touche LLP on the financial statements and financial highlights included in the Trust’s 2024 Annual Report, and the unaudited financial statements and financial highlights included in the semi-annual report to the Trust’s shareholders for the six months ended June 30, 2025, are incorporated herein by reference.

APPENDIX A
Ratings of Investments
A rating is generally assigned to a fixed-income security at the time of issuance by a credit rating agency designated as a nationally recognized statistical rating organization (“NRSRO”) by the SEC. While NRSROs may from time to time revise such ratings, they undertake no obligation to do so, and the ratings given to securities at issuance do not necessarily represent ratings which would be given to these securities on a particular subsequent date.
NRSROs may rate specific investments (e.g., bonds), issuers (e.g., corporations, governments and financial institutions) and/or programs (e.g., commercial paper programs). However, certain types of investments may not be rated by NRSROs, such as certain government/sovereign obligations, US agency securities, commercial paper, time deposits at financial institutions, and derivative instruments such as credit default swaps. For these types of investments, as well as US Treasury securities (some of which are not rated), where a NRSRO has not rated the specific investment but has rated the investment’s issuer, program, financial institution or underlying reference asset, BlackRock Advisors, LLC, BlackRock Fund Advisors or their respective affiliates (“BlackRock”) may consider the investment to have the same NRSRO rating as its issuer, program, financial institution or underlying reference asset, as applicable. In the case of municipal securities, where one NRSRO provides multiple ratings for the same security (e.g., “underlying,” “insured” and/or “enhanced” ratings), BlackRock may consider the security to have the highest of the multiple ratings.
New issue securities (regardless of type) may not be rated by a NRSRO at the time of their initial offering. Preliminary prospectuses or term sheets for new issue securities may include an expected rating for the security (as determined by the underwriter and/or issuer) or a NRSRO rating for the issuer of the security. If applicable, when deciding whether to purchase a new issue security that has not yet been rated by a NRSRO, BlackRock may attribute an expected rating to the security based on: (i) the expected rating of the security set forth in the preliminary prospectus or term sheet for the security; (ii) the NRSRO’s rating for the issuer of the security set forth in the preliminary prospectus or term sheet for the security; or (iii) with respect to asset-backed securities, the rating of a prior issuance having a similar structure or the same sponsor.
Where the investment objective of a fund is to track the performance of an index that includes credit ratings eligibility criteria as part of its index methodology, the fund may purchase any security within the index, such security having been determined by the index provider as meeting its credit ratings eligibility criteria. The credit ratings practices of an index provider may differ from BlackRock’s practices, as described above. Further, the fund may invest, directly or indirectly, in securities that are not rated by a rating agency or securities with a credit rating that differs from the credit rating specified in its index methodology in various circumstances, including where a security is downgraded but not yet removed from an index, following the removal of a security from an index prior to its sale by the fund or as a result of a corporate action or restructuring affecting an issuer of a security held by the fund.
Fixed-income securities which are unrated may expose the investor to risks with respect to capacity to pay interest or repay principal which are similar to the risks of lower-rated speculative bonds. Evaluation of these securities is dependent on BlackRock’s judgment, analysis and experience in the evaluation of such securities.
Investors should note that the assignment of a rating to a security by an NRSRO may not reflect the effect of recent developments on the issuer’s ability to make interest and principal payments or on the likelihood of default.
Securities deemed to be high yield are rated below Baa3 by Moody’s and below
BBB-
by S&P Global Ratings and Fitch.

The descriptions below relate to general long-term and short-term obligations of an issuer.
A Description of Moody’s Investors Service, Inc.’s (“Moody’s”) Global Rating Scales
Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial
corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Moody’s defines credit risk as the risk that an entity may not meet its contractual financial obligations as they come due and any estimated financial loss in the event of default or impairment. The contractual financial obligations addressed by Moody’s ratings are those that call for, without regard to enforceability, the payment of an ascertainable amount, which may vary based upon standard sources of variation (e.g., floating interest rates), by an ascertainable date. Moody’s rating addresses the issuer’s ability to obtain cash sufficient to service the obligation, and its willingness to pay. Moody’s ratings do not address non-standard
sources of variation in the amount of the principal obligation (e.g., equity indexed), absent an express statement to the contrary in a press release accompanying an initial rating. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Short-term ratings are assigned for obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Moody’s issues ratings at the issuer level and instrument level on both the long-term scale and the short-term scale. Typically, ratings are made publicly available although private and unpublished ratings may also be assigned.
Moody’s differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf) to all structured finance ratings. The addition of (sf) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same. The (sf) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody’s aspires to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.
Description of Moody’s Global Long-Term Rating Scale

Aaa	Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A	Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa	Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba	Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B	Obligations rated B are considered speculative and are subject to high credit risk.

Caa	Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C	Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Note
: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range
ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.
By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Description of Moody’s Global Short-Term Rating Scale

P-1	Ratings of Prime-1 reflect a superior ability to repay short-term obligations.

P-2	Ratings of Prime-2 reflect a strong ability to repay short-term obligations.

P-3	Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.

NP	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
Description of Moody’s U.S. Municipal Short-Term Debt and Demand Obligation Ratings
Description of Moody’s Short-Term Obligation Ratings
Moody’s uses the global short-term Prime rating scale for commercial paper issued by U.S. municipalities and nonprofits. These commercial paper programs may be backed by external letters of credit or liquidity facilities, or by an issuer’s self-liquidity.
For other short-term municipal obligations, Moody’s uses one of two other short-term rating scales, the Municipal Investment Grade (“MIG”) and Variable Municipal Investment Grade (“VMIG”) scales discussed below.
Moody’s uses the MIG scale for U.S. municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less. Under certain circumstances, Moody’s uses the MIG scale for bond anticipation notes with maturities of up to five years.
MIG Scale
MIG 1 This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2 This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3 This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Description of Moody’s Demand Obligation Ratings
In the case of variable rate demand obligations (“VRDOs”), a two-component
rating is assigned. The components are a long-term rating and a short-term demand obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term demand obligation rating addresses the ability of the issuer or the liquidity provider to make payments associated with the purchase-price-upon-demand feature (“demand feature”) of the VRDO. The short-term demand obligation rating uses the VMIG scale. VMIG ratings with liquidity support use as an input the short-term Counterparty Risk Assessment of the support provider, or the long-term rating of the underlying obligor in the absence of third party liquidity support. Transitions of VMIG ratings of demand obligations with conditional liquidity support differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade.
Moody’s typically assigns the VMIG short-term demand obligation rating if the frequency of the demand feature is less than every three years. If the frequency of the demand feature is less than three years but the purchase price is payable only with remarketing proceeds, the short-term demand obligation rating is “NR”.
VMIG Scale

VMIG 1
This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2
This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3
This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG
This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections necessary to ensure the timely payment of purchase price upon demand.

Description of S&P Global Ratings (“S&P”), a Division of S&P Global Inc., Issue Credit Ratings
An S&P issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.
Issue credit ratings can be either long-term or short-term. Short-term issue credit ratings are generally assigned to those obligations considered short-term in the relevant market, typically with an original maturity of no more than 365 days. Short-term issue credit ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. S&P would typically assign a long-term issue credit rating to an obligation with an original maturity of greater than 365 days. However, the ratings S&P assigns to certain instruments may diverge from these guidelines based on market practices. Medium-term notes are assigned long-term ratings.
Issue credit ratings are based, in varying degrees, on S&P’s analysis of the following considerations:

●	The likelihood of payment—the capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;

●	The nature and provisions of the financial obligation, and the promise S&P imputes; and

●
The protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

An issue rating is an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
Long-Term Issue Credit Ratings*

AAA	An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

AA	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A
An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB
An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB, B, CCC, CC, and C
Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB
An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

B
An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC
An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC
An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.

C
An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

D
An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid
capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

* Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings

A-1
A short-term obligation rated
‘A-1’
is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

A-2
A short-term obligation rated
‘A-2’
is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3
A short-term obligation rated
‘A-3’
exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

B
A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

C
A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

D
A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid
capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days.

The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

Description of S&P’s Municipal Short-Term Note Ratings
An S&P U.S. municipal note rating reflects S&P’s opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P’s analysis will review the following considerations:

●	Amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

●	Source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.
S&P’s municipal short-term note rating symbols are as follows:

SP-1	Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2	Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3	Speculative capacity to pay principal and interest.

D
‘D’ is assigned upon failure to pay the note when due, completion of a distressed debt restructuring, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.

Description of Fitch Ratings’ (“Fitch’s”) Credit Ratings Scales
Fitch Ratings publishes opinions on a variety of scales. The most common of these are credit ratings, but the agency also publishes ratings, scores and other relative opinions relating to financial or operational strength. For example, Fitch also provides specialized ratings of servicers of residential and commercial mortgages, asset managers and funds. In each case, users should refer to the definitions of each individual scale for guidance on the dimensions of risk covered in each assessment.
Fitch’s credit ratings relating to issuers are an opinion on the relative ability of an entity to meet financial commitments, such as interest, preferred dividends, repayment of principal, insurance claims or counterparty obligations. Credit ratings relating to securities and obligations of an issuer can include a recovery expectation. Credit ratings are used by investors as indications of the likelihood of receiving the money owed to them in accordance with the terms on which they invested. The agency’s credit ratings cover the global spectrum of corporate, sovereign financial, bank, insurance, and public finance entities (including supranational and sub-national
entities) and the securities or other obligations they issue, as well as structured finance securities backed by receivables or other financial assets.
The terms “investment grade” and “speculative grade” have established themselves over time as shorthand to describe the categories ‘AAA’ to ‘BBB’ (investment grade) and ‘BB’ to ‘D’ (speculative grade). The terms investment grade and speculative grade are market conventions and do not imply any recommendation or endorsement of a specific security for investment purposes. Investment grade categories indicate relatively low to moderate credit risk, while ratings in the speculative categories either signal a higher level of credit risk or that a default has already occurred.
For the convenience of investors, Fitch may also include issues relating to a rated issuer that are not and have not been rated on its web page. Such issues are also denoted as ‘NR’.
Credit ratings express risk in relative rank order, which is to say they are ordinal measures of credit risk and are not predictive of a specific frequency of default or loss. For information about the historical performance of ratings please refer to Fitch’s Ratings Transition and Default studies which detail the historical default rates and their meaning. The European Securities and Markets Authority also maintains a central repository of historical default rates.
Fitch’s credit ratings do not directly address any risk other than credit risk. In particular, ratings do not deal with the risk of a market value loss on a rated security due to changes in interest rates, liquidity and other market considerations. However, in terms of payment obligation on the rated liability, market risk may be considered to the extent that it influences the ability of an issuer to pay upon a commitment.
Ratings nonetheless do not reflect market risk to the extent that they influence the size or other conditionality of the obligation to pay upon a commitment (for example, in the case of index-linked bonds).
In the default components of ratings assigned to individual obligations or instruments, the agency typically rates to the likelihood of non-payment
or default in accordance with the terms of that instrument’s documentation. In limited cases, Fitch may include additional considerations (i.e. rate to a higher or lower standard than that implied in the obligation’s documentation).
The primary credit rating scales can be used to provide a rating of privately issued obligations or certain note issuance programs or for private ratings. In this case the rating is not published, but only provided to the issuer or its agents in the form of a rating letter.
The primary credit rating scales may also be used to provide ratings for a more narrow scope, including interest strips and return of principal or in other forms of opinions such as credit opinions or rating assessment services. Credit opinions are either a notch- or category-specific view using the primary rating scale and omit one or more characteristics of a full rating or meet them to a different standard. Credit opinions will be indicated using a lower case letter symbol combined with either an ‘*’ (e.g. ‘bbb+*’) or (cat) suffix to denote the opinion status. Credit opinions will be point-in-time
typically but may be monitored if the analytical group believes information will be sufficiently available. Rating assessment services are a notch-specific view using the primary rating scale of how an existing or potential rating may be changed by a given set of hypothetical circumstances. While credit opinions and rating assessment services are point-in-time
and are not monitored, they may have a directional watch or outlook assigned, which can signify the trajectory of the credit profile.
Description of Fitch’s Long-Term Corporate Finance Obligations Rating Scales
Ratings of individual securities or financial obligations of a corporate issuer address relative vulnerability to default on an ordinal scale. In addition, for financial obligations in corporate finance, a measure of recovery given default on that liability is also included in the rating assessment. This notably applies to covered bonds ratings, which incorporate both an indication of the probability of default and of the recovery given a default of this debt instrument. On the contrary, Ratings of debtor-in-possession
(“DIP”) obligations incorporate the expectation of full repayment.
The relationship between the issuer scale and obligation scale assumes a generic historical average recovery. Individual obligations can be assigned ratings higher, lower, or the same as that entity’s issuer rating or issuer default rating (“IDR”), based on their relative ranking, relative vulnerability to default or based on explicit Recovery Ratings.

As a result, individual obligations of entities, such as corporations, are assigned ratings higher, lower, or the same as that entity’s issuer rating or IDR, except DIP obligation ratings that are not based off an IDR. At the lower end of the ratings scale, Fitch publishes explicit Recovery Ratings in many cases to complement issuer and obligation ratings.
Fitch long-term obligations rating scales are as follows:

AAA
Highest Credit Quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA
Very High Credit Quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A
High Credit Quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB
Good Credit Quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

BB
Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B	Highly Speculative. ‘B’ ratings indicate that material credit risk is present.

CCC	Substantial Credit Risk. ‘CCC’ ratings indicate that substantial credit risk is present.

CC	Very High Levels of Credit Risk. ‘CC’ ratings indicate very high levels of credit risk.

C	Exceptionally High Levels of Credit Risk. ‘C’ indicates exceptionally high levels of credit risk.
Within rating categories, Fitch may use modifiers. The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories.
For example, the rating category ‘AA’ has three notch-specific rating levels (‘AA+’; ‘AA’; ‘AA–’; each a rating level). Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category. For the short-term rating category of ‘F1’, a ‘+’ may be appended.
Description of Fitch’s Short-Term Ratings Assigned to Issuers and Obligations
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-term ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations and up to 36 months for obligations in U.S. public finance markets.

Fitch short-term ratings are as follows:

F1	Highest Short-Term Credit Quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2	Good Short-Term Credit Quality. Good intrinsic capacity for timely payment of financial commitments.

F3	Fair Short-Term Credit Quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B	Speculative Short-Term Credit Quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C	High Short-Term Default Risk. Default is a real possibility.

RD
Restricted Default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D	Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

APPENDIX B

Closed-End Fund Proxy Voting Policy Procedures Governing Delegation of Proxy Voting to Fund Adviser

Effective Date: January 1, 2025

Applies to the following types of Funds registered under the 1940 Act:
☐ Index Equity Mutual Funds and Exchange-Traded Funds
☐
Open-End
Active and Fixed Income Index Mutual Funds and Exchange-Traded Funds
☐ Money Market Funds
☒
Closed-End
Funds
☐ Other

Objective and Scope
Set forth below is the
Closed-End
Fund Proxy Voting Policy.
Policy / Document Requirements and Statements
The Boards of Trustees/Directors (the “Directors”) of the
closed-end
funds advised by BlackRock Advisors, LLC (“BlackRock”), (the “Funds”) have the responsibility for the oversight of voting proxies relating to portfolio securities of the Funds, and have determined that it is in the best interests of the Funds and their shareholders to delegate the responsibility to vote proxies to BlackRock as part of BlackRock’s authority to manage, acquire and dispose of account assets, all as contemplated by the Funds’ respective investment management agreements.
BlackRock has adopted the BlackRock Active Investment Stewardship Global Engagement and Voting Guidelines (as from time to time amended, the “Guidelines”) governing proxy voting by accounts managed by BlackRock.
BlackRock will cast votes on behalf of each of the Funds covered by this policy on specific proxy issues in respect of securities held by each such Fund (or may refrain from voting) in accordance with the Guidelines; provided, however, that in the case of underlying closed-end
funds (including business development companies and other similarly-situated asset pools) held by the Funds that have, or are proposing to adopt, a classified board structure, BlackRock will typically (a) vote in favor of proposals to adopt classification and against proposals to eliminate classification, and (b) not vote against directors as a result of their adoption of a classified board structure.
Conflicts Management
BlackRock Active Investment Stewardship (“BAIS”) maintains policies and procedures that seek to prevent undue influence on BlackRock’s proxy voting activity and to mitigate material conflicts of interest in the exercise of proxy voting responsibilities. Potential material conflicts, and the resultant potential for undue influence, might be due to a relationship between the investee company (or any shareholder proponent or dissident shareholder) and BlackRock, BlackRock’s affiliates or employees, or a Fund or a Fund’s affiliates.

BlackRock has taken certain steps to mitigate potential conflicts, which are outlined in detail in the Guidelines. In mitigating conflicts, BAIS will adhere to the Guidelines.
In certain instances, BAIS will engage an independent third-party voting service provider to make proxy voting recommendations as a further safeguard to avoid potential conflicts of interest, to satisfy regulatory compliance requirements, or as may be otherwise required by applicable law.
With respect to the relationship between securities lending and proxy voting, shares on loan cannot be voted and BlackRock may determine to recall them for voting, as guided by BlackRock’s fiduciary responsibility to act in clients’ financial interests. The Guidelines set forth BlackRock’s approach to recalling securities on loan in connection with proxy voting.
Reports to the Board
BlackRock will report on an annual basis to the Directors on (1) a summary of the proxy voting process as applicable to the Funds covered by this Policy in the preceding year together with a representation that all votes were in accordance with the Guidelines (as modified pursuant to the immediately preceding paragraph), and (2) any material changes to the Guidelines, including material changes to conflicts management practices, that have not previously been reported.

BlackRock Active Investment Stewardship
Global Engagement and Voting Guidelines
Effective as of January 2026

Overview
This document provides high level guidance on how BlackRock Active Investment Stewardship (BAIS) views corporate governance matters that are commonly put to a shareholder vote, or on which investors engage with issuers.
1
BAIS works in partnership with BlackRock’s investment teams, excluding index equity
2
, providing expertise on investment stewardship and engaging with companies alongside and on behalf of those teams when appropriate. The team is responsible for establishing voting guidelines for the active equity platform, providing vote recommendations and operationalizing voting decisions. The guidance informs the voting recommendations BAIS makes to BlackRock’s active portfolio managers. It applies to active equity holdings in BlackRock’s fundamental equity, systematic equity and multi-asset solutions strategies. It also may apply to holdings in BlackRock’s index and active fixed income strategies, to the extent those strategies hold voting securities or conduct issuer engagements. The guidelines are not prescriptive as active portfolio managers have discretion as to how they integrate these guidelines within their investment processes in light of their clients’ or funds’ investment objectives. There are separate, independently developed principles and voting policies that are applied to BlackRock’s index equity investments by a distinct and independent function, BlackRock Investment Stewardship.

1
This document includes BAIS’ benchmark policy, which covers nearly all active equity holdings in BlackRock’s fundamental equity, systematic equity and multi-asset solutions strategies. The benchmark policy also may apply to holdings in BlackRock’s index and active fixed income strategies, to the extent those strategies hold voting securities or conduct issuer engagements. This document also includes BAIS’ decarbonization policy, which covers holdings in BlackRock active funds that have climate and decarbonization objectives in addition to financial objectives.
2
BlackRock segmented active and index equity investment functions, including stewardship, in January 2025 as part of a strategic initiative to unlock the full breadth of the firm’s active and private markets capabilities for clients. As a result, there are two stewardship teams, which operate independently of one another and have separate voting policies.

Introduction to BlackRock
BlackRock’s mission is to help more people invest better. The money BlackRock manages is not its own — it belongs to BlackRock’s clients, many of whom make their own asset allocation and portfolio construction decisions. As a fiduciary, BlackRock invests on clients’ behalf to help them meet their investment objectives. The firm does this by understanding clients’ long-term investment objectives and offering choice on how and where they wish to invest their money. BlackRock then helps clients seek the best risk-adjusted returns based on those choices, underpinning this work with research, data and analytics.
At BlackRock, investment stewardship is core to our role as an asset manager and a fiduciary to our clients. As stewards of our clients’ assets, we engage with companies to discuss the corporate governance and business practices that, in our experience, support companies in delivering durable, risk-adjusted financial returns over time. We are committed to building strong relationships through constructive, ongoing dialogue with the boards and executive management of the companies in which our clients are invested.
About BlackRock Active Investment Stewardship
BlackRock Active Investment Stewardship (BAIS) is a specialist team within the Portfolio Management Group and manages BlackRock’s stewardship engagement and voting on behalf of clients invested in active strategies globally. BAIS is also responsible for engagement with issuers in index fixed income strategies, where appropriate. Our activities are informed by these Global Engagement and Voting Guidelines (the “Guidelines”) and insights from active investment analysts and portfolio managers, with whom we work closely in engaging companies and voting at shareholder meetings.
Engagement with public companies is the foundation of our approach to stewardship within fundamental active investing.
3
Through direct dialogue with company leadership, we seek to understand their businesses and how they manage risks and opportunities to deliver durable, risk-adjusted financial returns. Portfolio managers and stewardship specialists may engage jointly or independently on material corporate governance matters. Our discussions focus on topics relevant to a company’s success over time, including governance and leadership, corporate strategy, capital structure and financial performance, operations and material sustainability-related risks, as well as macro-economic, geopolitical and sector dynamics. We aim to be constructive investors and are generally supportive of management teams that have a track record of financial value creation. We aim to build and maintain strong relationships with company leadership based on open dialogue and mutual respect.
Different active equity strategies may implement these voting guidelines differently, as a result of the latitude each portfolio manager has to make independent voting decisions on their holdings. For example, BAIS will generally vote the holdings in Systematic Active Equity portfolios in accordance with these guidelines. We provide voting recommendations to fundamental equity portfolio managers, who may determine to vote differently based on each portfolio’s investment objectives and strategy.
These guidelines discuss BAIS’ views on corporate governance topics on which we may engage with management teams and board directors
4
and on matters that routinely come to a shareholder vote. We recognize that accepted corporate governance norms can differ across markets, and believe these guidelines represent globally applicable elements of governance that support a company’s ability to

3
On February 11, 2025, the U.S. Securities and Exchange Commission (SEC) staff issued updated guidance for shareholders to maintain their eligibility to report their beneficial ownership under Schedule 13G of the Exchange Act. We comply fully with these requirements and do not engage with portfolio companies for the purpose, or with the effect, of changing or influencing control of the company.
4
References to the board, board directors or
non-executive
directors should be understood to include supervisory boards and their members, where relevant.

manage material risks and opportunities and deliver financial returns to investors. Generally, we believe companies should observe accepted corporate governance norms within their local markets or, particularly in markets without well-established norms, aspire to widely recognized international best practices. As one of many minority shareholders, BlackRock cannot – and does not try to – direct a company’s strategy or its implementation. We look to companies to provide disclosures that explain how their approach to corporate governance best aligns with the financial interests of their investors.
Our approach to stewardship within active equities
Voting at a company’s shareholder meeting is a right of share ownership and a core principle of corporate governance. The voting rights attached to clients’ holdings are an important mechanism for investors to express support for, or concern about, a company’s performance. As a fiduciary, BlackRock is legally required to make proxy voting determinations, on behalf of clients who have delegated voting authority to us, in a manner consistent with BlackRock’s contractual arrangements with clients and funds.
In general, we tend to support the recommendations of the board of directors and management. As indicated below, we may vote against management recommendations when we have concerns about how companies are serving the financial interests of our clients as their shareholders. BAIS takes a globally consistent approach to voting but considers the different corporate governance regulations and norms across markets. Votes are determined on a case-by-case
basis, in the context of a company’s situation and the investment mandate we have from clients. Please see page 19 for more information about how we fulfill and oversee our investment stewardship responsibilities for BlackRock’s non-index
equity strategies.
5
Our approach to stewardship within fixed income
Although fixed income investors do not have the right to vote at shareholder meetings, issuer engagement is a component of fixed income investment strategies at BlackRock, particularly for those with sustainability objectives in addition to financial objectives. Most corporate governance-related fixed income engagements are undertaken in conjunction with the active investment stewardship team, and often active equity investors. In addition to the topics listed below, engagement with fixed income investment teams may help inform an issuer’s approach to structuring specialist issuances and the standard terms and information in bond documentation.

5
Non-index
equity strategies include active equity holdings in BlackRock’s fundamental equity, systematic equity and multi-asset solutions strategies, as well as holdings in BlackRock’s index and active fixed income strategies, to the extent those strategies hold voting securities or conduct issuer engagements.

Boards of Directors
Roles and responsibilities
There is widespread consensus that the foundation of good corporate governance is an effective board of directors that is able to advise and supervise management in an independent and objective manner.
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We look to the board of directors (hereafter the “board”) to have an oversight role in the establishment and realization of a company’s strategy, purpose and culture. These constructs are interdependent and, when aligned, can better position a company to be resilient in the face of a changing business environment, help reduce the risks of corporate or employee misconduct, and attract and retain the caliber of workers necessary to deliver financial performance over time.
In overseeing the management of the company, the board ensures the necessary resources, policies and procedures are in place to help management meet its strategic objectives within an agreed risk tolerance.
One of the most important responsibilities of the board is to appoint, and remove as necessary, the chief executive officer (“CEO”). In addition, the board plays a meaningful role in monitoring the performance of the CEO and other key executives, determining executive compensation, ensuring a rigorous audit, overseeing strategy execution and risk management and engaging with shareholders, and other stakeholders, as necessary.
Composition and effectiveness
Appointment process
A formal and transparent process for identifying and appointing director candidates is critical to ensuring the board is composed of directors with the appropriate mix of skills and experience. Generally, the board or a sub-committee
determines the general criteria given the company’s circumstances (e.g., sector, maturity, geographic footprint) and any additional criteria for a specific role being filled (e.g., financial expertise, industry track record). To inform the process, we encourage companies to review the skills and experience of incumbent directors to identify any gaps and whether the skills and experience of a director candidate would be additive. We welcome disclosures that explain how the board considered different skills and experience to ensure that the directors collectively can be effective in fulfilling their responsibilities. We assess a company’s board composition against that of its peer group and local market requirements.
Shareholders periodically vote to elect directors to serve on the board. We do not prescribe any particular board composition in our engagements or voting but seek to understand how well placed a board is to act in investors’ interests. We may vote against the election of the most senior independent director, or the chair of the relevant committee, where a company has not demonstrated it has an appointment process that results in a high functioning board with the appropriate complement of skills and experience amongst the directors to support strong financial performance over time. We may vote against newly nominated directors who do not seem to have the appropriate skills or experience to contribute to the board’s effectiveness.
Independence
Director independence from management, significant shareholders or other stakeholders (e.g., government or employees) is of paramount importance to the protection of the interests of minority

6
See the Corporate Governance Codes of
Germany
,
Japan
, and the
UK
, as well as the corporate governance principles of the US
Business Roundtable
as examples.

shareholders such as BlackRock’s clients. We consider it good practice for at least half the directors to be independent and free from conflicts of interest or undue influence.
7
This also helps to ensure that board committees are composed of a sufficient number of independent directors. Companies domiciled in markets with a higher threshold for board independence should meet those local requirements.
We may vote against the election of
non-independent
directors if the board does not have a sufficient balance of independence. We may also vote against the election of the chair of the committee responsible for board composition if this is a perennial issue.
Independent board leadership
Practices across markets differ, as do board structures, but we observe two main approaches to independent board leadership. One is a non-executive,
independent chair of the board who is responsible for leading the board in the effective exercise of its duties. The other is a lead or senior independent director, who is responsible for coordinating with the other non-executive
directors and working closely with the executive chair on the board agenda and other board procedures. In this case, the executive chair and the lead independent director work together to ensure the board is effectively fulfilling its responsibilities. In our view, the independent leader of the board, and/or the chair of a relevant committee, should be available to investors to discuss governance matters such as CEO succession, executive pay, and board performance. We look to boards to explain their board leadership model and how it serves the interests of shareholders.
We may vote against the election of the chair of the committee responsible for board composition if there is not an identified independent leader of the board with clear responsibilities for board performance. We may vote against the most senior independent director if the board has a policy of not engaging with shareholders.
Tenure and succession
In our view, it is good practice for boards to establish the length of time a director would normally be expected to serve, in line with market norms where those exist. We find it helpful when companies disclose their approach to director tenure particularly around the contributions of directors who have served for longer periods than typically provided for under local practice. In our experience, long-serving directors could become less independent given their long-term relationship with management and involvement in past board decisions.
Succession planning for board roles helps achieve the appropriate cadence of turnover that balances renewal through the regular introduction of directors with fresh perspectives and expertise with continuity through the retention of directors with long-term knowledge of the board and company.
In markets where there is not specific director tenure guidance from regulation or corporate governance best practices, we may vote against the election of the chair of the committee responsible for board composition if a company does not clearly disclose its approach to director tenure and board renewal. We may vote against the election of directors who have served for more years than is typical in markets with specific guidance, where the case for their continued service is not evident.

7
Common impediments to independence may include but are not limited to: current or recent employment at the company or a subsidiary; being, or representing, a shareholder with a substantial shareholding in the company; interlocking directorships; lengthy tenure, and having any other interest, business, or other relationship which could, or could reasonably be perceived to, materially interfere with a director’s ability to act in the best interests of the company and shareholders.

Capacity
To be effective and engaged, directors need to have the time and energy to commit to the role. In our view, an effective board will assess the ability of its members to maintain an appropriate focus on board matters and the company taking into consideration competing responsibilities. We recognize that board leadership roles vary across markets in responsibilities and required time commitment but note that they are generally more intensive than a standard directorship. We will take local norms and practices into consideration when making our voting determinations across markets.
We may vote against the election of directors who do not seem to have sufficient capacity to effectively fulfil their duties to the board and company.
Director elections
Regular election of directors, ideally annually, supports director accountability to shareholders. A classified board structure
8
may be justified by a company when it needs consistency and stability during a time of transition, or on the basis of its business model (e.g., a non-operating
company such as
closed-end
funds).
Shareholders should have the opportunity to evaluate nominated directors individually rather than in bundled slates. We look to companies to provide sufficient information on each director standing for election so that shareholders can assess their capabilities and suitability. We will generally not support the election of directors whose names and biographical details have not been disclosed sufficiently in advance of the shareholder meeting.
Each director’s appointment should be dependent on receiving a simple majority of the votes cast at the shareholder meeting. Where a company’s practices differ, we look to the board to provide a detailed explanation as to how its approach best serves investors’ interests.
We may vote for shareholder or management proposals seeking to establish annual election of directors and/or a simple majority vote standard for director elections. We may vote against all the directors standing for election as part of a single slate if we have concerns about the profile or performance of an individual director.
Committees
Many boards establish committees to focus on specific responsibilities of the board such as audit and risk, governance and human capital, and executive compensation, amongst other matters. We do not prescribe to companies what committees they should establish, but we seek to understand the board’s rationale for the committee structure it determines is appropriate. We note that, in some markets, regulation requires such committees. The responsibilities of each committee should be clear, and the board should ensure that all critical matters are assigned either to the full board or to one of the committees. It is helpful to investor understanding when the board discloses the structure, membership, proportion of independent directors, and responsibilities of each committee. The responsibilities we typically see assigned to the three most common committees include:

•
Audit and risk – oversight responsibilities for the integrity of financial reporting, risk management and compliance with legal and regulatory requirements; may also play an oversight role in relation to the internal audit function and whistleblowing mechanisms.

8
A classified board divides the directors into classes with different overlapping terms. As a result, only one class of directors stands for election in any one year.

•
Nominating, governance and human capital – oversight responsibilities for corporate governance principles and practices of the company, including the periodic review of board performance; responsibility for succession planning for CEO and key board roles, as well as the director appointment process; may also have oversight responsibilities for human capital management strategies, including corporate culture and purpose.

•
Executive compensation – determines the compensation policies and programs for the CEO and other executive officers, approves annual awards and payments under the policies; may also have oversight responsibilities for firm-wide compensation policies.

We may vote against the election of the chair of the committee or other directors serving as committee members to convey concerns about how a committee has undertaken its responsibilities. We may vote against the election of the most senior non-executive
director if there is not a clearly disclosed approach to board committees.
Board and director evaluation
We consider it best practice for companies to conduct an annual review of the performance of the board, the committees, the chair and individual directors. Periodically, this review could be undertaken by an independent third party able to bring objective perspectives to the board on governance and performance. We encourage companies to disclose their approach to and the objectives of evaluations, including any changes made to the board’s approach as a result.
Access to independent advice
To support the directors in effectively fulfilling their duties to the company and shareholders, they should have access to independent advice. In certain circumstances, it may be helpful to boards to retain independent third parties to advise on critical matters. These might include new industry developments such as emergent and disruptive technology, operating events with material consequences for the company’s reputation and/or performance, or significant transactions. Board committees may similarly retain third parties to advise them on specialist matters such as audit, compensation and succession planning.
Executive compensation
Boards play an important role in establishing compensation arrangements that enable the company to recruit, retain and reward the caliber of executive management necessary to lead and operate the company to deliver superior financial returns over time. We focus on alignment between variable pay and a company’s financial performance.
Generally, executive compensation arrangements have four components: base salary, annual bonus that rewards performance against short-term metrics, incentives - most often share-based- that reward performance against long-term metrics, and pensions and benefits. In our observation, base salary, pensions and benefits are largely set relative to market norms and benchmarks. The annual bonus and share-based incentive, or variable pay plans, tend to be tailored to the company, its sector and long-term strategy, as well as the individuals the board is seeking to recruit and motivate.
Recognizing the unique circumstances of each company, we determine whether to support a company’s approach to executive compensation on a case-by-case
basis. We rely on companies providing sufficient quantitative and qualitative information in their disclosures to enable shareholders to understand the compensation arrangements and assess the alignment with investors’ interests. Features we look for in compensation arrangements include:

•	Fixed pay components, including base salary, benefits and prerequisites that are appropriate in the context of the company’s size, sector and market.

•	Variable pay subject to performance metrics that are closely linked to the company’s short- and long-term strategic objectives.

•	Long-term incentives that motivate sustained performance across a multi-year period.

•
A balance between fixed and variable pay, short- and long-term incentives, and specific instruments (cash and equity awards) that promotes pay program durability and seldom necessitates one-off,
discretionary payments.

•	Pay outcomes that are consistent with the returns to investors over the relevant time period.

•	Board discretion, if allowed within the variable pay arrangements, to be used sparingly, responsibly and transparently.

•
A requirement, that participants in long-term share-based incentive plans build a meaningful shareholding in the company within a defined time period, as determined by the board or relevant board committee.

•	Change of control provisions that appropriately balance the interests of executives and shareholders.

•
Clawback or malus provisions that allow the company to recoup or hold back variable compensation from individuals whose awards were based on fraudulent activities, misstated financial reports, or executive misconduct.

•	Severance arrangements that protect the company’s interests but do not cost more than is contractual.
We may vote against proposals to introduce new share-based incentives, approve existing policies or plans, or approve the compensation report where we do not see alignment between executive compensation arrangements and our clients’ financial interests. When there is not an alternative, or where there have been multi-year issues with compensation misaligned with performance, we may vote against the election of the chair of the responsible committee, or the most senior independent director.
Non-executive
director compensation
Companies generally pay
non-executive
directors an annual retainer or fee in cash, shares or a combination of the two. Some companies also pay additional fees for service on board committees or in board leadership roles. We do not support non-executive
directors participating in performance-based incentive plans as doing so may create a conflict of interest and undermine their independence from management, whom they oversee.

Capital structure
Boards are responsible for ensuring senior executive leadership has established a capital strategy that achieves appropriate capital allocation in support of long-term financial resilience.
Where company practices diverge from those set out below, we look for companies to disclose why they view these practices to be aligned with shareholders’ interests. We may vote against management proposals seeking capital-related authorities, or the election of the most senior independent director, if we have concerns about a company’s approach. We may also support a shareholder proposal seeking conversion of shares with differentiated voting rights to a one-share,
one-vote
standard.
Share
issuance
We assess requests for share issuance for particular transactions on a case-by-case
basis. We will generally support authorities to issue shares when subject to pre-emptive
rights, and up to 20% absent
pre-emptive
rights. We consider it good practice for companies to seek regular approval of these authorities to allow shareholders to take into consideration how prior authorities were used, as well as the current circumstances of the company and the market environment.
Share buybacks
We assess share buyback proposals in the context of the company’s disclosed capital management strategy and management’s determination of the appropriate balance between investment that supports the long-term growth of the company and returning cash to investors. We also take into consideration the effect of a buyback program on the company’s balance sheet and executive compensation arrangements and the price at which shares are repurchased relative to market price. We consider it good practice for companies to seek regular approval of these authorities to allow shareholders to take into consideration how prior authorities were used, as well as the current circumstances of the company and the market environment.
Dividends
We generally defer to management and the board on dividend policy but may engage to seek further clarification where a proposed dividend appears out of line with the company’s financial position.
Differentiated voting rights
We prefer companies to adopt a
one-share,
one-vote
structure for share classes with the same economic exposure. Certain companies, particularly those new to public markets, could make the case to adopt a differentiated voting rights structure, or dual class stock. In those situations, we encourage companies to evaluate and seek approval for their capital structure on a periodic basis.

Transactions and special situations
We monitor developments in transactions and special situations closely and undertake our own detailed analyses of proposals.
Mergers and acquisitions
We evaluate proposed mergers or acquisitions by assessing the financial outcome for our clients as minority shareholders. Management should provide an assessment of the proposed transaction’s strategic and financial rationale, along with its execution and operational risks. We review each transaction independently based on these factors and the degree to which the transaction enhances shareholder value. The board might consider establishing an ad hoc transaction committee to undertake an independent assessment of a significant merger or acquisition, in advance of making its recommendation to shareholders.
We will vote against transactions that, in our assessment, do not advance our clients’ financial interests.
Anti-takeover defenses
In principle, we do not support companies using anti-takeover defenses, also known as poison pills or shareholder rights plans, as they can entrench management and boards which have not delivered long-term shareholder value. By exception, a poison pill may be supported if its purpose is to delay a takeover that is considered sub-optimal
and enable management to seek an improved offer. Similarly, management could make the case to use a poison pill to block a shareholder activism campaign that may be counter to the interests of other investors. Defense mechanisms introduced in these circumstances should be limited in term and threshold, and also be closely monitored by the independent members of the board. We consider it good practice for companies to put to a shareholder vote any mechanisms expected to be in place for more than 12 months.
Shareholder activism
When companies are the focus of an activism campaign, we may communicate with the activist to understand their analysis and objectives, once they have publicly disclosed their campaign. We may also engage with company management and possibly board members, especially those the activist may be seeking to replace. In our assessment, we evaluate various factors, including the concerns raised by the activist and the case for change; the quality of both the activist’s and management’s plans; and the qualifications of each party’s candidates. We evaluate each contested situation by assessing the potential financial outcome for our clients as minority shareholders.
We may support board candidates nominated by a shareholder activist if BAIS, in its independent judgment, or the relevant portfolio manager has determined that there is a case for change to enhance shareholder value, or if the incumbent board members do not demonstrate the relevant skills and expertise or have a poor track record of protecting shareholders’ interests.
Significant shareholders and related party transactions
Boards of companies with affiliated shareholders or directors should give equitable consideration to the interests of all shareholders when evaluating related party transactions.
We consider it good practice for transactions with related parties, such as significant shareholders or companies affiliated with the public company, to be disclosed in detail and conducted on terms similar to what would objectively have been agreed with a non-related
party. In our view, such transactions should be reviewed and approved by the independent members of the board, and if voted on, only disinterested shareholders should vote.

Corporate reporting, risk management and audit
Investors depend on corporate reporting, both regulatory and voluntary, to understand a company’s strategy, its implementation and financial performance, as well as to assess the quality of management and operations and potential for the company to create shareholder value over time. We consider it good practice for the board to oversee corporate reporting and the policies and procedures underpinning the internal audit function and external audit.
A company’s financial reporting should provide decision-useful information for investors, and other stakeholders, on its financial performance and position. It should provide an accurate and balanced assessment of the risks and opportunities the company faces in realizing its long-term strategy. Accordingly, the assumptions made by management and reviewed by the auditor in preparing the financial statements should be reasonable and justified. Financial statements should be prepared in accordance with globally developed reporting standards and any divergence from generally accepted accounting principles should be explained in detail and justified. Accounting restatements should be explained in detail and any remedial actions, and the implications of these, disclosed.
In this context, audit committees play a vital role in a company’s financial reporting system by providing independent oversight of the accounts, material financial and, where appropriate to the jurisdiction, non-financial
information, internal control frameworks and Enterprise Risk Management systems. In our view, effective audit committee oversight strengthens the quality and reliability of a company’s financial statements and provides an important level of reassurance to shareholders. Audit committees should have a procedure in place for assessing the independence of the auditor and the quality of the external audit process annually.
Similarly, we encourage companies to disclose material sustainability-related factors that are integral to how a company manages risks or generates revenue. BAIS finds it helpful to our understanding when companies provide robust, standardized disclosures on their material sustainability-related risks and opportunities. The International Sustainability Standards Board (ISSB) is one entity working to meet these objectives through its reporting standards, which may be helpful to companies in preparing such reports.
9
However, we do not mandate any specific disclosure framework, and note that companies in certain jurisdictions are subject to mandatory reporting requirements under standards specified by policy makers.
10
Companies should establish robust risk management and internal control processes appropriate to the company’s business, risk tolerance, and regulatory environment. A credible whistleblowing system for employees, and potentially other stakeholders, can be a useful mechanism for ensuring that senior management and the board are aware of potential misconduct or breaches in risk management and internal control processes.
A comprehensive audit conducted by an independent audit firm contributes to investor confidence in the quality of corporate reporting. It is helpful when the audit report gives some insight into the scope and focus of the audit, as well as any critical audit matters identified and how these were resolved. A comprehensive and effective audit is time and resource intensive, and the audit fee should be commensurate. Fees paid to the audit firm for non-audit
consulting should not exceed the audit fee to a degree that may prompt concerns about the independence of the audit. The audit committee should explain its position on auditor tenure and how it confirmed that the auditor remained independent.

9
The ISSB is an independent standard-setting body within the International Financial Reporting Standards (IFRS) Foundation. Please refer to the IFRS website to learn more about the framework and standards S1 “General Requirements for Disclosure of Sustainability-related Financial Information” and S2 “Climate-related Disclosures.”
10
See, for examples,
https://www.ifrs.org/news-and-events/news/2025/06/ifrs-foundation-publishes-jurisdictional-profiles-issb-standards/
and
https://finance.ec.europa.eu/capital-markets-union-and-financial-markets/company-reporting-and-auditing/company-reporting/corporate-sustainability-reporting_en

We may vote against the election of the responsible directors if corporate reporting is insufficient or there are material misstatements in financial reports. In markets where relevant, we may vote against a proposal to approve the financial statements or the discharge of the board when we are concerned about the quality of corporate reporting or the audit. We may vote against proposals to appoint the auditor, ratify the audit report, or approve the audit fee if we are concerned about the auditor’s independence, the quality of the audit, or there are material misstatements in financial reports and the board has not established reasonable remediation plans.
Shareholder rights and protections
General shareholder meetings
Companies normally have an annual general meeting of shareholders at which routine and non-routine
items of business are discussed and voted on by shareholders in attendance or submitting proxy votes. Companies should disclose materials relevant to the shareholder meeting sufficiently in advance so that shareholders can take them into consideration in their voting decisions. Many companies offer shareholders the option of participating in the meeting virtually which, whilst welcome, should not limit the rights of shareholders to participate as they would during an in-person
meeting.
We may vote against directors when materials related to the business of the shareholder meeting are not provided in a timely manner or do not provide sufficient information for us to make an informed voting decision. We may vote against directors if the format of the shareholder meeting does not accommodate reasonable shareholder participation.
Bylaw amendments
We review bylaw amendments proposed by management on a
case-by-case
basis and will generally support those that are aligned with the interests of minority shareholders. Any material changes to the bylaws should be explained in detail and put to a shareholder vote.
We may vote against bylaw amendments that reduce shareholder rights and protections or introduce additional burdens. We may vote against directors if material changes are made to the bylaws without shareholder approval.
If not provided for in the relevant corporate law, company bylaws should allow shareholders, individually or as a group, with a meaningful shareholding, the right to call a special meeting of shareholders. The shareholding required to exercise this right should balance its utility with the cost to the company of holding special meetings.
If not provided for in the relevant corporate law, company bylaws should allow shareholders, individually or as a group, with a meaningful shareholding, the right to nominate directors to the company’s board. The threshold for this right should be set so that shareholders can exercise it without being unduly disruptive to the board’s own nomination process.
Whilst we would not use either of these rights ourselves, we see them as important accountability mechanisms. We may vote for a shareholder proposal seeking the addition of either of these provisions to a company’s bylaws.

Change of domicile
We generally defer to management on proposals to change a company’s domicile as long as the rationale for doing so is consistent with the company’s long-term strategy and business model and the related costs are immaterial.
We may vote against directors or a proposal to change a company’s domicile where it does not seem aligned with our clients’ financial interests.
Changes to a company’s purpose or the nature of its business
Plans to materially change the nature of a company’s business or its purpose should be disclosed and explained in the context of long-term strategy and business dynamics. Such changes may significantly alter an investor’s views on the suitability of a company for their investment strategy or portfolio.
Where relevant, we may vote against proposals to change a company’s purpose or the nature of its business if the board has not provided a credible argument for change.
Shareholder proposals
Shareholders in many markets, who meet certain eligibility criteria, have the right to submit proposals to the general shareholder meeting asking a company to take a particular course of action subject to the proposal being supported by a majority of votes cast at the meeting. The topics raised can address a range of matters that may be relevant to a company’s business.
We vote on these proposals on a
case-by-case
basis. We assess the relevance of the topic raised to a company’s business and its current approach, whether the actions sought are consistent with shareholders’ interests, and what impact the proposal being acted upon might have on financial performance.
Our general approach where we have concerns about a company’s governance, disclosures or performance is to engage to understand the apparent difference in perspective. If we are concerned a company is not acting in shareholders’ financial interests, we may vote against the election of directors. We may support a relevant shareholder proposal if doing so is aligned with our clients’ financial interests. We generally do not support shareholder proposals that are legally binding on the company, seek to alter a company’s strategy or direct its operations, or are unrelated to how a company manages risk or generates financial returns.
BlackRock is subject to rules, regulations, agency guidance and contractual agreements that place restrictions and limitations on how we can interact with the companies in which we invest on behalf of our clients, including our ability to submit shareholder proposals. We do not submit shareholder proposals but can vote, on behalf of clients who authorize us to do so, on proposals put forth by others.
Corporate political activities
A corporation’s ability to engage in the policy process is subject to rules and regulations set by the jurisdictions in which they engage. When a corporation reports material financial risk related to policy and or regulatory changes, BAIS may seek to understand how it is addressing the material risk identified. We seek to understand how companies engage in corporate political activities and ensure that their participation is consistent with their public statements on policy matters material to the company’s long-term strategy. The board should be aware of the approach taken by management on corporate political activities as there can be reputational risks arising from inconsistencies between a company’s policy engagement and stated policy positions. Companies should, as a minimum, meet all regulatory disclosure requirements on political activities. We may engage a company where we would like to better understand its approach to policy engagement, where relevant.
To mitigate the risk of inconsistencies, companies may wish to assess the alignment between their policy priorities and the policy positions of the trade associations of which they are active members and any engagements undertaken by trade associations on behalf of members.
We may support a relevant shareholder proposal, or vote against directors, where a company’s disclosures are insufficient to address the material risk it has identified.
Material sustainability-related risks and opportunities
We seek to understand how companies manage the material risks and opportunities inherent in their business operations. In our experience, sustainability-related factors
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that are relevant to a company’s business or material to its financial performance, are generally operational considerations embedded into day-to-day
management systems. Certain sustainability issues may also inform long-term strategic planning, for example, investing in product innovation in anticipation of changing consumer demand or adapting supply chains in response to changing regulatory requirements.
We recognize that the specific sustainability-related factors that may be financially material or business relevant will vary by company business model, sector, key markets, and time horizon, amongst other considerations. From company disclosures and our engagement, we aim to understand how management is identifying, assessing and integrating material sustainability-related risks and opportunities into their business decision-making and practices. Doing so helps us undertake a more holistic assessment of a company’s potential financial performance and the likely risk-adjusted returns of an investment.
We may vote against directors or support a relevant shareholder proposal if we have concerns about how a company is managing or disclosing its approach to material sustainability-related risks that may impact financial returns.
Key stakeholders
In our view, companies should understand and take into consideration the interests of the various parties on whom they depend for their success over time. It is for each company to determine their key stakeholders based on what is material to their business and long-term financial performance. For many companies, key stakeholders include employees, business partners (such as suppliers and distributors), clients and consumers, regulators, and the communities in which they operate. Companies that appropriately balance the interests of investors and other stakeholders are, in our experience, more likely to be financially resilient over time.

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By material sustainability-related risks and opportunities, we mean the drivers of risk and financial value creation in a company’s business model that have an environmental or social dependency or impact. Examples of environmental issues include, but are not limited to, water use, land use, waste management, and climate risk. Examples of social issues include, but are not limited to, human capital management, impacts on the communities in which a company operates, customer loyalty, and relationships with regulators. It is our view that well-managed companies will effectively evaluate and manage material sustainability-related risks and opportunities relevant to their businesses. Governance is the core means by which boards can oversee the creation of durable financial value over time. Appropriate risk oversight of business-relevant and material sustainability-related considerations is a component of a sound governance framework.

Climate and decarbonization investment objectives
Certain active BlackRock funds have climate and decarbonization objectives in addition to financial objectives. Consistent with the objectives of those investment strategies, our stewardship activity in relation to the holdings in those funds differs in some respects from BAIS’ benchmark guidelines, which are described above. Specifically, for those funds’ holdings, we look to investee companies to demonstrate that they are aligned with a decarbonization pathway that means their business model would be viable in a low-carbon
economy, i.e., one in which global temperature rise is limited to 1.5°C above pre-industrial
levels. In addition, clients in separately managed accounts may instruct BlackRock to apply these guidelines to their holdings. Both in the case of funds and separately managed accounts, these guidelines are only implemented upon explicit selection and approval by the applicable fund board or client.
These decarbonization stewardship guidelines focus on companies which produce goods and services that contribute to real world decarbonization or have a carbon intensive business model and face outsized impacts from the low carbon transition, based on reported and estimated scopes 1, 2, and 3 greenhouse gas emissions. These companies should provide disclosures that set out their governance, strategy, risk management processes and metrics and targets relevant to decarbonization. It is helpful to investors’ understanding when these disclosures include an explanation of the decarbonization scenarios a company is using in its near- and long-term planning, as well as its scope 1, scope 2 and material scope 3 greenhouse gas (GHG) emissions and reduction targets for scope 1 and 2 emissions.
Under these climate- and decarbonization-specific guidelines, BAIS may recommend a vote against directors or support for a relevant shareholder proposal if a company does not appear to be adequately acting to address or disclosing material climate-related risks, consistent with the parameters set out in these climate- and decarbonization-specific guidelines. We may recommend supporting shareholder proposals seeking information relevant to a company’s stated
low-carbon
transition strategy or targets that the company does not currently provide and that would be helpful to investment decision-making. We would not recommend support for shareholder proposals that seek to constrain board or management decision-making or direct specific business or strategic decisions. As under the BAIS benchmark approach, the active portfolio managers are ultimately responsible for voting consistent with their investment mandate and fund objectives. For the funds and accounts in scope, voting on matters not related to climate risk and the energy transition is undertaken in line with BAIS’ benchmark guidelines.

Appendix 1: How we fulfil and oversee our investment stewardship responsibilities for non-index
equity investment strategies
Oversight
The Global Head of BAIS has primary oversight of and responsibility for the team’s activities, including voting in accordance with the BlackRock Active Investment Stewardship Global Engagement and Voting Guidelines (the “Guidelines”), which require the application of professional judgment and consideration of each company’s unique circumstances, as well as input from active investors. BAIS is independent from BlackRock Investment Stewardship in our engagement and voting activities, reporting lines, and oversight.
The Stewardship Leaders Group, comprised of senior active investors and other relevant stakeholders in BlackRock’s legal, public policy, sustainability and communications teams, helps shape the firm’s approach to investment stewardship on non-index
equity investment strategies. The Group may advise on and review amendments to BAIS’ policies and practices. It does not determine voting decisions, which are the responsibility of BAIS and the relevant active equity investors.
BAIS carries out engagement with companies in collaboration with active investment colleagues, executes proxy votes, and conducts vote operations (including maintaining records of votes cast) in a manner consistent with the Guidelines. BAIS also conducts research on corporate governance issues and participates in industry discussions to contribute to and keep abreast of important developments in the corporate governance field. BAIS may use third parties for certain of the foregoing activities and performs oversight of those third parties (see “Use and oversight of third-party vote services providers” below).
Voting guidelines and vote execution
BlackRock votes on proxy issues when our clients authorize us to do so. We carefully consider the voting items submitted to funds and other fiduciary account(s) (Fund or Funds) for which we have voting authority. BlackRock votes (or refrains from voting) for each Fund for which we have voting authority based on our evaluation of the alignment of the voting items with the long-term economic interests of our clients, in the exercise of our independent business judgment, and without regard to the relationship of the issuer (or any shareholder proponent or dissident shareholder) to the Fund, the Fund’s affiliates (if any), BlackRock or BlackRock’s affiliates, or BlackRock employees (see “Conflicts management policies and procedures,” below).
When exercising voting rights, BAIS will normally vote on specific proxy issues in accordance with the Guidelines, although portfolio managers have the right to vote differently on their holdings if they determine doing so is more aligned with the investment objective and financial interests of clients invested in the funds they manage.
The Guidelines are not intended to be exhaustive. BAIS applies the Guidelines on a case-by-case
basis, in the context of the individual circumstances of each company and the specific issue under review. As such, the Guidelines do not indicate how BAIS will vote in every instance. Rather, they reflect our view about corporate governance issues generally, and provide insight into how we typically approach issues that are commonly put to a shareholder vote. The Guidelines are reviewed annually and updated as necessary to reflect changes in market practices, developments in corporate governance and feedback from companies and clients. In this way, BAIS aims to maintain policies that explain our approach to governance practices most aligned with clients’ long-term financial interests.

In certain markets, proxy voting involves logistical issues which can affect BAIS’ ability to vote such proxies, as well as the desirability of voting such proxies. These issues include, but are not limited to: i) untimely notice of shareholder meetings; ii) restrictions on a foreigner’s ability to exercise votes; iii) requirements to vote proxies in person; iv) “share-blocking” (requirements that investors who exercise their voting rights surrender the right to dispose of their holdings from the point at which votes are submitted until after the after the shareholder meeting has occurred); v) potential difficulties in translating the proxy; vi) regulatory constraints; and vii) requirements to provide local agents with powers of attorney to facilitate voting instructions. We are not supportive of impediments to the exercise of voting rights such as share-blocking or overly burdensome administrative requirements.
BlackRock votes proxies in these situations on a “best-efforts” basis. In addition, BAIS may determine that it is generally in the interests of BlackRock’s clients not to vote proxies (or not to vote our full allocation) if the costs (including but not limited to opportunity costs associated with share-blocking constraints) associated with exercising a vote are expected to outweigh the benefit the client would derive by voting on the proposal.
Voting Choice
BlackRock offers
Voting Choice
, a program that provides eligible clients with more opportunities to participate in the proxy voting process where legally and operationally viable.
Voting Choice is currently available for eligible clients invested in certain institutional pooled funds in the U.S., UK, and Canada that use systematic active equity (SAE) and multi-asset strategies. In addition, institutional clients in separately managed accounts (SMAs) are eligible for BlackRock Voting Choice regardless of their investment strategies.
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As a result, the shares attributed to BlackRock in company share registers may be voted differently depending on whether our clients have authorized BAIS to vote on their behalf, have authorized BlackRock to vote in accordance with a third-party policy, or have elected to vote shares in accordance with their own policy. Our clients have greater control over proxy voting because of Voting Choice.
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Use and oversight of third-party vote services providers
Third-party vote services providers – or proxy research firms - provide research and recommendations on proxy votes, as well as voting infrastructure. BlackRock contracts primarily with the vote services provider ISS and leverages its online platform to supply research and support voting, record keeping, and reporting processes. We also use Glass Lewis’ research and analysis as an input into our voting process. It is important to note that, although proxy research firms provide important data and analysis, BAIS does not rely solely on their information or follow their voting recommendations. A company’s disclosures, our engagements and voting, investment colleagues’ insights and our Guidelines are important inputs into our voting decisions on behalf of clients.
Given the large universe of actively held companies, BAIS employs the proxy services provider to streamline the voting process by making voting recommendations based on BAIS’ Guidelines when the items on a shareholder meeting agenda are routine. Agenda items that are not routine are referred back to BAIS to assess, escalate as necessary to the relevant portfolio managers and vote. BAIS reviews and can override the recommendations of the vote services provider at any time prior to the vote deadline. Both BAIS and the vote services provider actively monitor securities filings, research reports, company

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With Voting Choice, SMAs have the ability to select from a set of voting policies from third-party proxy advisers the policy that best aligns with their views and preferences. BlackRock can then use its proxy voting infrastructure to cast votes based on the client’s selected voting policy.
13
BlackRock does not disclose client information, including a client’s selection of proxy policy, without client consent.

announcements, and direct communications from companies to ensure awareness of supplemental disclosures and proxy materials that may require a modification of votes.
BAIS closely monitors the third-party vote services providers we contract with to ensure that they are meeting our service level expectations and have effective policies and procedures in place to manage potential conflicts of interest. Our oversight of service providers includes regular meetings with client service teams, systematic monitoring of vendor operations, as well as annual due diligence meetings in accordance with BlackRock’s firmwide policies.
Conflicts management policies and procedures
BlackRock maintains policies and procedures that seek to prevent undue influence on BAIS’ proxy voting activity. Such influence might stem from any relationship between the investee company (or any shareholder proponent or dissident shareholder) and BlackRock, BlackRock’s affiliates, a Fund or a Fund’s affiliates, or BlackRock employees. The following are examples of sources of perceived or potential conflicts of interest:

•	BlackRock clients who may be issuers of securities or proponents of shareholder resolutions

•	BlackRock business partners or third parties who may be issuers of securities or proponents of shareholder resolutions

•	BlackRock employees who may sit on the boards of public companies held in Funds managed by BlackRock

•	Significant BlackRock, Inc. investors who may be issuers of securities held in Funds managed by BlackRock

•	Securities of BlackRock, Inc. or BlackRock investment funds held in Funds managed by BlackRock

•	BlackRock, Inc. board members who serve as senior executives or directors of public companies held in Funds managed by BlackRock
BlackRock has taken certain steps to mitigate perceived or potential conflicts including, but not limited to, the following:

•	Adopted these Guidelines which are designed to advance our clients’ long-term financial interests in the companies in which BlackRock invests on their behalf

•
Established a reporting structure that separates BAIS from employees with sales, vendor management, or business partnership roles. In addition, BlackRock seeks to ensure that all engagements with corporate issuers, dissident shareholders or shareholder proponents are managed consistently and without regard to BlackRock’s relationship with such parties. Clients or business partners are not given preferential treatment or differentiated access. BAIS prioritizes engagements based on factors including, but not limited to, our need for additional information to make a more informed voting decision or to better understand a company’s perspectives on financially material risks and opportunities. Within the normal course of business, BAIS may engage directly with BlackRock clients, business partners and/or third parties, and/or with employees with sales, vendor management, or business partnership roles, in discussions regarding our approach to stewardship, general corporate governance matters, client reporting needs, and/or to otherwise ensure that proxy-related client service levels are met

•
Determined to engage, in certain instances, an independent third-party voting service provider to make proxy voting recommendations as a further safeguard to avoid perceived or potential conflicts of interest, to satisfy regulatory requirements, or as may be otherwise required by applicable law. In such circumstances, the independent third-party voting service provider provides BlackRock with recommendations, in accordance with the Guidelines, as to how to vote such proxies. BlackRock uses an independent third-party voting service provider to make proxy voting recommendations for shares of BlackRock, Inc. and companies affiliated with BlackRock, Inc. BlackRock may also use an independent third-party voting service provider to make proxy voting recommendations for certain perceived or potential conflicts of interest, including:

o	public companies that include BlackRock employees on their boards of directors

o	public companies of which a BlackRock, Inc. board member serves as a senior executive or a member of the board of directors

o	public companies that are the subject of certain transactions involving BlackRock Funds

o	public companies that are joint venture partners with BlackRock, and

o	public companies when legal or regulatory requirements compel BlackRock to use an independent third-party voting service provider
In selecting an independent third-party voting service provider, we assess several characteristics, including but not limited to: independence, an ability to analyze proxy issues and make recommendations in the economic interest of our clients in accordance with the Guidelines, reputation for reliability and integrity, and operational capacity to accurately deliver the assigned recommendations in a timely manner. We may engage more than one independent third-party voting service provider, in part to mitigate potential or perceived conflicts of interest at a single voting service provider.
Securities lending
If authorized, BlackRock acts as a securities lending agent on behalf of its clients. Securities lending is a well-regulated practice that contributes to capital market efficiency. It also enables funds to generate additional returns which in turn may allow fund providers to offset fund expenses.
With regard to the relationship between securities lending and proxy voting, BlackRock cannot vote shares on loan and may determine to recall them to allow for voting. This decision is guided by our fiduciary duty as an asset manager to our clients in helping them achieve their investment goals. While this has occurred in a limited number of cases, the decision to recall securities on loan as part of BlackRock’s securities lending program in order to vote is based on an evaluation of various factors that include, but are not limited to, assessing potential securities lending revenue alongside the potential long-term financial value to clients of voting those securities (based on the information available at the time of recall consideration). BAIS works with active portfolio managers, as well as colleagues in the Securities Lending team, to evaluate the costs and benefits to clients of recalling shares on loan.
In almost all instances, BlackRock anticipates that the potential long-term financial value to clients of voting shares would not warrant recalling securities on loan. However, in certain instances, BlackRock may determine, in our independent business judgment as a fiduciary, that the value of voting outweighs the securities lending revenue loss to clients and would therefore recall shares to be voted in those instances.
Periodically, BlackRock reviews our process for determining whether to recall securities on loan in order to vote and may modify it as necessary.

Reporting and vote transparency
BAIS is committed to transparency in the stewardship work we do on behalf of clients. We inform clients about our engagement and voting policies and activities through direct communication and disclosure on our website
.

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